  As filed with the Securities and Exchange Commission on October 5, 1994.

                                                   Registration No. 33-55417
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                          WESTAMERICA BANCORPORATION
             (Exact name of registrant as specified in its charter)

          California                            6025                       94-2156203
  (State or other jurisdiction      (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)    Classification Code Number)       Identification No.)

        1108 Fifth Avenue, San Rafael, California 94901, (415) 257-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________

                                 DAVID L. PAYNE
                Chairman, President and Chief Executive Officer
                           Westamerica Bancorporation
                               1108 Fifth Avenue
                          San Rafael, California 94901
                                 (415) 257-8000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ________________

                                   Copies to:
       JONATHAN D. JOSEPH, ESQ.                  JOSEPH G. MASON, ESQ.
     GABRIELLA A. LOMBARDI, ESQ.             Bronson, Bronson & McKinnon
      Pillsbury Madison & Sutro                 505 Montgomery Street
           P.O. Box 7880                 San Francisco, California 94111-2514
San Francisco, California 94120-7880                (415) 986-4200
           (415) 983-1000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]
                                ________________

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           WESTAMERICA BANCORPORATION

Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K showing the location in the Proxy Statement/Prospectus of the information required by Part I of Form S-4.


         Form S-4 Caption                                  Location in Proxy Statement/Prospectus
         ----------------                                  --------------------------------------
A.       INFORMATION ABOUT THE TRANSACTION.
         ---------------------------------

Item 1   Forepart of Registration Statement and Outside    Outside front cover page; facing page
         Front Cover Page of Prospectus

Item 2   Inside Front and Outside Back Cover Pages of      Available Information; Incorporation of Certain
         Prospectus                                        Documents by Reference; Table of Contents

Item 3   Risk Factors, Ratio of Earnings to Fixed          Summary; The Meeting; Certain Considerations;
         Charges and Other Information                     The Merger

Item 4   Terms of the Transaction                          Summary; The Meeting; The Merger; Dissenters'
                                                           Rights of Appraisal; Market Price and
                                                           Dividend Information; Management's Discussion and
                                                           Analysis of Financial Condition and Results of
                                                           Operation of PV Financial; Certain Differences in Rights
                                                           of Shareholders; Description of Westamerica Capital Stock
                                                           and Indebtedness; Description of PV Financial Capital Stock

Item 5   Pro Forma Financial Information                   Summary; Pro Forma Combined Financial Information

Item 6   Material Contracts with the Company               Summary; The Meeting; The Merger
         Being Acquired

Item 7   Additional Information Required for               Not Applicable
         Reoffering by Persons and Parties
         Deemed to be Underwriters

Item 8   Interests of Named Experts and Counsel            Not Applicable

Item 9   Disclosure of Commission Position on              Not Applicable
         Indemnification for Securities Act
         Liabilities

B.       INFORMATION ABOUT THE REGISTRANT.
         --------------------------------

Item 10  Information with Respect to S-3 Registrants       Not Applicable

Item 11  Incorporation of Certain Information              Incorporation of Certain Documents by Reference
         by Reference

Item 12  Information with Respect to S-2 or                Not Applicable
         S-3 Registrants

Item 13  Incorporation of Certain Information              Not Applicable
         by Reference

         Form S-4 Caption                                  Location in Proxy Statement/Prospectus
         ----------------                                  --------------------------------------

Item 14  Information with Respect to Registrants           Not Applicable
         Other Than S-3 or S-2 Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED.
         --------------------------------------------

Item 15  Information with Respect to S-3 Companies         Not Applicable

Item 16  Information with Respect to S-2 or                Available Information; Incorporation of Certain
         S-3 Companies                                     Documents by Reference; Summary; Supplemental
                                                           Historical Information; Market Price and Dividend
                                                           Information; Information about PV Financial;
                                                           Management's Discussion and Analysis of
                                                           Financial Condition and Results of Operations of PV
                                                           Financial; Description of PV Financial Capital Stock;
                                                           Index to Financial Statements

Item 17  Information with Respect to Companies             Not Applicable
         Other Than S-2 or S-3 Companies

D.       VOTING AND MANAGEMENT INFORMATION.
         ---------------------------------

Item 18  Information if Proxies, Consents or               Incorporation of Certain Documents by Reference;
         Authorizations Are to Be Solicited                Summary; Introduction; The Meeting; The Merger;
                                                           Dissenters' Rights of Appraisal; Information about
                                                           Westamerica; Information about PV Financial; Solicitation
                                                           of Proxies; Proposals of Security Holders

Item 19  Information if Proxies, Consents or               Not Applicable
         Authorizations Are Not to be
         Solicited or in an Exchange Offer

                                                         October __, 1994



Dear Shareholder:


     You are cordially invited to attend a Special Meeting of the Shareholders of PV Financial to be held at the McHenry Branch of Pacific Valley National Bank, 1524 McHenry Avenue, Modesto, California, at 5:00 p.m., local time, on November 14, 1994 (the "Meeting").

     At the Meeting, PV Financial shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated as of July 25, 1994, as amended (the "Agreement"), by and among Westamerica Bancorporation ("Westamerica"), PV Financial and Pacific Valley National Bank and an Agreement of Merger (the "Merger Agreement") between Westamerica and PV Financial (collectively, the "Agreements") and the transactions contemplated thereby, including without limitation, the amendment of the PV Financial 1991 Director Stock Option Plan and certain provisions benefiting directors, executive officers and employees of PV Financial, as more fully described in the accompanying Proxy Statement/Prospectus. Copies of the Agreements are attached to the Proxy Statement/Prospectus as Annex A. As more fully described therein, pursuant to the Agreements, PV Financial will merge with and into Westamerica (the "Merger"). No other business is expected to be transacted at the Meeting other than matters incidental to conduct of the Meeting.


     As a result of the Merger, each share of PV Financial common stock, no par value ("PV Financial Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected) will be converted into the right to receive .5450 of a share of Westamerica common stock, without par value ("Westamerica Common Stock"), subject to certain potential downward adjustments described in the Agreement. No fractional shares of Westamerica Common Stock shall be issued to holders of shares of PV Financial Common Stock and, in lieu thereof, cash will be paid to PV Financial shareholders in accordance with the Agreement.

     Under the California General Corporation Law, the approval and adoption of the Agreements and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of PV Financial Common Stock. The proposed Merger is also subject to certain regulatory approvals and satisfaction of the conditions contained in the Agreement. Your Board of Directors has determined that the Agreements and the Merger are in the best interests of PV Financial and its shareholders.

     THE PV FINANCIAL BOARD OF DIRECTORS, BY UNANIMOUS VOTE OF ALL DIRECTORS, HAS APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE
                                      ---
AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE MEETING.

     The accompanying Notice and Proxy Statement/Prospectus describe the matters to be acted upon at the Meeting. Shareholders are urged to review carefully the attached Proxy Statement/Prospectus, including the annexes thereto. Such documents contain a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

     Your continuing interest in the business of PV Financial and Pacific Valley National Bank is appreciated, and we hope you will attend the Meeting in person. It is important that your shares be represented at the Meeting. Accordingly, whether or not you plan to attend the Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of your Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                       Sincerely,



                                       Robert J. Cardoza
                                       Chairman of the Board

                                  PV FINANCIAL

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON NOVEMBER 14, 1994


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of PV Financial will be held at the McHenry Branch of Pacific Valley National Bank, 1524 McHenry Avenue, Modesto, California on November 14, 1994 at 5:00 p.m., local time (the "Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:

     To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization dated as of July 25, 1994, as amended (the "Agreement"), by and among Westamerica Bancorporation ("Westamerica"), PV Financial and Pacific Valley National Bank and an Agreement of Merger (the "Merger Agreement") between Westamerica and PV Financial (collectively, the "Agreements") and the transactions contemplated thereby, including without limitation, the amendment of the PV Financial 1991 Director Stock Option Plan and certain provisions benefitting directors, executive officers and employees of PV Financial and the proposed merger of PV Financial with and into Westamerica (the "Merger Proposal").

     The Agreements are set forth in Annex A to the accompanying Proxy Statement/Prospectus.


     No other business will be transacted at the Meeting, other than matters incidental to the conduct of the Meeting.

     The PV Financial Board of Directors has fixed the close of business on September 23, 1994, as the record date for the Meeting. Only PV Financial shareholders of record at the close of business on such date are entitled to notice of and to vote at the Meeting. Approval of the Merger Proposal requires the affirmative vote of the holders of not less than a majority of the outstanding shares of PV Financial common stock, no par value.

     Your vote is important regardless of the number of shares you own. Each shareholder, even though he or she may now plan to attend the Meeting in person, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present in person at the Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Meeting.

                                      By Order of the Board of Directors,



                                      Sylvia J. Rudy
                                      Vice President-Secretary


October ___, 1994
Modesto, California


               THE BOARD OF DIRECTORS OF PV FINANCIAL UNANIMOUSLY
               RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.
                                        ---

                  PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
           RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

================================================================================
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

================================================================================


             SUBJECT TO COMPLETION, DATED OCTOBER 5, 1994

                                  PV FINANCIAL

                                PROXY STATEMENT

   FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 14, 1994

                                ---------------

                           WESTAMERICA BANCORPORATION

                                   PROSPECTUS


     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to shareholders of PV Financial in connection with the solicitation of Proxies by the Board of Directors of PV Financial for use at the Special Meeting of Shareholders of PV Financial to be held at the McHenry Branch of Pacific Valley National Bank, 1524 McHenry Avenue, Modesto, California on November 14, 1994 at 5:00 p.m. local time, and any adjournment or postponement thereof (the "Meeting").


     At the Meeting, the shareholders of record of PV Financial common stock, no par value ("PV Financial Common Stock" or "PV Financial Shares"), as of the close of business on September 23, 1994 will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated as of July 25, 1994, as amended, (the "Agreement") by and among Westamerica Bancorporation ("Westamerica"), PV Financial and Pacific Valley National Bank and an Agreement of Merger (the "Merger Agreement") between Westamerica and PV Financial (collectively, the "Agreements") and the transactions contemplated thereby, including without limitation, the amendment of the PV Financial 1991 Director Stock Option Plan and certain provisions benefiting directors, executive officers and employees of PV Financial, as more fully described herein. Copies of the Agreements are attached to this Proxy Statement/Prospectus as Annex A. As more fully described herein, pursuant to the Agreements, PV Financial will merge with and into Westamerica (the "Merger"), and each share of PV Financial Common Stock outstanding at the effective time of the Merger (other than fractional shares and shares with respect to which dissenters rights have been perfected) will be converted into .5450 of a share (the "Exchange Ratio") of common stock of Westamerica, without par value (the "Westamerica Common Stock" or "Westamerica Shares"), subject to potential adjustments under certain circumstances. The Exchange Ratio will be adjusted downward pursuant to formulas set forth in the Agreement if (i) the average of the closing price per share of Westamerica Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System, National Market ("Nasdaq") for the twenty consecutive trading days prior to two business days prior to the effective date of the Merger (the "Determination Date") (such average price, the "Average Price") is more than $32.06; or (ii) as a result of any Significant Liabilities (as defined herein) arising prior to the effective date of the Merger in an amount which would result in a maximum adjustment of .0275 of a Westamerica Share, as more fully described herein. If the Average Price on the Determination Date is less than $28.43, the parties have the right, but not the obligation, to renegotiate the Exchange Ratio. Should the parties fail in good faith to renegotiate the Exchange Ratio, the Agreement may be terminated by PV
Financial.


     Based on the closing price on Nasdaq of Westamerica Common Stock on October 4, 1994 of $32.25 per share, each holder of PV Financial Common Stock would receive the equivalent of $17.52 per share for each share of PV Financial Common Stock, assuming that the Average Price on the Determination Date is $32.25 if there is no adjustment for Significant Liabilities and $16.64 per share if the maximum Significant Liability adjustment occurs.


     This Proxy Statement/Prospectus and the accompanying letter of the Chairman, Notice of Special Meeting and form of Proxy are first being mailed to shareholders of PV Financial on or about October __, 1994.


     This Proxy Statement/Prospectus also serves as a prospectus for Westamerica under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of Westamerica Common Stock (including the associated Westamerica Common Stock purchase rights described under "Description of Westamerica Capital Stock and Indebtedness-Shareholder Rights Plan" with respect to such shares) in the Merger. On October 4, 1994, the closing price of Westamerica Common Stock on Nasdaq was $32.25 and the average of the bid and asked price of PV Financial Common Stock on the Pink Sheets (as defined herein) was $16.25.

     This Proxy Statement/Prospectus does not cover resales of Westamerica Common Stock to be received by PV Financial shareholders upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

                            ----------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS OCTOBER __, 1994

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

       AVAILABLE INFORMATION ..................................................6

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................6

       SUMMARY ................................................................8
            Information about the Parties .....................................8
            The Meeting and Vote Required .....................................8
            Certain Considerations ............................................9
            Reasons for the Merger; Recommendation of the Board of
                 Directors ....................................................9
            Opinion of Financial Advisors ....................................10
            Effective Date of the Merger .....................................10
            Exchange Ratio; Possible Adjustments to Exchange Ratio ...........10
            Treatment of Stock Options .......................................11
            Conditions and Regulatory Approvals ..............................11
            Stock Option Agreement ...........................................12
            Employment Agreement .............................................12
            Noncompetition Agreements ........................................12
            Certain Tax Consequences .........................................13
            Amendment and Termination ........................................13
            Expenses .........................................................14
            Accounting Treatment .............................................14
            Interests of Certain Persons in the Merger .......................14
            Dissenters' Rights of Appraisal ..................................15
            Market Price and Dividend Data ...................................15
            Differences in Charter Documents .................................16
            Amendment of the PV Financial 1991 Director Stock Option Plan ....16
            Selected Historical and Pro Forma Financial Data .................16

       INTRODUCTION ..........................................................20

       THE MEETING ...........................................................21
            Matters to be Considered at the Meeting ..........................21
            Certain Agreements ...............................................22

       CERTAIN CONSIDERATIONS ................................................22
            Adverse Economic and Drought Conditions ..........................22
            Shares Eligible for Future Sale; Dilution ........................23
            Organizational Structure and Management ..........................23
            Operations After the Merger ......................................23
            Effect of Shareholder Rights Plan ................................24
            Legislative and Regulatory Environment ...........................24

       THE MERGER ............................................................24
            Background of the Merger .........................................24
            Reasons for the Merger; Recommendation of the Board of
                 Directors ...................................................26
            Opinion of PV Financial's Financial Advisor ......................27
            Effective Date of the Merger .....................................36
            Exchange Ratio; Conversion of Shares of PV Financial Common
                 Stock .......................................................36
            Possible Adjustments to Exchange Ratio or Termination of the
                 Agreement ...................................................36
            Exchange of PV Financial Stock Certificates; Fractional
                 Interests ...................................................37

            Treatment of Stock Options .......................................38
            Covenants of Westamerica and PV Financial; Conduct of
                 Business Prior to the Merger ................................41
            Management and Operations Following the Merger ...................42
            Representations and Warranties; Conditions to the Merger .........43
            Required Regulatory Approvals ....................................44
            Stock Exchange Listing ...........................................44
            Stock Option Agreement ...........................................45
            Employment Agreement .............................................48
            Noncompetition Agreements for Directors of PV Financial,
                 Directors and Officers of the Bank and Robert J. Cardoza ....49
            Certain Tax Consequences .........................................49
            Amendment; Termination ...........................................50
            Expenses .........................................................52
            Accounting Treatment .............................................52
            Resales of Westamerica Common Stock ..............................53
            Interests of Certain Persons in the Merger .......................53

       DISSENTERS' RIGHTS OF APPRAISAL .......................................54

       PRO FORMA COMBINED FINANCIAL INFORMATION ..............................56

       SUPPLEMENTAL HISTORICAL INFORMATION ...................................64

       MARKET PRICE AND DIVIDEND INFORMATION .................................66
            Market Quotations ................................................66
            Dividends and Dividend Policy ....................................68

       INFORMATION ABOUT WESTAMERICA .........................................69

       INFORMATION ABOUT PV FINANCIAL ........................................69
            Litigation .......................................................70

       MANAGEMENT'S  DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
            RESULTS OF OPERATIONS OF PV FINANCIAL ............................70
            Results of Operations ............................................70
                 Net Earnings ................................................70
                 Net Interest Income .........................................71
                 Provision for Possible Loan Losses ..........................74
                 Total Noninterest Income ....................................75
                 Total Noninterest Expense ...................................75
                 Loans .......................................................75
                 Investment in Real Estate Joint Venture .....................78
                 Other Real Estate Owned .....................................79
            Commitments and Letters of Credit ................................79
            Liquidity ........................................................79
            Interest Rate Sensitivity ........................................80
            Capital ..........................................................81
            Investment Securities ............................................82
            Deposits .........................................................84
            Selected Ratios...................................................84

       CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS .........................85
            General ..........................................................85
            Quorum Requirements ..............................................85
            Indemnification of Directors and Executive Officers ..............85
            Shareholder Meetings and Action by Written Consent ...............87
            Filling Vacancies on the Board of Directors ......................88
            Notice of Shareholder Business ...................................88

            Notice of Director Nominations ...................................88
            Westamerica "Interested Person" Provision ........................89

       DESCRIPTION OF WESTAMERICA CAPITAL STOCK AND INDEBTEDNESS .............89
            Common Stock .....................................................89
            Preferred Stock and Class B Common Stock .........................90
            Debt Agreements ..................................................90
            Shareholder Rights Plan ..........................................91

       DESCRIPTION OF PV FINANCIAL CAPITAL STOCK .............................92
            Common Stock .....................................................92
            Preferred Stock ..................................................92

       EXPERTS ...............................................................93

       LEGAL MATTERS .........................................................93

       SOLICITATION OF PROXIES ...............................................93

       PROPOSALS OF SECURITY HOLDERS .........................................93


       INDEX TO PV FINANCIAL FINANCIAL STATEMENTS ...........................F-1

       Annex A   Agreement and Plan of Reorganization, As Amended, and
                     Agreement of Merger
       Annex B   Fairness Opinion of Hoefer & Arnett
       Annex C   Restated Stock Option Agreement
       Annex D   California General Corporation Law Chapter 13--Dissenters'
                     Rights

     NO PERSON IS AUTHORIZED BY WESTAMERICA OR PV FINANCIAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF WESTAMERICA OR PV FINANCIAL SINCE THE DATE HEREOF.


                             AVAILABLE INFORMATION

     Westamerica and PV Financial are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Westamerica and PV Financial with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Westamerica Common Stock is listed on Nasdaq and the PV Financial Common Stock is traded on the over-the-counter market and quoted on the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets"). Reports, proxy statements and other information concerning Westamerica can also be inspected at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, D.C. 20006-1506.

     Westamerica has filed with the Commission a Registration Statement on Form S-4 (No. 33-55417) under the Securities Act of 1933, as amended, relating to the shares of Westamerica Common Stock to be issued in connection with the Merger (together with any amendments thereto, the "Registration Statement"). This Proxy Statement/Prospectus also constitutes the Prospectus of Westamerica filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement and exhibits thereto. The Registration Statement and the exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

     Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE BY WESTAMERICA (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM

M. KITTY JONES, CORPORATE SECRETARY, WESTAMERICA BANCORPORATION, 1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901 (TELEPHONE (415) 257-8000). THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE BY PV FINANCIAL (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM SYLVIA J. RUDY, CORPORATE SECRETARY, PV FINANCIAL, 1524 MCHENRY AVENUE, MODESTO, CALIFORNIA 95350 (TELEPHONE (209) 575-2900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE BY NOVEMBER 7, 1994.

     The following documents of Westamerica are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of those documents: Westamerica's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; Westamerica's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; Westamerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994; Westamerica's Current Report on Form 8-K dated July 28, 1994; and all other reports and documents filed by Westamerica pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of Westamerica Common Stock to which this Proxy Statement/Prospectus relates.

     The following documents of PV Financial are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of those documents: PV Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; PV Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; PV Financial's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994; PV Financial's Current Report on Form 8-K dated July 25, 1994; PV Financial's Proxy Statement, dated March 24, 1994; and all other reports and documents filed by PV Financial pursuant to Sections 13(a) and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of Westamerica Common Stock to which this Proxy Statement/Prospectus relates.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that such statement is modified or replaced by a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Proxy Statement/Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Proxy Statement/Prospectus.

     ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO WESTAMERICA HAS BEEN SUPPLIED BY WESTAMERICA, AND ALL INFORMATION RELATING TO PV FINANCIAL HAS BEEN SUPPLIED BY PV FINANCIAL. NEITHER WESTAMERICA NOR PV FINANCIAL WARRANTS THE ACCURACY OR COMPLETENESS OF INFORMATION RELATING TO THE OTHER PARTY.

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Shareholders are urged to read carefully this Proxy Statement/Prospectus and the attached Annexes in their entirety. Certain capitalized terms which are used but not defined in this Summary are defined elsewhere in this Proxy Statement/Prospectus.


INFORMATION ABOUT THE PARTIES

     Westamerica is a bank holding company, headquartered in San Rafael, California, incorporated under the laws of the State of California and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Westamerica's banking subsidiaries, Westamerica Bank, Napa Valley Bank and Bank of Lake County, are California state chartered banks insured by the Federal Deposit Insurance Corporation (the "FDIC"). Westamerica Bank is also a member of the Federal Reserve System. Westamerica's subsidiary banks presently operate 49 banking offices in eleven counties in Northern California. Westamerica's subsidiary, Community Banker Services Corporation ("CBSC"), provides centralized services to Westamerica's banking subsidiaries. CBSC's subsidiary, Weststar Mortgage Corporation, also conducts mortgage servicing activities. Westamerica also owns all of the capital stock of Westcore, an inactive company. On September 1, 1994, Westamerica filed an application with the Federal Reserve Bank of San Francisco to commence an employee benefit consulting business through Westcore. At June 30, 1994, Westamerica had consolidated assets of approximately $2.03 billion, deposits of approximately $1.71 billion and shareholders' equity of approximately $158.6 million. Westamerica's principal executive offices are located at 1108 Fifth Avenue, San Rafael, California 94901, and Westamerica's telephone number at that location is
(415) 257-8000.

     PV Financial is a bank holding company, headquartered in Modesto, California, incorporated under the laws of the State of California and registered under the BHC Act. PV Financial owns all of the outstanding shares of Pacific Valley National Bank, a national banking association (the "Bank"). At June 30, 1994, PV Financial had consolidated assets of approximately $170 million, deposits of approximately $150 million and shareholders' equity of approximately $18 million. PV Financial's principal executive offices are located at 1524 McHenry Avenue, Modesto, California 95350, and PV Financial's telephone number at that location is (209) 575-2900.


THE MEETING AND VOTE REQUIRED


     The Meeting (including any adjournments or postponements thereof) will be held at the McHenry Branch of the Bank, 1524 McHenry Avenue, Modesto, California, on November 14, 1994, at 5:00 p.m., local time. At the Meeting, holders of PV Financial Common Stock will consider and vote upon a proposal to adopt and approve the Agreements and the transactions contemplated thereby, including without limitation the amendment of the PV Financial 1991 Director Stock Option Plan and certain provisions benefitting directors, executive officers and employees of PV Financial, and the Merger. Only holders of record of PV Financial Common Stock at the close of business on September 23, 1994 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. See "The Meeting."

     The consideration and vote by PV Financial shareholders on the proposal to approve and adopt the Agreements and the transactions contemplated thereby, including but not limited to, the amendment of the PV Financial 1991 Director Stock Option Plan, is referred to herein as the "vote on the Merger," and the approval and adoption thereof is referred to as the "approval of the Merger." The approval of the Merger by the PV Financial shareholders will constitute approval and adoption of the Agreements and each of the transactions contemplated thereby, including, without limitation, the amendment of the PV Financial 1991 Director Stock Option Plan and certain provisions benefiting directors, executive officers and employees of PV Financial, as more fully described herein. See "The Merger-Interests of Certain Persons in the Merger."

     The affirmative vote of the holders of a majority of the outstanding shares of PV Financial Common Stock entitled to vote at the Meeting is required to approve and adopt the Agreements and the transactions contemplated thereby including the amendment of the PV Financial 1991 Director Stock Option Plan. Such approval is a condition to, and required for, consummation of the Merger. See "The Meeting" and "The Merger-Representations and Warranties; Conditions to the Merger."

     As of the Record Date, there were 2,176,593 shares of PV Financial Common Stock outstanding, of which 463,808 shares were beneficially owned by executive officers and directors of PV Financial and their respective affiliates. The directors and executive officers of PV Financial and their respective affiliates have agreed to vote the shares of PV Financial Common Stock held by them for the approval of the Merger. To Westamerica's knowledge, as of the Record Date, directors and executive officers of Westamerica did not beneficially own any shares of PV Financial Common Stock. Accordingly, approval of the Merger at the Meeting is expected to require the affirmative vote of an additional 624,489 shares of PV Financial Common Stock outstanding on the Record Date, voted by the remaining shareholders of PV Financial.

     Approval of the Merger by Westamerica's shareholders is not required.

     A PV Financial shareholder giving a Proxy has the power to revoke that Proxy prior to exercise. See "The Meeting-Matters to be Considered at the Meeting."


CERTAIN CONSIDERATIONS

     See "Certain Considerations" for a discussion of certain factors which should be considered by PV Financial shareholders in deciding whether to vote for approval of the Merger.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Background of the Merger. The PV Financial Board of Directors has determined that the terms of the Merger are fair to and in the best interests of PV Financial and its shareholders and unanimously recommends that the shareholders of PV Financial vote "FOR" the proposal to approve and adopt the Agreements and the Merger and the transactions contemplated by the Agreements. The terms of the Agreements are the results of arm's-length negotiations between the representatives of PV Financial, the Bank and Westamerica. The PV Financial Board of Directors has carefully considered the terms and conditions of the Agreements. After consideration of various factors, including a review of the strategic alternatives, the business, financial condition, earnings and prospects of PV Financial and the Bank, historical and current market prices for PV Financial Common Stock, the competitive position of PV Financial and the Bank, and the viability of possible alternative transactions, the PV Financial Board of Directors, by unanimous vote, has approved the Agreements and the Merger. In addition, and as stated in the Agreement, the PV Financial Board of Directors conditioned the consummation of the Merger on the receipt of an opinion from its financial advisor, Hoefer & Arnett Incorporated ("Hoefer"), that the Exchange Ratio is fair from a financial point of view to the holders of PV Financial Common Stock. See "The Merger-Opinion of PV Financial's Financial Advisor."
     In evaluating the recommendations of the Board of Directors summarized above, shareholders should carefully consider the matters described under "Certain Considerations" and "The Merger-Background of the Merger" and "-Reasons for the Merger; Recommendation of the Board of Directors."

OPINION OF FINANCIAL ADVISORS


     Hoefer has rendered its written opinion, dated October 4, 1994, confirming its earlier verbal opinions (the "Fairness Opinion"), to the PV Financial Board of Directors that the Exchange Ratio, as defined in the Agreement, is fair from a financial point of view to the holders of PV Financial Common Stock. The text of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer, is attached to this Proxy Statement/Prospectus as Annex B. PV Financial shareholders are urged to read the Fairness Opinion in its entirety. The Agreement does not require that such Fairness Opinion be updated prior to the Effective Date (as defined below). See "The Merger-Opinion of PV Financial's Financial Advisor," which also contains a discussion of the fees to be paid to Hoefer. The fees to be paid to Hoefer are generally contingent upon consummation of the Merger.

EFFECTIVE DATE OF THE MERGER

     The Merger will be effective upon the date of the filing with the California Secretary of State of a duly executed Merger Agreement and the officers' certificates prescribed by Section 1103 of the California General Corporation Law (the "GCL") or upon any subsequent date specified in the Merger Agreement (the "Effective Time"). The date on which the Merger is effective as specified in the Merger Agreement is referred to herein as the "Effective Date."


EXCHANGE RATIO; POSSIBLE ADJUSTMENTS TO EXCHANGE RATIO

     On the Effective Date, each issued and outstanding share of PV Financial Common Stock (except for fractional shares and shares as to which dissenters' rights have been perfected) shall be converted into the right to receive .5450 of a share (the "Exchange Ratio") of Westamerica Common Stock.

     If, as of two business days preceding the Effective Date, the average of the closing price of Westamerica Common Stock quoted on Nasdaq (calculated by taking an average of the closing prices quoted on Nasdaq as reported in The Wall
                                                                        --------
Street Journal on each of the twenty consecutive trading days prior to two
- --------------
business days prior to the Effective Date, rounded to four decimal places, whether or not trades occurred on those days (the "Average Price")) is below $28.43, then Westamerica and PV Financial shall have the right but not the obligation to renegotiate in good faith the Exchange Ratio. In the event the parties renegotiate the Exchange Ratio pursuant to the foregoing provision, depending upon the circumstances under which said Exchange Ratio was renegotiated, the shareholders of PV Financial may be required to vote upon and approve the terms of any renegotiated transactions. Should the parties fail to renegotiate the Exchange Ratio despite good faith efforts to do so, PV Financial may terminate the Agreement.


     The Exchange Ratio will be adjusted downward for any Significant Liabilities (as defined herein) in an amount not to exceed .0275. PV Financial and Westamerica have agreed commencing immediately following receipt of all Government Approvals (as defined in the Agreement) to identify any categories or events reasonably believed by either of them to be Significant Liabilities. Upon identification of a Significant Liability, the parties will attempt to agree upon the amount of said Significant Liability within seven days. If no mutual agreement is reached within the seven days the parties shall immediately hire an independent expert qualified to render an opinion regarding the amount of the particular Significant Liability, if any. The parties will fully cooperate with any such independent expert and will equally split the costs of said expert. The opinion of the expert shall be binding on the parties for purposes of the Agreement. As a result of any Significant Liabilities through the close of business on the day preceding the Effective Date, the Exchange Ratio or Adjusted Exchange Ratio shall be reduced by subtracting therefrom the fraction obtained by dividing the amount of Significant Liabilities (on a net after-tax per share basis) by the Average Price, in no event to exceed
.0275.


     At the date of this Prospectus, the parties have not identified any category or event as a Significant Liability; however, one pending litigation matter in which the Bank is a defendant could fall under the definition of a Significant Liability prior to the Effective Date based on the circumstances of the matter then existing. See "Information About PV Financial -- Litigation."


     If the Average Price is above $32.06, the Exchange Ratio will be adjusted downward by one half of the amount by which the Average Price is above $32.06, according to a formula provided in the Agreement. Based on Westamerica's closing Common Stock price on October 4, 1994 (and assuming this is the Average Price) the Exchange Ratio would be .5434 if there is not an adjustment for Significant Liabilities and .5159 if the maximum Significant Liability adjustment occurs. Shareholders are urged to carefully review the description of the Merger under the captions "The Merger-Exchange Ratio; Conversion of Shares of PV Financial Common Stock" and "-Possible Adjustment to Exchange Ratio or Termination of the Agreement" and the Agreements attached as Annex A hereto.


     Immediately following consummation of the Merger, based on the number of shares of Westamerica Common Stock and PV Financial Common Stock outstanding on the Record Date, the former shareholders of PV Financial will hold approximately 13% of the shares of the issued and outstanding common stock of the combined company resulting from the Merger assuming the Exchange Ratio remains at .5450. Each share of Westamerica Common Stock issued and outstanding immediately prior to consummation of the Merger will remain outstanding and unchanged as a result of the Merger. See "The Merger-Exchange Ratio; Conversion of Shares of PV Financial Common Stock."

TREATMENT OF STOCK OPTIONS

     Options to purchase shares of PV Financial Common Stock are outstanding under the following PV Financial stock option plans: the 1982 Stock Option Plan, the 1991 Director Stock Option Plan and the 1992 Employee Stock Option Plan. Following the Effective Date, any then outstanding and unexercised options under the PV Financial 1982 Stock Option Plan and the PV Financial 1992 Employee Stock Option Plan will be replaced by options for shares of Westamerica Common Stock in accordance with the terms of the Agreement. Prior to the Effective Date, all options outstanding under the PV Financial 1982 Stock Option Plan and the PV Financial 1992 Employee Stock Option Plan may be exercised in accordance with the terms of the Agreement. The Agreement provides that no options outstanding under the PV Financial 1991 Director Stock Option Plan may be exercised prior to the Effective Date, and each director/holder of options under said Plan has agreed to such restriction. Following the Effective Date, all outstanding options under the PV Financial 1991 Director Stock Option Plan will be replaced by options for an equivalent number of shares of Westamerica Common Stock with an equivalent exercise price, calculated in accordance with the Exchange Ratio or the Adjusted Exchange Ratio (as defined in the Agreement), as applicable, but otherwise on terms and conditions that are consistent with the terms and conditions of the existing PV Financial options, except that, to the extent that an option was not fully vested on or before June 15, 1994, the unvested portion of such option will become exercisable for shares of Westamerica Common Stock after the Effective Date in increments of one-third (1/3) on each anniversary of the Effective Date. See "The Merger-Treatment of Stock Options."

CONDITIONS AND REGULATORY APPROVALS

     The respective obligations of Westamerica and PV Financial to effect the Merger are subject to various conditions described in "The Merger-Representations and Warranties; Conditions to the Merger."

     The Merger will occur only if all required governmental approvals are in effect or have been obtained (without the imposition of any materially burdensome conditions as determined by Westamerica in good faith), the Agreements are approved by the majority of the outstanding shares of PV Financial Common Stock, and the representations and warranties of the parties are true and correct in all material respects on and as of the Effective Date.

     Consummation of the Merger is subject to satisfaction of certain other conditions or the waiver of such conditions by the party entitled to do so. Such conditions include, among other things, the following: (i) the absence of a material adverse change since March 31, 1994, in the business, financial condition or result of operations of either party; (ii) the absence of legal impediments to the Merger; (iii) the effectiveness of a registration statement with respect to the Westamerica Shares to be issued to former shareholders of PV Financial as a result of the Merger; (iv) the receipt of a tax opinion or ruling to the effect that, among other things, under federal and state tax laws, the Merger will not result in any unrecognized gain or loss to Westamerica or PV Financial and, except for cash received in lieu of fractional shares or in payment pursuant to the exercise of dissenters' rights, no gain or loss will be recognized by holders of PV Financial Common Stock who receive Westamerica Common Stock in exchange for the PV Financial Common Stock which they hold; (v) receipt of letters and reports from PV Financial's independent public accountants relating to the Registration Statement; (vi) receipt by PV Financial of a fairness opinion from its financial advisors; and (vii) receipt of a letter from Westamerica's independent public accountants to the effect that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles.

     In addition, certain other conditions must be satisfied, or must be waived by Westamerica, in order for Westamerica to be obligated to consummate the Merger, including but not limited to the conditions that (i) the aggregate number of shares of PV Financial's Common Stock held by persons who have taken all of the steps required to perfect their right (if any) to be paid the fair market value of such shares as dissenting shares under the GCL shall not exceed 9% of the outstanding shares of PV Financial Common Stock; (ii) Westamerica has received noncompetition agreements (which contain certain noncompetition provisions for a period of two years following the Merger) from each director of PV

Financial and the Bank (including Robert J. Cardoza) and PV Financial has used its best efforts to obtain noncompetition agreements from certain officers of the Bank; and (iii) PV Financial has received all consents of third parties which are required to be received by it, if any.


STOCK OPTION AGREEMENT

     Immediately following the execution of the Agreement, PV Financial, as a condition to, and in consideration for entering into, the Agreement, granted Westamerica an option, exercisable only in the event certain triggering events have occurred, to purchase 19.9% of the outstanding shares of PV Financial Common Stock without giving effect to the issuance of shares pursuant to an exercise of said stock option and which, as of the Record Date, would involve the issuance of 433,142 fully paid and nonassessable shares of PV Financial Common Stock at an exercise price of $12.25 per share. See "The Merger-Stock Option Agreement."


EMPLOYMENT AGREEMENT

     On July 25, 1994, PV Financial, the Bank and Westamerica entered into an employment agreement with Robert J. Cardoza, Chairman, President and Chief Executive Officer of PV Financial and the Bank providing for a twenty-four month period of employment commencing on the Effective Date. The employment agreement provides that Mr. Cardoza will serve as the Chairman, President and Chief Executive Officer of the Bank so long as the Bank remains a separate subsidiary of Westamerica. The parties expect that upon the merger of the Bank into Westamerica Bank, Mr. Cardoza is expected to serve as Senior Vice President and Regional Market Manager of Westamerica Bank in Modesto. See "The Merger-Management and Operations Following the Merger." Mr. Cardoza would be entitled to resign and receive severance payments if he is assigned to a position less than Senior Vice President of any successor to the Bank. For a discussion of other terms and conditions of the employment agreement, see "The Merger-Employment Agreement."


NONCOMPETITION AGREEMENTS


     As a condition to consummation of the Merger under the Agreement, the directors of PV Financial and the Bank (including Robert J. Cardoza) (the "PV Financial and Bank Directors and Cardoza") have entered into noncompetition agreements (the "Noncompetition Agreements") with Westamerica pursuant to which they are not permitted, without Westamerica's written consent, to engage in activities which are similar to the activities of Westamerica, Westamerica Bank, PV Financial or the Bank within Stanislaus, San Joaquin or Merced counties in the State of California. The Noncompetition Agreements expire two years after the Effective Time.


     PV Financial has also agreed to use its best efforts to have certain executive officers of the Bank (the "Bank Officers") enter into noncompetition agreements which are substantially similar to the Noncompetition Agreements which the PV Financial and Bank Directors and Cardoza have entered into, except that the length of time as to which each of the Bank Officers would agree not to compete will not be longer than a number of months determined by calculating the ratio of the amount of any severance package payable to such Bank Officer to the Bank Officer's annual base salary.


     In addition, the noncompetition agreements require the PV Financial and Bank Directors and Cardoza and the Bank Officers to treat as confidential all information concerning the records, properties, books, contracts, commitments and affairs of Westamerica, PV Financial or their respective subsidiaries even if a noncompetition agreement is terminated. See "The Merger-Noncompetition Agreements For Directors of PV Financial, Directors and Officers of the Bank and Robert J. Cardoza."

CERTAIN TAX CONSEQUENCES

     It is anticipated that the principal federal income tax consequences of the Merger for PV Financial shareholders will be as follows: (i) the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "IRC"); (ii) no gain or loss will be recognized by the shareholders of PV Financial who receive Westamerica Common Stock in exchange for the PV Financial Common Stock which they hold, except in respect of cash received for fractional shares or pursuant to the exercise of dissenters' rights; (iii) the holding period of the Westamerica Common Stock in the hands of the former PV Financial shareholders will generally include the holding period of their exchanged PV Financial Common Stock; and (iv) the tax basis of the shares of Westamerica Common Stock received by the shareholders of PV Financial will be the same as the tax basis of their exchanged PV Financial Common Stock. As a condition to the consummation of the Merger, Westamerica and PV Financial each must receive an opinion of Westamerica's legal counsel, Pillsbury Madison & Sutro, to the effect that the Merger will have the foregoing and certain other tax consequences. For a detailed discussion of the income tax consequences of the Merger, see "The Merger-Certain Tax Consequences." Shareholders should consult their personal tax advisors as to the consequences of the Merger to them under United States federal, state or local law, or applicable foreign tax laws.

AMENDMENT AND TERMINATION

     The Agreement may be amended by Westamerica and PV Financial at any time prior to the Effective Date without the approval of the shareholders of Westamerica or the shareholders of PV Financial with respect to any of their terms except the terms relating to the form or amount of consideration to be delivered to the PV Financial shareholders in the Merger. The Agreements may be terminated by the mutual consent of the Boards of Directors of both Westamerica and PV Financial at any time prior to the consummation of the Merger.

     The Agreements may be terminated by Westamerica as follows: (i) on or after March 31, 1995, if (A) any of the conditions to which the obligations of Westamerica are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived by Westamerica and PV Financial shall have failed to complete the Merger; (ii) if (A) Westamerica has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect PV Financial or its properties, operations, financial condition or prospects, (B) a materially adverse change shall have occurred since March 31, 1994, in the business, financial condition, results of operations, properties or prospects of PV Financial, (C) there has been failure or prospective failure on the part of PV Financial to comply with its obligations under the Agreements, or any failure or prospective failure to comply with any of the conditions to closing set forth in Section 7 of the Agreement, or (D) PV Financial fails to act or refrains from doing any act required of PV Financial in connection with a bona fide offer for a Business Combination (as such term is defined in the Agreement) based on the continuing fiduciary duties of the PV Financial Board of Directors to the shareholders of PV Financial; (iii) if Westamerica determines that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate, the Merger by reason of any material legal impediment to the Merger having arisen, or any material pending or threatened litigation, investigation or proceeding; or (iv) if any person (other than Westamerica or any subsidiary thereof) shall become the beneficial owner of 20% or more of the then outstanding shares of PV Financial or any person (other than Westamerica or a subsidiary thereof) shall have commenced a bona fide tender offer or exchange offer to acquire at least 20% of the then outstanding shares of PV Financial.


     In addition to the termination rights set forth above, Westamerica shall have the following rights (the "Special Termination Rights"): at any time after July 25, 1994 through and including the date that is 30 days after the date PV Financial delivers to Westamerica all remaining portions of the disclosure schedule which was provided by PV Financial pursuant to the Agreement in form and detail of presentation reasonably satisfactory to Westamerica, to terminate the Agreement if Westamerica shall identify any circumstance which, in the reasonable business judgment of the Westamerica Board of Directors (which includes a committee thereof), acting in good faith and with due regard for principles of fair dealing, could (i) materially and adversely impact the reasonably expected financial or business benefits to Westamerica of the transactions contemplated by the Agreement; (ii) be inconsistent in any material and adverse respect with any of the representations and warranties of PV Financial contained in the Agreement; (iii) materially and adversely affect the business, operations, properties, financial condition, results of operations or prospects of PV Financial and its subsidiaries on a consolidated basis; or (iv) deviate materially and adversely from PV Financial's financial statements for the year or the quarter ended December 31, 1993. The Special Termination Rights are expected to terminate on October 6, 1994.

     The Agreements may be terminated by PV Financial as follows: (i) on or after March 31, 1995, if (A) any of the conditions to which the obligations of PV Financial are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but Westamerica shall have failed to complete the Merger; provided, however, that if Westamerica is engaged at the time in litigation relating to an attempt to obtain one or more of the government approvals or if Westamerica shall be contesting in good faith any litigation which seeks to prevent consummation of the Merger, such nonfulfillment shall not give PV Financial the right to terminate the Agreements until the earlier of (X) fifteen (15) months after the date of the Agreement or (Y) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto; or (ii) if on or before the Effective Date (A) PV Financial has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which can or do materially adversely affect Westamerica or its properties, operations or financial condition, (B) a materially adverse change shall have occurred since March 31, 1994, in the business, financial condition, results of operations or assets of Westamerica,
(C) there has been failure or prospective failure on the part of Westamerica to comply with its obligations under the Agreement or any failure or prospective failure to comply with any condition set forth in Section 8 of the Agreement,
(D) Westamerica shall make any offer to any third party or accept any offer from any third party regarding a Business Combination (as such term is defined in the Agreement) of Westamerica with any other entity that is not conditioned upon performance by Westamerica or its successor of the obligations of Westamerica under the Agreement, or (E) the Average Price of Westamerica Common Stock is less than $28.43 and the parties have not in good faith satisfied the conditions in Section 2.1(b)(i) of this Agreement.


EXPENSES

     Westamerica and PV Financial have each agreed to pay their own costs incurred incident to the performance of their obligations under the Agreements. See "The Merger-Expenses."


ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a pooling of interests, and it is a condition to Westamerica's obligation to consummate the Merger that Westamerica shall have received a letter from KPMG Peat Marwick LLP, Westamerica's independent public accountants, to the effect that the Merger will qualify for such accounting treatment. Among other things, the Agreement provides in the event the holders of 9% or more of the shares of PV Financial Common Stock outstanding immediately prior to the Effective Date are then seeking to perfect dissenters' rights under the GCL with respect to such shares, the Merger will not be consummated if Westamerica is unable to receive, as a result of such action, a letter from its accountants to the effect that the Merger will qualify for pooling of interests accounting treatment. See "The Merger-Representations and Warranties; Conditions to the Merger" and "- Accounting Treatment."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Under the terms of the Agreement, Westamerica has agreed to indemnify, defend and hold harmless each person who is a director or executive officer of PV Financial with respect to all reasonable expenses arising out of claims and legal proceedings against said persons as a result of actions by said directors and officers after July 25, 1994, to the extent such claims are not covered by insurance. See "The Merger-Interests of Certain Persons in the Merger."

     For purposes of the PV Financial 1991 Director Stock Option Plan only, which Plan will remain in effect after the Merger, Westamerica will offer each current director of the Bank a position as director or advisory director of the Bank and a position as advisory director to any successor-in-interest to the Bank. See "The Merger-Treatment of Stock Options" and "-Interests of Certain Persons in the Merger."

     On July 25, 1994, as contemplated by the Agreement, PV Financial, the Bank and Westamerica entered into an employment agreement with Robert J. Cardoza, Chairman, President and Chief Executive Officer of PV Financial and the Bank. Commencing on the Effective Date, Mr. Cardoza will serve as Chairman, President and Chief Executive Officer of the Bank under the terms of said employment agreement. See "The Merger-Employment Agreement" and "-Interests of Certain Persons in the Merger."

     As of the Record Date, the directors and executive officers of PV Financial beneficially owned an aggregate of 463,808 shares of PV Financial Common Stock and held options to acquire an additional 395,641 shares of PV Financial Common Stock. See "The Merger-Treatment of Stock Options."


DISSENTERS' RIGHTS OF APPRAISAL

     Holders of PV Financial Common Stock who exercise dissenters' rights with respect to the Merger in accordance with the statutory procedures prescribed in the GCL may be entitled to receive cash for their stock if such shareholders did not vote "FOR" approval and adoption of the Agreements and the transactions contemplated thereby and otherwise act to perfect their rights as dissenting shareholders pursuant to the GCL. For a description of dissenters' rights under the GCL and the method of perfecting such rights, see "The Meeting" and "Dissenters' Rights of Appraisal."


MARKET PRICE AND DIVIDEND DATA

     Westamerica Common Stock is listed and traded on Nasdaq under the symbol "WABC." PV Financial Common Stock is traded in the over-the-counter market and quoted on the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets") under the symbol "PVFI.U."


     The following table sets forth the last reported sales price per share for PV Financial Common Stock as quoted in the Pink Sheets and Westamerica Common Stock as reported on Nasdaq prior to July 25, 1994, the date of the public announcement of the Merger, and on October __, 1994, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, and equivalent per share prices for PV Financial Common Stock based on the prices of Westamerica Common Stock.

                                                             EQUIVALENT
                                   MARKET VALUE               PRO FORMA
                                     PER SHARE             MARKET VALUE(1)
                          ------------------------------   ---------------
                           HISTORICAL      HISTORICAL
                          PV FINANCIAL     WESTAMERICA      PV FINANCIAL
                          ------------   ---------------   ---------------
Last Trade Prior to:
  July 25, 1994........         $12.25         $30.25            $16.49
  October __, 1994.....
                                ------         ------            ------

- -----------------------
    (1) The equivalent pro forma market value per share of PV Financial Common Stock represents the last reported sales price per share of Westamerica Common Stock multiplied by the Exchange Ratio. The Exchange Ratio is subject to adjustment as provided in the Agreement. See "The Merger-Possible Adjustment to Exchange Ratio or Termination of the Agreement."

     Following the Merger, no shares of PV Financial Common Stock will be outstanding and Westamerica Common Stock will continue to be traded on Nasdaq.

     Westamerica has paid quarterly cash dividends since it commenced operations on January 1, 1973. Westamerica's Board of Directors considers the advisability and amount of proposed dividends each quarter. Westamerica's primary source of funds for the payment of dividends is its principal banking subsidiary, Westamerica Bank, whose ability to pay dividends to Westamerica is subject to various legal and regulatory restrictions. See "Market Price and Dividend Information-Dividends and Dividend Policy." Westamerica is subject to certain restrictions on its ability to pay dividends under the terms of certain of its debt agreements. See "Description of Westamerica Capital Stock and Indebtedness-Debt Agreements."


     PV Financial was incorporated in 1982 and its primary source of funds for the payment of dividends is the Bank, its wholly owned subsidiary. The ability of the Bank and PV Financial to pay dividends is subject to various legal and regulatory restrictions. See "Market Price and Dividend Information-Dividends and Dividend Policy." From time to time, the PV Financial Board of Directors considers the payment of dividends. In 1983, the PV Financial Board of Directors effected a two-for-one stock split and also declared a cash dividend. From 1989 through 1992, cash dividends were declared and paid semi-annually and in 1993 and 1994, cash dividends were declared and paid quarterly. In addition, stock dividends were declared in 1991 and 1992. See "Market Price and Dividend Information-Dividends and Dividend Policy."


DIFFERENCES IN CHARTER DOCUMENTS

     Westamerica and PV Financial are both organized under the corporate law of California and, accordingly, similarities in rights exist for shareholders of Westamerica and PV Financial. Nevertheless, there are differences in their respective charter documents. See "Certain Differences in Rights of Shareholders."


AMENDMENT OF THE PV FINANCIAL 1991 DIRECTOR STOCK OPTION PLAN

     Section 5(d) of the PV Financial 1991 Director Stock Option Plan has been amended by the PV Financial Board of Directors, to be effective on the Effective Date, to state that a director's status as a member of the PV Financial Board of Directors for purposes of the PV Financial 1991 Director Stock Option Plan only, does not terminate as long as he or she remains a director or advisory director of the Bank, or the Bank's successor by merger. This amendment also requires the approval of the shareholders of PV Financial. At the Meeting, the proposal to approve and adopt the Agreements and the transactions contemplated thereby includes the amendment of the PV Financial 1991 Director Stock Option Plan. See "The Meeting-Matters to be Considered at the Meeting" and "The Merger-Treatment of Stock Options."

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables present selected historical and pro forma combined consolidated financial information for Westamerica and PV Financial. The following financial data should be read in conjunction with the historical consolidated financial statements, the unaudited interim historical consolidated financial statements, and the unaudited pro forma combined consolidated financial information and the notes to such statements, certain of which are included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma combined financial information presents selected financial information based on the historical financial statements of the parties, giving effect to the proposed Merger under the pooling of interests method of accounting and the assumptions and adjustments described in the notes thereto. See "Pro Forma Combined Financial Information." The unaudited pro forma combined and pro forma equivalent financial statements do not indicate the results or financial position that would have occurred if the Merger had been in effect on the dates or for the periods indicated or that may occur in the future.

                                  WESTAMERICA

           UNAUDITED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                        SIX MONTHS ENDED
                                            JUNE 30,                                 YEAR ENDED DECEMBER 31,
                                     ----------------------    ------------------------------------------------------------------
                                       1994        1993(1)       1993(1)       1992(1)       1991(1)       1990(1)       1989(1)
                                     ----------  ----------    ----------    ----------    ----------    ----------    ----------
                                                           (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
Results of operations:
  Interest income.................   $   65,860  $   70,238    $  136,916    $  154,753    $  176,552    $  187,550    $  181,645
  Interest expense................       19,703      22,672        42,271        58,892        87,357        98,653        94,021
  Net interest income.............       46,157      47,566        94,645        95,861        89,195        88,897        87,624
  Provision for loan losses.......        3,210       6,242         9,452         7,005        10,418         8,138         7,958
  Noninterest income..............       10,216      13,362        23,946        23,827        23,976        22,339        19,121
  Noninterest expense.............       35,536      57,558        96,645        89,604        84,943        81,641        82,242
  Net income (loss)...............       12,017      (1,051)        9,455        15,222        11,977        14,619        11,542

Balance sheet (end of period):
  Total assets....................   $2,030,257  $1,912,501    $2,004,419    $1,981,349    $1,966,081    $1,920,405    $1,903,758
  Net loans.......................    1,042,900   1,104,238     1,089,152     1,166,205     1,242,108     1,277,417     1,274,900
  Deposits........................    1,708,758   1,729,423     1,731,228     1,789,918     1,789,301     1,723,099     1,734,713
  Other borrowed funds............      116,349      17,524        69,064        12,038         9,570        35,099        21,982
  Shareholders' equity............      158,552     141,023       152,447       143,674       129,420       119,811       107,726

Financial ratios:
  Total capital to
   risk-adjusted assets...........        14.90%      12.24%        14.40%        12.01%        10.82%        10.55%         9.24%
  Tier 1 capital to average
   total assets...................         7.76        7.20          7.57          7.43          6.70          6.26          5.99
  Reserve for loan losses to
   total loans....................         2.55        2.17          2.30          2.08          1.88          1.47          1.24
  Return on average assets........         1.19       (0.11)         0.48          0.77          0.62          0.77          0.64
  Return on average equity........        15.77       (1.46)         6.51         11.16          9.52         12.87         12.02
  Nonperforming assets to
   total assets...................         1.05        2.06          1.36          2.55          2.69          2.09          1.46

Per share:
  Net income (loss)...............   $     1.49  $    (0.13)   $     1.17    $     1.92    $     1.52    $     1.89    $     1.51
  Dividends declared..............   $     0.30  $     0.28    $     0.57    $     0.51    $     0.44    $     0.41    $     0.37
  Book value......................   $    19.62  $    17.49    $    18.87    $    17.96    $    16.49    $    15.44    $    13.98
  Average shares outstanding......        8,075       8,037         8,054         7,933         7,855         7,736         7,633


(1) The financial data for Westamerica and for Westamerica and PV Financial (pro forma combined) reflects restatements for the April 15, 1993 merger between Westamerica and Napa Valley Bancorp and the February 29, 1992 merger between Westamerica and John Muir National Bank, each of which was accounted for by Westamerica as a pooling of interests.

                                  PV FINANCIAL

            UNAUDITED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                      SIX MONTHS ENDED
                                          JUNE 30,                          YEAR ENDED DECEMBER 31,
                                     ---------------------   ---------------------------------------------------------
                                       1994        1993        1993        1992        1991        1990        1989
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                      (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
Results of operations:
  Interest income.................   $  6,480    $  5,944    $ 12,288    $ 11,808    $ 13,549    $ 13,197    $ 12,051
  Interest expense................      1,781       1,906       3,729       4,591       5,893       6,048       5,523
  Net interest income.............      4,699       4,038       8,559       7,217       7,656       7,149       6,528
  Provision for loan losses.......        172         261         543         490          93           -         380
  Noninterest income..............        694         645       1,669       1,596         807         798       1,123
  Noninterest expense.............      3,364       3,060       6,447       5,578       5,625       5,225       4,544
  Net income......................      1,061         798       1,958       1,635       1,618       1,735       1,613

Balance sheet (end of period):
  Total assets....................   $170,191    $162,477    $177,157    $160,036    $147,638    $133,621    $113,429
  Net loans.......................    133,302     123,885     130,685     111,288     109,303      94,086      82,938
  Deposits........................    150,246     144,962     158,047     142,527     130,435     117,573      97,948
  Other borrowed funds............          -           -           -           -           -           -           -
  Shareholders' equity............     18,281      16,489      17,480      15,875      14,257      12,803      11,547

Financial ratios:
  Total capital to
    risk-adjusted assets..........      13.54%      13.11%      12.97%      13.75%      12.47%      12.23%      13.44%
  Tier 1 capital to average
    total assets..................      10.86       10.50       10.82       10.81       10.58       10.52       10.83
  Reserve for loan losses to
    total loans...................       1.42        1.45        1.41        1.46        1.47        1.54        1.75
  Return on average assets........       1.26        1.02        1.21        1.11        1.20        1.42        1.51
  Return on average equity........      11.83        9.89       11.82       10.79       11.96       14.38       14.28
  Nonperforming assets to
    total assets..................       0.29        1.45        0.95        0.68        0.70        0.13           -

Per share:
  Net income......................   $   0.49    $   0.37    $   0.88    $   0.76    $   0.77    $   0.83    $   0.77
  Dividends declared..............   $   0.12    $   0.10    $   0.21    $   0.20    $   0.23    $   0.24    $   0.20
  Book value......................   $   8.41    $   7.68    $   7.81    $   7.39    $   6.78    $   6.09    $   5.52
  Average shares outstanding......      2,174       2,146       2,237       2,147       2,103       2,101       2,091


                         WESTAMERICA AND PV FINANCIAL

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                         SIX MONTHS ENDED
                                             JUNE 30,                                YEAR ENDED DECEMBER 31,
                                     -----------------------    ------------------------------------------------------------------
                                       1994         1993(1)        1993(1)       1992(1)       1991(1)       1990(1)       1989(1)
                                     ----------   ----------    ----------    ----------    ----------    ----------    ----------
                                                               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
Results of operations:
  Interest income.................   $   72,340   $   76,182    $  149,204    $  166,561    $  190,101    $  200,747    $  193,696
  Interest expense................       21,484       24,578        46,000        63,483        93,250       104,701        99,544
  Net interest income.............       50,856       51,604       103,204       103,078        96,851        96,046        94,152
  Provision for loan losses.......        3,382        6,503         9,995         7,495        10,511         8,138         8,338
  Noninterest income..............       10,910       14,007        25,615        25,423        24,783        23,137        20,244
  Noninterest expense.............       38,900       60,681       103,092        95,182        90,568        86,866        86,786
  Net income (loss)...............       13,078         (253)       11,413        16,857        13,595        16,354        13,155

Balance sheet (end of period):
  Total assets....................   $2,200,448   $2,074,978    $2,181,576    $2,141,385    $2,113,719    $2,054,026    $2,017,187
  Net loans.......................    1,176,207    1,228,123     1,219,837     1,277,493     1,351,411     1,371,503     1,357,838
  Deposits........................    1,859,003    1,874,385     1,889,275     1,932,445     1,919,736     1,840,672     1,832,661
  Other borrowed funds............      116,349       17,524        69,064        12,038         9,570        35,099        21,982
  Shareholders' equity............      176,833      157,512       169,927       159,549       143,677       132,614       119,273

Financial ratios:
  Total capital to
    risk-adjusted assets..........        14.76%       12.32%        14.26%        12.15%        10.95%        10.67%         9.48%
  Tier 1 capital to average
    total assets..................         8.00         7.44          7.82          7.67          6.95          6.51          6.25
  Reserve for loan losses
    to total loans................         2.42         2.10          2.20          2.02          1.85          1.47          1.27
  Return on average assets........         1.20        (0.02)         0.53          0.80          0.66          0.81          0.69
  Return on average equity........        15.36        (0.32)         7.06         11.12          9.76         13.01         12.26
  Nonperforming assets to
    total assets..................         0.99         2.01          1.33          2.41          2.55          1.97          1.37

Per share:(2)
  Net income (loss)...............   $     1.41   $    (0.03)   $     1.23    $     1.85    $     1.51    $     1.84    $     1.50
  Book value......................   $    19.09   $    17.05    $    18.35    $    17.50    $    16.20    $    15.11    $    13.68
  Average shares outstanding......        9,260        9,207         9,273         9,103         9,001         8,881         8,773

Equivalent pro forma
  PV Financial per share:(3)
    Net income (loss).............   $     0.77   $    (0.01)   $     0.67    $     1.01    $     0.82    $     1.00    $     0.82
    Book value....................   $    10.40   $     9.29    $    10.00    $     9.54    $     8.83    $     8.24    $     7.45

(1) The financial data for Westamerica and for Westamerica and PV Financial (pro forma combined) reflects restatements for the April 15, 1993 merger between Westamerica and Napa Valley Bancorp and the February 29, 1992 merger between Westamerica and John Muir National Bank, each of which was accounted for by Westamerica as a pooling of interests.

(2) The pro forma combined per share data for net income has been calculated using pro forma combined average shares outstanding. Pro forma combined average shares outstanding has been calculated using Westamerica's average number of common shares outstanding during the periods presented increased by the shares of Westamerica Common Stock to be issued to PV Financial shareholders using the Exchange Ratio multiplied by the average shares of PV Financial Common Stock outstanding as if these shares were outstanding during each of the periods presented. The pro forma combined book value per share has been calculated using Westamerica Common Stock outstanding at the end of each period increased by the Westamerica Common Stock issued to PV Financial shareholders using the Exchange Ratio multiplied by the shares of PV Financial Common Stock outstanding at the end of each period as if these shares were outstanding at the end of each period presented. Such pro forma per share data assumes no dissenting PV Financial shareholders and no exercise of outstanding Westamerica or PV Financial stock options or stock appreciation rights. The Exchange Ratio is subject to adjustment in certain circumstances as provided in the Agreement. See "The Merger-Exchange Ratio; Conversion of Shares of PV Financial Common Stock" and "- Possible Adjustment to Exchange Ratio or Termination of the Agreement." See also "Pro Forma Combined Financial Information."

(3) The equivalent pro forma PV Financial per share information has been calculated by multiplying the pro forma combined per share data by the Exchange Ratio.


                                 INTRODUCTION

     This Proxy Statement/Prospectus is being furnished to shareholders of PV Financial in connection with the solicitation of Proxies by the PV Financial Board of Directors for use at the special meeting of shareholders of PV Financial to be held at the McHenry Branch of Pacific Valley National Bank (the "Bank"), 1524 McHenry Avenue, Modesto, California, on Monday, November 14, 1994 at 5:00 p.m., local time, and at any adjournments or postponements thereof (the "Meeting").


     At the Meeting, the shareholders of record of PV Financial common stock, no par value per share ("PV Financial Common Stock" or "PV Financial Shares"), as of the close of business on September 23, 1994 (the "Record Date") will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of July 25, 1994, as amended (the "Agreement"), by and among Westamerica Bancorporation ("Westamerica"), PV Financial and the Bank, and an Agreement of Merger between Westamerica and PV Financial (the "Merger Agreement" and, collectively with the Agreement, the "Agreements") and the transactions contemplated thereby, including but not limited to, the amendment of the PV Financial 1991 Director Stock Option Plan. Copies of the Agreements are attached as Annex A hereto and more fully described herein. The Agreements provide, among other things, that PV Financial will merge (the "Merger") with and into Westamerica and, except as described herein, each share of PV Financial Common Stock will be converted into a right to receive .5450 (the "Exchange Ratio") of a fully paid and nonassessable share of Westamerica common stock, without par value ("Westamerica Common Stock" or "Westamerica Shares"), subject to certain potential downward adjustments as set forth in the Agreement. See "The Merger-Exchange Ratio; Conversion of Shares of PV Financial Common Stock," "Possible Adjustment to Exchange Ratio or Termination of the Agreement" and "- Treatment of Stock Options." The date on which this Proxy Statement/Prospectus is first being sent to shareholders of PV Financial is on or about October __, 1994.

     This Proxy Statement/Prospectus also serves as a prospectus for Westamerica under the Securities Act of 1933, as amended (the "Securities Act"), for the Westamerica Common Stock and certain common stock purchase rights associated therewith to be issued in connection with consummation of the Merger.

                                  THE MEETING

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Meeting, holders of record of PV Financial Common Stock will consider and vote upon a proposal to approve and adopt the Agreements and the transactions contemplated thereby, including the Merger and the amendment of the PV Financial 1991 Director Stock Option Plan.

     THE PV FINANCIAL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE AMENDMENT OF THE PV FINANCIAL 1991 DIRECTOR STOCK OPTION PLAN, AND RECOMMENDS THAT PV FINANCIAL SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Only holders of record of PV Financial Common Stock at the close of business on September 23, 1994 ("the Record Date") will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 2,176,593 shares of PV Financial Common Stock outstanding. Each PV Financial Share will entitle the holder thereof to one vote per share held.

     Under the California General Corporation Law (the "GCL"), the approval and adoption of the Agreements and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of PV Financial Common Stock. Holders of at least a majority of the outstanding shares of PV Financial Common Stock must be represented, either in person or by proxy, at the Meeting for a quorum to be present.

     Each properly completed Proxy returned in time for voting at the Meeting, unless revoked by the shareholder, will be voted in accordance with the instructions indicated on the Proxy, or, if no instructions are provided, will be voted "FOR" approval and adoption of the Agreements and the transactions contemplated thereby, including the amendment of the PV Financial 1991 Director Stock Option Plan. No other matters other than those referred to in this Proxy Statement/Prospectus will be brought before the Meeting, except for procedural matters. PV Financial has agreed in the Agreement that neither PV Financial nor any member of its Board of Directors will submit any other matters for approval at the Meeting, except with Westamerica's prior approval. The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy to vote on matters incident to the conduct of the Meeting, including any adjournment or postponement thereof.

     A PV Financial shareholder may revoke a Proxy at any time before it is voted by filing with the Corporate Secretary of PV Financial, 1524 McHenry Avenue, Modesto, California 95350, a written instrument revoking the Proxy, by submitting a duly executed Proxy bearing a later date or by attending the Meeting and voting in person.

     Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the Meeting) will be counted for purposes of determining a quorum. Because the affirmative vote of at least a majority of the outstanding shares of PV Financial Common Stock is required to approve the Merger, both abstentions and broker non-votes will have the same legal effect as votes against the Merger; however, holders of broker non-votes or abstaining shares will be entitled, if they choose, to exercise dissenters' rights under the GCL. See "Dissenters' Rights of Appraisal."

     PV FINANCIAL SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS WITH RESPECT TO THE SURRENDER OF PV FINANCIAL STOCK CERTIFICATES WILL BE MAILED TO EACH PV FINANCIAL SHAREHOLDER AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE MERGER.

     On the Record Date, the directors and executive officers of PV Financial and their respective affiliates as a group beneficially owned an aggregate of 463,808 shares of the then outstanding shares of PV Financial Common Stock, or approximately 21% of the shares of PV Financial Common Stock then outstanding and entitled to vote at the Meeting. The directors and executive officers of PV Financial and their respective affiliates have indicated to PV Financial that they intend to vote their PV Financial Common Stock for approval and adoption of the Agreements and the transactions contemplated thereby, including without limitation, the amendment of the PV Financial 1991 Director Stock Option Plan. Each PV Financial director has entered into an agreement with Westamerica to vote all of his PV Financial Common Stock for approval and adoption of the Agreements and the transactions contemplated thereby. Accordingly, approval and adoption of the Agreements and the transactions contemplated thereby at the Meeting is expected to require the affirmative vote of an additional 646,254 shares of PV Financial Common Stock or approximately 30% of the shares of PV Financial Common Stock outstanding on the Record Date, voted by the remaining shareholders of PV Financial.


CERTAIN AGREEMENTS

     Pursuant to the Agreement, the members of PV Financial's Board of Directors each have entered into agreements with Westamerica in which they have confirmed to Westamerica that they have voted in favor of the Agreements in their capacities as directors, agreed to use their reasonable efforts to cause the shareholders of PV Financial to approve the transactions contemplated by the Merger and agreed to vote all PV Financial Shares beneficially owned or controlled by each said director in favor of the Merger. In addition, in consideration of Westamerica's agreement to provide indemnification in accordance with the provisions of Section 3.1(g) of the Agreement, each director of PV Financial has agreed that all agreements, contracts or understandings between said director and PV Financial and/or the Bank regarding indemnification will be terminated as of the Effective Date.

     Westamerica has the right to terminate the Agreement and not complete the Merger if any of the directors of PV Financial who signed such agreements fail to perform and comply in all material respects with all of the terms and conditions contained in such agreements. See "The Merger-Amendment; Termination."


                             CERTAIN CONSIDERATIONS

     In deciding whether to approve the Merger, PV Financial shareholders should consider the following factors, in addition to the other matters set forth or incorporated by reference herein:

ADVERSE ECONOMIC AND DROUGHT CONDITIONS

     Commencing in 1990, and continuing to date, the California economy has been affected by the economic recession which has affected most of the United States. California has also suffered from drought conditions which have had an especially harmful effect upon agribusiness, an industry important to the entire economy of the San Joaquin Valley where PV Financial operates. At June 30, 1994, agriculture loans constituted 21% of PV Financial's and 1% of Westamerica's loan portfolio, respectively. Rainfall during the 1993-1994 season was below average, and there can be no assurance that drought conditions and changes in allocations of water by governmental agencies will not continue to have an adverse impact on agribusiness or the local economy in which PV Financial operates. A continuation or worsening of current economic or drought conditions, or changes in allocations of water by governmental agencies, could have an adverse effect on the market for Westamerica's stock and its business, including the demand for new loans, the ability of borrowers to repay outstanding loans, and the value of real estate and other collateral. PV Financial's nonperforming assets decreased to $482,000 or .28% of total assets at June 30, 1994, from $1.4 million or .80% of total assets at December 31, 1993, $1.1 million or .66% of total assets at December 31, 1992, and $487,000 or .33% of total assets at December 31, 1991. Westamerica's nonperforming assets decreased to $21.3 million or 1.05% of total assets, at June 30, 1994, from $27.3 million or 1.36% of total assets at December 31, 1993, from $50.6 million or 2.55% of total assets at December 31, 1992, and from $52.9 million or 2.69% of total assets at December 31, 1991. See

"The Merger-Reasons for the Merger; Recommendation of the Board of Directors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of PV Financial," and "Incorporation of Certain Documents by Reference."

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION


     Shares of Westamerica Common Stock eligible for future sale could have a dilutive effect on the market for Westamerica's securities, and could adversely affect the market price. Sales of substantial amounts of Westamerica Common Stock in the public market following the Merger could adversely affect the market price of Westamerica Common Stock. There are no restrictions in the Agreement preventing Westamerica from issuing additional shares. Westamerica has previously announced its intention to pursue acquisitions of other financial institutions from time to time where such acquisitions are believed by Westamerica to enhance shareholder value or satisfy other strategic objectives of Westamerica. To that end, Westamerica is engaged in active negotiations with several potential financial institution targets. Such acquisitions, if any, could be accomplished by the issuance of additional shares of Westamerica Common Stock or other securities convertible into or exercisable for such Westamerica Common Stock. The Articles of Incorporation of Westamerica authorize the issuance of 20,000,000 shares of common stock of which 8,079,000 shares were outstanding at June 30, 1994. At June 30, 1994, Westamerica had outstanding stock appreciation rights, restricted performance shares and options to purchase an aggregate of 424,000 shares of Westamerica Common Stock pursuant to its stock option plans. Such options have exercise prices of between $8.88 and $28.06 per share. As of June 30, 1994, 162,000 shares of Westamerica Common Stock remained available for option grants under Westamerica's stock option plans. See "Pro Forma Combined Financial Information" and "Description of Westamerica Capital Stock and Indebtedness."


     There can be no assurance given as to the market value of Westamerica Common Stock after the Merger. For a discussion and analysis of Westamerica's financial results, including its rate of return on average total assets, its rate of return on average common shareholders' equity, its ratio of common shareholders' equity to total assets and its earnings per common and common equivalent share, see Westamerica's 1993 Annual Report on Form 10-K for the year ended December 31, 1993. See "Incorporation of Certain Documents by
Reference."


ORGANIZATIONAL STRUCTURE AND MANAGEMENT

     Upon the consummation of the Merger, the separate corporate existence of PV Financial will cease and PV Financial will be merged with and into Westamerica, and the Bank will be a subsidiary of Westamerica. Subject to receipt of regulatory approvals, subsequent to the Effective Date, the Bank will be merged into Westamerica Bank, which is Westamerica's primary banking subsidiary. It is anticipated that Robert J. Cardoza will serve as Senior Vice President and Regional Market Manager of the Modesto region following the Bank's merger into Westamerica Bank.

OPERATIONS AFTER THE MERGER

     Westamerica anticipates that after the Effective Date, a significant percentage of PV Financial's existing employees and customers will be retained. It is possible, however, that a greater than expected number of PV Financial customers will move their banking relationships to other financial institutions.

     It is also possible that a greater than anticipated number of PV Financial employees will not be retained. In addition, while Westamerica expects to achieve operating cost savings through the consolidation of certain operations, the elimination of duplicative corporate and administrative expenses and the elimination of certain positions at PV Financial, there can no assurance that Westamerica will be able to realize such cost savings. See "The Merger-Covenants of Westamerica and PV Financial; Conduct of Business Prior to the Merger" and "-Management and Operations Following the Merger."

EFFECT OF SHAREHOLDER RIGHTS PLAN

     Westamerica has a Shareholder Rights Plan which is implemented pursuant to an Amended and Restated Rights Agreement (the "Amended and Restated Rights Agreement") that could discourage potential takeover attempts and which could eliminate the possibility that shareholders might realize a premium of the kind which often results from actual or rumored takeover attempts. The Amended and Restated Rights Agreement entitles the holders of each share of Westamerica Common Stock to the right (each, a "Right") to purchase from Westamerica one share of Westamerica Common Stock at a price of $65 per share subject to adjustment in certain circumstances. The Rights are attached to the Westamerica Common Stock. The Rights only become exercisable and trade separately from the Westamerica Common Stock following the earlier of (i) a public announcement that a person or group of affiliated or associated persons has become the beneficial owner of Westamerica securities having 15% or more of Westamerica's voting power (an "Acquiring Person") or (ii) 10 days following the commencement of, or a public announcement of an intention to make, a tender or exchange offer which would result in any Acquiring Person having beneficial ownership of securities having 15% or more of such voting power. See " Description of Westamerica Capital Stock and Indebtedness -- Shareholder Rights Plan."

LEGISLATIVE AND REGULATORY ENVIRONMENT


     The banking and financial services businesses in which Westamerica and PV Financial engage are highly regulated. The laws and regulations affecting such businesses are under constant review by Congress and applicable regulatory agencies and may be changed dramatically in the future. Such changes could affect the business of bank holding companies and banks. For example, in September 1994, the President signed legislation amending the Bank Holding Company Act of 1956, as amended, and the Federal Deposit Insurance Act to provide for interstate banking and branching. Such changes may affect the amount of capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. It is not certain what changes will occur or the effect that any such changes would have on the profitability of the combined company, its ability to achieve certain cost savings or compete effectively or its ability to take advantage of new opportunities after the Merger. See "The Merger-Management and Operations Following the Merger," "Supplemental Historical Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations of PV Financial-Results of Operations," and "Incorporation of Certain Documents by Reference."

     Certain rules and requirements are imposed on banks and bank holding companies that are larger than the Bank and PV Financial. Insured depository institutions with assets greater than $500 million are required to have annual audits conducted by independent public accountants, and audit committees composed of outside directors. The Riegle Community Development and Regulatory Improvement Act of 1994 which was signed by the President in September 1994, would increase the maximum asset threshold from $100 million to $250 million for certain well run institutions to have an extended 18 month examination cycle, rather than a 12 month examination cycle. The Federal banking agencies have also proposed regulations to exempt qualified institutions with $250 million in assets or less from full scale Community Reinvestment Act compliance examinations if such institutions satisfy certain other criteria. Additionally, the federal banking agencies have certain subjective standards for measuring compliance with various safety and soundness standards that depend, in part, upon the size of the insured depository institution.


                                   THE MERGER

BACKGROUND OF THE MERGER

     The following is a brief description of the events that resulted in the execution of the Agreement among PV Financial, the Bank and Westamerica, and the execution of the Restated Stock Option Agreement between PV Financial and Westamerica, each dated as of July 25, 1994.

     The PV Financial Board of Directors has, in recent years, considered various business issues related to the competitive and regulatory environment for financial institution holding companies and their bank subsidiaries, such as PV Financial and the Bank, and the costs and difficulty of raising capital and expanding operations under such circumstances. Also, from time to time in recent years, the PV Financial Board of Directors has been approached by other financial institutions interested in discussing the merits of a merger or other combination transaction with PV Financial and the Bank. During 1993, mergers and acquisitions of financial institutions similar to PV Financial in Northern California were becoming more common. For all of these reasons, on November 18, 1993, the PV Financial Board of Directors retained Hoefer & Arnett Incorporated ("Hoefer"), to render financial advisory and investment banking services to PV Financial, including evaluating capital needs and sources, and identifying opportunities for maximizing shareholder value such as through a merger or other combination.

     Hoefer thereafter commenced a due diligence review of the financial condition, results of operations and prospects of PV Financial and also analyzed opportunities to increase shareholder value by identifying potential buyers. With PV Financial's consent, Hoefer contacted six bank holding companies with bank subsidiary operations in California regarding their interest in a possible merger transaction with PV Financial. At that time, three of the bank holding companies, including Westamerica, expressed an interest in PV Financial, and a preliminary package of due diligence information regarding PV Financial was provided to each of them. On December 6, 1993, Westamerica signed a confidentiality agreement in order to conduct a more extensive due diligence review of information regarding PV Financial, including an on-site review of information maintained at the Modesto headquarters of PV Financial.

     From December 1993 through April 1994, various meetings were held between representatives of PV Financial and Westamerica, and between representatives of PV Financial and each of the other two bank holding companies which had expressed interest in a possible merger transaction with PV Financial. During this period of time, Hoefer attended meetings of the PV Financial Board of Directors and provided advice regarding the financial factors and relative advantages and disadvantages of proceeding with a merger transaction with any of the three bank holding companies.

     On April 22, 1994, Westamerica submitted to Hoefer a statement of the general terms on which it would be willing to proceed to consummate a merger with PV Financial. The PV Financial Board of Directors held a meeting on May 10, 1994 to discuss the Westamerica proposal, at which time a principal of Hoefer reviewed the strategic alternatives available to PV Financial, including a possible merger with Westamerica. The PV Financial Board of Directors determined, with the analysis and advice of Hoefer regarding various financial factors, that the Westamerica proposal should be further considered and authorized the Chairman of the Board of Directors of PV Financial and a special committee of the PV Financial Board of Directors to enter into negotiations with the representatives of Westamerica for a possible merger transaction. After further discussions with Westamerica representatives, on May 19, 1994 the Chairman of the Board of Directors of PV Financial and the special committee and other members of the PV Financial Board of Directors held a meeting with representatives of Bronson, Bronson & McKinnon, corporate legal counsel to PV Financial, and reviewed in detail the terms of a draft agreement and plan of reorganization which had been prepared by Westamerica and submitted to PV Financial for the purpose of progressing to a definitive agreement. Thereafter, the Chairman of the Board of Directors of PV Financial, with the advice of Hoefer and legal counsel, engaged in further negotiations with the representatives of Westamerica regarding the proposed terms of such an agreement. Although each of the three bank holding companies expressed continuing interest in a merger transaction, and each appeared to have the financial ability to complete a merger transaction, PV Financial management concluded, based in part on the advice of Hoefer, that a merger transaction with Westamerica was in the overall best interests of the shareholders of PV Financial.

     The Agreement and the Restated Stock Option Agreement were reviewed by the Board of Directors of PV Financial and the Bank during a special joint meeting held on July 25, 1994. A principal of Hoefer presented to the meeting his analysis of the financial factors related to those agreements and rendered the verbal opinion of Hoefer that the Exchange Ratio was fair from a financial point of view to the shareholders of PV Financial. The Board of Directors of PV Financial and the Bank, after review of the proposed final terms and conditions of the Agreement and the Restated Stock Option Agreement and with the advice of Hoefer and PV Financial's legal advisors regarding such terms and conditions, approved the Merger and authorized the execution and delivery of the Agreement and the Restated Stock Option Agreement.

     Hoefer confirmed its verbal fairness opinion by a letter to the Board of Directors of PV Financial dated August 31, 1994. Thereafter, on September 8, 1994, Westamerica, PV Financial and the Bank entered into a First Amendment to Agreement and Plan of Reorganization to restate Section 2.6 of the Agreement regarding the treatment of stock options, and on October 4, 1994, Westamerica, PV Financial and the Bank entered into a Second Amendment to Agreement and Plan of Reorganization to add a new Section 2.1(b)(iii) to the Agreement regarding a potential downward adjustment of the Exchange Ratio for Significant Liabilities. Said Amendments were made effective as of July 25, 1994, the date of the Agreement. Prior to the signing of each Amendment, a principal of Hoefer reconfirmed to the Board of Directors of PV Financial, based on Hoefer's review and analysis of each Amendment, the earlier opinion of Hoefer that the Exchange Ratio was fair from a financial point of view to the shareholders of PV Financial.

     Annex A to this Proxy Statement/Prospectus contains copies of the Agreements. The Agreements are described herein under "The Merger." The Restated Stock Option Agreement is described herein under "The Merger-Stock Option Agreement." Annex B to this Proxy Statement/Prospectus contains the Fairness Opinion (as defined below) of Hoefer and Annex C to this Proxy Statement/Prospectus contains the Restated Stock Option Agreement. See "-Reasons for the Merger; Recommendation of the Board of Directors" and "-Opinion of PV Financial's Financial Advisor" below.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The terms of the Agreement and the Restated Stock Option Agreement are the results of arm's-length negotiations between the representatives of PV Financial, the Bank and Westamerica. The PV Financial Board of Directors believes that the Merger is fair to and in the best interests of the shareholders of PV Financial. In reaching its conclusion to approve the Merger, the PV Financial Board of Directors considered a number of factors. The PV Financial Board of Directors did not assign any relative or specific weights to the factors considered. Among other things, the PV Financial Board of Directors considered the following:

         (1) the fact that Hoefer identified and contacted a number of qualified and capable banking organizations; that of those contacted, three had an interest in proceeding; that of the three, only Westamerica chose to conduct on-site due diligence; and that of the proposals received, the Westamerica proposal was superior, in terms of value offered;

         (2) the opinion of Hoefer that the Exchange Ratio is fair from a financial point of view to the shareholders of PV Financial. In this regard, the PV Financial Board of Directors also took into account the premium represented by the consideration offered to shareholders in relation to the book value per share of PV Financial Common Stock. The PV Financial Board of Directors was of the view that the Exchange Ratio represented a fair multiple of PV Financial's per share book value and historical and projected earnings. The PV Financial Board of Directors also considered the financial terms of other recent business combinations in the banking industry and determined that the financial terms of the Merger compared favorably to such other transactions;

         (3) the Board's review with Hoefer and PV Financial's legal advisors of the provisions of the Agreements;

         (4) the fact that the Merger will be tax-free for federal income tax purposes for the holders of PV Financial Common Stock (other than in respect to cash paid in lieu of fractional shares and for dissenters' rights);

         (5) the fact that the due diligence examination of Westamerica conducted by representatives of PV Financial, including Hoefer, indicated to them that Westamerica has strong management, capital and earnings;

         (6) their belief that holders of PV Financial Common Stock who exchange their shares may have greater potential to receive dividends from shares of Westamerica Common Stock after the Merger;

         (7) the market liquidity of Westamerica Common Stock;

         (8) the financial condition, results of operations, current business and expansion opportunities and constraints, and projections and prospects of future performance and earnings of PV Financial and the Bank on a stand-alone basis;

     (9) the current and prospective economic and regulatory environment and the burdens and constraints affecting banking organizations and commercial banks such as PV Financial and the Bank, and the constantly changing competitive environment in which banking services are now marketed in the areas served by PV Financial and Westamerica; and

     (10) the likelihood that the Merger will not introduce significant changes which would negatively impact customers and employees and the communities served by PV Financial (primarily through the Bank) in that PV Financial's Board of Directors believed that Westamerica pursues a community banking philosophy similar to that of PV Financial.

     THE PV FINANCIAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGREEMENTS, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS BE ADOPTED AND APPROVED BY ALL SHAREHOLDERS OF PV FINANCIAL.

     The proposed Merger reflects the judgment of the PV Financial Board of Directors that PV Financial's business can be benefited by the resources and experience of Westamerica, that the Merger will produce an entity better able to meet competitive challenges inherent in the banking industry, and that the affiliation of Westamerica and PV Financial could provide operational benefits and efficiencies.


OPINION OF PV FINANCIAL'S FINANCIAL ADVISOR

     PV Financial's Board of Directors retained Hoefer to render financial advisory and investment banking services in connection with the Merger. Hoefer has rendered a written opinion (the "Fairness Opinion") to the PV Financial Board of Directors confirming its earlier verbal opinions, to the effect that the Exchange Ratio, which definition includes certain possible adjustments, is fair to the holders of PV Financial Common Stock from a financial point of view. No limitations were imposed by the PV Financial Board of Directors upon Hoefer with respect to the investigations made or procedures followed in rendering the Fairness Opinion.

     A COPY OF THE FAIRNESS OPINION OF HOEFER, DATED AS OF OCTOBER 4, 1994, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY HOEFER, IS ATTACHED HERETO AS ANNEX B. PV FINANCIAL SHAREHOLDERS ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE PROCEDURES AND ANALYSIS PERFORMED, AND ASSUMPTIONS USED BY HOEFER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF SUCH FAIRNESS OPINION. HOEFER'S FAIRNESS OPINION IS DIRECTED TO THE PV FINANCIAL BOARD OF DIRECTORS ONLY AND IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PV FINANCIAL SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MEETING.

     In arriving at its opinion, Hoefer reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders of PV Financial and Westamerica and Annual Reports on Form 10-K of PV Financial and Westamerica for the three years ended December 31, 1993; (iii) Quarterly Reports on Form 10-Q of PV Financial and Westamerica for the quarters ended March 31, 1994 and June 30, 1994; (iv) certain other publicly available financial and other information concerning PV Financial and Westamerica and the trading markets for the publicly traded securities of PV Financial and Westamerica; (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions Hoefer believed relevant to its inquiry; and (vi) evaluations and analyses prepared and presented to the PV Financial Board of Directors or a committee thereof in connection with the business combination with Westamerica. Hoefer held discussions with senior management of PV Financial and of Westamerica concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. Hoefer also discussed with the independent auditors of each company their review of such company's financial and accounting affairs.

     Hoefer reviewed with senior management of PV Financial earnings projections for 1994 through 1998 for PV Financial as a stand-alone entity, assuming the Merger does not occur, prepared by PV Financial. Hoefer reviewed with the senior management of Westamerica earnings projections for 1994 through 1998 for Westamerica as a stand-alone entity, assuming the Merger does not occur, as well as possible operating cost savings potentially attainable in each such year resulting from the Merger. Such projections were prepared by Hoefer based partially upon discussions with Westamerica's senior management and Hoefer's own assessment of the operating costs savings realizable in the Merger. Certain pro forma financial projections for the years 1994 through 1998 for the combined entity were derived by Hoefer based upon the information discussed above, as well as Hoefer's assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included the possible operating cost savings believed by Hoefer to be realizable in the Merger.

     In conducting its review and in arriving at its opinion, Hoefer relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Hoefer relied upon the respective management of PV Financial and Westamerica as to the reasonableness of the financial and operating forecasts, projections and possible operating cost savings (and the assumptions and bases therefor) provided to it, and Hoefer assumed that such forecasts, projections and possible operating cost savings reflect the best currently available estimates and judgments of the applicable management. Hoefer also assumed, without independent verification, that the aggregate allowances for loan losses for PV Financial and Westamerica are adequate to cover such losses. Hoefer did not make or obtain any evaluations or appraisals of the properties of PV Financial or Westamerica, nor did it examine any individual loan credit files. For purposes of its opinion, Hoefer assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Agreement. Hoefer's opinion is limited to the fairness, from a financial point of view, to the holders of PV Financial Common Stock of the Exchange Ratio in the Merger and does not address PV Financial's underlying business decision to proceed with the Merger.

    As more fully discussed below, Hoefer considered such financial and other factors as Hoefer deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of PV Financial and Westamerica, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the allowance for loan losses, all as set forth in the financial statements for PV Financial and for Westamerica; (ii) the assets and liabilities of PV Financial and Westamerica, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Hoefer also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Hoefer's Fairness Opinion is necessarily based upon conditions as they existed and could be evaluated on the date of its opinion and the information made available to it through that date.

     In connection with rendering its Fairness Opinion to the PV Financial Board of Directors, Hoefer performed certain financial analyses, which are summarized below. Hoefer believes that its analysis must be considered as a whole and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of PV Financial and Westamerica. Any estimates contained in Hoefer's analysis are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.
Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the financial analyses performed by Hoefer was assigned a greater significance by Hoefer than any other.

     The financial forecasts and projections of PV Financial and Westamerica prepared by Hoefer were based on projections provided by the respective companies as well as Hoefer's own assessment of general economic, market and financial conditions. All such information was reviewed with the respective managements of PV Financial and Westamerica. Neither PV Financial nor Westamerica publicly discloses internal management financial forecasts and projections of the type provided to Hoefer in connection with its review of the proposed Merger. Such forecasts and projections were not prepared with a view towards public disclosure. The forecasts, projections and possible operating cost savings prepared by Hoefer were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

     Set forth below is a brief summary of the analyses performed by Hoefer in rendering the Fairness Opinion. Hoefer assumed for purposes of its opinion that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles. Unless otherwise noted in this summary, Hoefer used the Exchange Ratio at which PV Financial Common Stock would be exchanged if the Effective Date were the same as the date of the Fairness Opinion. The analysis also focused on core financial and operating projections and statistics which were not specifically adjusted for nonrecurring charges, unless otherwise stated.

     Pro Forma Merger and Contribution Analysis. Hoefer compared the changes in the amount of earnings, book value and dividends attributable to one share of PV Financial Common Stock before the Merger with the amounts attributable to the shares of Westamerica Common Stock for which such shares of PV Financial would be exchanged under the Agreement. The following assumptions regarding earnings and dividends underlie the pro forma results.

     The analysis assumes, unless otherwise stated, Merger-related possible operating cost savings projected by Hoefer based partially upon discussions with the senior management of Westamerica and Hoefer's own assessment of the cost savings realizable in the Merger to phase in during 1995 and 1996, assuming the Merger is completed during the first quarter of 1995. These possible operating cost savings represent approximately 1.22%, 1.59%, 1.44%, and 1.31% of the combined entity's projected noninterest expense in 1995, 1996, 1997 and 1998, respectively, on a pre-tax basis. This level of possible operating cost savings, expressed as a percentage of the combined institution's projected noninterest expense, is within the range of the level of operating cost savings, expressed as a percentage of the combined institutions' projected noninterest expense, announced in similar transactions reviewed by Hoefer.

     After reviewing earnings projections for Westamerica and PV Financial and Merger-related possible operating cost savings, Hoefer performed a pro forma merger analysis. In addition, Hoefer analyzed certain pro forma merger scenarios in order to assess the impact on PV Financial of some levels of volatility in Westamerica's and PV Financial's projected earnings as well as volatility of the possible levels of Merger-related operating cost savings.

     The impact on PV Financial of volatility in Westamerica's earnings and the level of Merger-related operating cost savings was shown by calculating pro forma results assuming Westamerica's earnings as projected, as well as 75% and 125% of Westamerica's projected earnings. In order to measure the impact on PV Financial of volatility of PV Financial's earnings to the pro forma results, Hoefer also examined the earnings impact on PV Financial resulting at those levels of Westamerica earnings if PV Financial achieved 75% and 125% of its projected earnings. The Exchange Ratio was used to make the calculations in each case, unless otherwise stated.

     In order to assess the impact on PV Financial shareholders of variability of the possible operating cost savings projected by Hoefer to be realizable in the Merger, Hoefer compared the earnings, book value and dividends attributable to one share of PV Financial Common Stock before the Merger with the earnings, book value and dividends attributable to the shares of Westamerica Common Stock for which such shares of PV Financial Common Stock would be exchanged, assuming 75% and 50% of the possible operating cost savings are realized. In general, failure to fully realize the projected operating cost savings in the Merger does not significantly affect the conclusions of the analysis, although the changes in earnings, book value and indicated dividends attributable to one share of PV

Financial Common Stock as a result of the Merger are less favorable than those shown for the analysis assuming full realization of the possible operating cost savings.


     In order to assess the impact on PV Financial shareholders resulting from potential variability of the Exchange Ratio, Hoefer performed an analysis of the changes in earnings, book value and indicated dividends attributable to one share of PV Financial Common Stock before the Merger to one share of PV Financial Common Stock after the Merger assuming the above-described Exchange Ratio of .545 as well as the Exchange Ratio adjusted to .5175. The latter Exchange Ratio was derived by Hoefer using the maximum downward adjustment of the Exchange Ratio for Significant Liabilities as defined in Section 2.1(b)(iii) of the Agreement. Hoefer & Arnett determined that variability of the Exchange Ratio does not affect the conclusions of the analysis, although changes in earnings, book value and indicated dividends attributable to one share of PV Financial Common Stock as a result of the merger are less favorable using an Exchange Ratio adjusted to .5175 than those shown for the analysis assuming an Exchange Ratio of .545.

     Hoefer concluded that changes in earnings per share, dividends and book value attributable to ownership of shares of Westamerica Common Stock as a result of the Merger are more favorable than the comparable attributes of ownership of shares of PV Financial Common Stock as a stand alone entity.

     The following table presents the results of an analysis of differences in earnings, book value and dividends attributable to one share of PV Financial Common Stock before the Merger and the portion of a share of Westamerica Common Stock for which such shares of PV Financial Common Stock would be exchanged, under the above described methodologies:

       PROJECTED CHANGES IN BOOK VALUE, EARNINGS PER SHARE AND DIVIDENDS

                                                             PERCENTAGE OF POSSIBLE COST SAVINGS REALIZED
                                                   1994                          1995                          1996
                                        --------------------------    --------------------------    --------------------------
                                           100%       75%       50%      100%       75%       50%      100%       75%       50%
                                        ------    ------    ------    ------    ------    ------    ------    ------    ------

PERCENTAGE OF PROJECTED
EARNINGS ACHIEVED BY:
PV FINANCIAL/WESTAMERICA
- -------------------------------------

100% / 100%
      Change in book value               25.45%    25.45%    25.45%    25.77%    25.69%    25.61%    26.14%    25.98%    25.81%
      Change in earnings per share       56.83     56.83     56.83     60.28     59.40     58.51     61.01     60.20     58.59
      Change in dividends                50.59     50.59     50.59     54.20     53.30     52.40     55.28     54.11     52.94
75% / 125%
      Change in book value               32.38     32.38     32.38     39.52     39.43     39.35     46.78     46.59     46.40
      Change in earnings per share      150.67    150.67    150.67    164.59    163.38    162.17    176.47    174.23    173.10
      Change in dividends                44.67     44.67     44.67     52.99     52.25     51.51     59.53     58.55     57.57
125% / 75%
      Change in book value               18.80     18.80     18.80     13.31     13.25     13.18      8.47      8.33      8.18
      Change in earnings per share       -0.25     -0.25     -0.25      1.13      0.44     -0.25     -0.25     -0.87     -2.10
      Change in dividends                60.47     60.47     60.47     62.05     60.87     59.70     60.25     58.76     57.27
75% / 75%
      Change in book value               24.78     24.78     24.78     24.34     24.26     24.19     24.03     23.86     23.69
      Change in earnings per share       55.85     55.85     55.85     61.89     60.69     59.48     62.96     61.84     59.59
      Change in dividends                50.59     50.59     50.59     55.52     54.29     53.06     57.14     55.50     53.87


                                              PERCENTAGE OF POSSIBLE COST SAVINGS REALIZED
                                                    1997                          1998
                                        --------------------------    --------------------------
                                           100%       75%       50%      100%       75%       50%
                                        ------    ------    ------    ------    ------    ------

PERCENTAGE OF PROJECTED
EARNINGS ACHIEVED BY:
PV FINANCIAL/WESTAMERICA
- -------------------------------------

100% / 100%
      Change in book value               29.60%    29.34%    29.08%    32.65%    32.32%    31.98%
      Change in earnings per share       61.01     59.54     58.81     60.34     59.68     58.34
      Change in dividends                54.85     53.79     52.72     54.47     53.50     52.53
75% / 125%
      Change in book value               57.52     57.22     56.93     68.12     67.73     67.34
      Change in earnings per share      185.41    184.37    182.28    195.65    193.70    192.73
      Change in dividends                65.03     64.12     63.20     70.76     69.91     69.06
125% / 75%
      Change in book value                7.15      6.93      6.70      5.74      5.46      5.17
      Change in earnings per share       -2.58     -3.13     -4.22     -4.65     -5.13     -6.11
      Change in dividends                56.59     55.26     53.93     53.05     51.87     50.69
75% / 75%
      Change in book value               27.02     26.74     26.47     29.73     29.36     28.99
      Change in earnings per share       63.09     61.00     59.96     62.41     60.47     59.49
      Change in dividends                56.68     55.16     53.64     56.26     54.84     53.43


  Analysis of Other Merger Transactions. Hoefer analyzed other bank and bank holding company merger and acquisition transactions in California for the periods January 1, 1988 to August 2, 1994 where the total consideration paid had a value between $5 million and $100 million. Hoefer compared price/earnings, price/book value and price/tangible book value multiples of the Exchange Ratio to the high, median and low multiples of all transactions. California transactions were reviewed exclusively due to the difference in the economic climate between California and the rest of the country. Hoefer assumed Westamerica Common Stock prices of $30.25, $31.63 and $33.25, the closing market price at July 25,1994, August 31, 1994 and September 30, 1994, respectively, and PV Financial's annualized earnings and book value for or at the period ended June 30, 1994.

  Set forth below is certain information relating to the Exchange Ratio described above, and the high, median and low transaction multiples summarized above:

                                                                                             PROPOSED
                                                                                           WESTAMERICA/
                                                                                        PV FINANCIAL MERGER*
                              CALIFORNIA TRANSACTIONS GREATER THAN $5         -------------------------------------------
                                MILLION AND LESS THAN $100 MILLION            EXCHANGE        EXCHANGE        EXCHANGE
                                JANUARY 1, 1988 TO AUGUST 2, 1994          RATIO (0.545X)  RATIO (0.545X)  RATIO (0.5353X)
                              ---------------------------------------      ----------------------------------------------
                                                                              JULY 25,      AUGUST 31,     SEPTEMBER 30,
                              HIGH             MEDIAN          LOW              1994           1994           1994
                              ---------------------------------------         --------      ----------    --------------

Price to earnings              48.35x           16.13x         (2.94)x         16.82x        17.58x          17.80x
Price to book value             2.98             1.64           0.61            1.96          2.05            2.11
Price less tangible book       14.82%            6.53%         (5.38)%         11.75%        12.79%          13.61%
  value to total deposits


- ------
*Not adjusted for poential Significant Liabilities as set forth in the Agreement

The bank merger and acquisition transactions for the period from January 1, 1988 to August 2, 1994 included in the above multiples are set forth below. Except as otherwise noted, the acquiror and the acquiree are both located in the State of California.

             ACQUIROR                            ACQUIREE
- -----------------------------------    -----------------------------
First Interstate Bancorp               Levy Bancorp
Business & Professional Bancorp        Sacramento First National

ValliCorp Holdings, Inc.               Bank One Fresno
National Bank of the Redwoods          Codding Bank of Rohnert Park

ValliCorp Holdings, Inc.               Mineral King Bancorp
SJNB Financial Corp                    Business Bancorp
Mid Peninsula Bancorp                  San Mateo County Bancorp
California Bancshares                  Bank of Livermore
California State Bank                  Bank of Anaheim
CVB Financial                          Western Industrial National Bank
Trico Bancshares                       Country National Bank
California Bancshares                  MBC Corp
First Interstate Bancorp               First State Bank of the Oaks
First Interstate Bancorp               Cal Rep Bancorp
Westamerica Bancorporation             Napa Valley Bancorp
CVB Financial                          Fontana First National Bank

ValliCorp Holdings, Inc.               Pacific Bancorporation
Westamerica Bancorporation             John Muir National Bank
Eldorado Bancorp                       San Clemente Bancorp
Wells Fargo & Co.                      Citizens Holdings
Bank of Fresno                         Madera Valley Bank

Home Interstate Bancorp       Torrance National Bank
Citicorp                      DeAnza Bank
California State Bank         Empire Bancorp
Comerica Inc. (Michigan)      InBancshares
Security Pacific              Santa Clarita National Bank
City National                 Warner Center Bank
Pacific Capital Bancorp       Pajaro Valley Bancorp
Security Pacific              La Jolla Bancorp
Bank of the West              Central Banking System

Wells Fargo & Co.             Torrey Pines Group, Inc.

Wells Fargo & Co.             Valley National Bank
Alameda Bancorp               Westside Bank
Commerce Bancorp              California City Bank
Security Pacific              Southwest Bank
Community Bank                Bank of Redlands
First Interstate              Alex Brown Financial
Mission Valley Bancorp        Lamorinda National Bank

     Discounted Cash Flow Analysis. Hoefer examined the results of a discounted cash flow analysis designed to compare the present value, under certain assumptions, of cash flows that would be attained if PV Financial remained independent through 1998, with the present value of the earnings projected to be achieved by the combined entities during the same period. The results produced in the analysis did not purport to be indicative of actual values or expected values of PV Financial or the shares of the PV Financial Common Stock.

     In calculating the present values through the discounted cash flow analysis, Hoefer analyzed the effect of possible earnings variability and possible Merger-related operating cost savings variability, among other items, by assuming varying levels of projected earnings for PV Financial and Westamerica. The three cases examined were: PV Financial earnings as projected and Westamerica earnings as projected; PV Financial earnings at 75% of projected earnings and Westamerica earnings at 125% of projected earnings; and PV Financial earnings at 125% of projected earnings and Westamerica earnings at 75% of projected earnings. Pro forma combined cash flows were calculated assuming the combinations of the cash flows in each of these cases, and were compared to the cash flows of PV Financial on a stand-alone basis as well as to the cash flows of PV Financial acquired in 1998 by a larger financial institution. All cases were analyzed assuming realization of the possible operating cost savings, projected by Hoefer, in the amounts and time periods previously indicated, unless otherwise stated. See "--Pro Forma Merger and Contribution Analysis."


     The discount rates used ranged from 10.0% to 18.0%, which Hoefer believes to be the range of investor return required for an investment having the risk profile associated with investments of this type. For the PV Financial stand-alone analyses, the terminal price multiples applied to 1998 estimated book value ranged from 1.00x to 2.00x. The lower levels of the price/book value multiples range reflected an estimated future trading range of PV Financial, while the higher levels of the price/book value multiples range were more indicative of a future sale of PV Financial's stock to a larger financial institution. For the pro forma combined analyses, the terminal price to book multiples also ranged from 1.00x to 2.00x.

     For the PV Financial stand-alone analyses, the cash flows were comprised of the projected stand alone dividends per share in years 1994 through 1998 plus the terminal value of PV Financial's Common Stock at year-end 1998 (calculated by applying each one of the assumed terminal price to book value multiples as stated above to 1998 projected PV Financial book value per share). For the pro forma combined analyses, the cash flows were comprised of the projected pro forma combined dividends per share in years 1994 through 1998 plus the terminal value of the pro forma combined entity's stock at year-end 1998 (calculated by applying each one of the assumed terminal price to book value multiples as stated above to 1998 projected pro forma combined book value per share). The discount rates described above were then applied to these cash flows to obtain the present values per share of PV Financial Common Stock.

     Hoefer also calculated the present value that would be attained if 50% and 75% of the possible operating cost savings were realized. The PV Financial stand-alone analysis would not change under this scenario; however, the present values attributable to one share of PV Financial Common Stock in the Merger would be lower than those shown for the analysis assuming full realization of the possible operating cost savings. Despite these lower values, failure to realize the possible operating cost savings in the Merger would not significantly affect the conclusions of the analysis.

     The following table presents the results of the discounted cash flow analysis described above using a discount rate of 14%, the mid-point of the range of discount rates employed in the analysis:


                PROJECTED PRESENT VALUE OF DISCOUNTED CASH FLOWS

                                                 PERCENTAGE OF POSSIBLE COST SAVINGS REALIZED
                                               1.50x BOOK VALUE                2.00x BOOK VALUE
                                         ---------------------------    ---------------------------
                                          100%        75%       50%      100%        75%       50%
                                         ------     ------    ------    ------     ------    ------
PERCENTAGE OF PROJECTED
EARNINGS ACHIEVED BY
PV FINANCIAL/WESTAMERICA
- ------------------------

100% / 100%
  PV Financial stand alone               $12.70     $12.70    $12.70    $16.65     $16.65    $16.65
  Pro forma combined                      17.03      16.99     16.94     22.27      22.21     22.15
  Percentage change in PV Financial       34.09%     33.78%    33.39%    33.75%     33.39%    33.03%

75% / 125%
  PV Financial stand alone               $11.26     $11.26    $11.26    $14.74     $14.74    $14.74
  Pro forma combined                      18.84      18.80     18.75     24.69      24.63     24.57
  Percentage change in PV Financial       67.32%     66.96%    66.52%    67.50%     67.10%    66.69%

125% / 75%
  PV Financial stand alone               $14.28     $14.28    $14.28    $18.75     $18.75    $18.75
  Pro forma combined                      15.58      15.53     15.48     20.30      20.24     20.18
  Percentage change in PV Financial        9.10%      8.75%     8.40%     8.27%      7.95%     7.63%

75% / 75%
  PV Financial stand alone               $11.26     $11.26    $11.26    $14.74     $14.74    $14.74
  Pro forma combined                      14.81      14.77     14.72     19.33      19.27     19.21
  Percentage change in PV Financial       31.53%     31.17%    30.73%    31.14%     30.73%    30.33%


     The analysis showed that use of a higher (lower) level of projected Westamerica earnings raised (lowered) the resulting present value for a given level of PV Financial earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price to book value multiple raised (lowered) the calculated present values. In all cases, for a given discount rate and a given price to book value multiple, the analysis showed that the financial terms of the Merger offered a higher present value per share of PV Financial Common Stock than if PV Financial remained independent through 1998 or was acquired in 1998 by a larger financial institution. However, the examples shown above do not necessarily indicate that a direct comparison of the present values obtained using the same terminal price to book value multiple and/or discount rate for the PV Financial stand-alone, PV Financial acquired in 1998 by a larger financial institution, and pro forma combined entity cash flows is the only comparison which can be made.

     Comparable Company Analysis. Hoefer examined recent historical data on PV Financial and Westamerica based upon information from each company's 1993 Annual Report to Shareholders and subsequent quarterly information through June 30, 1994. Hoefer analyzed certain credit and operating statistics for PV Financial and Westamerica, comparing these statistics to data for a peer group of California banks and bank holding companies using the publicly published Hoefer & Arnett California Independent Bank Index (the "Index"), comprised of 50 institutions. Both Westamerica and PV Financial are participants in the Index. The comparisons made are as of or for the period ending March 31, 1994, unless otherwise noted. The following table presents the results of the comparable company analysis described above:

                          COMPARABLE COMPANY ANALYSIS
                             (AS OF MARCH 31, 1994)

                                                   WESTAMERICA    PV FINANCIAL    INDEX MEDIAN
                                                   ------------   -------------   -------------

Total assets                                        $2,031,531        $169,939        $253,495
Market capitalization                                  232,185          23,943          18,311
Price to tangible equity per share                        1.50x           1.34x           1.00x
Tangible equity to tangible assets                        7.63%          10.53%           8.37%
Risk based capital ratio                                 14.87           13.49           13.52
Nonperforming assets to total assets                      1.21            1.52            1.94
Loan loss reserve to nonperforming assets               105.42           74.85           59.83
Return on assets                                          1.19            1.20            0.89
Return on equity                                         15.85           11.36            9.90
Net interest margin                                       4.98            5.70            5.37
Noninterest expense to average earning assets             3.88            4.17            5.17

     Hoefer concluded based on the comparable company analysis that the attributes of ownership of shares of Westamerica Common Stock as a result of the Merger are more favorable than the attributes of ownership of shares of PV Financial Common Stock as a stand-alone entity.

     Hoefer is an investment banking firm continually engaged in the valuation of businesses and securities, including financial institutions and their securities, in connection with mergers and acquisitions, underwritings, private offerings of securities, secondary distributions of listed and unlisted securities and valuations for estate, corporate and other purposes.

     As a normal part of its business, Hoefer also analyzes securities of financial institutions for the purposes of providing, among other things, transactional advice and assistance, investment research and capital financing activities. Hoefer currently conducts dealer markets in the shares of more than 120 independent financial institutions, including Westamerica and PV Financial. In that regard, Hoefer and its principals owned less than 1% of the outstanding shares of Westamerica Common Stock as of the date of this Proxy Statement/Prospectus. In addition, the principals of Hoefer have substantial experience in investment and commercial banking, some of which may be deemed applicable to the Fairness Opinion. Although Hoefer has not previously provided services to either Westamerica or PV Financial, it has provided services to Bank of Lake County and Napa Valley Bancorp (prior to its acquisition by Westamerica).

     Financial Advisory Fees. PV Financial has agreed to pay Hoefer for merger advisory and other services, including its Fairness Opinion, as follows:

     (a) $75,000 payable upon the public announcement by PV Financial of its execution and delivery of a definitive written agreement to enter into a combination transaction; plus

    (b) An additional fee equal to (i) 1.25% of the aggregate consideration paid if the aggregate consideration paid is less than or equal to 2.0 times PV Financial's shareholders' equity as reported on its most recent consolidated quarterly report filed with the Commission on or before the signing of the definitive agreement or (ii) 1.45% of the aggregate consideration paid if the aggregate consideration paid is greater than 2.0 times the PV Financial's shareholders' equity as reported on its most recent consolidated quarterly report filed on or before the signing of the definitive agreement; in both instances such additional fee to be reduced by the $75,000 payable under (a) above, contingent upon consummation of a combination transaction and payable at closing.

     PV Financial also has agreed to reimburse Hoefer for certain of its reasonable out-of-pocket expenses not to exceed $10,000 and to indemnify Hoefer against certain liabilities, including liabilities under the federal securities laws.


EFFECTIVE DATE OF THE MERGER

     The Agreement provides that the Merger will be effective upon the date of the filing with the California Secretary of State of a duly executed Merger Agreement and officers' certificates prescribed by Section 1103 of the GCL or upon any subsequent date set forth in the Merger Agreement (the "Effective Time"). The date on which the Merger is effective as specified in the Merger Agreement is referred to herein as the Effective Date. Although the parties have not adopted any formal timetable, it is presently anticipated that the Merger will be consummated on or prior to March 31, 1995, assuming all the conditions set forth in the Agreement are theretofore satisfied or waived.


EXCHANGE RATIO; CONVERSION OF SHARES OF PV FINANCIAL COMMON STOCK


     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of PV Financial Shares, each issued and outstanding PV Financial Share (other than fractional shares or any shares as to which dissenters' rights have been perfected) will be converted into .5450 of a fully paid and nonassessable Westamerica Share, subject to certain potential downward adjustments. See "-Possible Adjustment to Exchange Ratio or Termination of the Agreement." All such PV Financial Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Westamerica Shares into which such PV Financial Shares have been converted. Certificates previously representing PV Financial Shares shall be exchanged for certificates representing whole shares of Westamerica Common Stock issued in consideration therefor upon the surrender of such certificates. From and after the Effective Time, the holders of certificates formerly representing PV Financial Shares shall cease to have any rights with respect thereto other than any dissenters' rights they may perfect pursuant to Chapter 13 of the GCL.

     Any shares of PV Financial Common Stock that may be owned by Westamerica or any subsidiary of Westamerica (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) would be canceled and retired and shall cease to exist and no stock of Westamerica or other consideration shall be delivered in exchange therefor. However, no such shares are owned by Westamerica or any subsidiary of Westamerica.


POSSIBLE ADJUSTMENTS TO EXCHANGE RATIO OR TERMINATION OF THE AGREEMENT


     The Agreement provides that the Exchange Ratio may be adjusted as more fully described below. The effect of the adjustments would be to reduce the Exchange Ratio below .5450.

     If the average of the closing price of Westamerica Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System, National Market ("Nasdaq") (calculated by taking an average of the closing prices quoted on Nasdaq as reported in The Wall Street Journal for each of the twenty consecutive trading days prior to two business days prior to the Effective Date, rounded to 4 decimal places, whether or not trades occurred on those days (the "Average Price")) is above $32.06 (with no adjustment if the Average Price is between $28.43 and $32.06), the Exchange Ratio will be adjusted downward by one half of the amount by which the Average Price is above $32.06, according to the following formula (referred to as the "Adjusted Exchange Ratio"):

     .5450 x (Average Price + $32.06)/2 = Adjusted Exchange Ratio
             --------------------------
                Average Price

     The following table illustrates a range of possible Adjusted Exchange Ratios assuming Average Prices of Westamerica Common Stock between $32.25 and $35.00 per share.

         Average Price of                     Adjusted
     Westamerica Common Stock              Exchange Ratio
     ------------------------              --------------
              $32.25                        .5434
               32.50                        .5413
               32.75                        .5393
               33.00                        .5372
               33.25                        .5352
               33.50                        .5333
               33.75                        .5314
               34.00                        .5295
               34.25                        .5276
               34.50                        .5257
               34.75                        .5239
               35.00                        .5221

     If the Average Price is below $28.43, Westamerica and PV Financial shall have the right, but not the obligation, to renegotiate in good faith the Exchange Ratio and, should the parties decide to exercise such right to renegotiate, the parties have agreed to use their respective best efforts to agree to a new Exchange Ratio; however, should the parties fail to renegotiate the Exchange Ratio despite good faith efforts to do so, PV Financial may terminate the Agreement. In the event the parties renegotiate the Exchange Ratio pursuant to the foregoing provision, depending upon the circumstances under which said Exchange Ratio was renegotiated, the shareholders of PV Financial may be required to vote upon and approve the terms of any renegotiated transactions. See "-Amendment; Termination."


     The Exchange Ratio will be adjusted downward in an amount not to exceed .0275 for any Significant Liabilities. "Significant Liabilities" has been defined in the Agreement to mean those liabilities or expenses relating to categories and events which Westamerica has not consented to in writing as follows: (1) new or extended contractual obligations other than those arising in the ordinary course of PV Financial's business; (2) new or extended leases of real or personal property other than the Ceres branch lease; (3) acquisition of capital assets (or commitments to do so) except for assets required in the ordinary course for the Ceres branch; (4) contingent liabilities based upon threatened or pending litigation, other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; (5) any unbooked expenses, fines, fees, penalties or similar obligations except those arising in the ordinary course of PV Financial's business; (6) any new, expanded or accelerated pension or other employee benefits including employment contracts and severance payments, whether or not vested except as contemplated in Section 2.6 of the Agreement; and (7) an amount which would equal the amount necessary to bring PV Financial's allowance for loan losses to one hundred percent (100%) of PV Financial's nonperforming loans as of the calendar quarter preceding the Effective Date.


     PV Financial and Westamerica have agreed to identify any categories or events reasonably believed by either of them to be Significant Liabilities commencing immediately following receipt of all Government Approvals (as defined in the Agreement). Upon identification of a Significant Liability, the parties will attempt to agree upon the amount of said Significant Liability within seven days. If no mutual agreement is reached within the seven days the parties shall immediately hire an independent expert qualified to render an opinion regarding the amount of the particular Significant Liability, if any. The parties will fully cooperate with any such independent expert and will equally split the costs of said expert. The opinion of the expert shall be binding on the parties for purposes of the Agreement. As a result of any Significant Liabilities through the close of business on the day preceding the Effective Date, the Exchange Ratio or Adjusted Exchange Ratio shall be reduced by subtracting therefrom the fraction obtained by dividing the amount of Significant Liabilities (on a net after-tax per share basis) by the Average Price, in no event to exceed .0275.


     At the date of this Prospectus, the parties have not identified any category or event as a Significant Liability; however, one pending litigation matter in which the Bank is a defendant could fall under the definition of a Significant Liability prior to the Effective Date based on the circumstances of the matter then existing. See "Information About PV Financial -Litigation."


     Based on Westamerica's closing Common Stock price on October 4, 1994 (and assuming this is the Average Price), the Exchange Ratio would be .5434 if there is no adjustment for Significant Liabilities and .5159 if the maximum Significant Liability adjustment occurs.

EXCHANGE OF PV FINANCIAL STOCK CERTIFICATES; FRACTIONAL INTERESTS

     Prior to the Effective Date, Westamerica has agreed to appoint Chemical Trust Company of California or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to PV Financial and Westamerica, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Westamerica Shares, and at and after the Effective Date, Westamerica shall issue and deliver to the Exchange Agent certificates representing the Westamerica Shares, as shall be required to be delivered to holders of PV Financial Shares. As soon as practicable after the Effective Date, each holder of PV Financial Shares, upon surrender to the Exchange Agent of one or more certificates for such PV Financial Shares for cancellation, will be entitled to receive a certificate representing the number of Westamerica Shares into which such number of PV Financial Shares will have been converted and a payment in cash with respect to fractional shares, if any. Each certificate representing Westamerica Shares will bear a notation incorporating the terms of the Amended and Restated Rights Agreement by reference and will evidence the Rights as set forth in and subject to the terms of the Amended and Restated Rights Agreement. Certificates issued for the Westamerica Shares shall be deemed to be certificates for said Rights. For a discussion of the Amended and Restated Rights Agreement see "Description of Westamerica Capital Stock and Indebtedness--Shareholder Rights Plan."

          No dividends or other distributions of any kind which are declared payable to shareholders of record of the Westamerica Shares on or after the Effective Date will be paid to persons entitled to receive such certificates for Westamerica Shares until such persons surrender their certificates representing PV Financial Shares. Upon surrender of certificates representing PV Financial Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Westamerica Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

          If any certificate for Westamerica Shares is to be issued in a name other than that in which the certificate for PV Financial Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Westamerica Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Westamerica and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

          All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing PV Financial Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Westamerica, and after such time any holder of a certificate representing PV Financial Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Westamerica for payment or delivery of such Westamerica Shares and dividends or distributions or cash, as the case may be.

          No fractional shares of Westamerica Common Stock shall be issued to holders of PV Financial Shares. In lieu thereof, each such holder entitled to a fraction of a share of Westamerica Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's PV Financial Shares, an amount in cash equal to the Average Price multiplied by the fraction of a share of Westamerica Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.


TREATMENT OF STOCK OPTIONS

   Each person holding one or more options to purchase PV Financial Shares pursuant to the PV Financial 1982 Stock Option Plan, 1991 Director Stock Option Plan or 1992 Employee Stock Option Plan (collectively, the "Option Plans") shall have the right, in his or her discretion, to:

       (i) prior to the Effective Date, exercise any options granted under the Option Plans that are vested; provided, however, all options (vested or unvested) granted to Directors of PV Financial may not be exercised until after the Effective Date. If an optionee with respect to the PV Financial 1982 Stock Option Plan has not terminated his or her employment with PV Financial or the Bank before July 25, 1994, his or her options that are not vested on that date shall become fully exercisable prior to the Effective Date following notice by PV Financial in accordance with the terms of the PV Financial 1982 Stock Option Plan; provided, however, the right to exercise these options on an accelerated basis shall terminate on the Effective Date; and/or

       (ii) have any options that are not exercised converted into an option to purchase shares of Westamerica Common Stock.

          As of the Record Date, options to acquire 61,758 shares of PV Financial Common Stock were outstanding under the PV Financial 1982 Stock Option Plan; options to acquire 185,220 shares of PV Financial Common Stock were outstanding under the PV Financial 1991 Director Stock Option Plan; and options to acquire 148,663 shares of PV Financial Common Stock were outstanding under the PV Financial 1992 Employee Stock Option Plan. See "-Interests of Certain Persons in the Merger."

          General Conversion Rules. Following the Effective Date, shares of Westamerica Common Stock shall be substituted under the options for PV Financial Shares based on the Exchange Ratio or Adjusted Exchange Ratio, as applicable, in a form acceptable to Westamerica. Specifically, each option shall be deemed to continue as an option to purchase the number of shares of Westamerica Common Stock equal to the Exchange Ratio or Adjusted Exchange Ratio, as applicable, multiplied by the number of PV Financial Shares previously covered by such option at an option exercise price for each such share of Westamerica Common Stock equal to the previous option exercise price for each PV Financial Share divided by the Exchange Ratio or Adjusted Exchange Ratio, as applicable. Except as noted below, each PV Financial option shall otherwise continue on terms and conditions that are consistent with those that were applicable on the Effective Date.

          Conversion Rules for PV Financial 1991 Director Stock Option Plan. The Agreement provides that the options under the PV Financial 1991 Director Stock Option Plan will be amended by PV Financial to state that no such option may be exercised until after the Effective Date, and that to the extent such an option was not vested on June 15, 1994, that unvested portion of the option will become exercisable after the Effective Date in increments of one-third (1/3) on each anniversary of the Effective Date. The substitute Westamerica options will contain the same vesting provision. In addition, the Agreement provides that the PV Financial 1991 Director Stock Option Plan will be amended by PV Financial to provide that, for purposes of the PV Financial 1991 Director Stock Option Plan only, a Director's service does not terminate as long as he remains a director or advisory director of the Bank on and after the Effective Date. Westamerica has covenanted that it will, for purposes of the PV Financial 1991 Director Stock Option Plan only, at or immediately following the Effective Date, offer each current Director of the Bank a position as director or advisory director of the Bank and that should the Bank be merged into any other subsidiary of Westamerica, each current Bank Director shall be offered a position, for purposes of the PV Financial 1991 Director Stock Option Plan only, as an advisory director of the successor in interest to the Bank.

          PV Financial has agreed to amend the Option Plans and obtain any required shareholder approval of such Option Plan amendments and will amend, as necessary, any and all option agreements (including obtaining any required participant consents) prior to the Effective Date.

          In accordance with the requirements of the Agreement, as described above, the PV Financial Board of Directors has amended the PV Financial 1991 Director Stock Option Plan. The PV Financial Board of Directors has approved an amendment of Section 5(d) of said Plan to make clear that a director's right to exercise his or her options will not terminate if he or she continues as an advisory director of the Bank or the successor-in-interest to the Bank (Westamerica intends to merge the Bank with and into Westamerica Bank) after the Effective Date. Set forth below is Section 5(d) of said Plan, as amended and restated by action of the PV Financial Board of Directors (the sentence added has been underlined):

                    "(d)  Termination of Tenure on the Board.  Unless the
                          ----------------------------------
            Committee determines otherwise, upon the termination of an optionee's status as a member of the Board, his or her rights to exercise an option then held shall be only as follows:

                    DEATH OR DISABILITY:  If an optionee's tenure on the Board is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability; provided the actual date of exercise is in no event after the expiration of the term of the option. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                    OTHER REASONS:  If an optionee's tenure on the Board is
            terminated for any reason other than those mentioned above under "Death or Disability," the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of such termination; provided the date of exercise is in no event after the expiration of the term of the option.

                    Notwithstanding the foregoing, an optionee's status as a
                    --------------------------------------------------------
            member of the Board will not terminate, for purposes of this Plan
            -----------------------------------------------------------------
            only, as long as he or she remains a director or advisory director
            ------------------------------------------------------------------
            of Pacific Valley National Bank or its successor by merger."
            -----------------------------------------------------------

          The amendment of Section 5(d) of the PV Financial 1991 Director Stock Option Plan, as approved by the PV Financial Board of Directors, is subject to approval by the shareholders of PV Financial and is also subject to consummation of the Merger. Assuming the shareholders approve the amendment, it would become effective on the Effective Date.


          Subsequent to the Effective Date, Westamerica intends to register some or all of the Option Plans under the Securities Act by filing one or more Form-8 Registration Statements with the Commission. The 1982 Stock Option Plan and the 1992 Employee Stock Option Plan may be terminated as of the Effective Date, but options granted pursuant to said Plans and outstanding on or prior to the Effective Date which are converted into options to purchase Westamerica Shares will continue to be governed by terms and conditions consistent with said Plans.

          As stated in this Proxy Statement/Prospectus under the caption "The Meeting-Matters to be Considered at the Meeting," the proposal to approve and adopt the Agreements and the transactions contemplated thereby includes the amendment of the PV Financial 1991 Director Stock Option Plan. A vote in favor of the Merger proposal will also constitute a vote to adopt and approve the amendment of the PV Financial 1991 Director Stock Option Plan.

COVENANTS OF WESTAMERICA AND PV FINANCIAL; CONDUCT OF BUSINESS PRIOR TO THE
MERGER

     The Agreement contains covenants of Westamerica and PV Financial concerning, among other things, (i) the cooperation of each party to obtain all necessary or appropriate government approvals in order to cause the Merger to be consummated; (ii) the prompt notification by either party of any event which would cause or constitute a breach of any of the representations and warranties of that party; (iii) the right of each party to review the other party's books and records and the delivery of financial statements; (iv) the cooperation by both parties in the issuance of any press releases; (v) restrictions by either party to enter into a merger, consolidation, or other takeover proposal involving any third party; (vi) restrictions on the payment of dividends; (vii) the merging of PV Financial's employee welfare benefits plan into Westamerica's employee welfare benefits plan; (viii) the outsourcing of various PV Financial banking functions (which shall include, but are not limited to, item processing, data processing, loan documentation, facilities management, investment portfolio management, loan review, internal audit and account servicing) to Westamerica; and (ix) use of PV Financial's best efforts to sell or lease to a third party its interest in its headquarters building.

     The Agreement provides that PV Financial and the Bank shall conduct their respective businesses in the ordinary course as such businesses were conducted prior to entering into the Agreement. The Agreement further provides that PV Financial and the Bank will not, without the prior written consent of Westamerica, among other things, (i) commit to any loan with a principal amount in excess of $250,000 and/or aggregate debt over $1,000,000; (ii) purchase any investment security with a maturity in excess of two years, or sell any investment security in which a gain is recognized; (iii) issue any certificate of deposit with a rate of interest in excess of 6%; (iv) commit to new capital expenditures in excess of $25,000; (v) commit to any new contract or extend any existing contract that would obligate PV Financial and the Bank for an aggregate amount over time in excess of $25,000; (vi) accelerate the vesting of pension or other benefits; (vii) grant any new stock options or accelerate the vesting of any existing stock options; and (viii) make or approve any increase in the compensation payable to any director, officer, employee or agent with an annual salary in excess of $40,000.

     Except with the prior written consent of Westamerica, neither PV Financial nor the Bank will amend its Articles of Incorporation or Articles of Association, as the case may be, or Bylaws; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of their shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of their capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of their respective companies, or agree to do any of the foregoing.

     PV Financial shall promptly notify Westamerica in writing upon becoming aware of the occurrence of any of the following: (i) the classification of any loan as substandard, doubtful or loss; (ii) the filing or commencement of any legal action or other proceeding or investigation against PV Financial or the Bank (or any director or executive officer); or (iii) the monthly pretax earnings of PV Financial are less than $250,000.


   Business Combination. Subject to the fiduciary obligations of PV Financial's Board of Directors, PV Financial and the Bank have agreed they will not prior to the Effective Time, make any offer to any third party or accept any offer from any third party regarding a business combination ("Business Combination"), acquire or agree to acquire any of their own capital stock or the capital stock or assets of any other entity, or commence any proceedings for winding up and dissolution effecting either of them other than the transactions explicitly contemplated by the Agreements. In addition, neither PV Financial nor the Bank, nor any officer, director or affiliate thereof, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by PV Financial or the Bank, shall (i) solicit or encourage or take any other actions to facilitate or enter into any Business Combination; (ii) disclose any nonpublic information to any corporation or entity concerning the business and properties of PV Financial or the Bank or afford any such party access to the properties, books or records of PV Financial or the Bank; or (iii) furnish or cause to be furnished any information concerning the business, financial condition, operations, property or prospects of PV Financial or the Bank to another person having any actual or prospective role with respect to any such transaction. The Agreement also requires PV Financial to notify Westamerica immediately of the receipt by it of any indication of interest in any Business Combination, as such term is defined in the Agreement.

     In the event the Boards of Directors of PV Financial or the Bank receive a bona fide offer for a Business Combination and reasonably determine that their duty to act or refrain from acting pursuant to the Agreement is inconsistent with their continuing fiduciary duties to the shareholders of PV Financial, their duty to act or refrain from acting pursuant to the Agreement is excused and will not constitute a breach of the Agreement, or create any claim or cause of action asserting any liability against any member of the Board of Directors of PV Financial or the Bank. In the event PV Financial fails to act or refrains from doing any act other than as contemplated by the Agreement, Westamerica is entitled to terminate the Agreement without any liability to PV Financial or the Bank. If PV Financial or the Bank enter into or agree to a Business Combination which affects over 20% of PV Financial's or the Bank's common stock, assets or branches, PV Financial will be required to pay to Westamerica, upon demand, the sum of $1,000,000 in order to reimburse Westamerica for its expenses and costs and the time committed by its personnel and representatives in connection with the Merger. See "-Expenses."


     PV Financial has also agreed to make available to Westamerica, upon request, a list of its shareholders and their addresses, a list showing all transfers of PV Financial Common Stock and such other information as Westamerica reasonably requests regarding both ownership and prior transfers of such stock. In addition, PV Financial must use its best efforts to satisfy any such request for similar information relating to stock ownership and prior stock transfers involving the Bank.


MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

     On the Effective Date, PV Financial will be merged into Westamerica, at which time the Bank will become a wholly owned subsidiary bank of Westamerica. Upon consummation of the Merger, the separate corporate existence of PV Financial will cease. All rights, franchises and interests of PV Financial will be assumed by and vested in Westamerica. The Articles of Incorporation and Bylaws of Westamerica in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation and Bylaws of Westamerica following the Merger and the directors and officers of Westamerica prior to the Effective Date will be the directors and officers of Westamerica following the Merger.

     As soon as practical following the Effective Date, Westamerica intends to merge the Bank into Westamerica Bank. Subject to regulatory approval, the branches of the Bank will become branches of Westamerica Bank, and a new region within Westamerica Bank will be created. In furtherance of this objective, Westamerica Bank intends to file applications with the Superintendent of Banks of the State of California (the "Superintendent") and the Federal Reserve Bank of San Francisco seeking permission to merge the Bank into Westamerica Bank. Westamerica Bank is a California state chartered member of the Federal Reserve System. It is expected that this new region will be managed by the Bank's current Chairman, President and Chief Executive Officer, Robert J. Cardoza, as the new Senior Vice President and Regional Market Manager. This new region, to be headquartered in Modesto, will also include a new regional credit hub, responsible for underwriting commercial, commercial real estate, agricultural and other small business loans. See "Certain Considerations" and "-Employment Agreement."

     PV Financial has agreed that PV Financial's employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may be terminated, modified or merged into Westamerica's employee benefit plans before, on or after the Effective Date, as determined by Westamerica in its sole discretion. PV Financial has also agreed that the PV Financial 401(k) Plan may be terminated, frozen, modified or merged into the Westamerica 401(k) Plan immediately before, on or after the Effective Date, as determined by Westamerica in its sole discretion.

     It is expected that all data processing, check processing, bookkeeping, consumer lending, residential real estate lending, accounting, and all other administrative functions of the Bank, except for the branch functions and regional commercial credit functions described above, will be centralized with Westamerica Bank's other similar functions.

     Each current member of the Board of Directors of PV Financial and the Bank will be offered a position as a director or advisory director of the Bank commencing on the Effective Date and upon the merger of the Bank into Westamerica Bank, each such director will be offered a position as an advisory director of Westamerica Bank. Those current directors who elect to continue as advisory directors will assist Westamerica Bank in business development and will serve as a new regional advisory board to Mr. Cardoza and Westamerica Bank. See "Certain Considerations."


REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER

     The Agreement contains representations and warranties by Westamerica and PV Financial regarding, among other things, their respective organization, authorization to enter into the Agreements, corporate power to carry out the terms of the Agreements, capitalization and the accuracy of their respective financial statements. PV Financial has made further representations and warranties to Westamerica regarding regulatory proceedings, the timely filing of tax returns, title to its real property, certain environmental liabilities, employment contracts and benefits and various aspects of its loans and other assets.

     The Merger will occur only if all required government approvals are in effect or have been obtained (without the imposition of any materially burdensome conditions as determined by Westamerica in good faith) (see "- Required Regulatory Approvals"), the Agreements are approved by the majority of the outstanding shares of PV Financial Common Stock and the representations and warranties of the parties are true and correct in all material respects on and as of the Effective Date.

     Consummation of the Merger is subject to satisfaction of certain other conditions or the waiver of such conditions by the party entitled to do so. Such conditions include, among other things, the following: (i) the absence of a material adverse change since March 31, 1994, in the business, financial condition or results of operations of either party; (ii) the absence of legal impediments to the Merger; (iii) the effectiveness of a registration statement with respect to the Westamerica Common Stock to be issued to PV Financial shareholders as a result of the Merger; (iv) the receipt, by Westamerica and PV Financial, of opinions of counsel to Westamerica to the effect that, among other things, under federal and state tax laws, the Merger will not result in any recognized gain or loss to Westamerica or PV Financial and, except for any cash received in lieu of any fractional shares, no gain or loss will be recognized by holders of PV Financial Common Stock who receive Westamerica Common Stock in exchange for the PV Financial Common Stock which they hold (see "-Certain Tax Consequences"); (v) receipt of letters and reports from PV Financial's independent public accountants relating to the Registration Statement and PV Financial's unaudited financial statements; (vi) receipt by PV Financial of a fairness opinion from its financial advisors; and (vii) receipt of a letter from Westamerica's independent public accountants to the effect that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles (see "-Accounting Treatment").

     In addition, certain other conditions must be satisfied in order for Westamerica to be obligated to consummate the Merger, or be waived by Westamerica, including the condition that (i) the aggregate number of shares of PV Financial Common Stock held by persons who have taken all of the steps required to perfect their right (if any) to be paid the fair market value of such shares under the GCL shall not exceed 9% of the outstanding shares of PV Financial Common Stock; (ii) Westamerica has received noncompetition agreements (which contain certain noncompetition provisions for a period of two years following the Merger) from each director of PV Financial and the Bank, including Robert J. Cardoza, and PV Financial has used its best efforts to obtain similar noncompetition agreements from certain officers of the Bank; (iii) the Employment Agreement (as defined below) among Robert J. Cardoza, Westamerica,
PV Financial and the Bank remains in full force and effect and has not been breached as of the Effective Date; (iv) PV Financial has delivered to Westamerica an opinion of its loan review examiner, acceptable to Westamerica, to the effect that all loan losses in excess of

$25,000 have been identified; and (v) PV Financial has received all consents of third parties which are required to be received by it, if any.


REQUIRED REGULATORY APPROVALS

     The Merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the provisions of the Bank Holding Company Act of 1956, as amended (the "BHC Act"). This federal statute provides that no transaction may be approved which would result in a monopoly or which (i) would be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting a review of any application for a merger, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the companies and the banks concerned, and the convenience and needs of the community to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the requirements of the Community Reinvestment Act of 1977, as amended ("CRA"), are not satisfied.


     Westamerica expects to file a final application to merge PV Financial into Westamerica in October 1994. Receipt of final regulatory approval by the Federal Reserve Board is a pre-condition to the consummation of the Merger under the terms of the Agreement. See "-Representations and Warranties; Conditions to the Merger." Westamerica expects the Federal Reserve Board will act on and approve its application late in the fourth quarter of 1994 or in the first quarter of 1995.

     A transaction approved by the Federal Reserve Board may not be consummated for 30 days after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If, however, the Department of Justice does not commence a legal action during such 30-day period, it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act of 1890, as amended (the "Sherman Antitrust Act").

     The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the BHC Act and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the Merger.

     Based on current precedents, the respective managements of Westamerica and PV Financial believe that the Merger will be approved by the Federal Reserve Board and the Merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the Federal Reserve Board or the Department of Justice will concur in this assessment or that, in connection with the grant of any approval by the Federal Reserve Board, any action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger will not contain conditions which are materially burdensome to Westamerica within the meaning of the Agreement. If a materially burdensome condition is imposed in connection with a government approval, a condition to Westamerica's obligation to consummate the Merger will be deemed not to have occurred and Westamerica would have the right to terminate the Merger.


STOCK EXCHANGE LISTING

     The Westamerica Common Stock is listed on Nasdaq. Westamerica intends to cause the shares of Westamerica Common Stock to be issued in the Merger and the shares of Westamerica Common Stock to be reserved for issuance upon the exercise of existing PV Financial stock options to be approved for listing on Nasdaq, subject to official notice of issuance prior to the Effective Date.

      The PV Financial Common Stock is currently traded on the over-the-counter market and quoted on the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets"). If the Merger is consummated, such shares will cease to be quoted on the Pink Sheets and public trading of such shares will cease.


STOCK OPTION AGREEMENT


      THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE RESTATED STOCK OPTION AGREEMENT ENTERED INTO BETWEEN WESTAMERICA AND PV FINANCIAL IMMEDIATELY FOLLOWING THE EXECUTION OF THE AGREEMENT (THE "RESTATED STOCK OPTION AGREEMENT"), A COPY OF WHICH IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THE RESTATED STOCK OPTION AGREEMENT SET FORTH IN ANNEX C. CERTAIN CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED IN THIS SUBSECTION ARE DEFINED IN THE RESTATED STOCK OPTION AGREEMENT.


      Shares Subject to the Option. The Restated Stock Option Agreement provides for the purchase by Westamerica of up to 433,142 shares, subject to certain adjustments, of PV Financial Common Stock (the "Option Shares") at an exercise price, subject to certain adjustments, of $12.25 per share, payable in cash (the "Stock Option"). The Option Shares, if issued pursuant to the Restated Stock Option Agreement, would represent approximately 19.9% of the issued and outstanding shares of PV Financial's Common Stock without giving effect to the issuance of any shares pursuant to an exercise of the Stock Option, and in no event will the number of Option Shares exceed 19.9% of issued and outstanding PV Financial Common Stock.

      Adjustment of Number of Shares Subject to the Option. The number of shares of PV Financial Common Stock subject to the Stock Option will be increased to the extent that PV Financial issues additional shares of PV Financial Common Stock (otherwise than pursuant to an exercise of the Stock Option) such that the number of Option Shares will continue to equal 19.9% of the then issued and outstanding shares of PV Financial Common Stock without giving effect to the issuance of shares pursuant to an exercise of the Stock Option.

      Exercise of the Option. Westamerica or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, subject to regulatory approval, at any time within 30 days (subject to extension as provided in the Restated Stock Option Agreement) after both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are hereinafter defined) occur prior to termination of the Stock Option.

      "Initial Triggering Event" is defined as the occurrence of any of the following events:

      (i) PV Financial or the Bank, without Westamerica's prior written consent, enters into an agreement with any person or group (other than Westamerica or any subsidiary thereof) to engage in, or the PV Financial Board of Directors recommends that the PV Financial Common Shareholders approve or accept (other than as contemplated by the Agreement), (x) a merger or consolidation, or similar transaction, involving PV Financial or the Bank, (y) the purchase, lease, or other acquisition representing 15% or more of the consolidated assets of PV Financial and the Bank, or (z) the purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of any class of securities of PV Financial or the Bank (each of the transactions described in the preceding clauses (x), (y) and (z) being referred to herein as an "Acquisition Transaction");

      (ii) PV Financial or the Bank, without having received Westamerica's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Westamerica or a subsidiary thereof, or the PV Financial Board of Directors shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, its recommendation that the shareholders of PV Financial approve the transactions contemplated by the Agreement;

      (iii) any person or group (other than Westamerica, any subsidiary thereof or any PV Financial subsidiary acting in a fiduciary capacity) shall acquire beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of PV Financial Common Stock;

      (iv) any person or group (other than Westamerica or any subsidiary thereof) shall make a bona fide proposal to PV Financial or its shareholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

      (v) a third party shall make a proposal to PV Financial or its shareholders to engage in an Acquisition Transaction, followed by PV Financial breaching any covenant or obligation contained in the Agreement, such breach entitling Westamerica to terminate the Agreement, and such breach shall not be cured prior to the date that Westamerica sends notice of its exercise of the Stock Option to PV Financial; or

      (vi) any person or group (other than Westamerica or any subsidiary thereof), other than in connection with a transaction to which Westamerica has given its prior written consent, shall file an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing for approval to engage in an Acquisition Transaction.

      "Subsequent Triggering Event" is defined as either (A) the acquisition by any person or group of beneficial ownership of 20% or more of the then outstanding shares of PV Financial Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referenced in subclause (z) thereof shall be 20%.

      Termination of the Option. The Restated Stock Option Agreement terminates
(i) at the Effective Time of the Merger, (ii) upon termination of the Merger Agreement in accordance with the terms thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, or (iii) 12 months after termination of the Merger Agreement following the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event occurs after or continues beyond such termination, the Stock Option will terminate 12 months from the expiration of the last Initial Triggering Event, but in no event more than 18 months after such termination).

      Within 30 days (subject to extension as provided in the Restated Stock Option Agreement) after a Subsequent Triggering Event and prior to the termination of the Stock Option, Westamerica (on behalf of itself or any subsequent Holder) may demand that the Stock Option and the related Option Shares be registered under the Securities Act. Upon such demand, PV Financial must promptly prepare, file and keep current a shelf registration subject to certain exceptions. Westamerica is entitled to two such registrations so long as the second request is within 18 months of the first request.

      Notwithstanding any other provision of the Restated Stock Option Agreement, if a Holder, the owner of the Option Shares from time to time (the "Owner"), or certain related parties offer or propose to engage in an Acquisition Transaction (other than as contemplated by the Merger Agreement) without the prior written consent of PV Financial, then (i) in the case of a Holder or related party thereof, the Stock Option held by it will immediately terminate and be of no further force or effect and (ii) in the case of an Owner or any related party thereof, the Option Shares held by it will be repurchasable by PV Financial immediately at the then applicable Stock Option exercise price.

      If the Stock Option terminates under certain circumstances as described in the Restated Stock Option Agreement, Westamerica (or any subsequent Holder) may have as many as 30 days subsequent to such termination to exercise the Stock Option (or Substitute Option (as hereinafter defined)) in connection with the resale of PV Financial Common Stock or other securities pursuant to a registration statement as provided in the Restated Stock Option Agreement.

      Repurchase at Option of Westamerica. Within 30 days (subject to extension as provided in the Restated Stock Option Agreement) after a Subsequent Triggering Event and prior to an Exercise Termination Event, subject to regulatory approval, PV Financial is required (i) at the request of the Holder, to repurchase the Stock Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (x) the "market/offer price" (as hereinafter defined) exceeds (y) the then applicable Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised plus Westamerica's Out-of-Pocket Expenses (as hereinafter defined) to the extent not previously reimbursed; and (ii) at the request of the Owner, to repurchase such number of Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the "market/offer price" multiplied by the number of Option Shares so designated plus Westamerica's Out-of-Pocket Expenses to the extent not previously reimbursed. "Out-of-Pocket Expenses" means Westamerica's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including legal, accounting, and investment banking fees. "Market/offer price" means the highest of (A) the highest price per share of PV Financial Common Stock at which a tender offer or exchange offer therefor has been made, (B) the price per share of PV Financial Common Stock to be paid by any third party pursuant to an agreement with PV Financial, (C) the highest closing price for shares of PV Financial Common Stock quoted on the Pink Sheets or other principal trading market, if applicable, within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Stock Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (D) in the event of a sale representing 15% or more of PV Financial's net assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PV Financial as determined by a nationally recognized investment banking firm, selected by the Holder or the Owner, as the case may be, divided by the number of shares of PV Financial Common Stock outstanding at the time of such sale.

     Substitute Option. In the event that, prior to an Exercise Termination Event, PV Financial enters into an agreement (i) to consolidate with or merge into any entity other than Westamerica or any subsidiary thereof and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any entity other than Westamerica or any subsidiary thereof to merge into PV Financial with PV Financial as the continuing or surviving corporation, but in connection therewith the then outstanding shares of PV Financial are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of PV Financial Common Stock after such merger represent less than 50% of the outstanding shares or share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets to any entity other than Westamerica or any subsidiary thereof, then the Stock Option will be converted into, or exchanged for, an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either the continuing or surviving corporation of a merger or a consolidation, the transferee of all or substantially all of PV Financial's assets, or the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Restated Stock Option Agreement. To the extent possible, the Substitute Option will contain other terms and conditions that are the same as those in the Restated Stock Option Agreement (after giving effect to the provisions described in the following paragraph).

     Repurchase of Substitute Option or Shares. Subject to regulatory approval, the issuer of a Substitute Option will be required to repurchase such option at the request of the holder thereof and to repurchase any shares ("Substitute Shares") of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the "Highest Closing Price" (as hereinafter defined) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may be exercised, plus Westamerica's Out-of-Pocket Expenses. The repurchase price for Substitute Shares shall equal the "Highest Closing Price" multiplied by the number of Substitute Shares to be repurchased, plus Westamerica's Out-of-Pocket Expenses. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Substitute Option or the Owner gives notice of the required repurchase of Substitute Shares, as the case may be.

     Assignability. Neither Westamerica nor PV Financial may assign any of its respective rights and obligations under the Restated Stock Option Agreement or the Stock Option to any other person without the other party's written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, within 30 days thereafter (subject to extension as provided in the Restated Stock Option Agreement), Westamerica, subject to the Restated Stock Option Agreement, may assign in whole or in part its rights and obligations thereunder. In addition, until 30 days after the Federal Reserve Board approves an application by Westamerica to acquire the Option Shares, Westamerica may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of PV Financial, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on Westamerica's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     Notice of Exercise. In the event Westamerica (or any subsequent Holder) wishes to exercise the Stock Option, it must send to PV Financial a written notice (the date of which is referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a "Closing Date" not less than three nor more than 60 days from the Notice Date. If the purchase and sale of the Stock Option cannot be consummated because of an applicable judgment, decree, order, law or regulation, the period of time referred to in this paragraph shall run from the date that the restriction on consummation lapses. If prior notification to or approval by the Federal Reserve Board is required, Westamerica (or any subsequent Holder) will promptly file the required notice or application. In such a case, the period of time referred to in this paragraph will run from the date the notification period expires or any necessary approval is granted.

     The rights and obligations of Westamerica under the Restated Stock Option Agreement are subject to receipt of any required regulatory approval. Generally, without the prior approval of the Federal Reserve Board, Westamerica may not acquire more than 5% of the outstanding Common Stock of PV Financial. Westamerica intends to file an application for such approval as soon as practicable. See "-Required Regulatory Approvals."

     The Stock Option could have the effect of discouraging persons who now or prior to the Effective Time might be interested in acquiring all or a significant interest in PV Financial from considering or proposing such an acquisition, even if such persons were prepared to pay more consideration per share for PV Financial Common Stock than the consideration per share payable under the Merger Agreement.

EMPLOYMENT AGREEMENT

     Pursuant to Section 7(u) of the Agreement, on July 25, 1994, Robert J. Cardoza entered into a twenty-four (24) month employment agreement with PV Financial, the Bank and Westamerica (the "Employment Agreement") to be effective as of the Effective Date. Under the Employment Agreement, Mr. Cardoza will serve as the Chairman, President and Chief Executive Officer of the Bank, so long as the Bank remains a subsidiary of Westamerica, commencing on the Effective Date. Upon the merger of the Bank into another banking subsidiary of Westamerica during the term of the Employment Agreement, Mr. Cardoza will serve in such other positions as the Board of Directors of the successor-in-interest to the Bank shall designate; provided, however, that should Mr. Cardoza be assigned to a position less than Senior Vice President, he would be entitled to resign and receive severance pay as if he had been terminated without cause pursuant to the terms of the Employment Agreement. Mr. Cardoza is entitled to severance pay equal to his salary for the remainder of his twenty-four (24) month period of employment if the Bank terminates his employment without cause. As soon as practical following the Effective Date, Westamerica intends to merge the Bank into Westamerica Bank. It is expected that Mr. Cardoza will be appointed to the position of Senior Vice President and Regional Market Manager for a new Westamerica region headquartered in Modesto. See "-Management and Operations Following the Merger." During the term of the Employment Agreement and subject to its terms, Mr. Cardoza will be entitled to an annual base salary of $145,000, subject to annual review and possible adjustment, plus bonus payments under the Westamerica Senior Management Incentive Plan and other benefits made available to senior officers of Westamerica generally, plus certain other perquisites substantially the same as those provided under his existing employment agreement with PV Financial and the Bank.

NONCOMPETITION AGREEMENTS FOR DIRECTORS OF PV FINANCIAL, DIRECTORS AND OFFICERS OF THE BANK AND ROBERT J. CARDOZA


     The directors of PV Financial and the Bank (including Robert J. Cardoza) (the "PV Financial and Bank Directors and Cardoza") have entered into noncompetition agreements (the "Noncompetition Agreements") with Westamerica. Under the Noncompetition Agreements, as of the Effective Time, except as a director, officer or employee of Westamerica or any subsidiary thereof, the PV Financial and Bank Directors and Cardoza have agreed that, without the prior written consent of Westamerica, they will not at any time within the two (2) year period immediately following the consummation of the Merger (i) directly or indirectly, within Stanislaus, San Joaquin or Merced Counties (the "Counties") in the State of California, whether or not for compensation, engage in, or have any material interest in, any person, firm, corporation, or business (whether as an employee, officer, director, agent, shareholder holding, directly or indirectly, 5% or more of the voting securities thereof, partner, consultant, adviser, holder of any substantial beneficial ownership interest or otherwise) that engages in any activity within any of the Counties which is the same as, similar to, or competitive with any activity now engaged in by PV Financial or the Bank or any activity which will be engaged in by Westamerica or its subsidiaries as long as PV Financial, Westamerica, or any transferee of all or substantially all of the assets of Westamerica, PV Financial or their subsidiaries or any other successor thereof shall engage in such activity, except that nothing shall prohibit any of the PV Financial and Bank Directors and Cardoza from providing professional services, such as legal or accounting advice, to clients; or (ii) induce any employee of PV Financial or the Bank to leave the employ of Westamerica or any subsidiary thereof.


     PV Financial has agreed to use its best efforts to have certain officers of the Bank (the "Bank Officers") enter into noncompetition agreements which are substantially similar to the Noncompetition Agreements which the PV Financial and Bank Directors and Cardoza have entered into, except that the length of time as to which each of the Bank Officers would agree not to compete will not be longer than a number of months determined by calculating the ratio of the amount of any severance package payable to such Bank Officer to such Bank Officer's annual base salary.


     The PV Financial and Bank Directors and Cardoza have also agreed and the Bank Officers are expected to agree to treat as confidential all information concerning the records, properties, books, contracts, commitments and affairs of Westamerica, PV Financial or their respective subsidiaries including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers (their identities, preferences, likes and dislikes) and other information of a similar nature not available to the public. If a noncompetition agreement is terminated or expires, the PV Financial and Bank Directors and Cardoza and the Bank Officers shall continue to treat all such information as confidential and shall return such documents and any electronic storage media containing such information as shall reasonably be requested by Westamerica.


CERTAIN TAX CONSEQUENCES


     As a condition to consummation of the Merger, PV Financial and Westamerica must each receive, with respect to United States federal income tax law and California state tax law, an opinion from Westamerica's counsel to the effect that, based upon the assumptions and understandings contained in the opinion, the Merger will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that, accordingly, for United States federal income tax and for California personal income and franchise tax purposes:

                    (i) the Merger will not result in any recognized gain or loss to Westamerica or PV Financial;

                    (ii) no gain or loss will be recognized by holders of PV Financial Common Stock who receive solely Westamerica Common Stock in exchange for the PV Financial Common Stock which they hold;

                    (iii) the holding period of Westamerica Common Stock exchanged for PV Financial Common Stock will include the holding period of the PV Financial Common Stock for which it is exchanged, assuming the shares of PV Financial Common Stock are capital assets in the hands of the holder thereof at the Effective Date;

                    (iv) a holder of PV Financial Common Stock receiving cash in the exchange in lieu of a fractional interest in Westamerica Common Stock will be treated as if such holder actually received such fractional share interest which was subsequently redeemed by Westamerica, resulting in the cash such holder receives in lieu of such fractional share interest being treated as having been received as full payment in exchange for stock redeemed as provided in section 302(a) of the IRC; and

                    (v) the basis of the Westamerica Common Stock received in the exchange will be the same as the basis of the PV Financial Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

          Westamerica and PV Financial believe that each person who holds an unexercised option to acquire PV Financial Common Stock pursuant to the Option Plans on the Effective Date and who receives an option to acquire Westamerica Common Stock in exchange therefor will not recognize any gain or loss at the time of the exchange. In addition, Westamerica and PV Financial believe that any such unexercised option to acquire PV Financial Common Stock which was an "incentive stock option" prior to the Merger should remain an "incentive stock option" after its conversion into an option to acquire Westamerica Common Stock.

          A shareholder who perfects dissenters' rights and receives payment for such shareholder's PV Financial Common Stock will be treated as if such shares were redeemed. In general, if the PV Financial Common Stock is held as a capital asset on the Effective Date, a dissenting shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the PV Financial Common Stock. However, if such dissenting shareholder owns, directly or constructively through application of section 318 of the IRC, any shares of PV Financial Common Stock as to which dissenters' rights are not exercised and perfected, or otherwise directly or constructively holds Westamerica Common Stock, such shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares as to which dissenters' rights are perfected. The constructive ownership rules of section 318 of the IRC apply in certain specified circumstances to attribute ownership of stock of a corporation from the shareholder actually owning the stock, whether an individual, a trust, a partnership or a corporation, to certain members of the individual's family or to certain individuals, trusts, partnerships or corporations in which that shareholder has an ownership or beneficial interest, or which have an ownership or beneficial interest in that shareholder; a shareholder is also considered under these rules to own any stock with respect to which that shareholder holds exercisable options. Each shareholder who intends to dissent from the Merger should consult such shareholder's own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.

          THE UNITED STATES FEDERAL INCOME TAX, CALIFORNIA PERSONAL INCOME TAX AND CALIFORNIA FRANCHISE TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH PV FINANCIAL SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.


AMENDMENT; TERMINATION

          The Agreements may be amended by Westamerica and PV Financial at any time prior to the Effective Time without the approval of the shareholders of Westamerica and the shareholders of PV Financial with respect to any of their terms except the terms relating to the form or amount of consideration to be delivered to the

PV Financial shareholders in the Merger. The Agreements may be terminated by the mutual consent of the Boards of Directors of both Westamerica and PV Financial at any time prior to the consummation of the Merger.

     The Agreement may be terminated by Westamerica as follows: (i) on or after March 31, 1995, if (A) any of the conditions to which the obligations of Westamerica are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived by Westamerica and PV Financial shall have failed to complete the Merger; (ii) if (A) Westamerica has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect PV Financial and the Bank taken as a whole or their respective properties, operations or financial condition taken as a whole; (B) a materially adverse change shall have occurred since March 31, 1994, in the business, financial condition, results of operations or properties of PV Financial or the Bank taken as a whole; (C) there has been failure or prospective failure on the part of PV Financial to comply with its obligations under the Agreements, or any failure or prospective failure to comply with any of the conditions to closing set forth in Section 7 of the Agreement; (D) PV Financial fails to act or refrains from doing any act required of PV Financial in connection with a bona fide offer for a Business Combination based on the continuing fiduciary duties of the PV Financial Board of Directors to the shareholders of PV Financial; (iii) if Westamerica determines that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated in the Agreement, by reason of any material legal impediment to the Merger having arisen, or any material pending or threatened litigation, investigation or proceeding; or (iv) if any person (other than Westamerica or any subsidiary thereof) shall become the beneficial owner of 20% or more of the then outstanding shares of PV Financial or any person (other than Westamerica or a subsidiary thereof) shall have commenced a bona fide tender offer or exchange offer to acquire at least 20% of the then outstanding shares of PV Financial.


     In addition to the termination rights set forth above, Westamerica has the following rights (the "Special Termination Rights"): at any time after July 25, 1994 through and including the date that is 30 days after the date PV Financial delivers to Westamerica all remaining portions of the disclosure schedule provided by PV Financial pursuant to the Agreement in form and detail of presentation reasonably satisfactory to Westamerica, to terminate the Agreement if Westamerica shall identify any circumstance which, in the reasonable business judgment of the Board of Directors (which includes a committee thereof) of Westamerica, acting in good faith and with due regard for principles of fair dealing, could (i) materially and adversely impact the reasonably expected financial or business benefits to Westamerica of the transactions contemplated by the Agreement; (ii) be inconsistent in any material and adverse respect with any of the representations and warranties of PV Financial contained in the Agreement; (iii) materially and adversely affect the business, operations, properties, financial condition, results of operations or prospects of PV Financial and its subsidiaries on a consolidated basis; or (iv) deviate materially and adversely from PV Financial's financial statements for the year or the quarter ended December 31, 1993. Westamerica may exercise the Special Termination Rights by written notice to PV Financial. The Special Termination Rights are expected to terminate on October 6, 1994.

     The Agreements may be terminated by PV Financial as follows: (i) on or after March 31, 1995, if (A) any of the conditions to which the obligations of PV Financial are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but Westamerica shall have failed to complete the Merger; provided, however, that if Westamerica is engaged at the time in litigation relating to an attempt to obtain one or more of the government approvals or if Westamerica shall be contesting in good faith any litigation which seeks to prevent consummation of the Merger, such nonfulfillment shall not give PV Financial the right to terminate the Agreements until the earlier of (X) fifteen (15) months after the date of the Agreement or (Y) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto; or (ii) if on or before the Effective Date (A) PV Financial has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which can or do materially adversely affect Westamerica or its properties, operations or financial condition; (B) a materially adverse change shall have occurred since March 31, 1994, in the business, financial condition, results of operations or assets of Westamerica;
(C) there has been failure or prospective failure on the part of Westamerica to comply with its obligations under the Agreement or any failure or prospective failure to comply with any condition set forth in Section 8 of the Agreement;
(D) Westamerica shall make any offer to any third party or accept any offer from any third party regarding a Business Combination of Westamerica with any other entity that is not conditioned upon performance by Westamerica or its successor of the obligations of Westamerica under the Agreement; or (E) the Average Price of Westamerica Common Stock is less than $28.43 and the parties have not in good faith satisfied the conditions of
Section 2.1(b)(i) of the Agreement.

     The power of termination under the Agreement may be exercised by Westamerica or PV Financial, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

     If there has been a material breach by either party in the performance of any obligations under the Agreement, which shall not have been cured within ten
(10) business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate the Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated under the Agreement until such breach is cured.

     Termination of the Agreement does not terminate or affect the obligations of Westamerica or PV Financial to pay expenses (see "-Expenses"), to maintain the confidentiality of the other party pursuant to Section 3.3 of the Agreement or the provisions of Sections 13(a), (d) or (e) or the second sentence of
Section 13(b) of the Agreement and shall not affect any agreement after such termination.


EXPENSES


     Westamerica and PV Financial have each agreed to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by the Agreement or the Merger Agreement shall be consummated, their own costs incurred incident to the performance of its obligations under the Agreements, including without limitation, costs incident to the preparation of the Agreements, this Proxy Statement/Prospectus (including the audited financial statements of PV Financial contained herein) and incident to the consummation of the Merger and of the other transactions contemplated in the Agreement and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Notwithstanding the foregoing, Westamerica shall be solely responsible for all fees payable pursuant to state "blue-sky" securities laws, fees related to obtaining a revenue ruling or tax opinion and the fee required to be paid to the Commission to register the Westamerica Shares.

     PV Financial shall bear its own costs of printing and distributing (including postage) this Proxy Statement/Prospectus and other information relating to these transactions to its shareholders.

     If the Agreement is terminated by Westamerica pursuant to Section 12(b)(iii)(D) or Section 12(b)(iv) of the Agreement relating to a Business Combination by PV Financial or the acquisition by a third party of 20% or more of PV Financial Common Stock, or if any of the events specified in Section 12(b)(iv) of the Agreement occurs within twelve (12) months following termination of the Agreement for any of the reasons stated in Section 12(b) of the Agreement (provided that such termination for a reason stated in Section 12(b) of the Agreement results from the interference of a third party or group who thereafter attempts to acquire PV Financial or the Bank), PV Financial shall pay to Westamerica, on demand, the sum of $1,000,000.

     If the Agreement is terminated by PV Financial pursuant to Section 12(b)(vii)(E) of the Agreement by reason of a Business Combination, Westamerica shall pay to PV Financial, on demand, the sum of $3,000,000. See "-Amendment; Termination."


ACCOUNTING TREATMENT

     PV Financial and Westamerica expect that the Merger will qualify for pooling of interests accounting treatment. Under this method of accounting, Westamerica's prior period financial statements will be restated on a combined basis with those of PV Financial, with all intercompany accounts being eliminated and all expenses relating to the Merger being deducted from combined income.

     It is a condition to Westamerica's obligation to consummate the Merger that, among other things, Westamerica receive a letter from KPMG Peat Marwick LLP ("KPMG"), its independent public accountants, to the effect that KPMG believes that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission. In addition, it also is a condition to such obligation of Westamerica that no determination will have been made by any court, tribunal, regulatory agency or other governmental entity that the Merger fails or will fail to qualify for pooling of interests accounting treatment and holders of no more than 9% of the shares of PV Financial Common Stock immediately prior to the Effective Date have sought to perfect dissenters' rights under the GCL with respect to their shares.


RESALES OF WESTAMERICA COMMON STOCK

     The Westamerica Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any PV Financial shareholder who may be deemed to be an "affiliate" of Westamerica or PV Financial for purposes of Rule 145 under the Securities Act. Each director of PV Financial and the Bank is deemed to be such an affiliate. It is expected that each such director and each other person deemed to be an affiliate will enter into an agreement with Westamerica providing that such person will not transfer any Westamerica Common Stock received in the Merger, except in compliance with the Securities Act and applicable rules thereunder. See "-Representations and Warranties; Conditions to the Merger."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Agreement provides that, from and after the Effective Date, Westamerica will indemnify, defend and hold harmless each person who is a director or executive officer of PV Financial on July 25, 1994 with respect to all reasonable expenses arising out of claims and legal proceedings against said persons as a result of actions by said directors or officers after said date, in each case to the extent PV Financial would have been permitted under Section 317 of the GCL and its articles of incorporation and bylaws, but only to the extent not otherwise covered by any insurance policy of PV Financial or the Bank. For a discussion of the indemnification currently permitted to directors and executive officers of PV Financial and the Bank, see "Certain Differences in Rights of Shareholders-Indemnification of Directors and Executive Officers." Also upon the Effective Date, any PV Financial executive officer or director who becomes an officer or director of Westamerica (including any subsidiary such as Westamerica
Bank) shall be included under Westamerica's Director & Officer Insurance Policy. Advisory directors will not be included under this policy.

     Pursuant to the Agreement, all existing indemnification agreements between PV Financial and any director shall be deemed terminated at the Effective Date. Each director of PV Financial has agreed to such termination. See "The Meeting-Certain Agreements." The Agreement does not prevent PV Financial from purchasing tail insurance coverage under the Director & Officer Insurance Policy maintained by PV Financial with respect to claims arising from facts or events which occur prior to the Effective Date and PV Financial intends to purchase such tail coverage for a period of one year from the Effective Date at a cost of approximately $14,000.


     As of the Record Date, directors and executive officers of PV Financial beneficially owned an aggregate of 463,808 shares of PV Financial Common Stock. In addition, as of the Record Date, the nonofficer directors of PV Financial held options to acquire an aggregate of 185,220 shares of PV Financial Common Stock pursuant to the PV Financial 1991 Director Stock Option Plan, of which 105,840 shares were fully vested as of June 15, 1994. Options to purchase shares of PV Financial Common Stock are outstanding under the following PV Financial stock option plans: the 1982 Stock Option Plan, the 1991 Director Stock Option Plan and the 1992 Employee Stock Option Plan. Following the Effective Date, any then outstanding and unexercised options under the PV Financial 1982 Stock Option Plan and the PV Financial 1992 Employee Stock Option Plan will be replaced by options for shares of Westamerica Common Stock in accordance with the terms of the Agreement. Prior to the Effective Date, all options outstanding under the PV Financial 1982 Stock Option Plan and the PV Financial 1992 Employee Stock Option Plan may be exercised in accordance with the terms of the Agreement. The Agreement provides that all options outstanding under the PV Financial 1991 Director Stock Option Plan may not be exercised prior to the Effective Date, and each director/holder of options under said Plan has agreed to such restriction. Following the Effective Date, all outstanding options under the PV Financial 1991 Director Stock Option Plan will be replaced by options for an equivalent number of shares of Westamerica Common Stock with an equivalent exercise price, calculated in accordance with the Exchange Ratio or the Adjusted Exchange Ratio, as applicable, but otherwise on terms and conditions that are consistent with the terms and conditions of the existing PV Financial options, except that, to the extent that an option was not fully vested on or before June 15, 1994, the unvested portion of such options will become exercisable for shares of Westamerica Common Stock after the Effective Date in increments of one-third (1/3) on each anniversary of the Effective Date. See "-Treatment of Stock Options."

     PV Financial, the Bank and Westamerica have entered into an employment agreement dated July 25, 1994, with Robert J. Cardoza, Chairman, President and Chief Executive Officer of PV Financial and the Bank. Under the terms of the employment agreement, which provides for a term of employment of twenty-four
(24) months commencing on the Effective Date, Mr. Cardoza will serve as Chairman, President and Chief Executive Officer of the Bank as a subsidiary of Westamerica. The parties expect that upon the merger of the Bank into Westamerica Bank, which is expected to occur as soon as practical after the Effective Date, Mr. Cardoza will serve as Senior Vice President and Regional Market Manager of a new region of Westamerica Bank headquartered in Modesto. See "-Management and Operations Following the Merger" and "-Employment Agreement."

     As of the Record Date, Robert J. Cardoza held options to acquire 89,064 shares of PV Financial Common Stock pursuant to the PV Financial 1992 Employee Stock Option Plan, all of which options are fully vested. Under the terms of the Agreement, none of said options may be exercised prior to the Effective Date. Following the Effective Date, all of said options will be replaced by fully vested options for the appropriate number of shares of Westamerica Common Stock, calculated by reference to the Exchange Ratio or the Adjusted Exchange Ratio, as applicable, but otherwise on terms and conditions that are consistent with Mr. Cardoza's existing PV Financial options. See "-Treatment of Stock Options."


                        DISSENTERS' RIGHTS OF APPRAISAL

     If the Agreement is approved by the required vote of PV Financial shareholders and is not abandoned or terminated, shareholders of PV Financial who vote against the Merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the GCL.

     The following discussion is not a complete statement of the GCL relating to dissenters' rights, and is qualified in its entirety by reference to sections 1300 through 1312 of the GCL attached to this Proxy Statement/Prospectus as Annex D and incorporated herein by reference. This discussion and sections 1300 through 1312 of the GCL should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     If the Merger is consummated, those shareholders of PV Financial who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. Pursuant to section 1300(a) of the GCL, such "fair market value" would be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the proposed Merger, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter. PV Financial believes that such "fair market value" is equal to the last bid price of PV Financial Common Stock as reported on the Pink Sheets for July 25, 1994, or $12.25.

   Shares of PV Financial Common Stock must satisfy each of the following requirements to qualify as dissenting shares ("Dissenting Shares") under the
GCL: (i) the shares of PV Financial Common Stock must have been outstanding on the Record Date (and, therefore, shares acquired after such Record Date upon exercise of options to purchase PV Financial Common Stock may not constitute Dissenting Shares); (ii) the shares of PV Financial Common Stock must have not been voted "FOR" approval and adoption of the Agreements and the transactions contemplated thereby; and (iii) the holder of such shares of PV Financial Common Stock must submit certificates for endorsement (as described below). ONLY IF A HOLDER OF PV FINANCIAL COMMON STOCK VOTES "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING BY EXECUTING AND RETURNING A PROXY TO PV FINANCIAL WITH NO VOTING INSTRUCTIONS INDICATED) WILL SUCH HOLDER LOSE ANY DISSENTERS' RIGHTS THAT MAY EXIST WITH RESPECT TO THE SUBJECT SHARES.

          If the Merger is approved at the Meeting, PV Financial will, within ten days after such approval, mail to any shareholder who may have a right to require PV Financial to purchase his or her shares for cash as a result of making such a demand, a notice that the required shareholder approval and adoption of the Agreements and the transactions contemplated thereby was obtained (the "Notice of Approval") accompanied by a copy of Sections 1300 through 1304 of the GCL. The Notice of Approval will set forth the price determined by PV Financial to represent the "fair market value" of any Dissenting Shares (which shall constitute an offer by PV Financial to purchase such Dissenting Shares at such stated price), and will set forth a brief description of the procedures to be followed by such holders who wish to exercise their dissenters' rights.

          Within 30 days after the date on which the Notice of Approval was mailed: (i) PV Financial or its transfer agent must receive the demand of the dissenting shareholder which is required by law to contain a statement concerning the number and class of shares of PV Financial Common Stock held of record by such dissenting shareholder which the dissenting shareholder demands that PV Financial purchase, and a statement of what such dissenting shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Merger (the statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the Dissenting Shares at such price); and (ii) the dissenting shareholder must submit share certificate(s) representing the Dissenting Shares to PV Financial at PV Financial's principal office or at the office of its transfer agent. The certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting Shares or will be exchanged for certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. THIS WOULD CONSTITUTE AN ACCEPTANCE OF THE OFFER BY PV FINANCIAL TO PURCHASE THE DISSENTING SHAREHOLDERS' STOCK AT THE PRICE STATED IN THE NOTICE OF APPROVAL.

          If PV Financial and a dissenting shareholder agree upon the price to be paid for the Dissenting Shares, upon the dissenting shareholder's surrender of the certificates representing the Dissenting Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between PV Financial and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the certificates therefor.

          If PV Financial and a dissenting shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such Dissenting Shares are entitled to be classified as Dissenting Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by any other dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the Court considers equitable, but must be assessed against PV Financial if the appraised value as determined by the Court exceeds the price offered by PV Financial.

          The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Merger. Furthermore, no shareholder who has appraisal rights under Chapter 13 of the GCL shall have any right to attack the validity of the Merger or to have the Merger set aside or rescinded except in an action to test whether the number of shares required to authorize or approve the Merger has been legally voted in favor of the Merger.

          Dissenting Shares may lose their status as such and the right to demand payment will terminate if (i) the Merger is abandoned (in which case PV Financial shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith as provided under Chapter 13 of the GCL all necessary expenses and reasonable attorneys' fees incurred in such proceedings); (ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and PV Financial do not agree upon the status of the shares as Dissenting Shares or upon the price of such shares and the dissenting shareholder fails to file suit against PV Financial or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting Shares with the consent of PV Financial.


PRO FORMA COMBINED FINANCIAL INFORMATION


          The following Unaudited Pro Forma Combined Financial Statements give effect to the Merger on a pooling of interests basis. The Unaudited Pro Forma Combined Balance Sheet assumes the Merger was effective on June 30, 1994. The Unaudited Pro Forma Combined Statements of Income assume the Merger was effective as of the beginning of each period presented. For a description of the pooling of interests accounting with respect to the Merger, see "The Merger-Accounting Treatment." This pro forma financial data and the accompanying notes should be read in conjunction with and are qualified in their entirety by the historical consolidated financial statements of Westamerica and PV Financial, including the respective notes thereto, and the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus or incorporated herein by reference.

          As described in the Notes to Unaudited Pro Forma Combined Financial Statements, the effect of expenses incurred or expected to be incurred by Westamerica and PV Financial in connection with the Merger has been reflected in the Unaudited Pro Forma Combined Balance Sheet; however, since such expenses are nonrecurring, they have not been reflected in the Unaudited Pro Forma Consolidated Statements of Income. The pro forma financial data do not give effect to any cost savings which might result from the Merger.

          The pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the future operating results or future financial position that would have occurred had the Merger been consummated as of the dates or the beginning of the periods indicated or that may be obtained in the future.

           SUMMARY UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,                YEAR ENDED DECEMBER 31,
                                           -------------------       -----------------------------
                                             1994        1993          1993       1992       1991
                                           --------   --------       --------   --------   --------

Interest Income
 Interest and fees on loans.............    $51,803     $57,154     $110,892   $125,922   $149,622
 Interest and dividends on
  investment securities.................     20,360      18,643       37,589     38,524     38,035
 Trading account interest...............          1           4            6          4         54
 Other interest income..................        176         381          717      2,111      2,390
                                            -------     -------     --------   --------   --------
  Total interest income.................     72,340      76,182      149,204    166,561    190,101

Interest Expense
 Interest on deposits...................     17,804      22,714       42,047     60,392     88,813
 Interest on funds purchased and
  other short-term borrowings...........      2,223         834        1,937        729      1,826
 Interest on long-term debt.............      1,487       1,030        2,016      2,362      2,611
                                            -------     -------     --------   --------   --------
  Total interest expense................     21,484      24,578       46,000     63,483     93,250
                                            -------     -------     --------   --------   --------

Net Interest Income.....................     50,856      51,604      103,204    103,078     96,851
Loan loss provision.....................      3,382       6,503        9,995      7,495     10,511
                                            -------     -------     --------   --------   --------
Net Interest Income After Loan
 Loss Provision.........................     47,474      45,101       93,209     95,583     86,340

Noninterest Income
 Service charges on deposit accounts....      6,285       6,729       13,383     12,954     12,523
 Net investment securities gains........        482          69           68      1,116      1,634
 Other..................................      4,143       7,209       12,164     11,353     10,626
                                            -------     -------     --------   --------   --------
  Total noninterest income..............     10,910      14,007       25,615     25,423     24,783

Noninterest Expense
 Salaries and related benefits..........     19,375      23,061       42,182     43,679     43,259
 Premises and equipment.................      6,411       9,160       15,910     14,859     14,816
 FDIC insurance and other assessments...      2,162       2,260        4,415      4,285      3,791
 Other..................................     10,951      26,137       40,585     32,359     28,702
                                            -------     -------     --------   --------   --------
  Total noninterest expense.............     38,899      60,681      103,092     95,182     90,568
                                            -------     -------     --------   --------   --------

Income (Loss) Before
 Income Taxes...........................     19,485      (1,510)      15,732     25,824     20,555
 Provision (benefit) for
  income taxes..........................      6,407      (1,257)       4,319      8,984      7,046
                                            -------     -------     --------   --------   --------
Net Income (Loss) Before
 Extraordinary Items....................     13,078        (253)      11,413     16,840     13,509
  Extraordinary items tax
  benefit on net operating loss
  carryforward..........................          -           -            -         17         86
                                            -------     -------     --------   --------   --------
Net Income (Loss).......................    $13,078     $  (253)    $ 11,413   $ 16,857   $ 13,595
                                            =======     =======     ========   ========   ========
Average shares outstanding(1)...........      9,260       9,207        9,273      9,103      9,001
Net income (loss) from continuing
 operations per share(1)................    $  1.41     $  (0.03)   $   1.23   $   1.85   $   1.51

         See Notes to Unaudited Pro Forma Combined Financial Statements

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            SIX MONTHS ENDED JUNE 30, 1994
                                                 -----------------------------------------------------
                                                                                PRO FORMA    PRO FORMA
                                                 WESTAMERICA   PV FINANCIAL    ADJUSTMENTS   COMBINED
                                                 -----------   -------------   -----------   ---------

Interest Income
 Interest and fees on loans...................       $45,811         $5,992    $               $51,803
 Interest and dividends on
  investment securities.......................        20,048            312                     20,360
 Trading account interest.....................             1              -                          1
 Other interest income........................             -            176                        176
                                                     -------         ------                    -------
  Total interest income.......................        65,860          6,480                     72,340

Interest Expense
 Interest on deposits.........................        16,023          1,781                     17,804
 Interest on funds purchased and
  other short-term borrowings.................         2,223              -                      2,223
 Interest on long-term debt...................         1,457              -                      1,457
                                                     -------         ------                    -------
                 Total interest expense.......        19,703          1,781                     21,484
                                                     -------         ------                    -------

Net Interest Income...........................        46,157          4,699                     50,856
 Loan loss provision..........................         3,210            172                      3,382
                                                     -------         ------                    -------
Net Interest Income After Loan
 Loss Provision...............................        42,947          4,527                     47,474

Noninterest Income
 Service charges on deposit accounts..........         5,958            327                      6,285
 Net investment securities gains
  (losses)....................................           539            (57)                       482
 Other........................................         3,719            424                      4,143
                                                     -------         ------                     ------
                 Total noninterest income.....        10,216            694                     10,910

Noninterest Expense
 Salaries and related benefits................        17,688          1,687                     19,375
 Premises and equipment.......................         5,831            580                      6,411
 FDIC insurance and other assessments.........         1,994            168                      2,162
 Other........................................        10,023            928                     10,951
                                                     -------         ------                    -------
                 Total noninterest expense....        35,536          3,363                     38,899
                                                     -------         ------                    -------

Income Before Income Taxes....................        17,627          1,858                     19,485
                 Provision for income taxes...         5,610            797                      6,407
                                                     -------         ------                    -------
Net Income Before Extraordinary Items.........        12,017          1,061                     13,078
    Extraordinary items.......................             -              -                          -
                                                     -------         ------                    -------
Net Income....................................       $12,017         $1,061                    $13,078
                                                     =======         ======                    =======
Average shares outstanding(1).................         8,075          2,174                      9,260
Net income from continuing
 operations per share(1)......................       $  1.49         $ 0.49                    $  1.41

         See Notes to Unaudited Pro Forma Combined Financial Statements

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           SIX MONTHS ENDED JUNE 30, 1993
                                               ------------------------------------------------------
                                                                              PRO FORMA    PRO FORMA
                                               WESTAMERICA    PV FINANCIAL   ADJUSTMENTS    COMBINED
                                               ------------   ------------   -----------   ----------

Interest Income
 Interest and fees on loans.................       $51,728          $5,426   $               $57,154
 Interest and dividends on
  investment securities.....................        18,339             304                    18,643
 Trading account interest...................             4               -                         4
 Other interest income......................           167             214                       381
                                                   -------          ------                   -------
  Total interest income.....................        70,238           5,944                    76,182

Interest Expense
 Interest on deposits.......................        20,808           1,906                    22,714
 Interest on funds purchased and
  other short-term borrowings...............           834               -                       834
 Interest on long-term debt.................         1,030               -                     1,030
                                                   -------          ------                   -------
                 Total interest expense.....        22,672           1,906                    24,578
                                                   -------          ------                   -------

Net Interest Income.........................        47,566           4,038                    51,604
 Loan loss provision........................         6,242             261                     6,503
                                                   -------          ------                   -------
Net Interest Income After Loan
 Loss Provision.............................        41,324           3,777                    45,101

Noninterest Income
 Service charges on deposit accounts........         6,450             279                     6,729
 Net investment securities gains............            69               -                        69
 Other......................................         6,843             366                     7,209
                                                   -------          ------                    ------
                 Total noninterest income...        13,362             645                    14,007

Noninterest Expense
 Salaries and related benefits..............        21,570           1,491                    23,061
 Premises and equipment.....................         8,616             544                     9,160
 FDIC insurance and other assessments.......         2,092             168                     2,260
 Other......................................        25,280             857                    26,137
                                                   -------          ------                   -------
  Total noninterest expense.................        57,558           3,060                    60,681
                                                   -------          ------                   -------

Income (Loss) Before Income Taxes...........        (2,872)          1,362                    (1,510)
  Income tax (benefit) provision............        (1,821)            564                    (1,257)
                                                   -------          ------                   -------
Net Income (Loss) Before
 Extraordinary Items........................        (1,051)            798                      (253)
    Extraordinary items.....................             -               -                         -
                                                   -------          ------                   -------
Net Income (Loss)...........................       $(1,051)         $  798                   $  (253)
                                                   =======          ======                   =======
Average shares outstanding(1)...............         8,037           2,146                     9,207
Net income (loss) from continuing
 operations per share(1)....................       $ (0.13)         $ 0.37                   $ (0.03)

         See Notes to Unaudited Pro Forma Combined Financial Statements

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           YEAR ENDED DECEMBER 31, 1993
                                               ----------------------------------------------------
                                                                             PRO FORMA    PRO FORMA
                                               WESTAMERICA   PV FINANCIAL   ADJUSTMENTS   COMBINED
                                               -----------   ------------   -----------   ---------

Interest Income
 Interest and fees on loans.................      $ 99,607        $11,285   $              $110,892
 Interest and dividends on
  investment securities.....................        37,005            584                    37,589
 Trading account interest...................             6              -                         6
 Other interest income......................           298            419                       717
                                                  --------        -------                   -------
  Total interest income.....................       136,916         12,288                   149,204

Interest Expense
 Interest on deposits.......................        38,318          3,729                    42,047
 Interest on funds purchased and
  other short-term borrowings...............         1,937              -                     1,937
 Interest on long-term debt.................         2,016              -                     2,016
                                                  --------        -------                   -------
                 Total interest expense.....        42,271          3,729                    46,000
                                                  --------        -------                   -------

Net Interest Income.........................        94,645          8,559                   103,204
 Loan loss provision........................         9,452            543                     9,995
                                                  --------        -------                   -------
Net Interest Income After Loan
 Loss Provision.............................        85,193          8,016                    93,209

Noninterest Income
 Service charges on deposit accounts........        12,809            574                    13,383
 Net investment securities gains............            68              -                        68
 Other......................................        11,069          1,095                    12,164
                                                  --------        -------                   -------
                 Total noninterest income...        23,946          1,669                    25,615

Noninterest Expense
 Salaries and related benefits..............        39,007          3,175                    42,182
 Premises and equipment.....................        14,820          1,090                    15,910
 FDIC insurance and other assessments.......         4,079            336                     4,415
 Other......................................        38,739          1,846                    40,585
                                                  --------        -------                   -------
  Total noninterest expense.................        96,645          6,447                   103,092
                                                  --------        -------                   -------

Income Before Income Taxes..................        12,494          3,238                    15,732
 Provision for income taxes.................         3,039          1,280                     4,319
                                                  --------        -------                   -------
Net Income Before Extraordinary Item........         9,455          1,958                    11,413
    Extraordinary items.....................             -              -                         -
                                                  --------        -------                  --------
Net Income..................................      $  9,455        $ 1,958                  $ 11,413
                                                  ========        =======                  ========
Average shares outstanding(1)...............         8,054          2,237                     9,273
Net income from continuing
 operations per share(1)....................      $   1.17        $  0.88                  $   1.23

         See Notes to Unaudited Pro Forma Combined Financial Statements

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED DECEMBER 31, 1992
                                               ------------------------------------------------------------
                                                                                 PRO FORMA        PRO FORMA
                                               WESTAMERICA      PV FINANCIAL    ADJUSTMENTS       COMBINED
                                               -----------      ------------    -----------       ---------

Interest Income
 Interest and fees on loans.................       $115,357          $10,565                       $125,922
 Interest and dividends on
  investment securities.....................         37,647              877                         38,524
 Trading account interest...................              4                -                              4
 Other interest income......................          1,745              366                          2,111
                                                   --------          -------                       --------
  Total interest income.....................        154,753           11,808                        166,561

Interest Expense
 Interest on deposits.......................         55,832            4,560                         60,392
 Interest on funds purchased and
  other short-term borrowings...............            698               31                            729
 Interest on long-term debt.................          2,362                -                          2,362
                                                   --------          -------                       --------
                 Total interest expense.....         58,892            4,591                         63,483
                                                   --------          -------                       --------

Net Interest Income.........................         95,861            7,217                        103,078
 Loan loss provision........................          7,005              490                          7,495
                                                   --------          -------                       --------
Net Interest Income After Loan
 Loss Provision.............................         88,856            6,727                         95,583

Noninterest Income
 Service charges on deposit accounts........         12,437              517                         12,954
 Net investment securities gains
  (losses)..................................          1,066               50                          1,116
 Other......................................         10,324            1,029                         11,353
                                                   --------          -------                       --------
                 Total noninterest income...         23,827            1,596                         25,423

Noninterest Expense
 Salaries and related benefits..............         40,826            2,853                         43,679
 Premises and equipment.....................         13,826            1,033                         14,859
 FDIC insurance and other assessments.......          4,021              264                          4,285
 Other......................................         30,931            1,428                         32,359
                                                   --------          -------                       --------
  Total noninterest expense.................         89,604            5,578                         95,182
                                                   --------          -------                       --------

Income Before Income Taxes..................         23,079            2,745                         25,824
 Provision for income taxes.................          7,874            1,110                          8,984
                                                   --------          -------                       --------
Net Income Before Extraordinary Item........         15,205            1,635                         16,840
    Extraordinary items.....................             17                -                             17
                                                   --------          -------                       --------
Net Income..................................       $ 15,222          $ 1,635                       $ 16,857
                                                   ========          =======                       ========
Average shares outstanding(1)...............          7,933            2,147                          9,103
Net income from continuing
 operations per share(1)....................       $   1.92          $  0.76                       $   1.85

         See Notes to Unaudited Pro Forma Combined Financial Statements

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           YEAR ENDED DECEMBER 31, 1991
                                               -----------------------------------------------------
                                                                              PRO FORMA    PRO FORMA
                                               WESTAMERICA   PV FINANCIAL    ADJUSTMENTS   COMBINED
                                               -----------   -------------   -----------   ---------

Interest Income
 Interest and fees on loans.................      $137,656        $11,966    $              $149,622
 Interest and dividends on
  investment securities.....................        36,651          1,384                     38,035
 Trading account interest...................            54              -                         54
 Other interest income......................         2,191            199                      2,390
                                                  --------        -------                   --------
  Total interest income.....................       176,552         13,549                    190,101

Interest Expense
 Interest on deposits.......................        83,069          5,744                     88,813
 Interest on funds purchased and
  other short-term borrowings...............         1,677            149                      1,826
 Interest on long-term debt.................         2,611              -                      2,611
                                                  --------        -------                   --------
                 Total interest expense.....        87,357          5,893                     93,250
                                                  --------        -------                   --------

Net Interest Income.........................        89,195          7,656                     96,851
 Loan loss provision........................        10,418             93                     10,511
                                                  --------        -------                   --------
Net Interest Income After Loan
 Loss Provision.............................        78,777          7,563                     86,340

Noninterest Income
 Service charges on deposit accounts........        12,056            467                     12,523
 Net investment securities gains
  (losses)..................................         1,742           (108)                     1,634
 Other......................................        10,178            448                     10,626
                                                  --------        -------                   --------
                 Total noninterest income...        23,976            807                     24,783

Noninterest Expense
 Salaries and related benefits..............        40,252          3,007                     43,259
 Premises and equipment.....................        13,923            893                     14,816
 FDIC insurance and other assessments.......         3,545            246                      3,791
 Other......................................        27,223          1,479                     28,702
                                                  --------        -------                   --------
  Total noninterest expense.................        84,943          5,625                     90,568
                                                  --------        -------                   --------

Income Before Income Taxes..................        17,810          2,745                     20,555
 Provision for income taxes.................         5,919          1,127                      7,046
                                                  --------        -------                   --------
Net Income Before Extraordinary Item........        11,891          1,618                     13,509
    Extraordinary items.....................            86              -                         86
                                                  --------        -------                   --------
Net Income..................................      $ 11,977        $ 1,618                   $ 13,595
                                                  ========        =======                   ========
Average shares outstanding(1)...............         7,855          2,103                      9,001
Net income from continuing
 operations per share(1)....................      $   1.52        $  0.77                   $   1.51

         See Notes to Unaudited Pro Forma Combined Financial Statements

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                   AT JUNE 30, 1994
                                            ----------------------------------------------------------
                                                                              PRO FORMA     PRO FORMA
                                            WESTAMERICA     PV FINANCIAL     ADJUSTMENTS(2)  COMBINED
                                            -----------   ----------------   ------------   ----------

Assets
 Cash and cash equivalents...............    $  110,752           $ 14,466   $              $  125,218
 Interest bearing deposits in
  other banks............................           250                  -                         250
 Trading account securities..............            15                  -                          15
 Investment securities available-
  for-sale...............................       167,538             11,415                     178,953
 Investment securities held-to-
  maturity...............................       619,981              6,996                     626,977
 Loans, net of reserve for loan losses...     1,042,900            133,302                   1,176,202
 Other real estate owned and loan
  collateral substantively foreclosed....        12,030                 55                      12,085
 Land held for development...............         1,466                  -                       1,466
 Premises and equipment, net.............        24,328              1,054                      25,382
 Interest receivable and other assets....        50,997              2,903                      53,900
                                             ----------           --------   -----------    ----------
   Total Assets..........................    $2,030,257           $170,191   $              $2,200,448
                                             ==========           ========   ===========    ==========

Liabilities
 Deposits:
  Noninterest bearing....................    $  364,292           $ 33,298   $              $  397,590
  Interest bearing.......................     1,344,466            116,948                   1,461,414
 Funds purchased and other short-
  term borrowings........................       116,349                  -                     116,349
 Other liabilities.......................        46,598              1,664           750        49,012
                                             ----------           --------   -----------    ----------
  Total Liabilities......................     1,871,705            151,910           750     2,024,365
Commitments and contingent liabilities...             -                  -                           -

Shareholders' Equity.....................       158,552             18,281          (750)      176,083
                                             ----------           --------   -----------    ----------
  Total Liabilities and
   Shareholders' Equity..................    $2,030,257           $170,191   $         -    $2,200,448
                                             ==========           ========   ===========    ==========

         See Notes to Unaudited Pro Forma Combined Financial Statement

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

            (1) The pro forma combined per share data for net income has been calculated using pro forma combined average shares outstanding. Pro forma combined average shares outstanding has been calculated using the average number of shares of Westamerica Common Stock outstanding during the periods presented increased by the shares of Westamerica Common Stock issued to PV Financial shareholders using an Exchange Ratio of .5450 of a share of Westamerica Common Stock for each of the average shares of PV Financial Common Stock outstanding as if these shares were outstanding during each of the periods presented. Such pro forma per share data assumes no dissenting PV Financial shareholders and no exercise of outstanding Westamerica or PV Financial stock options or stock appreciation rights. The Exchange Ratio is subject to downward adjustment in certain circumstances as provided in the Agreement. See "The Merger-Exchange Ratio; Conversion of Shares of PV Financial Common Stock" and "-Possible Adjustments to Exchange Ratio."

            (2) Reflects all remaining Westamerica and PV Financial estimated merger related expenses not accrued as of June 30, 1994. Such estimated merger related expenses are summarized below on an after tax basis (in thousands):

                                        WESTAMERICA   PV FINANCIAL   TOTAL
                                        -----------   ------------   -----
Financial advisory..................          $  -           $500    $500
Professional fees...................           120            100     220
Printing and other..................            20             10      30
                                              ----           ----    ----
      Total.........................          $140           $610    $750
                                              ====           ====    ====


                      SUPPLEMENTAL HISTORICAL INFORMATION


     The following unaudited tables provide certain additional historical and pro forma combined financial information for Westamerica and PV Financial. The unaudited pro forma combined financial information assume that the Merger is accounted for as a pooling of interests and gives effect to the Merger as if the Merger had occurred on June 30, 1994. The information presented below should be read in conjunction with the financial information set forth in the "Summary-Selected Historical and Pro Forma Financial Data," "Pro Forma Combined Financial Information," and the historical financial statements of Westamerica and PV Financial and the notes thereto incorporated by reference or included elsewhere herein. This Supplemental Historical Information is presented for informational purposes only and should not be considered to be indicative of actual results or financial position after the Merger.

     On a pro forma basis at June 30, 1994, the loan portfolio of the combined entity is as follows:

                              UNAUDITED PRO FORMA
                            TYPES OF LOANS, NET OF
                              UNEARNED FEE INCOME
                                 JUNE 30, 1994

                                                                 PRO FORMA
                                    WESTAMERICA   PV FINANCIAL    COMBINED
                                    -----------   ------------   ----------
                                                (IN THOUSANDS)

Commercial loans.................    $  555,963       $ 92,496   $  648,459
Real estate-construction.........        37,834          5,933       43,767
Real estate-residential..........       174,428          3,732      178,160
Installment and personal.........       275,349          4,732      280,081
Agricultural.....................        26,569         28,343       54,912
Lease financing..................             -              -            -
                                     ----------       --------   ----------
 Total loans.....................     1,070,143        135,236    1,205,379
Less:  Reserve for loan losses...        27,243          1,934       29,177
                                     ----------       --------   ----------
 Total loans, net................    $1,042,900       $133,302   $1,176,202
                                     ==========       ========   ==========



     At June 30, 1994, nonperforming assets for the combined entity are shown in the following table on a pro forma basis.

                              UNAUDITED PRO FORMA
                             NONPERFORMING ASSETS
                                 JUNE 30, 1994

                                                                              PRO FORMA
                                               WESTAMERICA    PV FINANCIAL     COMBINED
                                               ------------   -------------   ----------
                                                        (DOLLARS IN THOUSANDS)

Loans 90 or more days past due and still
 accruing interest..........................       $   154              20          174
Nonaccrual loans:
 Performing.................................         1,498              43        1,541
 Nonperforming..............................         7,639             384        8,023
                                                   -------         -------      -------
  Total nonaccrual loans....................         9,137             427        9,564
                                                   -------         -------      -------
 Total nonperforming loans..................         9,291             447        9,738
Loan collateral substantively repossessed...         2,270               -        2,270
Other real estate owned.....................         9,759              55        9,814
                                                   -------         -------      -------
 Total nonperforming assets.................       $21,320         $   502      $21,822
                                                   =======         =======      =======
Reserve for loan losses as a percentage
 of nonperforming loans.....................           293%            433%         300%
Nonperforming loans as a percentage of
 total loans................................          0.87            0.34         0.81
Nonperforming assets as a percentage of
 total assets...............................          1.05            0.29         0.99

     The following tables present the actual regulatory capital positions of each of Westamerica and PV Financial as of June 30, 1994, and a pro forma combined regulatory capital position giving effect to the Merger:

                UNAUDITED PRO FORMA REGULATORY CAPITAL POSITION
                              AS OF JUNE 30, 1994

                                                                                PRO FORMA
                                        WESTAMERICA       PV FINANCIAL           COMBINED
                                  ------------------    ----------------    ------------------
                                     AMOUNT    RATIO      AMOUNT   RATIO       AMOUNT    RATIO
                                  ----------   -----    --------   -----    ----------   -----
                                                     (DOLLARS IN THOUSANDS)
Tier 1 Capital.................   $  159,175   12.12%   $ 18,281    12.25%  $  177,456   12.13%
Minimum requirement............       52,553    4.00       5,970    4.00        58,523    4.00
                                  ----------   -----    --------   -----    ----------   -----
Excess.........................   $  106,622    8.12%   $ 12,311    8.25%   $  118,933    8.13%
                                  ==========   =====    ========   =====    ==========   =====

Total Capital..................   $  195,732   14.90%   $ 20,147   13.50%   $  215,879   14.75%
Minimum requirement............      105,107    8.00      11,941    8.00       117,048    8.00
                                  ----------   -----    --------   -----    ----------   -----
Excess.........................   $   90,625    6.90%   $ 81,206    5.50%   $   98,831    6.75%
                                  ==========   =====    ========   =====    ==========   =====

Risk-adjusted assets...........   $1,313,837            $149,259            $1,463,096
                                  ==========            ========            ==========

Tier 1 Capital.................   $  159,175    7.76%   $ 18,281   10.86%   $  177,456    8.00%
Minimum leverage requirement...       82,044    4.00       6,733    4.00        88,777    4.00
                                  ----------   -----    --------   -----    ----------   -----
Excess.........................   $   77,131    3.76%   $ 11,548    6.86%   $   88,679    4.00%
                                  ==========   =====    ========   =====    ==========   =====

Average total assets...........   $2,051,105            $168,330            $2,219,435
                                  ==========            ========            ==========

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET QUOTATIONS


     Westamerica Common Stock is listed and traded on Nasdaq and PV Financial Common Stock is traded on the over-the-counter market and quoted on the Pink Sheets. As of the Record Date, there were approximately 6,590 holders of record of Westamerica Common Stock and approximately 990 holders of record of PV Financial Common Stock, respectively.

     The following table sets forth for Westamerica Common Stock the high and low closing prices for the quarters indicated. The table sets forth for PV Financial Common Stock the approximate high and low bid prices of which PV Financial is aware, which prices reflect interdealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


                                    WESTAMERICA          PV FINANCIAL
                                    COMMON STOCK         COMMON STOCK
                             ----------------------   -------------------
                                 HIGH        LOW         HIGH       LOW
                             ------------   ------    ---------   -------

1992
  First Quarter...........         $20.63   $18.88      $ 7.00    $ 6.00
  Second Quarter..........          22.25    18.50        7.00      6.37
  Third Quarter...........          22.25    18.25        7.25      6.00
  Fourth Quarter..........          23.75    19.50        6.75      5.75

1993
  First Quarter...........         $30.25   $22.13      $ 6.87    $ 5.75
  Second Quarter..........          28.75    23.88        7.63      6.25
  Third Quarter...........          28.50    25.13        9.25      7.00
  Fourth Quarter..........          28.50    25.75        9.63      8.50

1994
  First Quarter...........         $29.00   $25.50      $ 9.25    $ 9.25
  Second Quarter..........          32.50    27.38       11.50      9.25
  Third Quarter...........          33.25    29.25       17.50     11.25
  Fourth Quarter through
    October 4, 1994.......

     On July 25, 1994, the day prior to the first public announcement of the Merger, the high, low and closing prices for Westamerica Common Stock on Nasdaq were $30.25, $30.00 and $30.25, respectively.

     On July 25, 1994, the last day in which trades in PV Financial Common Stock were quoted on the Pink Sheets prior to the first public announcement of the Merger, the bid and asked prices for PV Financial Common Stock as quoted on the Pink Sheets were $11.25 and $12.25, respectively.

DIVIDENDS AND DIVIDEND POLICY

     The following table sets forth the per share cash dividends declared by Westamerica and PV Financial during each quarter since January 1, 1992.

                      WESTAMERICA    PV FINANCIAL
                      COMMON STOCK   COMMON STOCK
                      ------------   ------------

1992
  First Quarter....          $0.12          $   -
  Second Quarter...           0.13           0.10
  Third Quarter....           0.13              -
  Fourth Quarter...           0.13           0.10

1993
  First Quarter....           0.14           0.05
  Second Quarter...           0.14           0.05
  Third Quarter....           0.14           0.05
  Fourth Quarter...           0.15           0.06

1994
  First Quarter....           0.15           0.06
  Second Quarter...           0.15           0.06
  Third Quarter....           0.17           0.06


     Westamerica has paid quarterly cash dividends since it commenced operations on January 1, 1973. Westamerica and PV Financial are subject to certain regulatory and contractual restrictions on their respective ability to pay dividends. Holders of Westamerica Common Stock and PV Financial Common Stock are entitled to receive dividends as and when declared by the Board of Directors of Westamerica and PV Financial, respectively, out of funds legally available therefor under the laws of the State of California. The GCL provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The GCL further provides that in the event sufficient retained earnings are not available for the proposed distribution a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

     Westamerica is also subject to certain restrictions on its ability to pay dividends under the terms of certain of its debt agreements. See "Description of Westamerica Capital Stock and Indebtedness-Debt Agreements."

     The Agreement prohibits Westamerica from paying any dividends other than its regular quarterly cash dividend in amounts substantially equivalent to dividends paid in the pattern of declarations and payments established in the 18 months prior to July 25, 1994. A declaration by Westamerica of a quarterly dividend up to 2 cents per share per quarter higher (on a cumulative basis) than the most recent previous quarterly dividend will be deemed to meet this 18-month standard. The Agreement also prohibits PV Financial from paying any dividend other than regular quarterly dividends in amounts of 6 cents per share.

                         INFORMATION ABOUT WESTAMERICA

     Westamerica is a bank holding company registered under the BHC Act and was incorporated in the State of California in 1972. At June 30, 1994, Westamerica had total consolidated assets of approximately $2.03 billion, deposits of approximately $1.71 billion and shareholders' equity of approximately $158.6 million. Westamerica's banking subsidiaries, Westamerica Bank, Napa Valley Bank and Bank of Lake County, are California state-chartered banks, with 49 banking offices in eleven counties in Northern California.

     Westamerica was formed pursuant to a plan of reorganization among three previously unaffiliated banks: Bank of Marin, Bank of Sonoma County and First National Bank of Mendocino County (formerly First National Bank of Cloverdale). After incorporation, Westamerica subsequently acquired the Bank of Lake County
(1974), Gold Country Bank (1979), Vaca Valley Bank (1981) and John Muir National Bank (1992). In 1993, Westamerica acquired Napa Valley Bancorp, its wholly owned banking subsidiaries Napa Valley Bank and Suisun Valley Bank, and Napa Valley Development, a California corporation which owned, developed and marketed real estate and provided real estate consulting services to Napa Valley Bancorp. Suisun Valley Bank was subsequently merged into Westamerica Bank. In addition, Westamerica acquired Napa Valley Bancorp's majority interest in Sonoma Valley Bank, which was subsequently sold, and Bank of Lake County.

      Westamerica's subsidiary, Community Banker Services Corporation ("CBSC"), provides centralized services to Westamerica's banking subsidiaries. Through its subsidiary, Weststar Mortgage Corporation, CBSC conducts mortgage servicing activities. Westamerica also owns all of the capital stock of Westcore, an inactive company. On September 1, 1994, Westamerica filed an application with the Federal Reserve Bank of San Francisco to commence an employee benefit consulting business through Westcore.

     Westamerica, through its banking subsidiaries, provides checking and savings deposit services as well as commercial, real estate and personal loans. In addition, most branches offer safe deposit facilities, automated teller units, collection services and other investment services.

     Westamerica's principal executive offices are located at 1108 Fifth Avenue, San Rafael, California 94901, and its telephone number is (415) 257-8000.

     For additional information relating to Westamerica and the combined company that would result from the Merger, see "The Merger-Management and Operations Following the Merger" and "Pro Forma Combined Financial Information."


                         INFORMATION ABOUT PV FINANCIAL

     PV Financial was incorporated under the laws of the State of California on February 2, 1982 and is registered as a bank holding company under the BHC Act. PV Financial's principal executive offices are located at 1524 McHenry Avenue, Modesto, California 95350, and its telephone number is (209) 575-2900.

     PV Financial owns all of the outstanding shares of the Bank, which is a national banking association. The Bank engages in the general commercial banking business. The Bank offers its services in offices located at 1524 McHenry Avenue, 1302 J. Street and 1600 Kansas Avenue in Modesto, at 600 East Main Street in Turlock and at 2918 East Whitmore in Ceres, California. The Bank offers a full range of commercial banking services to its customers, including savings and checking deposits, commercial, installment and real estate loans, safe deposit boxes, sale of travelers cheques, and other customary bank services. The Bank emphasizes service to customers in commercial business, food production and agriculture.

     The Bank has major California banks as correspondents and works with its customers to secure international banking services from these banks as needed. The Bank has established its primary correspondent correspondent banking relationships with the Federal Reserve Bank of San Francisco, Bank of America NT&SA, Wells Fargo Bank, N.A. and The Bank of California, N.A.

     At June 30, 1994, PV Financial and the Bank had 74 full-time-equivalent employees, all of whom were employed by the Bank.


LITIGATION


     The Bank, one of its directors and a Bank employee are defendants in a lawsuit, filed in the United States District Court, Eastern District of California, which claims that they and certain other defendants violated the Sherman Antitrust Act and the federal RICO statute. The Bank (and its director and employee) has denied all allegations by the plaintiffs and intends to vigorously defend against the claims. A motion by the Bank to dismiss the Sherman Antitrust Act and RICO claims was denied by order dated April 14, 1993; however, by stipulation, the parties dismissed common law claims for fraud, intentional interference with a contractual relationship, unfair and deceptive trade practices and civil conspiracy in June of 1993. The plaintiffs are seeking compensatory damages, treble and punitive damages and attorney fees and costs. The Bank expects to file a motion for summary judgment which is currently scheduled to be heard by the court on or about November 21, 1994.



                    MANAGEMENT'S  DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PV FINANCIAL

     The following analysis of PV Financial's financial condition and results of operations for the six months ended June 30, 1994 and 1993 and the years ended December 31, 1993, 1992 and 1991 should be read in conjunction with PV Financial's consolidated financial statements and related notes thereto and the unaudited interim historical financial statements of PV Financial appearing elsewhere herein and other information presented elsewhere in this Proxy Statement/Prospectus. Average balances, including balances used in calculating certain financial ratios, are generally comprised of average daily balances. Amounts shown are consolidated unless stated otherwise.

RESULTS OF OPERATIONS

NET EARNINGS

     Net earnings increased in 1993 to $1,958,211 from $1,634,996 in 1992, which was up from $1,618,130 in 1991. During periods of changing interest rates, PV Financial's earnings can be affected as floating rates on the majority of earning assets reprice immediately, while interest rates paid on certificates of deposit change only at their maturity. Therefore, an increase in interest rates will have a short-term positive impact on earnings, while a decrease in interest rates will have a short-term negative impact on earnings. Although interest rates declined slightly in 1993, PV Financial was able to increase the net interest spread by loan growth and repricing maturing deposits at current market rates. In 1992, PV Financial was able to offset the decrease in net interest income, due to declining interest rates, by increased noninterest income and decreased noninterest expenses. On a per share basis, net earnings increased 15.79% to $0.88 per share in 1993 from $0.76 per share in 1992 which was a 1.30% decrease from $0.77 per share in 1991.

     Consolidated net earnings for the six months ended June 30, 1994 and 1993 were $1,061,195 and $797,634, respectively. Net earnings per share for the six months ending June 30, 1994 and 1993 were $0.49 and $0.37, respectively.

NET INTEREST INCOME

     PV Financial's primary source of revenue is net interest income representing the difference between interest income generated from interest earning assets and interest expense on interest bearing liabilities. Net interest income increased $1,342,252, or 18.60%, between 1992 and 1993. This increase was the result of an increase in total interest income of $480,357 and a decrease in total interest expense of $861,895. In 1992, net interest income decreased by $439,427, or 5.74%, over 1991. This decrease was the result of decreases in total interest income of $1,741,144 and decreases in total interest expense of $1,301,717.

     Changes in the level of interest income are affected by changes in the rates earned and the volume of interest earning assets. The increase in total interest income of $480,357, from 1992 to 1993, was comprised of approximately $1,121,000 attributable to the $14,387,000 increase in average interest earning assets in 1993. This is offset by a $641,000 decrease attributable to the decreases in the yields on interest earning assets of 53 basis points. The decrease in total interest income of $1,741,144 in 1992 over 1991 was made up of a $641,000 increase associated with a $10,205,000 increase in average interest earning assets and a decrease of $2,382,000 associated with the decrease in yield of 212 basis points. The total yield on average interest earning assets in 1993 was 8.26% compared to 8.79% in 1992 and 10.91% in 1991. In 1993, average loans were 83.31% of average earning assets compared to 83.79% in 1992 and 83.86% in 1991.

     Interest expense is a function of the volume of and rates paid on interest bearing liabilities. The decrease of $861,895 in total interest expense in 1993 over 1992 was comprised of a $195,000 increase related to the $8,289,000 increase in total average interest bearing liabilities and a decrease of $1,057,000 related to a decrease of 108 basis points on yields paid. In 1992, total interest expense decreased by $1,301,717 from 1991. This decrease was comprised of a $201,000 increase related to the $6,640,000 increase in average interest bearing liabilities and a decrease of 162 basis points or $1,503,000 related to the yield paid. Through the end of 1993, the average balances of noninterest bearing deposits continued to increase; therefore, the yield changes were mainly the results of the declining interest rate environment. For the period ended June 30, 1994, noninterest bearing deposits fell to $33,298,000 from $43,715,000 at December 31, 1993, largely due to declines in escrow deposits from two title companies. Management of PV Financial believes that the June 30, 1994, levels of noninterest bearing deposits are within a range which should continue in the foreseeable future.

     Net interest income increased to $4,699,722 for the six months ended June 30, 1994, from $4,037,828 for the same period in 1993. This net increase was composed of increased total interest income of $536,353 and decreased total interest expense of $125,541.

     The tables below set forth consolidated average daily balances of each principal category of assets, liabilities and shareholders' equity, interest on interest earning assets, and interest on interest bearing liabilities, and the average yields earned or rates paid thereon for the periods indicated. The tables also show the net interest earnings and the net yield on average earning assets. Averages were computed based upon daily balances.

                      CONSOLIDATED AVERAGE DAILY BALANCES

                                                                        YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------------------------------------------
                                               1993                              1992                              1991
                                --------------------------------   -------------------------------   ------------------------------
                                             INTEREST     RATES                INTEREST     RATES                INTEREST     RATES
                                 AVERAGE     INCOME/     EARNED/    AVERAGE    INCOME/     EARNED/    AVERAGE    INCOME/     EARNED/
                                 BALANCE     EXPENSE      PAID      BALANCE    EXPENSE      PAID      BALANCE    EXPENSE      PAID
                                ----------   --------   --------   ---------   --------   --------   ---------   --------   --------
                                                                       (DOLLARS IN THOUSANDS)

ASSETS:
Federal funds sold and
 securities sold under
 repurchase agreement........    $ 13,197     $   419      3.18%   $  9,346     $   303      3.24%   $  3,576     $   159      4.45%

Interest bearing deposits in
 other banks.................           -           -         -       1,339          63      4.71         581          40      6.88
Securities (taxable).........      11,628         584      5.02      11,098         877      7.90      15,889       1,384      8.71
Loans(1)(2)..................     123,944      11,285      9.10     112,599      10,565      9.38     104,131      11,966     11.49
                                 --------     -------      ----    --------     -------      ----    --------     -------     -----
  Total Earning Assets.......     148,769     $12,288      8.26%    134,382     $11,808      8.79%    124,177     $13,549     10.91%
                                              =======      ----                 =======      ----                 =======     -----

Cash and due from banks......      11,454                            10,721                             8,295
Allowance for possible loan
 losses......................      (1,852)                           (1,550)                           (1,537)
Premises & equipment.........       1,023                             1,199                             1,143
Other assets.................       2,125                             2,124                             2,712
                                 --------                          --------                          --------
  Total Assets...............    $161,519                          $146,876                          $134,790
                                 ========                          ========                          ========

LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Interest bearing demand
 deposits....................    $ 39,626     $   925      2.33%   $ 34,711     $ 1,155      3.33%   $ 32,800     $ 1,501      4.58%
Savings deposits.............      13,360         369      2.76       9,908         369      3.72       5,081         249      4.90
Other time deposits..........      60,115       2,435      4.05      59,740       3,036      5.08      58,354       3,994      6.84
Federal funds purchased......           -           -         -          74           3      4.05         182          10      5.49
Short term debt..............           -           -         -         379          28      7.39       1,755         139      7.92
                                 --------     -------      ----    --------     -------      ----    --------     -------     -----
  Total interest bearing
   liabilities...............     113,101       3,729      3.30     104,812       4,591      4.38      98,172       5,893      6.00

Noninterest bearing funds....      35,668           -         -      29,570           -         -      26,005           -         -
                                 --------     -------      ----    --------     -------      ----    --------     -------     -----
  Total Supporting
   Liabilities...............     148,769     $ 3,729      2.51    $134,382     $ 4,591      3.42    $124,177     $ 5,893      4.75
                                              =======                           =======                           =======

Noninterest bearing deposits.      30,886                            25,528                            22,044
Other Liabilities............         968                             1,383                             1,049
Shareholders' Equity.........      16,564                            15,153                            13,525
Less: Non interest bearing
 funds.......................     (35,668)                          (29,570)                          (26,005)
                                 --------                          --------                          --------

Total Liabilities and
 Shareholders'
  Equity.....................    $161,519                          $146,876                          $134,790
                                 ========                          ========                          ========

Net Interest Rate Margin.....                              5.75%                             5.37%                             6.16%
                                                           ====                           =======                             =====

- ----------
(1)  Nonaccruing loans not yet charged off are included in the loan balance.

(2)  Loan fees of $804,193 in 1993, $593,980 in 1992, and $627,730 in
     1991 were included in interest on loans.

                      CONSOLIDATED AVERAGE DAILY BALANCES

                                                             SIX MONTHS ENDED JUNE 30,
                                         -----------------------------------------------------------------
                                                       1994                              1993
                                         -------------------------------   -------------------------------
                                                     INTEREST    RATES                 INTEREST    RATES
                                          AVERAGE    INCOME/    EARNED/     AVERAGE    INCOME/    EARNED/
                                          BALANCE    EXPENSE      PAID      BALANCE    EXPENSE      PAID
                                         ---------   --------   --------   ---------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
ASSETS:
Federal funds sold and securities
 sold under repurchase agreement......   $  9,589      $  176      3.70%   $ 13,584      $  214      3.18%
Interest bearing deposits in
 other banks..........................          -           -         -           -           -         -
Securities (taxable)..................     14,129         312      4.45      10,730         304      5.71
Loans(1)(2)...........................    131,107       5,992      9.22     119,964       5,426      9.12
                                         --------      ------   -------    --------      ------   -------
 Total Earning Assets.................    154,825      $6,480      8.44%    144,278      $5,944      8.31%
                                                       ======   =======                  ======   =======

Cash and due from banks...............     11,528                            10,643
Allowance for possible loan losses....     (1,935)                           (1,782)
Premises & equipment..................        918                             1,062
Other assets..........................      2,994                             1,969
                                         --------                          --------
 Total Assets.........................   $168,330                          $156,170
                                         ========                          ========

LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Interest bearing demand deposits......   $ 43,161      $  456      2.13%   $ 37,777      $  459      2.45%
Savings deposits......................     15,465         202      2.63      12,827         181      2.85
Other time deposits...................     58,766       1,123      3.85      60,685       1,266      4.21
Federal funds purchased...............          -           -         -           -           -         -
Short term debt.......................          -           -         -           -           -         -
                                         --------      ------   -------    --------      ------   -------
 Total interest bearing
  liabilities.........................    117,392       1,781      3.06     111,289       1,906      3.45

Non interest bearing funds............     37,433           -         -      32,989           -         -
                                         --------      ------   -------    --------      ------   -------
 Total Supporting Liabilities.........    154,825      $1,781      2.32     144,278      $1,906      2.66
                                                       ======                            ======

Non interest bearing deposits.........     31,666                            27,712
Other Liabilities.....................      1,285                             1,000
Stockholders' Equity..................     17,987                            16,169
Less: Non interest bearing funds......    (37,433)                          (32,989)
                                         --------                          --------

Total Liabilities and Shareholders'
 Equity...............................   $168,330                          $156,170
                                         ========                          ========

Net Interest Rate Margin..............                             6.12%                             5.65%
                                                                =======                           =======

- --------------------------------------
(1)  Nonaccruing loans not yet charged off are included in the loan balance.

(2) Loan fees of $394,157 for the six months ended June 30, 1994 and $375,493 for the six months ended June 30, 1993 were included in interest on loans.

     Rate and Volume Variances. The following table sets forth a summary of the changes in average assets and liability balances (volume) and changes in average interest rates for the periods indicated. Changes not solely attributable to volume or rates have been allocated to volume.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,                           YEAR ENDED DECEMBER 31,
                                          -------------------------   ------------------------------------------------------------
                                                1994 OVER 1993                1993 OVER 1992                 1992 OVER 1991
                                          -------------------------   ----------------------------   -----------------------------
                                          VOLUME     RATE    TOTAL    VOLUME      RATE      TOTAL    VOLUME      RATE     TOTAL
                                          -------   ------   ------   -------   --------   -------   -------   --------   --------
                                                                         (DOLLARS IN THOUSANDS)
Interest Earning Assets
  Loans................................     $507    $  59    $ 566    $1,035    $  (315)   $  720     $ 796    $(2,197)   $(1,401)
  Securities...........................       75      (67)       8        27       (320)     (293)     (378)      (129)      (507)
  Interest bearing deposits in other
    banks..............................        -        -        -       (63)         -       (63)       36        (13)        23
  Federal funds sold and securities
    purchased under resale agreement...      (73)      35      (38)      122         (6)      116       187        (43)       144
                                            ----    -----    -----    ------    -------    ------     -----    -------    -------

  Total................................      509       27      536     1,121       (641)      480       641     (2,382)    (1,741)
                                            ----    -----    -----    ------    -------    ------     -----    -------    -------

Interest Bearing Liabilities
  Interest bearing demand deposits.....       57      (60)      (3)      117       (347)     (230)       64       (410)      (346)
  Savings deposits.....................       35      (14)      21        95        (95)        -       180        (60)       120
  Other time deposits..................      (35)    (108)    (143)       14       (615)     (601)       63     (1,021)      (958)
  Federal funds purchased..............        -        -        -        (3)         -        (3)       (4)        (3)        (7)
  Short term borrowings................        -        -        -       (28)         -       (28)     (102)        (9)      (111)
                                            ----    -----    -----    ------    -------    ------     -----    -------    -------

  Total................................       57     (182)    (125)      195     (1,057)     (862)      201     (1,503)    (1,302)
                                            ----    -----    -----    ------    -------    ------     -----    -------    -------

Net Change in Interest Income..........     $452    $ 209    $ 661    $  926    $   416    $1,342     $ 440    $  (879)   $  (439)
                                            ====    =====    =====    ======    =======    ======     =====    =======    =======

PROVISION FOR POSSIBLE LOAN LOSSES

     The adequacy of the allowance for possible loan losses is based upon periodic reviews of the loan portfolio by management. Economic factors, loan portfolio composition, industry strength, and management's estimates of future possible losses are some of the factors that are taken into consideration. Loans are charged against the allowance when classified as a loss by management or by the regulatory agencies. Each year PV Financial management, with the assistance of an outside independent expert, reviews the loan portfolio. Based upon management's assessment of the overall quality of the loan portfolio, external economic conditions and other factors, $543,000, $490,000 and $93,500 was expensed for possible losses for 1993, 1992 and 1991, respectively. Loans totaling $354,444 were charged off during 1993 and $29,582 was collected in recoveries, leaving a balance of $1,873,194 in the allowance, or 1.41 percent of gross loans outstanding at December 31, 1993, compared with 1.46 percent at December 31, 1992. Loans charged off totaled $517,335 in 1992 and $139,211 in 1991, while recoveries totaled $47,528 and $200,305, respectively. As a percent of average net loans outstanding during the year, net loans charged off were
0.22 percent in 1993, 0.42 percent in 1992 and -0.06 percent in 1991. Management has taken into account the general decline of real estate values in California, as well as toxic waste and environmental clean up costs when evaluating the loans secured by real estate. Also, if a drought condition re-occurs in California, it could have a material adverse impact on agricultural credits, which totaled $28,342,748 or 20.84% of outstanding loans at June 30, 1994.

     For the six months ended June 30, 1994 and 1993, $172,467 and $261,200, respectively, were charged to the provision for possible loan losses. Management continues to review the adequacy of the allowance for possible loan losses, keeping in mind economic factors, loan portfolio composition, industry strength, the general level of real estate values, the California recession, toxic waste and environmental clean up costs and other factors considered to be relevant by management. At June 30, 1994, management considered PV Financial's allowance to be adequate as an allowance against foreseeable losses in its portfolio.

TOTAL NONINTEREST INCOME

     Total noninterest income increased to $1,669,326 in 1993 from $1,596,144 in 1992 and $807,213 in 1991. Service charges on deposit accounts increased to $573,710 in 1993 from $517,026 in 1992 and $467,318 in 1991 as a result of customer analysis fees charged and an increased customer base. Other noninterest income increased to $370,863 in 1993 from $264,898 in 1992 and $159,975 in 1991, due to increases in fees for packaging mortgage loans originated by other financial institutions and operating gains on a real estate joint venture. Gains on sale of loans consist of gains on the sale of the guaranteed portion of Small Business Administration ("SBA") guaranteed loans. In 1993, these gains decreased to $724,744 from $764,709 in 1992 which had increased from $287,518 in 1991. For the period ended June 30, 1994, gains totaled $297,000 compared to $211,000 for the period ended June 30, 1993. The decline in gains on the sale of SBA loans for 1993 compared to 1992 resulted primarily from changes adopted by the SBA in its regulations during 1993 which generally caused the level of premiums paid on such loans to decline. PV Financial anticipates this will cause the level of gain on the sale of SBA loans for all of 1994 to be less than 1993 levels.

     For the six months ended June 30, 1994 and 1993, total noninterest income was $694,483 and $645,276, respectively. This net increase in 1994 was due to increased service charges on deposit accounts, increases in gains on the sale of the guaranteed portion of the SBA loans and decreased fees for processing mortgage loans. The decreased fees for processing mortgage loans is attributable to the decrease in demand for residential loan originations and refinancings. Securities losses increased $57,420 for the six months ended June 30, 1994 from June 30, 1993, as a result of the sale of mutual funds previously held in PV Financial's available-for-sale securities portfolio. PV Financial is in the process of liquidating the balance of its mutual fund holdings.

TOTAL NONINTEREST EXPENSE

     Total noninterest expense increased by $868,860, or 15.58%, from 1992 to 1993 and decreased $46,960, or 0.83%, from 1991 to 1992. Salaries and employee benefits increased in 1993 to $3,174,784 from $2,853,036 in 1992 which decreased from $3,007,280 in 1991. These changes resulted from changes in the employee base and costs of benefits. Occupancy expense increased to $1,089,539 in 1993 from $1,032,750 in 1992, and $892,966 in 1991. The increases in 1993 and 1992 was due primarily to the relocation of one of the Bank's branches and the opening of its fourth branch. Federal Deposit Insurance Corporation ("FDIC") insurance assessments also increased due to deposit growth and increased rates charged by the FDIC. Other operating expense increased to $1,846,644 in 1993 from $1,428,321 in 1992 which had decreased from $1,478,821 in 1991. These changes were attributed to increased costs of item processing and variances in the normal cost of operations.


     For the six months ended June 30, 1994 and 1993, total noninterest expense was $3,363,643 and $3,059,570, respectively. The increase of $304,073 was due to three factors. Salaries and employee benefits increased $196,308 for the six months ended June 30, 1994 from June 30, 1993, due to changes in the employee base and costs of benefits. Occupancy costs were higher in the 1994 period by $36,310 due to increased rents and depreciation costs. Other operating expenses were $71,455 higher in the 1994 period than in the 1993 period mainly due to increased data processing and item processing costs.

LOANS

     Management is aware of the need to maintain conservative credit standards. PV Financial is not involved in foreign lending. PV Financial generates loans primarily within the geographic market area of Stanislaus, southern San Joaquin, and northern Merced counties. The principal industries are agriculture, commercial business, and real estate and real estate development. In management's view, the economic diversity of its target market, coupled with the emphasis on providing customers with proven products, has enabled PV Financial to avoid activities which have proven risky to other financial institutions in recent years.

     The following table sets forth certain information regarding PV Financial's loan portfolio.

                                         JUNE 30,                                   DECEMBER 31,
                                                      -----------------------------------------------------------------------
                                           1994           1993           1992           1991           1990          1989
                                       ------------   ------------   ------------   -------------   -----------   -----------
                                                                           (IN THOUSANDS)
Real Estate Construction............   $  5,932,878   $  9,008,668   $  9,196,551    $  8,786,209   $11,876,169   $ 9,388,566
Commercial..........................     50,632,423     47,317,164     43,093,680      42,537,636    34,951,693    30,783,147
Commercial Secured by Real Estate...     46,350,015     42,559,318     29,092,029      28,757,963    23,112,158    20,963,755
Agricultural........................     28,342,748     30,062,150     28,172,339      27,821,667    23,036,765    19,868,952
Installment.........................      1,376,356        558,836        778,485       1,328,164     1,758,704     2,066,189
Other...............................      3,355,937      3,748,924      3,124,520       2,143,183     1,305,508     1,803,721
                                       ------------   ------------   ------------    ------------   -----------   -----------
Total loans.........................   $135,990,357   $133,255,060   $113,457,604    $111,374,822   $96,040,997   $84,874,330

     The following table sets forth cumulative maturity distributions as of the dates indicated for loans with fixed and floating interest rates. PV Financial is unable to present the information by category of loan without undue burden and expense.

                                 DECEMBER 31, 1993
                                      MATURING
              --------------------------------------------------------
                             AFTER ONE
              ONE YEAR OR   YEAR THROUGH   GREATER THAN
                 LESS        FIVE YEARS     FIVE YEARS       TOTAL
              -----------   ------------   ------------   ------------
Fixed......   $ 6,395,229    $ 5,688,862    $ 3,543,032   $ 15,627,123
Floating...    57,141,772     27,146,453     33,339,712    117,627,937
              -----------    -----------    -----------   ------------
Total......   $63,537,001    $32,835,315    $36,882,744   $133,255,060
              ===========    ===========    ===========   ============


                                   JUNE 30, 1994
                                     MATURING
              --------------------------------------------------------
                             AFTER ONE
              ONE YEAR OR   YEAR THROUGH   GREATER THAN
                 LESS        FIVE YEARS     FIVE YEARS       TOTAL
              -----------   ------------   ------------   ------------
Fixed......   $ 7,325,705    $ 7,101,660    $ 3,139,396   $ 17,566,761
Floating...    55,217,008     32,104,853     31,101,735    118,423,596
              -----------    -----------    -----------   ------------
Total......   $62,542,713    $39,206,513    $34,241,131   $135,990,357
              ===========    ===========    ===========   ============

     The performance of loans, other than real estate and installment loans, is evaluated primarily on the basis of a thorough review of each customer relationship over a period of time and the judgment of senior lending officers as to the ability of the borrowers to continue in business and to meet the repayment terms of the loans. Real estate and installment loans are evaluated on the basis of underlying collateral and the ability of the borrowers to make scheduled payments. The ongoing credit control process includes a risk rating system, combined with the development and monitoring of credit policies and procedures, as well as a loan review process. The loan approval process is tied to the risk rating system and is subject to management's and the board's established guidelines on diversification. On a quarterly basis, management employs an independent credit consultant whose sole purpose is to evaluate the loan portfolio with special emphasis on new credits and potentially troubled loans.

     Loans on which the borrowers fail to perform under the original terms of the obligation are considered non-performing loans. Non-performing loans fall into two categories: loans past due 90 days or more and still accruing interest and loans on nonaccrual status. Loans on which principal or interest has been in default for a period of 90 days or longer must be well secured and in the process of collection, or they will be placed on nonaccrual status. Loans are placed on nonaccrual status when it has been determined by management that there is reasonable doubt as to the collectibility of interest or principal. When loans are placed on nonaccrual status, unpaid interest is reversed from earnings.

     The following table presents data regarding PV Financial's loans more than 90 days past due and still accruing interest, nonaccrual loans, total nonperforming loans and total nonperforming assets, which includes nonperforming loans and other real estate owned ("OREO").

                                           JUNE 30,          DECEMBER 31,
                                          ---------   ---------------------------
                                            1994          1993           1992
                                          ---------   -------------   -----------
Loans Past Due 90 Days or More
 and Still Accruing Interest...........   $ 20,039      $  251,702    $   33,722
Nonaccrual Loans.......................    427,026         166,058     1,059,529
                                          --------      ----------    ----------
Total Nonperforming Loans..............   $447,065      $  417,760    $1,093,251
OREO...................................     55,288       1,258,870             -
                                          --------      ----------    ----------
Total Nonperforming Assets.............   $502,353      $1,676,630    $1,093,251
                                          ========      ==========    ==========
Nonperforming Assets as a Percentage
 of Loans and OREO.....................       0.38%           1.27%         0.98%
Nonperforming Assets as a Percentage
 of Total Assets.......................       0.29%           0.95%         0.68%

     Loan reviews are performed using grading criteria similar to those used by bank regulatory agencies. Loans receiving lesser grades are called "classified assets," which include all potential problem loans where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may become nonperforming assets. Other than as disclosed in the table below, at June 30, 1994, management was not aware of any other material credits about which there was serious doubt regarding the ability of the borrower to repay according to the terms of the loan. The following table sets forth data regarding classified loans.

     Total loans classified for regulatory purposes as loss, doubtful or substandard on the dates indicated were as follows:

                                              JUNE 30,                   DECEMBER 31,
                                      -------------------------   ---------------------------
                                         1994          1993           1993           1992
                                      -----------   -----------   -------------   -----------
Substandard........................   $3,081,984    $4,377,056      $2,316,758    $2,810,375
Doubtful...........................      284,427       249,984         114,166       110,910
Loss...............................       81,771         5,226               -             -
                                      ----------    ----------      ----------    ----------
Total Loans Classified.............   $3,448,182    $4,632,266      $2,430,924    $2,921,285
                                      ==========    ==========      ==========    ==========
Classified Loans as a Percentage
 of Total Loans....................         2.59%         3.74%           1.86%         2.62%

     In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"), which addresses the accounting treatment of certain impaired loans and amends FASB Statements No. 5 and No. 15. SFAS 114 does not address the overall adequacy of the allowance for loan losses. SFAS 114 is effective January 1, 1995 but earlier implementation is encouraged. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Under SFAS 114, impairment is measured based on the present value of the expected future cash flows discounted at the loan's effective interest rate. Alternatively, impairment may be measured by using the loan's observable market price or the fair value of the collateral if repayment is expected to be provided solely by the underlying collateral.

     PV Financial intends to implement SFAS 114 in January 1995. The impact of implementation of SFAS 114 on PV Financial's financial statements has not been determined, since measurement will be contingent upon the inventory of impaired loans outstanding as of January 1, 1995.

     An analysis of the changes in the allowance for loan losses, including chargeoffs and recoveries stated by loan categories, is presented below.

                                     SIX MONTHS
                                        ENDED
                                      JUNE 30,                                 DECEMBER 31,
                                     -----------   --------------------------------------------------------------------
                                        1994          1993          1992           1991           1990         1989
                                     -----------   -----------   -----------   -------------   ----------   -----------
                                                                       (IN THOUSANDS)
Balance at beginning of period....   $1,873,194    $1,655,056    $1,634,863      $1,480,269    $1,482,567   $1,390,967
Chargeoffs:
  Commercial and Industrial.......   $  114,431    $  331,473    $  468,832      $  122,952    $  218,711   $  400,932
  Agricultural....................            -             -             -               -             -            -
  Other...........................       41,527        22,971        48,503          16,259         5,416       58,707
                                     ----------    ----------    ----------      ----------    ----------   ----------
Total loans charged off...........   $  155,958    $  354,444    $  517,335      $  139,211    $  224,127   $  459,639

Recoveries:
  Commercial and Industrial.......   $   42,502    $   23,918    $   46,569      $  191,886    $  199,436   $  107,467
  Agricultural....................            -             -             -               -             -            -
  Other...........................        1,298         5,664           959           8,419        22,393       63,772
                                     ----------    ----------    ----------      ----------    ----------   ----------
Total loan recoveries.............   $   43,800    $   29,582    $   47,528      $  200,305    $  221,829   $  171,239
                                     ----------    ----------    ----------      ----------    ----------   ----------

Net chargeoffs....................   $  112,158    $  324,862    $  469,807      $  (61,094)   $    2,298   $  288,400
Provision charged to operations...   $  172,467       543,000       490,000          93,500             -      380,000
                                     ----------    ----------    ----------      ----------    ----------   ----------
Balance end of period.............   $1,933,503    $1,873,194    $1,655,056      $1,634,863    $1,480,269   $1,482,567
                                     ==========    ==========    ==========      ==========    ==========   ==========
Ratio of net charged of loans
  during period to average
  loans outstanding...............          .09%          .22%          .42%          (.06)%          N/A          .38%
Allowance for possible loan
  losses to total loans...........         1.42          1.41          1.46            1.47          1.54         1.75

  The following table sets forth certain information regarding PV Financial's allocation of the allowance for loan losses.

                                                                                  DECEMBER 31,
                              JUNE 30,         ---------------------------------------------------------------------------------
                                1994                     1993                         1992                        1991
                        --------------------   -------------------------   --------------------------   ------------------------
                                    PERCENTAGE               PERCENTAGE                   PERCENTAGE                 PERCENTAGE
                                     OF LOAN                  OF LOAN                      OF LOAN                    OF LOAN
                                     CATEGORY                 CATEGORY                     CATEGORY                   CATEGORY
                                    OUTSTANDING              OUTSTANDING                  OUTSTANDING                OUTSTANDING
                                     TO TOTAL                 TO TOTAL                     TO TOTAL                   TO TOTAL
                        ALLOWANCE     LOANS    ALLOWANCE       LOANS        ALLOWANCE       LOANS        ALLOWANCE     LOANS
                        ----------   -------   ----------   ------------   -----------   ------------   -----------   ---------
 Commercial and
   Industrial........   $1,510,753    75.68%   $1,429,162         74.21%    $1,191,138         71.73%    $1,162,185      71.90%
Agricultural Loans...      375,427    20.84       400,955         22.56        424,888         24.83        437,756      24.98
Other Loans..........       47,323     3.48        43,077          3.23         39,030          3.44         34,922       3.12
                        ----------   ------    ----------        ------     ----------        ------     ----------     ------
Total Reserves.......   $1,933,503   100.00%   $1,873,194        100.00%    $1,655,056        100.00%    $1,634,863     100.00%
                        ==========   ======    ==========        ======     ==========        ======     ==========     ======

INVESTMENT IN REAL ESTATE JOINT VENTURE

     The increased value in the investment in real estate joint venture from $893,711 on December 31, 1993 to $921,374 on June 30, 1994 is due to earnings being accounted for under the equity method.

     PV Financial has a 27% interest in a real estate joint venture. The primary investment of the joint venture is an office building in which PV Financial maintains its executive and administrative offices which occupy 12% of the rentable square footage of the office building. As a part of the contemplated Merger with Westamerica, PV Financial intends to vacate its executive and administrative offices in the building and, pursuant to the Agreement, has agreed to use its best efforts to sell its interest in the joint venture or sublease the vacated office space.

OTHER REAL ESTATE OWNED

     OREO includes real estate acquired through foreclosure, or by obtaining a deed in lieu of foreclosure. In the third quarter of 1993, PV Financial acquired a commercial property through foreclosure with a book value of $1,258,870. In the first quarter of 1994, PV Financial sold this property and made a loan to facilitate the sale which bears interest at a floating rate equal to prime plus 2% for a term of 26 years.

     Other real estate owned at June 30, 1994 of $55,288 consisted of two properties acquired in foreclosure during the first half of 1994.


COMMITMENTS AND LETTERS OF CREDIT

     PV Financial is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit, and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

     PV Financial's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. PV Financial uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Financial instruments whose contract amounts represent credit risk at June 30, 1994 were as follows:

                                     VALUE
                                  ------------
Undisbursed loan commitments...    $33,901,736
Reserve lines..................      1,159,916
Credit cards...................      1,654,624
Letters of credit..............      1,543,729
                                   -----------
Total..........................    $38,260,005
                                   ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. PV Financial evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by PV Financial upon extension of credit, is based on management's credit evaluation.

     Standby letters of credit are conditional commitments issued by PV Financial to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


LIQUIDITY

     The objective of liquidity management is to maintain sufficient cash flow to satisfy both changes in loan demand and deposit fluctuations while maximizing the yield available from the instruments being used. Liquidity is managed from both the asset and liability sides of the balance sheet. Liquid assets consist of cash and due from banks, interest bearing deposits in other financial institutions, federal funds sold, securities and maturing loans. On the liability side of the balance sheet, liquidity is provided by core deposits, lines of credit, borrowings in the capital markets and other liabilities.

     In order to provide liquidity when unexpected needs arise and to meet the cyclical requirements of PV Financial's customers, management has established informal federal funds purchase lines totaling $8,500,000 through four financial institutions. Also available to PV Financial is access to a seasonal discount line, $3,000,000 as of June 30, 1994, with the Federal Reserve Bank of San Francisco, as well as a reverse repurchase agreement with a major brokerage house. At December 31, 1993 and June 30, 1994, PV Financial had no outstanding borrowings against these lines.

     Cash and cash equivalents equaled $17,696,562 at December 31, 1993 and $21,783,624 at December 31, 1992, and securities and securities purchased under resale agreements equaled $24,048,222 and $23,828,000, respectively.

     Cash and cash equivalents equaled $14,466,108 at June 30, 1994 and $17,696,562 at December 31, 1993, and securities available-for-sale totaled $11,414,705 and $17,044,866, respectively. The decrease in the six months ended June 30, 1994 of $3,230,454 in cash and cash equivalents, the decrease in securities of $5,637,886 and the increase in net loans of $2,617,161 offset a decrease in deposits of $7,801,419 during the same period. A decrease in noninterest bearing deposits from $43,714,950 at December 31, 1993 to $33,298,004 at June 30, 1994, accounted for most of the deposit decrease, and was due to decreased title company escrow deposits. Management believes that the demand deposit levels at June 30, 1994 are consistent with the current rise in interest rates as compared to the level at December 31, 1993 when they were larger due to increased loan originations or refinancings due to the then lower interest rates. An increase of $2,946,311 in time deposits over $100,000 for the period ended June 30, 1994, to $33,096,439 for the period ended December 31, 1993, helped offset the decrease in noninterest bearing deposits.

     Due to the continued low interest rate environment in 1993, there was intense competition for deposit funds from alternative non-bank products such as mutual funds. In spite of this pressure, PV Financial was able to increase its deposit base by 10.89%, from $142,526,719 in 1992 to $158,046,992 in 1993. The historic trend of faster growth in interest bearing deposits than in noninterest bearing deposits did not continue in 1993, and as a result, noninterest bearing deposits represented 27.66% of total deposits at December 31, 1993 as compared to 22.42% at December 31, 1992. At December 31, 1993, there were $43,714,950 in noninterest bearing checking accounts and $41,830,523 in interest bearing checking accounts. Certificates of deposit under $100,000 and regular savings were $42,351,391, while certificates of deposits over $100,000 were $30,150,128 at December 31, 1993. The comparative figures for December 31, 1992 were $31,947,865 in noninterest bearing checking, $37,651,248 in interest bearing checking, $40,008,428 in certificates of deposits under $100,000 and regular savings, and $32,919,178 in certificates of deposits over $100,000.


INTEREST RATE SENSITIVITY

     The operating income and net income of PV Financial depend to a substantial extent on "rate differentials," i.e., the difference between the income PV Financial receives from loans, securities and other earning assets, and the interest expense it pays on deposits and other liabilities.

     The interest rate sensitivity is measured over time and is based on PV Financial's ability to reprice its assets and liabilities. The opportunity to reprice assets in the same dollar amounts and at the same time as liabilities tends to minimize interest rate risk in any interest rate environment. The difference between the amount of assets and liabilities repriced at the same time is referred to as the "gap." This represents the risk, or opportunity, in repricing. Fluctuation in interest rates in the market place exposes banks to potential gains and losses. These market fluctuations have a two-fold effect upon banks; they influence the direction of future net interest income either upward or downward and they determine the market value of PV Financial's portfolio of rate sensitive assets and liabilities in a reciprocal direction. Because of the possible influence of unpredictable and uncontrollable external forces, management and the Board of Directors of PV Financial have established limits of interest rate risk deemed acceptable and measure the current exposure against those limits. At June 30, 1994, management believed that PV Financial's exposure to interest rate risk was within established limits.

     At June 30, 1994, PV Financial was asset sensitive with $50,595,000 more assets than liabilities subject to repricing within 90 days. This is a disadvantage in a declining interest rate environment such as experienced in 1992 and 1993 but tends to be an advantage in a rising interest rate environment as assets tend to reprice more quickly than liabilities.

     The interest sensitivity analysis shown provides a simplified representation of the exposure at a point in time. The asset/liability management process relies upon a periodic, in-depth analysis of balance sheet dynamics.

     The following table presents the interest rate sensitivity of PV Financial's assets and liabilities at June 30, 1994:

                                                                 AMOUNTS REPRICEABLE
                                              --------------------------------------------------------
                                                          1 DAY
                                                           TO 3        3 TO 12      1 TO 5     AFTER 5
                                               1 DAY      MONTHS        MONTHS       YEARS      YEARS
                                              -------    ---------    ----------    -------    -------
                                                         (DOLLARS IN THOUSANDS)

Interest earning assets
      Loans................................   $50,100      $70,058      $  4,379    $ 9,289    $ 2,164
      Securities...........................         -       13,135         1,964      2,994        317
                                              -------      -------      --------    -------    -------
Total interest earning assets..............   $50,100      $83,193      $  6,343    $12,283    $ 2,481
                                              =======      =======      ========    =======    =======
Interest bearing liabilities
      Interest bearing checking accounts...   $40,385      $     -      $      -    $     -    $     -
      Savings accounts.....................    16,659            -             -          -          -
      Time deposits........................         -       25,654        26,946      7,304          -
                                              -------      -------      --------    -------    -------
Total interest bearing liabilities.........   $57,044      $25,654      $ 26,946    $ 7,304    $     -
                                              =======      =======      ========    =======    =======
Interest sensitivity gap per period........   $(6,944)     $57,539      $(20,603)   $ 4,979    $ 2,481
Cumulative interest sensitivity gap........    (6,944)      50,595        29,992     34,971     37,452
Cumulative interest sensitivity
 gap as a percentage of total
 interest earning assets...................     (4.50)%      32.77%        19.42%     22.65%     24.26%
Cumulative ratio of interest sensitive
      assets to interest sensitive
      liabilities..........................      0.88         1.61          1.27       1.30       1.32

     Floating rate loans are shown as maturing at the earliest repricing date. Interest bearing checking accounts and savings accounts are shown as maturing immediately. Noninterest bearing checking accounts, which are considered core deposits, tend not to be sensitive to changes in interest rates and are not included. All other categories are repriced by maturity date.

CAPITAL

     Historically, PV Financial has relied on its earning ability to generate the capital to satisfy capital requirements. Shareholders' equity at year end 1993 consisted of $12,007,862 in common stock, plus $5,564,982 in retained earnings and minus $93,113 in net unrealized holding losses on securities available-for-sale, for a total of $17,479,731. Shareholders' equity at year end 1992 consisted of $11,303,907 in common stock, plus $4,688,496 in retained earnings and minus $117,594 in net unrealized holding losses on bond mutual funds, for a total of $15,874,809. Shareholders' equity increased by 10.11% in 1993 over 1992. Shareholders' equity to assets was 9.90% in 1993 and 9.94% in 1992. Earnings for the two years ended December 31, 1994 have been adequate to provide for the growth that has occurred, and management believes that the present equity, plus anticipated earnings, will be sufficient to support presently projected growth.

     The Federal Reserve Board, Office of Comptroller of the Currency (the "Comptroller") and FDIC have adopted guidelines designed to make capital requirements more sensitive to differences in risk among banking organizations, including off-balance sheet exposures, and to make the definition of bank capital more uniform internationally. Under these risk-based capital guidelines, a financial institution is required to maintain Tier I capital equal to at least 8% of its assets, weighted by risk. Additionally, to be considered well capitalized, a financial institution must maintain total capital equal to at least 10% of risk adjusted assets.

     As of June 30, 1994, PV Financial's Tier I total risk-based capital ratio was 12.25% and PV Financial's total risk-based capital ratio was 13.50%. There are legal limitations under both federal and state law on the ability of the Bank to provide funds to PV Financial. The Bank's retained earnings of $8,141,601 were not restricted as of June 30, 1994.

INVESTMENT SECURITIES

     PV Financial adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), at December 31, 1993. Under SFAS No. 115, PV Financial classifies its debt and marketable equity securities into one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities which PV Financial has the ability and intent to hold until maturity. All other securities are classified as available-for-sale.

     Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses, net of related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized.

     Summary yield and maturity information regarding PV Financial's investment securities available-for-sale and investment securities held-to-maturity portfolios at June 30, 1994 are set forth in the following table.

                                                                   MATURING
                                -------------------------------------------------------------------------------------------
                                                           AFTER 1 BUT             AFTER 5 BUT
                                   WITHIN 1 YEAR          WITHIN 5 YEARS         WITHIN 10 YEARS        AFTER 10 YEARS
                                -------------------   ---------------------   --------------------   --------------------
                                  AMOUNT     YIELD      AMOUNT      YIELD       AMOUNT      YIELD      AMOUNT      YIELD
                                ----------   ------   ----------   --------   ----------   -------   ----------   -------
 Securities Available-for-Sale
   U.S. Government
     Agencies................   $        -       -    $6,097,935       4.38%           -     $    %      $    -         -%
   Repurchase
     Agreements..............    5,000,000    4.50%            -          -            -         -            -         -
   Mutual Funds..............            -       -             -          -            -         -      316,770      5.69%
                                ----------    ----    ----------       ----    ---------     -----    ---------     -----
   Estimated Fair Value......   $5,000,000    4.50%   $6,097,935       4.38%           -     $   -%    $316,770      5.69%
                                ==========    ====    ==========       ====    =========     =====     ========     =====

Securities Held-to-Maturity
   U.S. Treasury.............   $        -       -%   $  996,524       5.34%           -     $   -%    $      -         -%
   U.S. Government
     Agencies................    1,000,000    6.13%    4,999,107       4.43%           -         -            -         -
                                ----------    ----    ----------       ----    ---------     -----    ---------     -----
   Carrying Value............   $1,000,000    6.13%   $5,995,631       4.58%           -     $   -     $      -         -
                                ==========    ====    ==========       ====    =========     =====     ========     =====
   Estimated Fair Value......   $1,005,813            $5,878,622                       -               $      -
                                ==========            ==========               =========               ========

  The following table sets forth the carrying values and fair values of securities at December 31, 1993:

                                   DECEMBER 31, 1993
                                   -----------------

Securities Available-for-Sale
 U.S. Treasury Securities.......         $         -
 U.S. Government Agencies.......           6,340,196
 Other Securities...............          10,704,670
                                         -----------
  Carrying Value................         $17,044,866
                                         ===========
  Fair Value....................         $17,044,866
                                         ===========

Securities Held-to-Maturity
 U.S. Treasury Securities.......         $ 1,006,445
 U.S. Government Agencies.......           5,996,911
 Other Securities...............                   -
                                         -----------
  Carrying Value................         $ 7,003,356
                                         ===========
  Fair Value....................         $ 7,024,371
                                         ===========

     Prior to December 31, 1993, PV Financial classified securities as securities held-for-sale or investment securities. Securities held-for-sale and investment securities were recorded at amortized cost or fair value with unrealized gains and losses on bond mutual funds reported as a separate component of shareholders' equity.

     The following table sets forth the carrying values and fair values of securities at December 31, 1992:

                               DECEMBER 31, 1992
                               -----------------

Securities Held-for-Sale
 U.S. Treasury Securities...          $        -
 U.S. Government Agencies...           9,145,594
 Other Securities...........                   -
                                      ----------
  Carrying Value............          $9,145,594
                                      ==========
  Fair Value................          $9,198,220
                                      ==========

Investment Securities
 U.S. Treasury Securities...          $        -
 U.S. Government Agencies...                   -
 Other Securities...........             682,406
                                      ----------
  Carrying Value............          $  682,406
                                      ==========
  Fair Value................          $  682,406
                                      ==========


DEPOSITS

     The following table sets forth, by time remaining to maturity, PV Financial's domestic time deposits in amounts of $100,000 or more.

                                  JUNE 30,
                                    1994
                                  --------

Time Remaining To Maturity
  3 months or less.............    $16,816
  Over 3 through 6 months......      4,981
  Over 6 through 12 months.....      7,572
  Over 12 months...............      3,727
                                   -------
    Total......................    $33,096
                                   =======

SELECTED RATIOS

     The following table sets forth PV Financial's return on average assets and average equity, as well as PV Financial's dividend payout ratio.

                                         SIX MONTHS
                                       ENDED JUNE 30,           YEAR ENDED DECEMBER 31,
                                      ---------------          -------------------------
                                       1994     1993           1993      1992      1991
                                      ------    ------        ------    ------    ------
Return on average assets..........     1.26%    1.02%          1.21%     1.11%     1.20%
Return on average equity..........    11.83     9.89          11.82     10.79     11.96
Dividend payout ratio.............       25       27             24        25        27


                 CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

GENERAL

     Westamerica and PV Financial are incorporated under and subject to all the provisions of the GCL.

     Upon consummation of the Merger, except for those persons, if any, who perfect appraisal rights under the GCL and except for the Westamerica option to purchase shares of PV Financial Common Stock, which will be canceled as a result of the Merger (see "The Merger-Restated Stock Option Agreement" and "Dissenters' Rights of Appraisal"), the shareholders of PV Financial will become shareholders of Westamerica.

     Westamerica is a California corporation and, accordingly, is governed by the GCL and by its Articles of Incorporation (the "Westamerica Articles") and Bylaws (the "Westamerica Bylaws"). While PV Financial is also governed by the GCL, its Articles of Incorporation (the "PV Financial Articles") and Bylaws (the "PV Financial Bylaws") differ in certain material respects from the Westamerica Articles and Westamerica Bylaws. In addition, unlike PV Financial Common Stock, each outstanding share of Westamerica Common Stock is accompanied by Rights.
See "Description of Westamerica Capital Stock and Indebtedness-Shareholder Rights Plan."

     The following is a general comparison of certain similarities and material differences between the rights of Westamerica shareholders and the rights of PV Financial shareholders under their respective Articles of Incorporation and Bylaws. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the GCL, the common law thereunder and the full text of the Westamerica Articles, Westamerica Bylaws, PV Financial Articles and PV Financial Bylaws.

     Some of the provisions in the Westamerica Articles and the Westamerica Bylaws discussed below may deter efforts to obtain control of Westamerica on a basis which some shareholders might deem favorable. Such provisions are designed to encourage any person attempting a change in control of Westamerica to enter into negotiations with the Board of Directors of Westamerica.


QUORUM REQUIREMENTS

     The Westamerica Bylaws provide that the presence in person or by proxy of the holders of one-third of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The PV Financial Bylaws require the presence in person or by proxy of the holders of a majority of the shares entitled to vote for a quorum to exist.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Section 317 of the GCL ("Section 317") expressly grants to each California corporation the power to indemnify its directors, officers and agents against certain liabilities and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, with respect to liability incurred in connection with any of the following acts for which the liability of directors may not be limited under the GCL: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) any transaction from which a director derived a personal benefit; (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) acts or omissions arising out of certain interested party transactions; or (vii) acts in connection with illegal distributions, loans or guarantees.

     With respect to all proceedings other than shareholder derivative actions,
Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (i) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless such indemnification is approved by the court; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by
Section 317, a corporation is obligated by Section 317 to indemnify such person against expenses actually and reasonably incurred by him in connection with the proceeding.

     The Westamerica Articles and PV Financial Articles both eliminate the liability of their directors for monetary damages to the fullest extent permissible under California law and grant to Westamerica and PV Financial the power to indemnify their directors, officers and agents through agreements with such persons or through bylaw provisions, or both, in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification.

     The Westamerica Bylaws obligate Westamerica to indemnify its directors and provide that Westamerica has the right but not the obligation to indemnify its officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the GCL. The PV Financial Bylaws provide that PV Financial is obligated to indemnify its agents (including directors, officers, other employees and agents) against liabilities and expenses incurred if they are sued in their capacities as agents of PV Financial or any predecessor corporation or any other organization at PV Financial's request, subject to the prohibitions in the GCL.

     Both Westamerica and PV Financial maintain directors' and officers' liability insurance policies that indemnify their directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, Westamerica has entered into separate indemnification agreements with its directors and officers that require Westamerica, among other things, (i) to maintain directors' and officers' insurance in reasonable amounts in favor of such individuals; and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as agents of Westamerica to the fullest extent permitted by California law. Similar agreements between PV Financial and its directors and officers also provide for indemnification against liabilities and expenses to which they may become subject in their capacity as agents of PV Financial to the fullest extent permitted by the PV Financial Bylaws. Such agreements and the PV Financial Bylaws do not obligate (although they permit) PV Financial to purchase liability insurance on behalf of such agents and permit PV Financial to make indemnification in excess of that permitted by Section 317 of the GCL-for example: (i) PV Financial may indemnify for amounts paid in settling an action without court approval; (ii) a presumption is established that any agent seeking indemnification meets the standard of conduct required to make indemnification under Section 317; and (iii) PV Financial has the burden of proving in any case that such standard of conduct has not been met.

     The Westamerica Bylaws and indemnification agreements with the directors entitle the directors of Westamerica to be indemnified against liabilities and reasonable expenses incurred in connection with any claims brought against them by reason of the fact that they are or were directors and are expressly stated to be contract rights. Westamerica directors have been granted the right to be paid by Westamerica the expenses incurred in defending the proceedings specified above in advance of their final disposition, but the agreements require the directors to undertake to return any amounts advanced to the extent that it is ultimately determined that they were not legally entitled to be indemnified by Westamerica in the proceeding. The Westamerica Bylaws and the indemnification agreements both grant to the directors the right to bring suit against Westamerica to recover unpaid amounts claimed with respect to indemnification and any expenses incurred in bringing such an action. Both the Westamerica Bylaws and the indemnification agreements provide that while it is a defense to such a suit that indemnification is prohibited by the GCL, the burden of proving such a defense is on Westamerica.

     The Westamerica Bylaws and the indemnification agreements obligate Westamerica to indemnify its directors except (i) where such indemnification is prohibited by law; (ii) with respect to settlements made by the directors without the prior approval of Westamerica; and (iii) for any expenses or liabilities incurred in connection with proceedings brought by the directors against Westamerica, other than actions brought to enforce its indemnification obligations.

     The PV Financial Bylaws and indemnification agreements entitle PV Financial directors (and certain PV Financial officers) to be indemnified against liabilities and expenses reasonably incurred in defense of actions brought (or threatened to be brought) against them in their capacity as agents of PV Financial. Expenses which a director or officer incurs in defense of such actions are required to be advanced by PV Financial upon receipt of the director's or officer's undertaking to repay such amounts advanced unless it is determined that the director or officer is entitled to be indemnified. In any action to enforce or interpret the agreements, the officer or director is entitled to be paid all court costs and expenses (including reasonable attorneys' fees) unless the court determines that the agent's material assertions and/or defenses in such case were frivolous and not made in good faith. Such agreements obligate PV Financial automatically to indemnify the indemnified party within the scope of any change in law, rule or statute which expands the scope of indemnification, and provide that any change in such law, rule or regulation which narrows indemnification rights shall not affect rights under the agreement unless such changes are required to be applied to the agreements by such law, rule or regulation.

     Federal law authorizes the FDIC to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. Pursuant to this authority, the FDIC has proposed a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if certain requirements are satisfied. If adopted as presently written, this regulation would permit an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's board of directors, in good faith, certifies that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institutions' safety and soundness. Further, the board of directors must provide the FDIC and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments (within the scope of the regulations) are limited to the payment or reimbursement of any liability or legal expense incurred in conjunction with the individual's involvement in an administrative proceeding or civil action instituted by any federal or state bank regulatory agency. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activity.

     The drafters of the proposed regulation expressly state that the regulation is intended to apply to existing agreements between institutions and institution-affiliated parties to make indemnification payments in the future. If the proposed regulation is placed into effect, therefore, it may be applied retroactively to indemnification agreements presently existing between Westamerica and PV Financial and their respective directors and officers.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

     The PV Financial Bylaws and Westamerica Bylaws are comparable with respect to shareholder action to fill vacancies on the Board of Directors and amend the bylaws.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The Westamerica Bylaws provide that vacancies occurring on the Westamerica Board of Directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the shareholders or by court order may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting or by written consent of a majority of the outstanding shares entitled to vote. The Westamerica Bylaws also provide that the shareholders may elect a director at any time to fill any vacancy not filled by the directors, except that any election by written consent, other than to fill a vacancy created by removal of a director, requires the consent of a majority of the outstanding shares entitled to vote. In addition, the GCL provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, (i) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders; or (ii) the California Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire Board of Directors.

     The PV Financial Bylaws are comparable.


NOTICE OF SHAREHOLDER BUSINESS

     Under the Westamerica Bylaws, a shareholder must give 14 to 50 days prior notice to Westamerica's Corporate Secretary of any business the shareholder wishes to bring before an annual meeting of shareholders, except that if less than 21 days notice of the date of the meeting is given to shareholders, a shareholder must provide notice to Westamerica within seven days of the date Westamerica mailed notice of the annual meeting. The notice must contain a brief description of the business, the reasons for conducting such business at the meeting, the name and residential address of the proposing shareholder, the number of shares the shareholder owns and any material interest of the shareholder in the business.

     No comparable restrictions upon the right of PV Financial shareholders to bring matters before the annual meeting of shareholders are contained in the PV Financial Bylaws.


NOTICE OF DIRECTOR NOMINATIONS

     Under the Westamerica Bylaws, a shareholder must give 14 to 50 days prior notice to Westamerica's Corporate Secretary if the shareholder wishes to nominate any person for election as a Westamerica director at any meeting called for the election of directors, except that if less than 21 days notice of the meeting is given to shareholders, a shareholder must provide notice to Westamerica within seven days of the date Westamerica mailed notice of the meeting. The notice of the shareholder to nominate must contain the following information: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the total number of shares of stock of Westamerica that the shareholder expects will be voted for each proposed nominee; the name and residence address of the shareholder; and the number of shares of stock of Westamerica owned by the shareholder.

     Under the PV Financial Bylaws, a shareholder must give 21 to 60 days prior written notice delivered or mailed to the President of PV Financial if the shareholder wishes to nominate any person for election as a PV Financial director at any meeting called for the election of directors, except that if less than 21 days notice of the meeting is given to shareholders, a shareholder must provide notice to PV Financial's president within 10 days of the date PV Financial mailed the notice of the meeting and if notice of the meeting is sent to shareholders via third-class mail, no notice of intention to make nominations is required of the shareholders. The notice of the shareholder to nominate must contain the following information: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the number of shares of capital stock of PV Financial owned by each proposed nominee; the name and residence address of the notifying shareholder; and the number of shares of capital stock of PV Financial owned by the notifying shareholder.


WESTAMERICA "INTERESTED PERSON" PROVISION

     The Westamerica Articles contain an "interested person" provision which applies to transactions with persons or entities holding 10% or more of the outstanding shares of Westamerica Common Stock (an "Interested Person").
Subject to certain exceptions, the Interested Person provision requires that the affirmative vote of 80% of the outstanding shares of Westamerica Common Stock is required to authorize any of the following transactions with an Interested
Person: (i) a merger or consolidation; (ii) the sale or disposition of all or a substantial part of Westamerica's assets to an Interested Person; (iii) the purchase or other acquisition by Westamerica of all or a substantial part of the assets of an Interested Person; or (iv) any other transaction with an Interested Person which requires the approval of the Westamerica shareholders pursuant to the GCL.

     The special approval requirements of the Interested Person provision do not apply if the transaction in question was (i) approved by the Westamerica Board of Directors before the other person or entity involved became an Interested Person; or (ii) approved by a majority of the Westamerica Board of Directors while the other person or entity was an Interested Person and the consideration to be received by Westamerica shareholders is not less per share than the highest price per share (including brokerage commissions and/or dealer fees) paid by the Interested Person for any shares of Westamerica stock from the time the Interested Person obtained beneficial ownership in excess of 5% of the outstanding shares of Westamerica Common Stock. This Interested Person provision may have the effect of deterring efforts to change control of Westamerica on a basis which some shareholders may deem favorable.

     The PV Financial Articles do not contain an "interested person" provision or similar provision restricting the ability of any person to acquire control of PV Financial.


           DESCRIPTION OF WESTAMERICA CAPITAL STOCK AND INDEBTEDNESS


     The authorized capital stock of Westamerica consists of 20,000,000 shares of Westamerica Common Stock, without par value, and 1,000,000 shares each of Class B Common Stock and Preferred Stock. As of the Record Date, 8,074,851 shares of Westamerica Common Stock and no shares of either the Class B Common Stock or the Preferred Stock were outstanding and an additional 660,202 shares of the authorized Westamerica Common Stock were available for future grant and reserved for issuance to holders of outstanding stock options and restricted performance shares under Westamerica's stock option plans.


COMMON STOCK

     Holders of Westamerica Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the Westamerica Bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Westamerica's Board of Directors. There are legal and regulatory restrictions on the ability of Westamerica to declare and pay dividends. See "Market Price and Dividend Information-Dividends and Dividend Policy." Westamerica is also subject to certain restrictions on its ability to pay dividends and the amount thereof under the terms of certain of its debt agreements. See "-Debt Agreements." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and securities with a preference over the Westamerica Common Stock. Attached to each outstanding share of Westamerica Common Stock is a Right which entitles the holder to certain rights as set forth in the Amended and Restated Rights Agreement. See "-Shareholder Rights Plan." Shareholders of Westamerica Common Stock have no preemptive or conversion rights. Westamerica Common Stock is not subject to calls or assessments. The transfer agent and registrar for Westamerica Common Stock is Chemical Trust Company of California.


PREFERRED STOCK AND CLASS B COMMON STOCK

     The Westamerica Board of Directors is authorized to fix the rights, preferences, privileges and restrictions of the Preferred Stock and the Class B Common Stock and may establish series of such stock and determine the variations between series. If and when any Preferred Stock is issued, the holders of Preferred Stock may have a preference over holders of Westamerica Common Stock upon the payment of dividends, upon liquidation of Westamerica, in respect of voting rights and in the redemption of the capital stock of Westamerica. The Westamerica Articles provide that except as otherwise provided by law or by the Westamerica Board of Directors, shares of Class B Common Stock shall have no voting rights. The issuance of any Preferred Stock or Class B Common Stock may have the effect of delaying, deferring or preventing a change in control of Westamerica without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of Westamerica Common Stock. Westamerica has no present plans to issue any shares of Preferred Stock or Class B Common Stock.


DEBT AGREEMENTS

     Westamerica is a party to certain debt agreements containing restrictions on the payment of dividends and the amount thereof, as well as financial and other covenants, as described below.


     Westamerica has entered into a Consolidated Note Agreement dated May 15, 1984 (the "Consolidated Note Agreement") with certain institutional investors, pursuant to which two promissory notes (the "Notes") are outstanding with aggregate principal amounts of $196,000 and $2,100,000, respectively, as of June 30, 1994. The Notes contain certain restrictions on, among other things, Westamerica's rights to (i) incur indebtedness; (ii) subject its properties to liens; (iii) enter into certain mergers, consolidations or dispositions of assets; (iv) make certain investments; and (v) pay cash dividends. The Notes mature on September 1, 1996; however, Westamerica has notified the institutional investors of these Notes that it intends to retire the Notes in full during the fourth quarter of 1994.

     Westamerica, as successor in interest to Napa Valley Bancorp ("NVBC"), is party to that certain Note Purchase Agreement, dated as of May 25, 1988 (the "NVBC Note Purchase Agreement"), with an institutional investor, pursuant to which NVBC issued $5,000,000 aggregate principal amount of its 10.87% Senior Notes due June 30, 1995 (the "NVBC Notes"). As of June 30, 1994, the entire $5,000,000 aggregate principal amount of the NVBC Notes was outstanding. The NVBC Note Purchase Agreement contains certain restrictions on, among other things, Westamerica's rights to (i) subject its property to liens; (ii) incur indebtedness; (iii) permit certain of its subsidiaries to incur indebtedness;
(iv) enter into certain leases for real and personal property; (v) pay cash dividends on Westamerica Common Stock; and (vi) sell, lease, transfer or otherwise dispose of all or any part of its property if such transaction involves a substantial part of its property. In addition, the NVBC Note Purchase Agreement prohibits Westamerica from merging with any person unless the entity into which Westamerica is merged expressly assumes the due and punctual payment of the principal and interest on the NVBC Notes and certain additional conditions are satisfied.

     The Consolidated Note Agreement and the NVBC Note Purchase Agreement do not prohibit Westamerica from executing and delivering the Agreements or consummating the Merger.

SHAREHOLDER RIGHTS PLAN

     On December 18, 1986, the Board of Directors of Westamerica adopted a "Shareholder Rights Plan" by declaring a dividend distribution of one Right for each outstanding share of Westamerica Common Stock, payable to shareholders of record on January 20, 1987 and future Westamerica Shares. The terms of the Rights were amended by the Westamerica Board of Directors on September 28, 1989. When exercisable, each Right entitles the holder to purchase from Westamerica one share of Westamerica Common Stock at a price of $65 per share (the "Exercise Price"), subject to adjustment in certain circumstances. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement. Pursuant to an Appointment and Acceptance Agreement effective May 25, 1992 (the "Appointment Agreement"), Chemical Trust Company of California was substituted as the Rights Agent under the Amended and Restated Rights Agreement.

     Until a Distribution Date occurs, as described below, the Rights are not exercisable and remain attached to the shares of Westamerica Common Stock associated therewith. The Rights will become exercisable and trade separately from the Westamerica Common Stock and a Distribution Date will occur on the tenth day (or such later date as a majority of the Westamerica Board of Directors may determine) following the earlier to occur of (i) a public announcement that an Acquiring Person has become the beneficial owner of securities having 15% or more of Westamerica's voting power; or (ii) 10 days (unless such date is extended by the Westamerica Board of Directors) following the commencement of, or a public announcement of an intention to make, a tender or exchange offer which would result in any Acquiring Person having beneficial ownership of securities having 15% or more of such voting power.

     Unless the Rights are earlier redeemed, in the event that a person or group of affiliated or associated persons becomes the beneficial owner of securities having 15% or more of the voting power of all then outstanding voting securities of Westamerica (unless pursuant to a tender or exchange offer for all outstanding shares of Westamerica Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of Westamerica to be in the best interests of Westamerica and its shareholders), then each holder of a Right (other than an Acquiring Person, whose rights will thereupon become null and void) will for a 60-day period thereafter have the right to receive upon exercise that number of shares of Westamerica Common Stock having a market value of twice the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Westamerica Common Stock have been issued) a common stock equivalent (such as preferred stock or another equity security with at least the same economic value as the Westamerica Common Stock) having a market value of twice the exercise price of the Right (the "Subscription Right").

     Unless the Rights are earlier redeemed, in the event that, after the first date of public announcement by Westamerica or an Acquiring Person that an Acquiring Person exists, (i) Westamerica is acquired in a merger or consolidation; (ii) any bank subsidiary of Westamerica is acquired in a merger or consolidation; or (iii) 50% or more of Westamerica's assets or earnings power are sold, then each holder of a Right (other than such Acquiring Person) will thereafter have the right to receive, upon exercise and payment of the exercise price of the Right, that number of shares of common stock of the surviving entity in the business combination, which at the time of such transaction would have a market value of at least two times the exercise price of the Right.

     At any time prior to a person becoming an Acquiring Person without Westamerica's consent, Westamerica may redeem the Rights in whole, but not in part, at a price of $0.05 per Right (the "Redemption Price"). The Rights may also be redeemed under certain circumstances: (i) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as an Acquiring Person beneficially owns securities having less than 15% of Westamerica's voting power and at the time of redemption there are no other persons who are Acquiring Persons; or (ii) in connection with a business combination involving Westamerica but not involving an Acquiring Person.

     Immediately upon the action of the Westamerica Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the

Redemption Price. Unless earlier redeemed by Westamerica, the Rights will expire at the close of business on December 31, 1999. The foregoing description of the Amended and Restated Rights Agreement and the Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement and the Appointment Agreement.

     The Westamerica Shareholder Rights Plan may discourage or make more difficult or expensive certain mergers, tender offers or other purchases of Westamerica Common Stock. The Westamerica Shareholder Rights Plan therefore may deprive shareholders in certain circumstances of an opportunity to sell some or all of their shares at a premium over then prevailing market prices. Moreover, the Westamerica Shareholder Rights Plan may decrease the likelihood that a person or group would take control of Westamerica through such a tender offer, merger or other purchase of stock and remove incumbent management even if the holders of a majority of Westamerica's voting stock would favor such a change of control. Dilution of stock interests under the Westamerica Shareholder Rights Plan generally would not result from a proxy contest to take control of Westamerica, even if the proxy contest were to be successful. However, the Westamerica Shareholder Rights Plan will effectively limit to less than 15% the percentage of the Westamerica Common Stock outstanding which may be beneficially owned by the person or group soliciting proxies in opposition to the Westamerica Board of Directors. This may discourage a person or group from waging, or decrease its prospects for winning, a proxy contest.

     PV Financial does not have a plan comparable to the Westamerica Shareholder Rights Plan.


                   DESCRIPTION OF PV FINANCIAL CAPITAL STOCK

     The authorized capital stock of PV Financial consists of 20,000,000 shares of PV Financial Common Stock, no par value, and 1,000,000 shares of Preferred Stock ("PV Financial Preferred Stock"). As of the Record Date, 2,176,593 shares of PV Financial Common Stock and no shares of PV Financial Preferred Stock were issued and outstanding and an additional 212,409 shares of the authorized PV Financial Common Stock were available for future grant, and 395,641 PV Financial Shares reserved for issuance to holders of outstanding and unexercised stock options under PV Financial's stock option plans.


COMMON STOCK

     Holders of PV Financial Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the PV Financial Bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by PV Financial's Board of Directors. There are regulatory restrictions on the ability of PV Financial to declare and pay dividends. See "Market Price and Dividend Information-Dividends and Dividend Policy." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and securities. PV Financial Common Stock is not subject to calls or assessments. The transfer agent and registrar for PV Financial Common Stock is First Interstate Bank of California.

PREFERRED STOCK

     PV Financial has never issued and has no present plan to issue any shares of PV Financial Preferred Stock. The Board of Directors of PV Financial is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock and may establish series of such stock and determine the variations between series. If PV Financial Preferred Stock were to be issued, the holders of PV Financial Preferred Stock could have a preference over holders of PV Financial Common Stock upon the payment of dividends, upon liquidation of PV Financial, in respect of voting rights and in the redemption of the capital stock of PV Financial. The issuance of PV Financial Preferred Stock could have the effect of delaying, deferring or preventing a change in control of PV Financial without further action of its shareholders.

The issuance of such stock with voting and conversion rights could adversely affect the voting power of the holders of PV Financial Common Stock.


                                    EXPERTS

     The Consolidated Financial Statements of Westamerica incorporated by reference in Westamerica's Annual Report on Form 10-K for the year ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The Consolidated Financial Statements of PV Financial as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference and included herein and elsewhere in this Proxy Statement/Prospectus have been incorporated by reference and included herein and in the Registration Statement in reliance upon the report of Grant Thornton, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the shares of Westamerica Common Stock offered hereby and certain legal matters in connection with the Merger will be passed upon for Westamerica by Pillsbury Madison & Sutro, San Francisco, California.


                            SOLICITATION OF PROXIES

     PV Financial will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of PV Financial may solicit proxies from the shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and PV Financial will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.


                         PROPOSALS OF SECURITY HOLDERS

     As specified in PV Financial's Proxy Statement dated March 24, 1994, the deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 1995 Annual Meeting of Shareholders of PV Financial is November 15, 1994. All proposals should be submitted by certified mail-return, receipt requested, to the Secretary, PV Financial, 1524 McHenry Avenue, Modesto, California 95353. However, if the Merger is consummated as contemplated by the Agreements, PV Financial will no longer exist as a separate legal entity and there will be no 1995 Annual Meeting of Shareholders.

                        INDEX TO PV FINANCIAL FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants....................................................  F-2

Consolidated Balance Sheets as of December 31, 1993 and 1992..........................................  F-3

Consolidated Statements of Earnings for the Years Ended December 31, 1993, 1992 and 1991..............  F-4

Consolidated Statement of Stockholders' Equity for the Three Years Ended December 31, 1993, 1992 and
  1991................................................................................................  F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1992 and 1991............  F-6

Notes to Consolidated Financial Statements............................................................  F-7

Consolidated Balance Sheets as of June 30, 1994 (Unaudited) and December 31, 1993..................... F-21

Consolidated Statements of Earnings for the Six Months Ended June 30, 1994 and 1993 (Unaudited)....... F-22

Consolidated Statement of Stockholders' Equity for the Six Months Ended June 30, 1994 (Unaudited)
 and the Year Ended December 31, 1993................................................................. F-23

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1994 and 1993 (Unaudited)..... F-24

Notes to Consolidated Financial Statements for the Six Months Ended June 30, 1994 (Unaudited) ........ F-7, F-25

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PV Financial

We have audited the accompanying consolidated balance sheets of PV Financial and Subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PV Financial and Subsidiary as of December 31, 1993 and 1992, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As described in Note 1, Investments, the Company changed its method of accounting for securities as of December 31, 1993.


/s/ Grant Thornton

GRANT THORNTON

Stockton, California
January 14, 1994

                                  PV FINANCIAL
                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31
                                                                      -------------------------------
                                                                           1993             1992
                                                                      --------------    -------------

ASSETS
Cash and due from banks (Note 2).................................      $ 17,696,562     $  9,981,124
Interest bearing deposits in other banks.........................                 -            2,500
Federal funds sold...............................................                 -       11,800,000
                                                                       ------------     ------------
      Total Cash and Cash Equivalents............................        17,696,562       21,783,624
Securities purchased under resale agreement......................                 -       14,000,000
Securities available-for-sale (Note 3)...........................        17,044,866                -
Securities held-to-maturity (Note 3).............................         7,003,356                -
Securities held-for-sale (Note 3)................................                 -        9,145,594
Investment securities (Note 3)...................................                 -          682,406
Loans (Note 4)...................................................       133,255,060      113,457,604
      Less:  Deferred loan fees..................................          (696,751)        (514,697)
             Allowance for possible loan losses (Note 5).........        (1,873,194)      (1,655,056)
                                                                       ------------     ------------
      Net Loans..................................................       130,685,115      111,287,851
Federal Reserve Bank stock.......................................           225,000          225,000
Investment in real estate joint venture..........................           893,711          844,744
Premises and equipment, net (Note 6).............................           920,454        1,012,247
Foreclosed real estate...........................................         1,258,870                -
Accrued interest and other assets (Note 8).......................         1,428,787        1,054,095
                                                                       ------------     ------------
      Total Assets...............................................      $177,156,721     $160,035,561
                                                                       ============     ============

LIABILITIES
Interest bearing deposits........................................      $114,332,042     $110,578,854
Noninterest bearing deposits.....................................        43,714,950       31,947,865
                                                                       ------------     ------------
      Total Deposits (Notes 3 and 7).............................       158,046,992      142,526,719
Other liabilities................................................         1,629,998        1,634,033
                                                                       ------------     ------------
      Total Liabilities..........................................       159,676,990      144,160,752
Stockholders' Equity (Notes 10 and 12)
Common Stock, no par value
      Shares authorized-20,000,000
      Shares issued-2,168,014 in 1993 and
            2,052,515 in 1992....................................        12,007,862       11,303,907
Retained earnings................................................         5,564,982        4,688,496
Net unrealized holding losses on securities
 available-for-sale..............................................           (93,113)               -
Unrealized decline in fair value of
      bond mutual funds..........................................                 -         (117,594)
                                                                       ------------     ------------
      Total Stockholders' Equity.................................        17,479,731       15,874,809
                                                                       ------------     ------------
      Total Liabilities and Stockholders' Equity.................      $177,156,721     $160,035,561
                                                                       ============     ============

          See accompanying notes to consolidated financial statements.

                                  PV FINANCIAL
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                             -----------------------------------------
                                                                1993          1992           1991
                                                             -----------   -----------   -------------

INTEREST INCOME
Interest and fees on loans................................   $11,285,134   $10,564,519    $11,965,598
Interest on securities....................................       583,678       877,249      1,384,497
Interest on federal funds sold............................        99,976       152,988        158,749
Interest on deposits in other banks and repurchase
      agreements..........................................       319,438       213,113         40,169
                                                             -----------   -----------    -----------
      Total Interest Income...............................    12,288,226    11,807,869     13,549,013
                                                             -----------   -----------    -----------

INTEREST EXPENSE
Interest on deposit accounts..............................     3,729,317     4,560,347      5,743,436
Interest on securities sold under repurchase agreements...             -         2,994         10,202
Interest on borrowings....................................             -        27,871        139,291
                                                             -----------   -----------    -----------
      Total Interest Expense..............................     3,729,317     4,591,212      5,892,929
                                                             -----------   -----------    -----------
Net interest income.......................................     8,558,909     7,216,657      7,656,084
Provision for possible loan losses (Note 5)...............       543,000       490,000         93,500
                                                             -----------   -----------    -----------
      Net Interest Income After Provision for Possible
       Loan Losses........................................     8,015,909     6,726,657      7,562,584
                                                             -----------   -----------    -----------

NONINTEREST INCOME
Service charge on deposit accounts........................       573,710       517,026        467,318
Other noninterest income..................................       370,863       264,898        159,975
Gain on sale of loans.....................................       724,744       764,709        287,518
Securities gains (losses).................................             9        49,511       (107,598)
                                                             -----------   -----------    -----------
      Total Noninterest Income............................     1,669,326     1,596,144        807,213
                                                             -----------   -----------    -----------

NONINTEREST EXPENSE
Salaries and employee benefits (Note 12)..................     3,174,784     2,853,036      3,007,280
Occupancy.................................................     1,089,539     1,032,750        892,966
FDIC insurance assessment.................................       336,000       264,000        246,000
Other operating expense...................................     1,846,644     1,428,321      1,478,821
                                                             -----------   -----------    -----------
      Total Noninterest Expense...........................     6,446,967     5,578,107      5,625,067
                                                             -----------   -----------    -----------
Earnings Before Income Taxes..............................     3,238,268     2,744,694      2,744,730
Income taxes (Note 8).....................................     1,280,057     1,109,698      1,126,600
                                                             -----------   -----------    -----------
      Net Earnings........................................   $ 1,958,211   $ 1,634,996    $ 1,618,130
                                                             ===========   ===========    ===========
Weighted average common shares outstanding................     2,236,699     2,146,699      2,102,649
Net Earnings per share (Note 11)..........................         $0.88         $0.76          $0.77
                                                             ===========   ===========    ===========


          See accompanying notes to consolidated financial statements.

                                  PV FINANCIAL
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                   NET CHANGE IN
                                                                  NET CHANGE IN      SECURITIES
                                        COMMON       RETAINED      BOND MUTUAL       AVAILABLE-
                                         STOCK       EARNINGS          FUND           FOR-SALE         TOTAL
                                      -----------   -----------   --------------   --------------   ------------

Balances at January 1, 1991........   $10,508,598   $2,811,240        $(516,821)        $      -    $12,803,017
Stock Options Exercised
     (6,400 shares)................        17,000            -                -                -         17,000
Cash Dividends Declared............             -     (430,713)               -                -       (430,713)
Net change in Unrealized
     Decline in Fair Value of
     Bond Mutual Funds.............             -            -          249,205                -        249,205
Net Earnings.......................             -    1,618,130                -                -      1,618,130
                                      -----------   ----------    -------------    -------------    -----------
Balances at December 31, 1991......    10,525,598    3,998,657         (267,616)               -     14,256,639
Stock Options Exercised
     (87,868 shares)...............       240,702            -                -                -        240,702
Cash Dividends Declared............             -     (407,550)               -                -       (407,550)
Stock Dividends (93,497 shares)....       537,607     (537,607)               -                -              -
Net change in Unrealized
     Decline in Fair Value of
     Bond Mutual Funds.............             -            -          150,022                -        150,022
Net Earnings.......................             -    1,634,996                -                -      1,634,996
                                      -----------   ----------    -------------    -------------    -----------
Balances at December 31, 1992......    11,303,907    4,688,496         (117,594)               -     15,874,809
Stock Options Exercised
(13,230 shares)....................        75,000            -                -                -         75,000
Cash Dividends Declared............             -     (452,770)               -                -       (452,770)
Stock Dividends (102,269 shares)...       628,955     (628,955)               -                -              -
Net change in Unrealized
     Decline in Fair Value of
     Bond Mutual Funds.............             -            -           22,264                -         22,264
Net Unrealized Holding Losses
     in Securities Available-
     for-Sale......................             -            -           95,330          (93,113)         2,217
Net Earnings.......................             -    1,958,211                -                -      1,958,211
                                      -----------   ----------    -------------    -------------    -----------
Balances at December 31, 1993......   $12,007,862   $5,564,982        $       -         $(93,113)   $17,479,731
                                      ===========   ==========    =============    =============    ===========


          See accompanying notes to consolidated financial statements.

                                  PV FINANCIAL
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                               1993            1992            1991
                                                           -------------   -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings............................................   $  1,958,211    $  1,634,996    $  1,618,130
Adjustments to reconcile net earnings to net cash
      provided by operating activities
       Depreciation and amortization....................        278,932         424,025         308,754
       Provision for possible loan losses...............        543,000         490,000          93,500
       (Gain) loss in real estate joint venture.........        (48,967)        (29,751)         43,442
       (Decrease) increase in deferred loan fees........        182,054          77,378         (37,059)
       (Gain) loss on sale of securities................             (9)        (49,511)        107,598
       (Increase) decrease in other assets..............       (374,692)        353,584         176,658
       Increase (decrease) in other liabilities.........         72,289        (477,057)        452,775
                                                           ------------    ------------    ------------
        Cash provided by operating activities...........      2,610,818       2,423,664       2,763,798
                                                           ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in interest bearing deposits in bank...........              -         200,000               -
Maturities of securities................................      5,323,121       7,672,475       4,394,140
Sale of securities......................................      1,000,000       6,522,075       3,490,293
Purchase of securities..................................    (10,517,969)     (8,011,721)     (4,068,037)
Net decrease (increase) of securities purchased under
      resale agreement..................................      4,000,000     (14,000,000)      1,000,000
Sale of premises and equipment..........................          5,000       1,112,900               -
Purchase of premises and equipment......................       (191,451)       (337,529)       (922,292)
Net increase in loans...................................    (27,193,566)    (11,266,373)    (18,291,460)
Proceeds from sale of loans.............................      5,812,377       8,713,784       3,018,729
Investment in real estate joint venture.................              -        (144,500)              -
                                                           ------------    ------------    ------------
        Cash used in investing activities...............    (21,762,488)     (9,538,889)    (11,378,627)
                                                           ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash Dividends paid.....................................       (530,665)       (387,565)       (467,380)
Issuance of Common Stock................................         75,000         240,702          17,000
Net increase in demand deposits.........................     19,324,885      10,026,414       9,556,559
Net (decrease) increase in time certificates............     (3,804,612)      2,065,343       3,305,483
Net decrease in Western Farm Bank Borrowings............              -        (218,637)     (1,352,796)
Payments on notes payable...............................              -        (952,682)         (5,347)
Proceeds from notes payable.............................              -           4,000         593,000
                                                           ------------    ------------    ------------
        Cash provided by financing activities...........     15,064,608      10,777,575      11,646,519
                                                           ------------    ------------    ------------
Net Increase (Decrease) in Cash and Cash Equivalents....     (4,087,062)      3,662,350       3,031,690
Cash and Cash Equivalents at Beginning of Year..........     21,783,624      18,121,274      15,089,584
                                                           ------------    ------------    ------------
Cash and Cash Equivalents at End of Year................   $ 17,696,562    $ 21,783,624    $ 18,121,274
                                                           ============    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for
      Interest..........................................   $  3,756,778    $  4,686,443    $  5,676,728
      Income Taxes......................................   $  1,717,578    $  1,344,454    $  1,147,108
NON-CASH INVESTING AND FINANCING ACTIVITIES

PV Financial foreclosed on a loan with a balance of $1,258,870 in 1993.

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of PV Financial and subsidiary conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the most significant of these policies.

Principles of Consolidation

The consolidated financial statements include the accounts of PV Financial and its wholly owned subsidiary, Pacific Valley National Bank (the "Bank"). An investment in a real estate joint venture representing a 27% interest in an office building is carried on the equity method. Intercompany accounts and transactions have been eliminated in consolidation.

Fair Values of Financial Instruments

The financial statements include various estimated fair value information as of December 31, 1993 and 1992, as required by Financial Accounting Standards Board Statement 107. Such information, which pertains to the Bank's financial instruments, is based on the requirements set forth in Statement 107 and does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change.

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Securities purchased under repurchase agreements are carried at the contract price.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans (e.g., commercial real estate, commercial and industrial loans, and agricultural loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Off-balance-sheet instruments: Fair values for the Bank's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the counterparties.

Deposit liabilities: The fair values disclosed for demand deposits (interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date i.e., their carrying amounts. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of the aggregate expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short term borrowings approximate their fair values.

Investments

For the year ended December 31, 1992, securities were classified as investments, when management determined that PV Financial has both the ability and the intent to hold these to maturity. Unrealized decline in fair value of bond mutual funds is carried in stockholders' equity. Securities available-for-sale are recorded at the lower of cost or market. Gains or losses from the sale of securities are recognized using the specific identification method.

In May 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". A significant provision of this statement is the change in accounting and reporting for certain investments in debt and equity securities. These securities will be classified into one of three categories: held-to-maturity, available-for-sale, or trading. Held-to-maturity securities will continue to be measured at amortized cost and available-for-sale and trading securities will be measured at fair value. Unrealized holding gains and losses for trading securities shall be included in earnings. Unrealized holding gains and losses for available-for-sale securities shall be excluded from earnings as a net amount in a separate component of stockholders' equity. PV Financial has adopted and implemented SFAS No. 115 as of December 31, 1993.

At December 31, 1993, fixed rate U.S. Government agencies and variable rate U.S. Government agencies with remaining maturities of less than 3 years were classified as Held-to-maturity. All other U.S. Government agencies were classified as Available-for-sale.

Loans

Interest on all loans is accrued daily based on outstanding loan balances. When reasonable doubt exists as to the collectibility of the interest, the accrual of such income is discontinued. PV Financial's general policy is to cease accruing interest on loans when they are contractually past due ninety days or more as to principal and/or interest payments, or when other factors indicate collection is unlikely. Loans placed on nonaccrual status are accounted for thereafter on the cash or cost recovery method until qualified for return to accrual status. However, loans that are in the process of renewal in the normal course of business, or that are well secured and in the process of collection, may not be placed on nonaccrual status in the judgment of management.

Restructured loans are those for which concessions, including reduction of interest rates to below current market rates or deferral of interest or principal payments, and certain modifications to contractual terms have been granted by the Bank to borrowers experiencing financial difficulties. Interest on restructured loans is accrued at the restructured rates. If the borrower's ability to meet the revised payment schedule is uncertain, the loan is placed on nonaccrual status.

Loan origination and commitment fees, net of certain direct loan origination costs, are deferred and recognized as yield adjustments over the contractual life of the loan. If a loan is paid in full before the designated maturity date, any remaining deferred loan fees are recognized as interest income.

Sale of SBA Loans

PV Financial originates loans to customers under the Small Business Administration ("SBA") program that generally provides for SBA guarantees of 68% to 90% of each loan. PV Financial sells the guaranteed portion of certain loans to a third party and retains only the unguaranteed portion in its portfolio.

In accordance with Emerging Issues Task Force ("EITF") Abstract No. 88-11, PV Financial's investment in the SBA loan is allocated among the retained portion of the loan and the sold portion of the loan based on the relative fair market value of each portion. A gain is recognized on the sold portion based on its allocated fair market value and the rate differential between the rate paid by the borrower to PV Financial and the rate paid by PV Financial to the purchaser by reducing the carrying value of the retained portion which increases the future yield.

Allowance for Possible Loan Losses

Loans deemed uncollectible by management are charged to the allowance for possible loan losses, and recoveries are credited to the allowance. The provision for possible loan losses is presented as a reduction of net interest income.

The evaluation of the adequacy of the allowance is determined by management based on a continuous credit review of the loan portfolio using various judgements and assumptions, including, but not necessarily limited to, current and projected economic conditions, loan portfolio composition, and prior loan loss experience. PV Financial considers the allowance for possible loan losses adequate to cover losses inherent in the loan portfolio.

Foreclosed Real Estate

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Revenue and expenses from operations are included in other income and other expenses.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Improvements are depreciated over the term of the lease or their estimated useful lives, whichever is shorter.

Income Taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Prior to 1993, the Bank reflected deferred tax assets and liabilities at the rate in effect at the time the deferred tax asset or liability originated.

Cash Flow Reporting

PV Financial's statements of cash flow are prepared utilizing the indirect method of presenting cash flows from operating activities. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing deposits with maturities of 90 days or less in other banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Reclassifications

Certain reclassifications have been made in the 1991 and 1992 financial statements to conform to those used in 1993.

NOTE  (2)  CASH RESTRICTIONS

The Federal Reserve requires banks to maintain reserve balances based on average funds on deposit. The Bank maintained average balances of $1,844,046 in 1993 and $1,686,143 in 1992 consisting of vault cash maintained in all branches and actual balances held by the Federal Reserve Bank of San Francisco.

NOTE (3) SECURITIES

                                                            DECEMBER 31, 1993
                                           -----------------------------------------------------
                                                           GROSS        GROSS        ESTIMATED
                                            AMORTIZED    UNREALIZED   UNREALIZED        FAIR
                                              COST         GAINS        LOSSES         VALUE
                                           -----------   ----------   ----------    ------------
SECURITIES AVAILABLE-FOR-SALE
      U.S. Government Agencies..........   $ 6,336,408      $ 5,047     $ (1,259)    $ 6,340,196
      Repurchase Agreements.............    10,000,000            -            -      10,000,000
      Mutual Funds......................       704,670            -            -         704,670
                                           -----------      -------     --------     -----------
       Total Securities Available-
        for-Sale........................    17,041,078        5,047       (1,259)     17,044,866

SECURITIES HELD-TO-MATURITY
      U.S. Treasury Securities..........     1,006,445        1,675            -       1,008,120
      U.S. Government Agencies..........     5,996,911       35,535      (16,195)      6,016,251
                                           -----------      -------     --------     -----------
       Total Securities Held-
        to-Maturity.....................     7,003,356       37,210      (16,195)      7,024,371
                                           -----------      -------     --------     -----------
       Total Securities.................   $24,044,434      $42,257     $(17,454)    $24,069,237
                                           ===========      =======     ========     ===========


                                                            DECEMBER 31, 1992
                                           -----------------------------------------------------
                                                           GROSS        GROSS        ESTIMATED
                                            AMORTIZED    UNREALIZED   UNREALIZED        FAIR
                                              COST         GAINS        LOSSES         VALUE
                                           -----------   ----------   ----------    ------------

SECURITIES HELD-FOR-SALE
      U.S. Government Agencies..........   $ 9,145,594      $69,413     $(16,787)    $ 9,198,220
                                           -----------      -------     --------     -----------
       Total Securities Held-for-Sale...     9,145,594       69,413      (16,787)      9,198,220
                                           -----------      -------     --------     -----------

INVESTMENT SECURITIES
      Mutual Funds......................       682,406            -            -         682,406
                                           -----------      -------     --------     -----------
       Total Investment Securities......       682,406            -            -         682,406
                                           -----------      -------     --------     -----------
       Total Securities.................   $ 9,828,000      $69,413     $(16,787)    $ 9,880,626
                                           ===========      =======     ========     ===========


The amortized cost and estimated fair value of securities at December 31, 1993 and 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       DECEMBER 31, 1993
                                                  ----------------------------
                                                   AMORTIZED    ESTIMATED FAIR
                                                     COST           VALUE
                                                  -----------   --------------

SECURITIES AVAILABLE-FOR-SALE
      Due in one year or less..................   $10,000,000      $10,000,000
      Due after one year through five years....     6,336,408        6,340,196
      Due after five years through ten years...             -                -
      Due after ten years......................             -                -
      Mutual Funds and Investments.............       704,670          704,670
                                                  -----------      -----------
       Total Securities Available-for-Sale.....    17,041,078       17,044,866

SECURITIES HELD-TO-MATURITY
      Due in one year or less..................     1,006,445        1,008,120
      Due after one year through five years....     5,996,911        6,016,251
      Due after five years through ten years...             -                -
      Due after ten years......................             -                -
                                                  -----------      -----------
       Total Securities Held-to-Maturity.......     7,003,356        7,024,371
                                                  -----------      -----------
       Total Securities........................   $24,044,434      $24,069,237
                                                  ===========      ===========

Proceeds from sales and maturities of securities during 1993 and 1992 were $6,323,121 and $14,194,550, respectively. Net gains of $9 and losses of $49,511 for 1993 and 1992, respectively, were realized on securities transactions.

At December 31, 1993 securities having a carrying value of $4,730,000 were pledged to secure deposits of public funds.

NOTE (4) LOANS

Major classifications of loans are summarized as follows:

                                                              DECEMBER 31,
                                       ----------------------------------------------------------
                                           1993           1993           1992            1992
                                       ------------   ------------   -------------   ------------
                                                       ESTIMATED                      ESTIMATED
                                        BOOK VALUE     FAIR VALUE     BOOK VALUE      FAIR VALUE
                                       ------------   ------------   -------------   ------------

Real Estate Construction............   $  9,008,668   $  9,008,668    $  9,196,551   $  9,196,551
Commercial..........................     47,317,164     47,365,413      43,093,680     43,222,925
Commercial Secured by Real Estate...     42,559,318     43,631,009      29,092,029     29,888,939
Agricultural........................     30,062,150     30,085,972      28,172,339     28,236,272
Installment.........................        558,836        566,019         778,485        769,043
Other...............................      3,748,924      3,748,924       3,124,520      3,124,520
                                       ------------   ------------    ------------   ------------
    Total Loans.....................   $133,255,060   $134,406,005    $113,457,604   $114,438,250
                                       ============   ============    ============   ============

Management has determined that excessive amounts of time and money would be incurred to determine the fair value of nonaccrual loans. This is primarily due to the uncertainty of cash flows and the difficulty in predicting the timing of cash flows. The aggregate carrying amount of nonaccrual loans was $166,058, with an effective rate of 8.79% for an average term of 115 months at December 31, 1993. The carrying amount of nonaccrual loans at December 31, 1992 was $1,059,529 with an effective rate of 8.06% for an average term of 71 months.

The gross interest income that would have been recorded for loans placed on nonaccrual status was $6,992 and $58,526 for the years ended December 31, 1993 and 1992, respectively. Interest recorded on these nonaccrual loans for the years ended December 31, 1993 and 1992, was $3,876 and $157, respectively.

PV Financial's customers are primarily located in Stanislaus, southern San Joaquin and northern Merced counties. Approximately 23% of PV Financial's loans are agricultural related; 7% are for real estate construction and 32% are commercial loans secured by real estate. Approximately 35% of the loans are for commercial uses including professional, retail and small business. Generally, real estate loans are secured by real property and repayment is generally expected from the proceeds of the sales of property. Commercial and other loans are secured by funds on deposit, business or personal assets, and repayment is generally expected from cash flows of the borrowers.

PV Financial has had, and expects to have in the future, loan transactions in the ordinary course of business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons.

Loans to officers, directors, and their associates:

                                           1993          1992
                                        -----------   -----------

Principal outstanding at January 1...   $2,264,304    $1,988,785
New loan additions...................    2,541,481       772,957
Repayments of loans..................     (261,219)     (497,438)
                                        ----------    ----------
Balances at End of Year..............   $4,544,566    $2,264,304
                                        ==========    ==========

NOTE  (5)  ALLOWANCE FOR POSSIBLE LOAN LOSSES

The following table summarizes the changes in the allowance for possible loan losses for the years ended December 31, 1993, 1992 and 1991:

                                                                              DECEMBER 31,
                                                              --------------------------------------------
                                                                  1993            1992            1991
                                                              -------------   -------------   ------------

Balance at beginning of year...............................     $1,655,056      $1,634,863     $1,480,269
Loans charged off..........................................       (354,444)       (517,335)      (139,211)
Recoveries on loans previously charged off.................         29,582          47,528        200,305
Provision for possible loan losses.........................        543,000         490,000         93,500
                                                                ----------      ----------     ----------
Balance at End of Year.....................................     $1,873,194      $1,655,056     $1,634,863
                                                                ==========      ==========     ==========

NOTE (6) PREMISES AND EQUIPMENT

The components of premises and equipment are as follows:

                                                                                       DECEMBER 31,
                                                                                -------------------------
                                                              USEFUL LIVES         1993           1992
                                                              ------------      ----------     ----------
Premises and improvements..................................    10-40 years      $  858,253     $  853,713
Furniture, fixtures and equipment..........................     5-15 years       1,149,315      1,077,062
Automobiles................................................        5 years          18,270         18,270
                                                                ----------      ----------     ----------
                                                                                 2,025,838      1,949,045
Less accumulated depreciation..............................                      1,105,384        936,798
                                                                                ----------     ----------
       Total Premises and Equipment........................                     $  920,454     $1,012,247
                                                                                ==========     ==========

PV Financial conducts a portion of its operations using leased facilities under noncancellable operating leases expiring at various dates through 2002. At the end of the lease terms, all of the leases are renewable for periods of 3 to 5 years, at the then fair rental value. Premises leases are adjusted either annually or bi-annually for the term of the lease, including any extensions, by the percentage change that occurs in the Consumer Price Index.

The minimum lease commitments under operating leases are as follows:

                       Years            Amount
                       ------------------------
                       1994.........   $569,039
                       1995.........    564,047
                       1996.........    523,790
                       1997.........    397,385
                       1998.........     45,300
                       Thereafter...    143,450

Expense for all operating leases for the years ended December 31, 1993, 1992 and 1991 were $558,023, $219,658, and $207,054, respectively.

Rental expense of premises and depreciation expense were as follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------
                                                                           1993           1992            1991
                                                                       ------------   -------------   ------------
Rental expense of premises................................             $    566,820    $    453,403   $    402,991
Depreciation expense......................................                  278,244         314,195        261,415

NOTE (7) DEPOSITS

Comparative year end detail of total deposits is presented in the following table:

                                                                                   DECEMBER 31,
                                                         --------------------------------------------------------
                                                             1993           1993            1992           1992
                                                         ------------   ------------    ------------   -----------
                                                                         ESTIMATED                      ESTIMATED
                                                          BOOK VALUE     FAIR VALUE     BOOK VALUE      FAIR VALUE
                                                         ------------   ------------   -------------   -----------
INTEREST BEARING DEPOSITS
      Checking accounts..............................   $ 41,830,523   $ 41,830,523    $ 37,651,248   $ 37,651,248
      Savings accounts...............................     15,241,063     15,241,063      11,862,538     11,862,538
      Time deposits
       Under $100,000................................     27,110,328     27,247,130      28,145,890     28,374,635
       $100,000 and over.............................     30,150,128     30,235,854      32,919,178     32,952,523
                                                        ------------   ------------    ------------   ------------
                                                         114,332,042    114,554,570     110,578,854    110,840,944
Noninterest bearing deposits.........................     43,714,950     43,714,950      31,947,865     31,947,865
                                                        ------------   ------------    ------------   ------------
       Total Deposits................................   $158,046,992   $158,269,520    $142,526,719   $142,788,809
                                                        ============   ============    ============   ============

NOTE (8) INCOME TAXES

Effective January 1, 1993, PV Financial adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Prior year financial statements have not been restated to reflect the new accounting method. The effect of this new standard on income tax expense for the year ended December 31, 1993 is not material.

The provision for income taxes for the years ended December 31, 1993, 1992 and 1991 consists of the following:

                                                                                     DECEMBER 31,
                                                                       ----------------------------------------
                                                                          1993          1992           1991
                                                                       -----------   -----------   ------------

CURRENTLY PAYABLE
      Federal.......................................................   $1,157,338    $1,028,446     $  990,557
      State.........................................................      449,652       387,155        355,459
                                                                       ----------    ----------     ----------
                       Total........................................    1,606,990     1,415,601      1,346,016
                                                                       ----------    ----------     ----------

DEFERRED
      Federal.......................................................     (218,085)     (222,542)      (156,807)
      State.........................................................     (108,848)      (83,361)       (62,609)
                                                                       ----------    ----------     ----------
                       Total........................................     (326,933)     (305,903)      (219,416)
                                                                       ----------    ----------     ----------

                       Total Currently Payable and Deferred Taxes...   $1,280,057    $1,109,698     $1,126,600
                                                                       ==========    ==========     ==========

A reconciliation of income taxes computed at the federal statutory rate and the provision for income taxes for the years ended December 31, 1993, 1992 and 1991 are as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                          1993    1992    1991
                                                          -----   -----   -----

Income taxes at statutory rates........................     34%     34%     34%
State income taxes,net of federal income tax benefit...      7%      7%      7%
Other..................................................    (1)%    (1)%      -
                                                          ----    ----    ----
Effective tax rate.....................................     40%     40%     41%
                                                          ====    ====    ====

The tax effect of temporary differences giving rise to PV Financial's deferred income tax asset at December 31, 1993 is as follows:

DEFERRED TAX ASSETS
Deferred loan fees.......................   $ 317,000
Allowance for loan losses................     544,000
Foreclosed real estate...................      32,000
State income taxes.......................      97,000
Other....................................       7,000
                                            ---------
                         Total...........     997,000
                                            ---------

DEFERRED LIABILITIES
Depreciation on property and equipment...    (396,000)
Other....................................      (1,000)
                                            ---------
                         Total...........    (397,000)
                                            ---------

DEFERRED INCOME TAX ASSET................   $ 600,000
                                            =========

NOTE (9) COMMITMENTS AND CONTINGENCIES

PV Financial is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit, and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

PV Financial's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. PV Financial uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk:


                                   COMMITMENT
                                     VALUE
                                  ------------
Undisbursed loan commitments...    $32,254,166
Reserve lines..................      1,966,716
Credit cards...................      1,023,553
Letters of credit..............        466,848
                                   -----------
Total..........................    $35,711,283
                                   ===========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The estimated fair value of unused commitments is based on fees currently charged for similar agreements. The estimated fair value of undisbursed loan commitments is $483,812 and for letters of credit is $7,003, for a total of $490,815. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. PV Financial evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by PV Financial upon extension of credit, is based on management's credit evaluation.

Standby letters of credit are conditional commitments issued by PV Financial to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Litigation, contingent liabilities and claims against PV Financial arising in the ordinary course of business are not expected to involve any settlements or judgements which would be material to the financial position or operations of PV Financial.

Real Estate Joint Venture

PV Financial and Fifteen-24 McHenry Investors have outstanding $9,740,304 in long-term financing for an office building. This is a ten year loan, secured by a deed of trust on the property.

NOTE (10) COMMON STOCK

Dividends

There are legal limitations on the ability of the Bank to provide funds to PV Financial. Under national banking laws, the Bank may not declare dividends in any calendar year that exceed the total of its net profits for that year combined with its retained net profits for the two preceding years, without the approval of the Office of the Comptroller of the Currency. The Bank's retained earnings of $7,181,812 were not restricted as of December 31, 1993.

Regulatory Matters

Banks are required to maintain a minimum leverage-capital ratio of Tier I capital to total assets based on bank ratings under the regulatory rating system. For the Bank, Tier I capital consists of common stockholders equity. Currently, a rating of "one" is required to maintain a minimum leverage-capital ratio of 3%. Institutions with other ratings are required to have an additional 100 to 200 basis points. In addition, banks must maintain a ratio of total capital to risk-weighted assets of 8% and a ratio of Tier I capital to risk-weighted assets of 4%. The Bank exceeded its capital requirements at December 31, 1993.

Stock Option Plans

PV Financial has three stock option plans. Under the 1982 Stock Option Plan, which expired on November 15, 1992, either nonstatutory or incentive stock options could be granted to certain employees to purchase up to 320,000 shares of the authorized, but unissued, common stock at a price not less than fair market value on the date of grant. The plan generally provided for options with terms up to ten years from the date of grant and vesting ratable over the first five years. However, in the case of an incentive stock option granted under the plan to an employee who, immediately before the option was granted, owned stock representing more than ten percent of the total combined voting power of all classes of stock of the PV Financial, the maximum exercise term of the option was five years. The plan limited the value of incentive stock options that could be exercised by an optionee to $100,000 during a calendar year.

The following is a summary of the unexercised options under the 1982 Stock Option Plan:


                                               OPTIONS OUTSTANDING
                                     ----------------------------------------
                                         SHARES
                                     AVAILABLE FOR                PRICE PER
                                          GRANT        SHARES        SHARE
                                     -------------    --------    -----------
Balances, January 1, 1991.........          46,766     258,634    $3.66-$7.26
Granted...........................         (11,000)     11,000           5.71
Exercised.........................               -      (3,400)          5.00
Canceled..........................             600        (600)          5.00
                                          --------    --------    -----------
Balances, December 31, 1991.......          36,366     265,634      3.66-7.26
5% Stock Dividend.................           2,369      12,731              -
Granted...........................         (20,000)     20,000           6.67
Exercised.........................               -     (87,868)     4.65-4.76
Canceled..........................         100,393    (100,393)     4.76-7.00
Expired...........................          37,629     (37,629)     4.65-7.80
Expired with plan.................        (156,757)          -              -
                                          --------    --------    -----------
Balances, December 31, 1992.......               -      72,475      3.66-7.26
5% Stock Dividend.................               -       3,615              -
                                          --------    --------    -----------
Balances, December 31, 1993.......               -      76,090    $3.66-$7.26
                                          ========    ========    ===========

Exercisable options totaled 51,057 at December 31, 1993.

Under the PV Financial 1991 Director Stock Option Plan, nonstatutory stock options may be granted to non-employee members of the Board of Directors to purchase an aggregate of 220,000 shares of the authorized, but unissued, common stock at 100% of the fair market value on the date of the grant. All options vest as to 20% of the shares on each successive anniversary of the date of the grant, beginning one year after the date of grant. Each option will be fully vested on the fifth anniversary of the date of grant. Each option has a termination date of ten years from the date of the grant.

The following is a summary of the unexercised options of the PV Financial 1991 Director Stock Option Plan:


                                                  OPTIONS OUTSTANDING
                                     SHARES       --------------------
                                 AVAILABLE FOR               PRICE PER
                                     GRANT         SHARES      SHARE
                                 --------------   --------   ---------

Balances, January 1, 1991.....               -          -            -
Authorized....................         220,000          -            -
Granted.......................        (180,000)   180,000        $5.67
                                      --------    -------        -----
Balances, December 31, 1991...          40,000    180,000         5.67
5% Stock Dividend.............           2,000      9,000            -
                                      --------    -------        -----
Balances, December 31, 1992...          42,000    189,000         5.67
5% Stock Dividend.............           2,100      9,450            -
Exercised.....................               -    (13,230)        5.67
                                      --------    -------        -----
Balances, December 31, 1993...          44,100    185,220        $5.67
                                      ========    =======        =====

Exercisable options totaled 66,150 at December 31, 1993.

Under the 1992 Employee Stock Option Plan, which replaced the 1982 Employee Stock Option Plan, nonstatutory or incentive stock options may be granted to certain employees to purchase up to 302,279 shares of the authorized, but unissued, common stock at a price not less than fair market value on the date of grant. However, in the case of an incentive stock option granted under the plan to an employee who, immediately before the option was granted, owned stock representing more than ten percent of the total combined voting power of all classes of stock of the PV Financial, the maximum exercise term of the option was five years. The plan limited the value of incentive stock options that could be exercised by an optionee to $100,000 during a calendar year. The plan generally provides for options with terms up to ten years from the date of grant and vesting ratable over the first five years.

The following is a summary of the unexercised options of the 1992 Employee Stock Option Plan:


                                                   OPTIONS OUTSTANDING
                                     SHARES       ---------------------
                                 AVAILABLE FOR               PRICE PER
                                     GRANT        SHARES       SHARE
                                 --------------   -------   -----------

Balances, January 1, 1992.....               -          -             -
Authorized....................         302,279          -             -
Granted.......................        (117,393)   117,393   $      5.82
                                      --------    -------   -----------
Balances, December 31, 1992...         184,886    117,393          5.82
5% Stock Dividend.............           9,243      5,870             -
Granted.......................         (19,500)    19,500     6.50-9.75
                                      --------    -------   -----------
Balances, December 31, 1993...         174,629    142,763   $5.82-$9.75
                                      ========    =======   ===========

Exercisable options under the 1992 Employee Stock Option Plan totaled 100,583 at December 31, 1993.

NOTE (11) EARNINGS PER SHARE

Net earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding. The exercise of outstanding stock options with option prices below market were included in the computations. All computations have been adjusted for the 5% stock dividend declared on November 20, 1991, and distributed on January 20, 1992 and the 5% stock dividend declared on November 19, 1992 and distributed on January 15, 1993.


                                                            YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------
                                        1993                        1992                      1991
                                  ---------------             -----------------           ------------------
Net Earnings...................     $1,958,211                    $1,634,996                  $1,618,130
                                    ==========                    ==========                  ==========
                                    NUMBER     EARNINGS       NUMBER     EARNINGS       NUMBER     EARNINGS
                                  OF SHARES    PER SHARE    OF SHARES    PER SHARE    OF SHARES    PER SHARE
                                  ----------   ---------    ----------   ---------    ----------   ---------
Weighted Average Common
 Shares Outstanding............    2,149,860      $ 0.91     2,104,486      $ 0.78     2,065,677      $ 0.78
Stock Options Outstanding
 Option Price Below Market.....       86,839       (0.03)       42,213       (0.02)       36,972       (0.01)
                                  ----------      ------    ----------      ------    ----------      ------
      Total Weighted Average
       Number of Shares........    2,236,699      $ 0.88     2,146,699      $ 0.76     2,102,649      $ 0.77
                                  ==========      ======    ==========      ======    ==========      ======


NOTE  (12)  EMPLOYEE BENEFIT PLANS

Profit Sharing and Bonus Programs

On January 21, 1993, the Board of Directors established the 1993 Profit Sharing Plan and the 1993 Executive Officer Profit Sharing Plan, which provided for the distribution of cash payments to non-officer employees and to executive officers of PV Financial and the Bank. Payments for these plans were based on the Bank's 1993 fiscal year-end profits, after profit sharing and bonus payments, after meeting the established loan loss requirements, provisions for taxes, and exclusive of extraordinary income. The Board of Directors also adopted the 1993 Bonus Program, which is an incentive program for marketing and lending officers of the Bank. These plans replaced the 1992 Profit Sharing Plans. Under the terms of the 1993 Executive Officer Profit Sharing Plan, 3% of the Bank's net profits was distributed, at the discretion of the Board of Directors, to the Senior Vice President-Credit, Senior Vice President-Chief Financial Officer, Senior Vice President-Operations, and Vice President-Corporate Secretary of the Bank. The 1993 Bonus Program provided marketing and lending officers with incentive bonuses based on levels of deposits, loans, and fee income brought into the Bank.

Under the terms of the 1993 Profit Sharing Plan, which includes all employees not included in the above plans, those employed on the date of distribution received a cash payment based on the Bank's 1993 fiscal year-end profits and returns on average equity ranging from 12% to 17%. Employees were eligible to participate in the Plan upon commencement of employment. Employees with less than one full calendar year received a prorated profit share based on length of employment.

There were payments and accruals of $197,782 under these Plans for the year ended December 31, 1993, on which date the Plans terminated. There were payments and accruals of $111,805 made under the 1992 Profit Sharing Plans, and $209,715 made under the 1991 Profit Sharing Plan.

Retirement Savings Plan

On January 2, 1985, PV Financial established a Retirement Savings Plan for all eligible employees who have completed one year of service. Eligible employees may contribute up to 9% of their monthly gross salary. PV Financial makes a matching contribution of a specified percentage of an employee's annual salary. The matching contributions are subject to a vesting schedule. The Bank of California was appointed Trustee for the Retirement Savings Plan Trust in 1988. Under the provisions of the Trust, each plan participant may direct the investment of his or her account among the four investment vehicles offered by The Bank of California and/or in shares of

PV Financial Common Stock. PV Financial contributed $107,909, $117,886 and $125,459 to the Plan in 1993, 1992 and 1991, respectively.

There are no other postretirement benefits.


NOTE (13)

                                  PV FINANCIAL
                             (PARENT COMPANY ONLY)
                            CONDENSED BALANCE SHEETS

                                                    DECEMBER 31
                                             -------------------------
                                                1993          1992
                                             -----------   -----------

ASSETS
Noninterest bearing deposits with banks...   $    43,318   $    28,291
Interest bearing deposits with banks......     1,206,826       902,464
                                             -----------   -----------
      Total Cash and Cash Equivalents.....     1,250,144       930,755
Securities held-for-sale..................             -       149,370
Investment in bank subsidiary.............    14,681,812    12,851,219
Loans, net................................       920,230     1,415,331
Premises and equipment....................        17,709             -
Investment in real estate joint venture...       893,711       844,744
Other assets..............................        25,944        40,807
                                             -----------   -----------
      Total Assets........................   $17,789,550   $16,232,226
                                             ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities.........................   $   309,819   $   357,417
Equity....................................    17,479,731    15,874,809
                                             -----------   -----------
      Total Liabilities and Equity........   $17,789,550   $16,232,226
                                             ===========   ===========

                                 PV FINANCIAL
                        CONDENSED STATEMENT OF EARNINGS

                                        FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------------------
                                         1993         1992         1991
                                      ----------   ----------   -----------

REVENUE
Net earnings of subsidiaries.......   $1,806,112   $1,466,370    $1,568,435
Interest income....................      142,781      220,302       340,707
Other..............................      610,790      480,731       420,476
                                      ----------   ----------    ----------
      Total Revenue................    2,559,683    2,167,403     2,329,618
                                      ----------   ----------    ----------

EXPENSES
Interest expense...................            -       27,871       139,291
Other expense......................      568,211      486,388       537,397
                                      ----------   ----------    ----------
      Total Expense................      568,211      514,259       676,688
                                      ----------   ----------    ----------
Net earnings before income taxes...    1,991,472    1,653,144     1,652,930
Income taxes.......................       33,261       18,148        34,800
                                      ----------   ----------    ----------
Net Earnings.......................   $1,958,211   $1,634,996    $1,618,130
                                      ==========   ==========    ==========

                                 PV FINANCIAL
                             (PARENT COMPANY ONLY)
                       CONDENSED STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               1993           1992           1991
                                                           ------------   ------------   ------------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income..............................................   $ 1,958,211    $ 1,634,996    $ 1,618,130
Adjustment to reconcile net earnings to net cash
      provided by operating activities
Depreciation and amortization...........................           807           (374)           346
(Gain) loss in real estate joint venture................       (48,967)       (29,751)        43,442
Decrease in other assets................................        14,863         42,173         86,257
Increase (decrease) in other liabilities................        30,298       (165,154)       (22,329)
Equity in earnings of subsidiaries......................    (1,806,112)    (1,466,370)    (1,568,435)
                                                           -----------    -----------    -----------
Cash provided by operating activities...................       149,100         15,520        157,411
                                                           -----------    -----------    -----------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Investment in subsidiaries..............................             -              -        240,000
Maturities of securities................................       150,000        660,000              -
Sale of premises and equipment..........................             -      1,112,900              -
Purchase of premises and equipment......................       (19,147)       (36,270)      (573,105)
Net decrease in loans...................................       495,101        484,231      1,225,456
Investment in real estate joint venture.................             -       (144,500)             -
                                                           -----------    -----------    -----------
Cash provided by investing activities...................       625,954      2,076,361        892,351
                                                           -----------    -----------    -----------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Cash dividends paid.....................................      (530,665)      (387,566)      (430,713)
Issuance of common stock................................        75,000        240,702         17,000
Decrease in Western Farm Credit Bank borrowings.........             -       (218,637)    (1,352,796)
Payments on notes payable...............................             -       (952,682)        (5,347)
Proceeds from notes payable.............................             -          4,000        593,000
                                                           -----------    -----------    -----------
Cash used in financing activities.......................      (455,665)    (1,314,183)    (1,178,856)
                                                           -----------    -----------    -----------

Net (decrease) increase in cash.........................       319,389        777,698       (129,094)
Cash at beginning of period.............................       930,755        153,057        282,151
                                                           -----------    -----------    -----------
Cash and cash equivalents at year end...................   $ 1,250,144    $   930,755    $   153,057
                                                           ===========    ===========    ===========


                                  PV FINANCIAL
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                      JUNE 30,         DEC. 31,
                                                                        1994             1993
                                                                   --------------   --------------

ASSETS
Cash and due from banks.........................................    $ 14,466,108     $ 17,696,562
Federal Funds Sold..............................................               -                -
                                                                    ------------     ------------
Total cash and cash equivalents.................................      14,466,108       17,696,562
Securities available for sale (Note 2)..........................      11,414,705       17,044,866
Securities held to maturity (Note 2)............................       6,995,631        7,003,356
Loans (Note 3)..................................................     135,990,357      133,255,060
Less: Deferred loan fees........................................        (754,578)        (696,751)
Allowance for possible loan losses (Note 4).....................      (1,933,503)      (1,873,194)
                                                                    ------------     ------------
Net Loans.......................................................     133,302,276      130,685,115

Federal Reserve Bank Stock......................................         225,000          225,000
Investment in real estate joint venture.........................         921,374          893,711
Premises and equipment, net.....................................       1,054,035          920,454
Other Real Estate Owned.........................................          55,288        1,258,870
Other assets....................................................       1,756,171        1,428,787
                                                                    ------------     ------------
Total Assets....................................................    $170,190,588     $177,156,721
                                                                    ============     ============

LIABILITIES
Interest bearing deposits.......................................    $116,947,569     $114,332,042
Noninterest bearing deposits....................................      33,298,004       43,714,950
                                                                    ------------     ------------
Total Deposits (Note 5).........................................     150,245,573      158,046,992

Other liabilities...............................................       1,664,298        1,629,998
                                                                    ------------     ------------
Total Liabilities...............................................     151,909,871      159,676,990
                                                                    ------------     ------------

STOCKHOLDERS' EQUITY
Common stock; no par value.  Authorized 20,000,000 shares;
 issued and outstanding; 2,176,593 in June 1994 and 2,168,014
 in December 1993...............................................      12,065,158       12,007,862
Retained Earnings...............................................       6,364,986        5,564,982
Net unrealized holding losses on securities available for
 sale...........................................................        (149,427)         (93,113)
                                                                    ------------     ------------
Total Stockholders' Equity......................................      18,280,717       17,479,731
                                                                    ------------     ------------
Total Liabilities and Stockholders' Equity......................    $170,190,588     $177,156,721
                                                                    ============     ============

          See accompanying notes to consolidated financial statements.

                                  PV FINANCIAL
                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED JUNE 30,
                                                               --------------------------
                                                                   1994          1993
                                                               ------------   -----------

INTEREST INCOME
Interest and fees on loans..................................    $5,992,233     $5,425,644
Interest on investment securities...........................       311,850        303,674
Interest on federal funds sold..............................        30,799         52,674
Interest on deposits in other banks/repurchase agreements...       145,559        162,096
                                                                ----------     ----------
Total Interest Income.......................................     6,480,441      5,944,088
                                                                ----------     ----------

INTEREST EXPENSE
Interest on deposit accounts................................     1,780,719      1,906,260
                                                                ----------     ----------
Total Interest Expense......................................     1,780,719      1,906,260
                                                                ----------     ----------

Net interest income.........................................     4,699,722      4,037,828
Provision for possible loan losses (Note 4).................       172,467        261,200
                                                                ----------     ----------

Net Interest Income After Provision for possible loan
 losses.....................................................     4,527,255      3,776,628
                                                                ----------     ----------

NONINTEREST INCOME
Service charges on deposit accounts.........................       327,125        278,780
Other operating income......................................       127,377        155,442
Gain on sale of loans.......................................       297,401        211,045
Security (losses) gains.....................................       (57,420)             9
                                                                ----------     ----------
Total Noninterest Income....................................       694,483        645,276

NONINTEREST EXPENSE
Salaries and employee benefits..............................     1,687,007      1,490,699
Occupancy...................................................       580,593        544,283
FDIC insurance assessment...................................       168,000        168,000
Other operating expense.....................................       928,043        856,588
                                                                ----------     ----------
Total Noninterest Expense...................................     3,363,643      3,059,570
                                                                ----------     ----------

Earnings Before Income Taxes................................     1,858,095      1,362,334
Income Taxes................................................       796,900        564,700
                                                                ----------     ----------

Net Earnings................................................    $1,061,195     $  797,634
                                                                ==========     ==========

Net Earnings Per Share......................................         $0.49          $0.37
Dividends Declared Per Share................................         $0.12          $0.10
Average Shares Outstanding..................................     2,173,618      2,146,309

          See accompanying notes to consolidated financial statements.

                                 PV FINANCIAL
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                          UNREALIZED
                                                                            LOSS ON
                                               RETAINED                   SECURITIES
                                  COMMON       EARNINGS         NET       AVAILABLE-
                                   STOCK       (DEFICIT)      CHANGE       FOR-SALE        TOTAL
                                -----------   -----------   -----------   -----------   ------------

Balances December 31, 1992...   $11,303,907   $4,688,496     $(117,594)    $       -    $15,874,809

Stock Options Exercised
 (13,230 shares).............        75,000            -             -             -         75,000

Cash Dividends Declared......             -     (452,770)            -             -       (452,770)

Stock Dividend Paid
 (102,269 shares)............       628,955     (628,955)            -             -              -

Net change in Unrealized
 Decline in Fair Value
 of Bond Mutual Funds........             -            -        22,264             -         22,264

Net Unrealized Holding
 Gains in Securities
 Available-for-Sale..........             -            -        95,330       (93,113)         2,217

Net Earnings.................             -    1,958,211             -             -      1,958,211
                                -----------   ----------    ----------    ----------    -----------


Balances December 31, 1993...    12,007,862    5,564,982             -       (93,113)    17,479,731

Stock Options Exercised
 (8,579 shares)..............        57,296            -             -             -         57,296

Cash Dividends Declared......             -     (261,191)            -             -       (261,191)

Net Unrealized Holding
 Losses in Securities
 Available-for-Sale..........             -            -             -       (56,314)       (56,314)

Net Earnings.................             -    1,061,195             -             -      1,061,195
                                -----------   ----------    ----------    ----------    -----------

Balances at June 30, 1994....   $12,065,158   $6,364,986     $       -     $(149,427)   $18,280,717
                                ===========   ==========    ==========    ==========    ===========

          See accompanying notes to consolidated financial statements.

                                  PV FINANCIAL
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                           SIX MONTHS ENDED JUNE 30,


                                                               1994            1993
                                                           -------------   -------------

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net Earnings............................................   $  1,061,195    $    797,634
Adjustment to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization.........................        170,785         122,433
  Provision for possible credit losses..................        172,467         261,200
  Gain in real estate joint venture.....................        (27,663)        (21,717)
  Increase in deferred loan fees........................         57,827         156,303
  Loss(gain) on sale of securities available-for-sale...         57,420              (9)
  Increase in other assets..............................       (278,678)       (106,525)
Increase (decrease) in other liabilities................         33,255        (196,415)
                                                           ------------    ------------
Cash provided by operating activities...................      1,246,608       1,012,904
                                                           ------------    ------------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
 Sale of securities available-for-sale..................        342,580       1,001,875
 Maturities of securities...............................      1,123,920       3,040,912
 Purchase of securities.................................       (996,094)     (5,515,625)
 Net decrease in securities under resale agreement......      5,000,000       7,000,000
 Purchase of premises and equipment.....................       (299,326)       (153,327)
 Cash paid at foreclosure for other real estate owned...        (55,288)              -
 Net increase in loans..................................     (5,087,688)    (14,717,107)
 Proceeds from sale of loans............................      3,499,104       1,702,083
                                                           ------------    ------------
Cash provided by (used in) investing activities.........      3,527,208      (7,641,189)
                                                           ------------    ------------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
 Cash Dividends paid....................................       (260,147)       (315,186)
 Stock options exercised................................         57,296               -
 Net (decrease) increase in short term deposits.........    (10,444,836)      3,186,214
 Net increase (decrease) in time certificates...........      2,643,417        (750,446)
                                                           ------------    ------------
Cash (used in) provided by financing activities.........     (8,004,270)      2,120,582
                                                           ------------    ------------
Net (decrease) in cash and cash equivalents.............     (3,230,454)     (4,507,703)
Cash and cash equivalents at January 1,.................     17,696,562      21,783,624
                                                           ------------    ------------
Cash and cash equivalents at June 30,...................   $ 14,466,108    $ 17,275,921
                                                           ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
 Interest...............................................   $  1,688,874    $  1,859,775
 Income Taxes...........................................        991,135         809,578

          See accompanying notes to consolidated financial statements.

                                 PV FINANCIAL
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1994
                                  (UNAUDITED)

NOTE (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            There have been no material changes in PV Financial's significant accounting policies during the six months ended June 30, 1994 from those presented in Note (1) in the December 31, 1993 Annual Report to Shareholders. Management has presented, for comparison purposes, its unaudited consolidated balance sheet as of June 30, 1994, its unaudited consolidated statements of earnings and cash flows for the six months ended June 30, 1994 and 1993, and the unaudited consolidated statement of shareholders equity for the six months ended June 30, 1994. These financial statements contain, in the opinion of management, all necessary normal recurring adjustments and are not intended to be indicative of results that can be expected for the full year.

NOTE (2) INVESTMENT SECURITIES

                                                      JUNE 30, 1994
                                   ----------------------------------------------------
                                                   GROSS         GROSS       ESTIMATED
                                    AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                      COST         GAINS        LOSSES         VALUE
                                   -----------   ----------   -----------   -----------

SECURITIES AVAILABLE-FOR-SALE
 U.S. Government Agencies.......   $ 6,211,266      $ 1,537    $(114,868)   $ 6,097,935
 Repurchase Agreements..........     5,000,000            -            -      5,000,000
 Mutual Funds...................       400,000            -      (83,230)       316,770
                                   -----------      -------    ---------    -----------
  Total Available-for-Sale......   $11,611,266      $ 1,537    $(198,098)   $11,414,705
                                   ===========      =======    =========    ===========

SECURITIES HELD-TO-MATURITY
 U.S. Treasury Securities.......   $   996,524      $     -    $ (11,524)   $   985,000
 U.S. Government Agencies.......     5,999,107        7,191     (106,863)     5,899,435
                                   -----------      -------    ---------    -----------
  Total Held-to-Maturity........   $ 6,995,631      $ 7,191    $(118,387)   $ 6,884,435
                                   ===========      =======    =========    ===========


                                                    DECEMBER 31, 1993
                                   ----------------------------------------------------
                                                   GROSS        GROSS        ESTIMATED
                                    AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                      COST         GAINS        LOSSES         VALUE
                                   -----------   ----------   ----------    -----------

SECURITIES AVAILABLE-FOR-SALE
 U.S. Government Agencies.......   $ 6,336,408      $ 5,047    $  (1,259)   $ 6,340,196
 Repurchase Agreements..........    10,000,000            -            -     10,000,000
 Mutual Funds...................       704,670            -            -        704,670
                                   -----------      -------    ---------    -----------
  Total Available-for-Sale......   $17,041,078      $ 5,047    $  (1,259)   $17,044,866
                                   ===========      =======    =========    ===========

SECURITIES HELD-TO-MATURITY
 U.S. Treasury Securities.......   $ 1,006,445      $ 1,675    $       -    $ 1,008,120
 U.S. Government Agencies.......     5,996,911       35,535      (16,195)     6,016,251
                                   -----------      -------    ---------    -----------
  Total Held-to-Maturity........   $ 7,003,356      $37,210    $ (16,195)   $ 7,024,371
                                   ===========      =======    =========    ===========

The amortized cost and estimated fair value of securities by contractual maturity at June 30, 1994 and December 31, 1993 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         JUNE 30, 1994             DECEMBER 31, 1993
                                   -------------------------   --------------------------
                                                  ESTIMATED                    ESTIMATED
                                    AMORTIZED       FAIR        AMORTIZED        FAIR
                                      COST          VALUE          COST          VALUE
                                   -----------   -----------   ------------   -----------

SECURITIES AVAILABLE-FOR-SALE
 Due in one year or less........   $ 5,000,000   $ 5,000,000    $10,000,000   $10,000,000
 Due one year - five years......     6,211,266     6,097,935      6,336,408     6,340,196
 Due five years - ten years.....             -             -              -             -
 Due after ten years............             -             -              -             -
 Mutual Funds...................       400,000       316,770        704,670       704,670
                                   -----------   -----------    -----------   -----------
  Total Available-for-Sale......   $11,611,266   $11,414,705    $17,041,078   $17,044,866
                                   ===========   ===========    ===========   ===========

SECURITIES HELD-TO-MATURITY
 Due in one year or less........   $ 1,000,000   $ 1,005,813    $ 1,006,445   $ 1,008,120
 Due one year - five years......     5,995,631     5,878,622      5,996,911     6,016,251
 Due five years - ten years.....             -             -              -             -
 Due after ten years............             -             -              -             -
                                   -----------   -----------    -----------   -----------
  Total Held-to-Maturity........   $ 6,995,631   $ 6,884,435    $ 7,003,356   $ 7,024,371
                                   ===========   ===========    ===========   ===========

Proceeds from sales and maturities of securities available-for-sale during the six months ended June 30, 1994 were $342,580. There were realized losses on the sale of these available-for-sale securities of $57,420.

At June 30, 1994 securities having a carrying value of $4,730,000 were pledged to secure deposits of public funds.

NOTE (3) LOANS

Major classifications of loans are summarized as follows:

                                         JUNE 30,     DECEMBER 31,
                                           1994           1993
                                       ------------   -------------

Real Estate Construction............   $  5,932,878    $  9,008,668
Commercial..........................     50,632,423      47,317,164
Commercial Secured by Real Estate...     46,350,015      42,559,318
Agricultural........................     28,342,748      30,062,150
Installment.........................      1,376,356         558,836
Other...............................      3,355,937       3,748,924
                                       ------------    ------------
Total Loans.........................   $135,990,357    $133,255,060
                                       ============    ============


The aggregate amounts of restructured troubled debt and nonaccrual loans included in the above loan balances are as follows:

                                  JUNE 1994   DECEMBER 1993
                                  ---------   -------------

Troubled debt restructurings...    $      -        $      -
Nonaccrual loans...............     427,026         166,058
                                   --------        --------
                                   $427,026        $166,058
                                   ========        ========

NOTE (4) ALLOWANCE FOR POSSIBLE LOAN LOSSES

The following table summarizes the changes in the allowance for possible loan losses during the six months ended June 30, 1994 and the twelve months ended December 31, 1993:

                                                                                 JUNE 1994     DECEMBER 1993
                                                                               -------------   --------------

Balance beginning of period.................................................   $  1,873,194     $  1,655,056
Loans charged off...........................................................       (155,958)        (354,444)
Recoveries on loans
 previously charged off.....................................................         43,800           29,582
Provision for possible
 loan losses................................................................        172,467          543,000
                                                                               ------------     ------------
Balance at end of period....................................................   $  1,933,503     $  1,873,194
                                                                               ============     ============

NOTE (5) DEPOSITS

Comparative detail of total deposits is presented in the following table:

                                                                                JUNE 1994      DECEMBER 1993
                                                                               ------------    -------------
Interest bearing deposits
Checking accounts...........................................................   $ 40,384,578     $ 41,830,523
Savings accounts............................................................     16,659,118       15,241,063
Time deposits
 Under $100,000.............................................................     26,807,434       27,110,328
 $100,000 and over..........................................................     33,096,439       30,150,128
                                                                               ------------     ------------
                                                                                116,947,569      114,332,042
Noninterest bearing deposits................................................     33,298,004       43,714,950
                                                                               ------------     ------------
Total deposits..............................................................   $150,245,573     $158,046,992
                                                                               ============     ============

                                                                         ANNEX A

________________________________________________________________________________

                      AGREEMENT AND PLAN OF REORGANIZATION


                                     Among


                          WESTAMERICA BANCORPORATION,


                                  PV FINANCIAL


                                      And


                          PACIFIC VALLEY NATIONAL BANK


                           DATED AS OF JULY 25, 1994,


                                   AS AMENDED


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   THE MERGER.............................................................   1
     1.1   Effective Time...................................................   1
     1.2   Effect of the Merger.............................................   1

2.   CONVERSION AND CANCELLATION OF SHARES..................................   2
     2.1   Conversion of Common Stock of PV Financial.......................   2
     2.2   Fractional Shares................................................   3
     2.3   Surrender of PV Financial Shares.................................   3
     2.4   No Further Transfers of PV Financial Shares......................   4
     2.5   Adjustments......................................................   4
     2.6   Treatment of Stock Options.......................................   4

3.   COVENANTS OF THE PARTIES...............................................   5
     3.1   Covenants of Westamerica.........................................   5
           (a)   Reservation, Issuance and Registration of
                 Westamerica Common Stock...................................   5
           (b)   Government Approvals.......................................   5
           (c)   Notification of Breach of Representations, Warranties
                 and Covenants..............................................   5
           (d)   Financial Statements......................................    5
           (e)   Press Releases............................................    6
           (f)   Business Combinations.....................................    6
           (g)   Director & Officer Liability..............................    6
           (h)   Subsidiary Banks..........................................    7
           (i)   Extraordinary Dividends...................................    7
     3.2   Covenants of PV Financial and the Bank..........................    7
           (a)   Approval by PV Financial Shareholders.....................    7
           (b)   Shareholder Lists and Other Information...................    7
           (c)   Government Approvals......................................    7
           (d)   Capital Commitments and Expenditures......................    8
           (e)   Notification of Breach of Representations, Warranties
                 and Covenants.............................................    8
           (f)   Financial Statements......................................    8
           (g)   Compensation..............................................    9
           (h)   Conduct of Business in the Ordinary Course................    9
           (i)   Press Releases............................................   11
           (j)   No Merger or Solicitation.................................   11
           (k)   PV Financial 401(k) Plan..................................   12
           (l)   Outsourcing to Westamerica................................   12
           (m)   Changes in Capital Stock..................................   13
           (n)   Dividends.................................................   13
           (o)   Accounting Methods........................................   13
           (p)   Affiliates................................................   13
           (q)   Additional Agreements.....................................   13
           (r)   Access to Properties, Books and Records;
                 Confidentiality...........................................   13
           (s)   Employee Welfare Benefit Plans............................   13
           (t)   Execution and Delivery of Stock Option Agreement..........   14
           (u)   Sale of Premises..........................................   14
     3.3   Covenants of the Parties........................................   14

4.   REPRESENTATIONS AND WARRANTIES OF PV FINANCIAL AND THE BANK...........   14
           (a)         Corporate Status and Power to Enter Into
                       Agreements.........................................    14
           (b)         Articles, Bylaws, Books and Records................    15
           (c)         Compliance With Laws, Regulations and Decrees......    15
           (d)         Capitalization.....................................    15

           (e)   Equity Interests..........................................   16
           (f)   Financial Statements, Regulatory Reports..................   16
           (g)   Tax Returns...............................................   16
           (h)   Material Adverse Change...................................   17
           (i)   No Undisclosed Liabilities................................   17
           (j)   Properties and Leases.....................................   18
           (k)   Material Contracts........................................   19
           (l)   Classified Loans..........................................   19
           (m)   Restrictions on Investments...............................   19
           (n)   Employment Contracts and Benefits.........................   19
           (o)   Compliance With ERISA.....................................   20
           (p)   Collective Bargaining and Employment Agreements...........   21
           (q)   Compensation of Officers and Employees....................   21
           (r)   Legal Actions and Proceedings.............................   21
           (s)   Execution and Delivery of the Agreement...................   22
           (t)   Retention of Broker or Consultant.........................   22
           (u)   Insurance.................................................   22
           (v)   Loan Loss Reserves........................................   22
           (w)   Transactions With Affiliates..............................   23
           (x)   Information in Westamerica Registration Statement.........   23
           (y)   Accuracy of Representations and Warranties................   23
           (z)   No Brokered Deposits......................................   23

5.   REPRESENTATIONS AND WARRANTIES OF WESTAMERICA.........................   24
           (a)   Corporate Status and Power to Enter Into Agreement........   24
           (b)   Corporate Status and Power of Westamerica.................   24
           (c)   Certificate, Bylaws, Books and Records....................   24
           (d)   Compliance With Laws, Regulations and Decrees.............   24
           (e)   Financial Statements......................................   24
           (f)   Tax Returns...............................................   25
           (g)   Material Adverse Change...................................   25
           (h)   No Undisclosed Liabilities................................   26
           (i)   Employee Benefits.........................................   26
           (j)   Legal Actions and Proceedings.............................   26
           (k)   Insurance.................................................   26
           (l)   Execution and Delivery of the Agreement...................   26
           (m)   Information in Westamerica Registration Statement.........   27
           (n)   Accuracy of Representations and Warranties................   27
           (o)   Capitalization............................................   27
           (p)   Retention of Broker or Consultant.........................   28
           (q)   Loan Loss Reserves........................................   28
           (r)   Classified Loans..........................................   28

6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934...............   28
           (a)   Preparation and Filing of Registration Statement..........   28
           (b)   Effectiveness of Registration Statement...................   28
           (c)   Sales and Resales of Common Stock.........................   29
           (d)   Rule 145..................................................   29

7.   CONDITIONS TO THE OBLIGATIONS OF WESTAMERICA..........................   29
           (a)   Representations and Warranties............................   29
           (b)   Compliance and Performance Under Agreement................   29
           (c)   Material Adverse Change...................................   29
           (d)   Approval of Agreement.....................................   30
           (e)   Officer's Certificate.....................................   30
           (f)   Opinion of Counsel........................................   30
           (g)   Absence of Legal Impediment...............................   30
           (h)   Effectiveness of Registration Statement...................   30
           (i)   Government Approvals......................................   30


           (j)   Tax Opinion or Ruling......................................  30
           (k)   Management or Accountant's Letter..........................  31
           (l)   Dissenting Shares..........................................  31
           (m)   Unaudited Financials.......................................  31
           (n)   Noncompetition Agreement...................................  31
           (o)   Closing Documents..........................................  31
           (p)   Consents...................................................  31
           (q)   Fairness Opinion...........................................  32
           (r)   Losses in Investment and Loan Portfolios...................  32
           (s)   Satisfaction of Spending or Other Commitments..............  32
           (t)   Pooling-of-Interests Accounting Treatment;
                  Dissenters' Rights........................................  32
           (u)   Employment Agreements......................................  32
           (v)   Compliance Examinations....................................  32
           (w)   Opinion of Loan Review Examiner............................  32
           (x)   Regulatory Examination.....................................  33
           (y)   Stock Option Agreement.....................................  33

8.   CONDITIONS TO THE OBLIGATIONS OF PV FINANCIAL..........................  33

           (a)   Representations and Warranties.............................  33
           (b)   Compliance and Performance Under Agreement.................  33
           (c)   Material Adverse Change....................................  33
           (d)   Approval of Agreement......................................  33
           (e)   Officer's Certificate......................................  33
           (f)   Opinion of Counsel.........................................  33
           (g)   Effectiveness of Registration Statement....................  33
           (h)   Government Approvals.......................................  34
           (i)   Tax Opinion or Ruling......................................  34
           (j)   Closing Documents..........................................  34
           (k)   Absence of Legal Impediment................................  34
           (l)   Fairness Opinion...........................................  34
           (m)   Pooling-of-Interests Accounting Treatment..................  34
 9.  CLOSING................................................................  34
           (a)   Closing Date...............................................  34
           (b)   Delivery of Documents......................................  34
           (c)   Filings....................................................  34

10.  POST-CLOSING MATTERS...................................................  34

11.  EXPENSES...............................................................  35

12.  AMENDMENT; TERMINATION.................................................  35

           (a)   Amendment..................................................  35
           (b)   Termination................................................  35
           (c)   Notice.....................................................  36
           (d)   Breach of Obligations......................................  36
           (e)   Termination and Expenses...................................  36
           (f)   Special Westamerica Rights of Termination..................  37

13.  MISCELLANEOUS..........................................................  37

           (a)   Notices....................................................  37
           (b)   Binding Agreement..........................................  38
           (c)   No Survival of Representations and Warranties..............  38
           (d)   Governing Law..............................................  38
           (e)   Attorneys' Fees............................................  38
           (f)   Entire Agreement; Severability.............................  38
           (g)   Counterparts...............................................  38
           (h)   Specific Performance.......................................  39

SCHEDULE OF EXHIBITS
- --------------------

Exhibit A -   Merger Agreement
Exhibit B -   Non-Competition Agreement for PV Financial Directors
Exhibit B-1 - Non-Competition Agreement for Bank Directors
Exhibit B-2 - Non-Competition Agreement for Robert J. Cardoza
Exhibit C -   Certificate and Agreement of PV Financial Directors
Exhibit D -   Opinion of PV Financial Counsel
Exhibit E -   Certificate of Affiliates
Exhibit F -   Schedule of Non-Competition Agreement Signatories
Exhibit G -   Employment Agreement
Exhibit H -   Opinion of Westamerica Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 25, 1994 ("Agreement"), is between WESTAMERICA BANCORPORATION, a California corporation
                          --------------------------
("Westamerica"), PV FINANCIAL, a California Corporation ("PV Financial") and
                 ------------
PACIFIC VALLEY NATIONAL BANK, a national banking association ("Bank").
- ----------------------------

                              W I T N E S S E T H:

     A. The Boards of Directors of Westamerica and PV Financial deem it advisable and in the best interests of Westamerica, PV Financial and their respective shareholders to consummate the business combination provided for herein whereby Westamerica would acquire PV Financial and the goodwill associated therewith through the merger of PV Financial with and into Westamerica (the "Merger").

     B. This Agreement and the Merger Agreement, as defined herein, have been approved by the Boards of Directors of Westamerica and PV Financial and this Agreement has been approved by the Board of Directors of the Bank, and will be submitted for approval of the shareholders of PV Financial at a special meeting of its shareholders.

     C. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

     D. Pursuant to the Merger and subject to the terms and conditions herein, each holder of common stock of PV Financial will receive, in exchange for common stock of PV Financial, Westamerica common stock in the ratio of .5450 of a share of Westamerica common stock for each share of PV Financial common stock, subject to adjustment as more fully set forth in this Agreement.

     E. As a condition and inducement to Westamerica's willingness to enter into this Agreement, Westamerica and PV Financial are entering into immediately after the execution and delivery hereof a Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") pursuant to which PV Financial shall grant Westamerica an option to purchase shares of the common stock of PV Financial.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements provided for or contained herein, the parties hereto agree as follows:


     1.   THE MERGER.
          ----------

     1.1  Effective Time.  Subject to the terms and conditions of this
          --------------
Agreement, upon the filing with the California Secretary of State of a duly executed Merger Agreement substantially in the form which is attached hereto as Exhibit A ("Merger Agreement") and officers' certificates prescribed by Section 1103 of the California General Corporation Law ("GCL") or at such time thereafter as is provided in the Merger Agreement (the "Effective Time") the Merger shall become effective. The date on which the merger is effective as specified in the Merger Agreement shall be referred to herein as the "Effective Date."

     1.2  Effect of the Merger.  Subject to the terms and conditions of this
          --------------------
Agreement and the Merger Agreement, at the Effective Time on the Effective Date, PV Financial shall be merged with and into Westamerica and Westamerica shall be the surviving corporation ("Surviving Corporation") in the Merger. All assets, rights, goodwill, privileges, immunities, powers, franchises and interests of PV Financial and Westamerica in and to every type of property (real, personal and mixed) and chooses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger at the Effective Time without any deed, conveyance or other transfer; the separate existence of PV Financial shall cease and the corporate existence of Westamerica as the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the Surviving Corporation shall be deemed to be the same entity as each of PV Financial and Westamerica and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Westamerica and PV Financial; and any claim existing or action or proceeding pending by or against Westamerica or PV Financial may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Westamerica or PV Financial shall be impaired by reason of the Merger.


     2.   CONVERSION AND CANCELLATION OF SHARES.
          -------------------------------------

     2.1  Conversion of Common Stock of PV Financial.  At the Effective Time, by
          ------------------------------------------
virtue of the Merger and without any action on the part of the holder of any common stock of PV Financial (a "PV Financial Share" or "PV Financial Shares"):

     (a) Each issued and outstanding PV Financial Share (other than fractional shares or any shares as to which dissenters' rights have been perfected) shall be converted into .5450 of a fully paid and nonassessable share of the common stock, without par value, of Westamerica ("Westamerica Common Stock" or "Westamerica Shares"), subject to adjustment as specified in subsection (b) herein ("Exchange Ratio"). All such PV Financial Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Westamerica Shares into which such PV Financial Shares has been converted. Certificates previously representing PV Financial Shares shall be exchanged for certificates representing whole shares of Westamerica Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.3.

     (b) If, as of two business days preceding the Effective Date, the average of the closing price of Westamerica Common Stock quoted on the Nasdaq National Market ("Nasdaq") (calculated by taking an average of the closing prices quoted on Nasdaq as reported in The Wall Street Journal on each of the twenty
                         -----------------------
consecutive trading days prior to two business days prior to the Effective Date, rounded to 4 decimal places, whether or not trades occurred on those days (the "Average Price")) is above $32.06 or below $28.43 (with no adjustment if the Average Price is between $28.43 and $32.06), the Exchange Ratio will be adjusted as follows, rounded to 4 decimal places:

     (i) If the Average Price is below $28.43, Westamerica and PV Financial shall have the right, but not the obligation, to renegotiate the Exchange Ratio and, should the parties decide to exercise such right to renegotiate, the parties agree to use their respective best efforts to agree to a new Exchange Ratio; however, should the parties fail to renegotiate the Exchange Ratio despite good faith efforts to do so, PV Financial may terminate this Agreement pursuant to the provisions of
          Section 12(b).

     (ii) If the Average Price is above $32.06, the Exchange Ratio will be adjusted downward by one half of the amount by which the Average Price is above $32.06, according to the following formula (referred to as the "Adjusted Exchange Ratio"):

     .5450 x (Average Price + $32.06)/2 = Adjusted Exchange Ratio
             --------------------------
               Average Price

    (iii) The Exchange Ratio or Adjusted Exchange Ratio shall be further adjusted downward for any Significant Liabilities (as defined below) provided that the maximum adjustment pursuant to this Section 2.1(b)(iii) shall not exceed .0275. "Significant Liabilities," as used in this Agreement, shall relate to the following categories or events unless Westamerica has consented in writing to such matter: (1) new or extended contractual obligations other than those arising in the ordinary course of PV Financial's business; (2) new or extended leases of real or personal property other than the Ceres branch lease;
(3) acquisition of capital assets (or commitments to do so) except for assets required in the ordinary course for the Ceres branch; (4) contingent liabilities based upon threatened or pending litigation, other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; (5) any unbooked expenses, fines, fees, penalties or similar obligations except those arising in the ordinary course of PV Financial's business; (6) any new, expanded or accelerated pension or other employee benefits including employment contracts and severance payments, whether or not vested except as contemplated in Section 2.6; and (7) an amount which would equal the amount necessary to bring PV Financial's allowance for loan losses to one hundred percent (100%) of PV Financial's nonperforming loans as of the calendar quarter preceding the Effective Date. PV Financial and Westamerica shall identify any categories or events reasonably believed by either of them to be Significant Liabilities commencing immediately following receipt of all Government Approvals (as defined in Section 3.1(b)). Upon identification of a Significant Liability, the parties shall attempt to agree upon the amount of said Significant Liability within seven days. If no mutual agreement is reached within said period the parties shall immediately hire an independent expert qualified to render an opinion regarding the amount of the particular Significant Liability. The parties will fully cooperate with any such independent expert and will equally split the costs of said expert. The opinion of said expert shall be binding on the parties for purposes of this Agreement. As a result of any Significant Liabilities through the close of business on the day preceding the Effective Date, the Exchange Ratio or Adjusted Exchange Ratio shall be reduced by subtracting therefrom the fraction obtained by dividing the amount of Significant Liabilities (on a net after tax per share basis) by the Average Price, subject to the first sentence of this Section 2.1(b)(iii).

     (c) From and after the Effective Time, the holders of certificates formerly representing PV Financial Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 13 of the California Corporations Code.

     2.2  Fractional Shares.  Notwithstanding any other provision hereof, no
          -----------------
fractional shares of Westamerica Common Stock shall be issued to holders of PV Financial Shares. In lieu thereof, each such holder entitled to a fraction of a share of Westamerica Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's PV Financial Shares, an amount in cash equal to the Average Price (defined in Section 2.1(b)) multiplied by the fraction of a share of Westamerica Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.3  Surrender of PV Financial Shares.
          --------------------------------

     (a) Prior to the Effective Date, Westamerica shall appoint Chemical Trust Company of California or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to PV Financial and Westamerica, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Westamerica Shares and at and after the Effective Date, Westamerica shall issue and deliver to the Exchange Agent certificates representing the Westamerica Shares, as shall be required to be delivered to holders of PV Financial Shares pursuant to Section 2.1 of this Agreement. As soon as practicable after the Effective Date, each holder of PV Financial Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such PV Financial Shares for cancellation, will be entitled to receive a certificate representing the number of Westamerica Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with
Section 2.2. Each certificate representing Westamerica Shares will bear a notation incorporating the Amended Rights Agreement (as that term is defined in Section 5(o) herein), by reference and certificates representing the Westamerica Shares will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Amended Rights Agreement ("Rights"). Certificates issued for the Westamerica Shares shall be deemed to be certificates for said Rights.

     (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Westamerica Shares after the Effective Date will be paid to persons entitled to receive such certificates for Westamerica Shares until such persons surrender their certificates representing PV Financial Shares. Upon surrender of such certificate representing PV Financial Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Westamerica Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

     (c) If any certificate for Westamerica Shares is to be issued in a name other than that in which the certificate for PV Financial Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Westamerica Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Westamerica and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     (d) All dividends or distributions, and any cash to be paid pursuant to
Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing PV Financial Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Westamerica, and after such time any holder of a certificate representing PV Financial Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Westamerica for payment or delivery of such dividends or distributions or cash, as the case may be.

     2.4  No Further Transfers of PV Financial Shares.  At the Effective Date,
          -------------------------------------------
the stock transfer books of PV Financial shall be closed and no transfer of PV Financial Shares theretofore outstanding shall thereafter be made.

     2.5  Adjustments.  If, between the date of this Agreement and the Effective
          -----------
Date, the outstanding shares of Westamerica common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Westamerica Shares to be issued and delivered in the Merger in exchange for each outstanding PV Financial Share shall be correspondingly adjusted.

     2.6  Treatment of Stock Options.  Each person holding one or more options
          --------------------------
to purchase PV Financial Shares pursuant to the 1982 Stock Option Plan, the 1991 Director Stock Option Plan, or the 1992 Employee Stock Option Plan (collectively the "Option Plans") shall have the right, in his or her discretion, to:

     (a) Exercise any options granted under the Option Plans that were vested prior to the Effective Date; provided, however, all options (vested or unvested) granted to Directors of PV Financial may not be exercised until after the Effective Date. If an optionee with respect to the 1982 Stock Option Plan has not terminated his or her employment with PV Financial or the Bank before July 25, 1994, his or her options that are not vested on that date shall become fully exercisable prior to the Effective Date following notice by PV Financial in accordance with the terms of the 1982 Stock Option Plan; provided, however, the right to exercise these unvested options on an accelerated basis shall terminate on the Effective Date; and/or

     (b) Have any options that are not exercised converted into an option to purchase shares of Westamerica common stock.

     General Conversion Rules.  Following the Effective Date, shares of
     ------------------------
Westamerica common stock shall be substituted under the options for PV Financial Shares based on the Exchange Ratio or Adjusted Exchange Ratio in a form acceptable to Westamerica. Specifically, each option shall be deemed to continue as an option to purchase the number of shares of Westamerica common stock equal to the Exchange Ratio or Adjusted Exchange Ratio multiplied by the number of PV Financial Shares previously covered by such option at an option exercise price for each such share of Westamerica common stock equal to the previous option exercise price for each PV Financial Share divided by the Exchange Ratio or Adjusted Exchange Ratio. Except as noted below, each PV Financial stock option shall otherwise continue on terms and conditions that are consistent with those that were applicable on the Effective Date.

     Conversion Rules for 1991 Director Stock Option Plan.  The options under
     ----------------------------------------------------
the 1991 Director Stock Option Plan shall be amended by PV Financial to state that no such option may be exercised until after the Effective Date, and that to the extent such an option was not vested on June 15, 1994, that unvested portion of the option will become exercisable after the Effective Date in increments of 1/3 on each anniversary of the Effective Date. The substitute Westamerica options will contain the same vesting provision. In addition, the 1991 Director Stock Option Plan will be amended by PV Financial to provide that for purposes of the 1991 Director Stock Option Plan only, a Director's service does not terminate as long as he remains a director or advisory director of the Bank on and after the Effective Date. Westamerica covenants that it will, for purposes of the 1991 Director Stock Option Plan only, at or immediately following the Effective Date, offer each current Director of the Bank a position as director or advisory director of the Bank and that should the Bank be merged into any other subsidiary of Westamerica each current Bank Director shall be offered a position, for purposes of the 1991 Director Stock Option Plan only, as an advisory director of the successor in interest to the Bank.

     PV Financial shall amend the Option Plans and obtain any required shareholder approval of such Option Plan amendments and shall amend, as necessary, any and all option agreements

(including obtaining any required participant consents) prior to the Effective Date to make them consistent with this Section 2.6.

     3.   COVENANTS OF THE PARTIES.
          ------------------------

     3.1  Covenants of Westamerica.
          ------------------------

     (a) Reservation, Issuance and Registration of Westamerica Common Stock.
         ------------------------------------------------------------------
Westamerica shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) the Westamerica Shares; and (ii) the maximum number of shares of common stock of Westamerica to which the option holders of PV Financial may be entitled pursuant to Section 2.6 above at or after the Effective Date. All Westamerica Shares will, when issued and delivered pursuant to and in accordance with the terms of this Agreement be duly authorized, validly issued, fully paid and nonassessable. Westamerica shall file and cause to be declared effective pursuant to the Securities Act of 1933, as amended (the "1933 Act") one or more registration statements covering all such shares and shall cause all such shares to be issued in compliance with the 1933 Act and in compliance with all applicable state securities laws and regulations.

     (b) Government Approvals.  Prior to the Effective Date, Westamerica, with
         --------------------
the cooperation of PV Financial and Bank, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended ("BHC Act"), and (ii) all other consents and approvals of government agencies as are required by law or otherwise, and shall do any and all acts deemed by Westamerica to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement as promptly as practicable. All approvals referred to in clauses (i) and (ii) of this Section 3.1(b) are hereinafter referred to as the "Government Approvals."

     (c) Notification of Breach of Representations, Warranties and Covenants.
         -------------------------------------------------------------------
Westamerica shall promptly give written notice to PV Financial upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Westamerica contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

     (d)  Financial Statements.
          --------------------

          (i) Westamerica has delivered or shall deliver to PV Financial prior to the Effective Date true and correct copies of consolidated statements of income, changes in shareholders' equity and statements of cash flows for the three (3) months ended March 31, 1994, any subsequent quarter ends and for the years ended December 31, 1993, 1992, 1991, 1990 and 1989, and consolidated balance sheets at March 31, 1994, December 31, 1993, 1992, 1991 and 1990. Such consolidated financial statements at and for the years ended December 31, 1993, 1992, 1991, 1990 and 1989 have been audited by KPMG Peat Marwick ("KPMG") and include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") and present fairly, in all material respects, the consolidated financial position, results of operations and cash flow of Westamerica at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

          (ii) Westamerica has provided or shall provide to PV Financial at or prior to the Effective Date copies of all financial statements and proxy statements, issued or to be issued to Westamerica's shareholders and/or directors after December 31, 1993 and at or prior to the Effective Date.

          (iii) Westamerica has provided or shall provide to PV Financial prior to the Effective Date copies of (a) its Annual Report on Form 10-K for the years ended December 31, 1993 and 1992 as filed with the Securities and Exchange Commission (the "Commission"); (b) all periodic reports required to be filed by it pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1991; and (c) all proxy statements, annual reports and other written materials furnished to Westamerica shareholders since December 31, 1991, all other material reports relating to Westamerica filed by Westamerica or any of its subsidiaries with the California Superintendent of Banks ("Superintendent"), the FRB or the Commission during 1992, 1993, 1994 and in 1995 prior to the Effective Date. As of their respective dates, each of the documents provided hereunder complied or will comply in all material respects with all legal and regulatory requirements applicable thereto.

     (e) Press Releases.  Westamerica shall not issue any press release or
         --------------
written statement for general circulation to the public relating to the Merger, this Agreement or the Merger Agreement unless previously provided to PV Financial for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with PV Financial in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that Westamerica may, without the consent of PV Financial, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation.

     (f) Business Combinations.  Westamerica shall not make any offer to any
         ---------------------
third party or accept any offer from any third party regarding a Business Combination of Westamerica with any other entity unless such offer is expressly conditioned upon the performance by Westamerica or its successor in interest of Westamerica's obligations under this Agreement. In the event Westamerica fails to comply with the provisions of this Section 3.1(f), PV Financial shall be entitled to terminate this Agreement without any liability to Westamerica or any agent thereof pursuant to Section 12(b), provided, however, that the obligations and liabilities of Westamerica set forth in Section 12(e) hereof shall continue in full force and effect. As used in this Agreement, "Business Combination" shall mean any tender or exchange offer, proposal for a merger, consolidation, or other takeover proposal involving any party hereto (except as explicitly contemplated in this Agreement) or any offer or proposal to acquire in any manner a substantial equity interest in, or a substantial portion of any party hereto other than transactions contemplated hereunder.

     (g) Director & Officer Liability.  From and after the Effective Time,
         ----------------------------
Westamerica shall indemnify, defend and hold harmless each person who is a director or executive officer of PV Financial on the date hereof with respect to all reasonable expenses arising out of claims and legal proceedings against said persons as a result of actions by said directors or officers after the date hereof, in each case to the extent PV Financial would have been permitted under section 317 of the GCL and its articles of incorporation and bylaws (subject, however, to any applicable provisions of federal law or regulation) but only to the extent not otherwise covered by any insurance policy of PV Financial or the Bank. Nothing herein shall prevent PV Financial, prior to the Effective Date, from purchasing tail insurance coverage under the current policies of directors' and officers' liability insurance maintained by PV Financial with respect to claims arising from facts or events which occurred before the Effective Date;

provided, however, that the annual premium payment for such insurance shall not
- -----------------
exceed $14,341, and provided, further, that such tail coverage shall be for a
                    -----------------
period no longer than 12 months from the Effective Date. At the Effective Time and subject to the preceding sentence, PV Financial agrees that all existing indemnification agreements between PV Financial and any director or executive officer shall be deemed to be terminated. Each director of PV Financial shall agree to said termination by executing a Certificate and Agreement in the form attached as Exhibit C. Upon the Effective Date, any PV Financial executive officer or director who becomes an officer or director of Westamerica (including any subsidiaries) shall be included in Westamerica's Director & Officer insurance policy.

     (h) Subsidiary Banks.  At the Effective Date, Westamerica will be a
         ----------------
multibank holding company owning Westamerica Bank, Bank of Lake County, Napa Valley Bank, and Pacific Valley National Bank. Each of these subsidiary banks shall be a separate legal entity, with its own branches.

     (i) Extraordinary Dividends.  Prior to the Effective Date, Westamerica
         -----------------------
shall not declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly dividends on its common stock in amounts substantially equivalent to dividends paid in the pattern of declarations and payments established in the 18 months prior to the date hereof (it being understood that declaration of a quarterly dividend up to 2 cents per share per quarter higher (on a cumulative basis) than the most recent previous quarterly dividend will be deemed to meet this standard). Nothing herein shall prohibit the issuance of shares pursuant to Westamerica's Dividend Reinvestment Plan or Amended Rights Agreement (as defined in Section 5(p) herein).

     3.2  Covenants of PV Financial and the Bank.
          --------------------------------------

     (a) Approval by PV Financial Shareholders.  PV Financial shall cause the
         -------------------------------------
Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders at a special meeting to be called and held in accordance with applicable laws. Subject to its continuing fiduciary duty to the shareholders of PV Financial, the Board of Directors of PV Financial, in authorizing the execution and delivery of this Agreement by PV Financial, unanimously recommends that this Agreement and the Merger be approved. PV Financial shall use its best efforts to cause such meeting of its shareholders to take place not later than December 1, 1994, subject to effectiveness of the Westamerica Registration Statement (as defined in Section 6(a)(i)). In connection with the call of such meeting, PV Financial shall cause such proxy materials, with any amendments thereto that may in the judgment of its counsel be necessary or desirable, to be mailed to its shareholders (the proxy materials, together with any amendments or supplements thereto, being herein referred to as the "Proxy Statement"). Subject to its continuing fiduciary duty to the shareholders of PV Financial, the Board of Directors of PV Financial shall at all times prior to and during such meeting of PV Financial shareholders recommend that the transactions contemplated hereby be adopted and approved, and, subject to such fiduciary duty, use its best efforts to cause such adopted and approval. Within 15 business days after the time of execution and delivery of this Agreement, members of the Board of Directors of PV Financial shall deliver to Westamerica undertakings in the form attached hereto as Exhibit C confirming such directors' approval of the transactions contemplated hereby, setting forth such directors' commitment to vote his shares of PV Financial stock in favor of the transactions contemplated hereby, setting forth such director's agreement pursuant to section 3.1(g) herein and setting forth such directors' commitment to use his best efforts to cause the shareholders of PV Financial to adopt and approve the transactions contemplated hereby, subject to their above-mentioned continuing fiduciary duties to the shareholders of PV Financial. Except with the prior approval of Westamerica, neither PV Financial nor any member of its Board of Directors shall, at the PV Financial Shareholders' meeting, submit any other matters for approval of its shareholders.

     (b) Shareholder Lists and Other Information.  After execution hereof, PV
         ---------------------------------------
Financial shall from time to time make available to Westamerica, upon request, a list of its shareholders and their addresses, a list showing all transfers of the PV Financial common stock and such other information as Westamerica shall reasonably request regarding both the ownership and prior transfers of the PV Financial common stock, provided that no such information shall be required for any period prior to January 1, 1992.

     (c) Government Approvals.  PV Financial and Bank will cooperate in all
         --------------------
reasonable respects with Westamerica in their undertaking pursuant to Section 3.1(b) to obtain the Government Approvals and PV Financial further agrees, subject to the continuing fiduciary duty of the Board of Directors of PV Financial to the shareholders of PV Financial, to take such actions as may be reasonably requested by Westamerica to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as is practicable.

     (d) Capital Commitments and Expenditures.  After the execution of this
         ------------------------------------
Agreement, no new capital commitments shall be entered into, and no capital expenditures in excess of $25,000 shall be made by PV Financial or the Bank, except for capital commitments specific to the Ceres branch, a budget copy of which has been provided to Westamerica. The Bank shall not create any new branches or, except as permitted pursuant to Section 3.2(h), enter into any acquisitions or leases of real property, including both new leases and lease extensions without the prior approval of Westamerica.

     (e) Notification of Breach of Representations, Warranties and Covenants.
         -------------------------------------------------------------------
PV Financial shall promptly give written notice to Westamerica upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of PV Financial or the Bank contained or referred to in this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

     (f)  Financial Statements.
          --------------------

          (i) PV Financial has delivered or shall deliver to Westamerica prior to the Effective Date true and correct copies of consolidated statements of income, changes in shareholders' equity and statements of cash flows for the three months ended March 31, 1994, any subsequent quarter ends, and for the fiscal years ended December 31, 1993, 1992, 1991, 1990 and 1989 and consolidated balance sheets at March 31, 1994 (and any subsequent quarter ends), December 31, 1993, 1992, 1991, 1990 and 1989. Such consolidated financial statements at December 31, 1993, 1992, 1991, 1990 and 1989 and for the fiscal years ended December 31, 1993, 1992, 1991, 1990, and 1989 (and for the fiscal year ending December 31, 1994) have been or shall be audited by Grant Thornton in each case as independent public accountants for PV Financial during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of PV Financial at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

          (ii) PV Financial shall provide to Westamerica, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to PV Financial's shareholders and/or directors after December 31, 1993, and at or prior to the Effective Date.

          (iii) PV Financial or the Bank has delivered or shall deliver, to Westamerica true and complete copies of PV Financial's Annual Report to Shareholders for the years ended December 31, 1989, 1990, 1991, 1992, 1993 and 1994, all periodic reports required to be filed by it pursuant to
     Section 13(a) or 15(d) of the 1934 Act since December 31, 1988, all proxy statements and other written material furnished to PV Financial's shareholders since December 31, 1988, and all other material reports, including call reports, relating to PV Financial or the Bank filed by PV Financial or the Bank with the Federal Deposit Insurance Corporation ("FDIC"), FRB, or the Office of the Comptroller of the Currency ("Comptroller") during 1990 through 1993 and in 1994 and 1995 prior to the Effective Date. As of their respective dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

          (iv) PV Financial shall cause to be delivered to Westamerica letters of Grant Thornton, PV Financial's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and two business days before the Closing and addressed to Westamerica, in form and substance reasonably satisfactory to Westamerica, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     (g) Compensation.  PV Financial and Bank shall not make or approve any
         ------------
increase in the compensation payable or to become payable by PV Financial to any of their directors, officers, employees or agents with annual salaries in excess of $40,000 at the date hereof (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made (except with Westamerica's prior approval which shall not be unreasonably withheld), nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by PV Financial or the Bank with any such directors, officers, employees or agents unless Westamerica has given its prior written consent. Nothing herein shall prevent the payment to PV Financial or Bank employees (with salaries of $40,000 or less at the date hereof) of regular salary increases, consistent with past practices in connection with regular salary reviews consistent with past practices, as heretofore disclosed to Westamerica. Without the prior consent of Westamerica, neither PV Financial nor Bank shall hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $40,000 per year, except with the prior written consent of Westamerica.

     (h) Conduct of Business in the Ordinary Course.  Prior to the Effective
         ------------------------------------------
Time:

          (i) PV Financial and Bank shall conduct their businesses in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" shall consist of the banking and related businesses as presently conducted by PV Financial and the Bank and permitted under the BHC Act, National Banking Act and other applicable laws. Unless Westamerica has given its previous written consent to any act or omission to the contrary, PV Financial and the Bank shall, until the Effective Date, cause their respective officers to:

          A. use their best efforts to preserve its business and business organizations intact;

          B. use their best efforts to preserve the goodwill of customers and others having business relations with it and take no action that would materially impair the benefit to Westamerica of the goodwill of PV Financial, the Bank or the other benefits of the Merger;

          C. consult with Westamerica as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

          D. maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

          E. comply in all material respects with all laws, regulations and decrees applicable to the conduct of its business;

          F. keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

          G. use its best efforts, subject to Section 3.2(g), to keep available to Westamerica the services of its present officers and employees (it being understood that PV Financial and Bank shall have the right to terminate the employment of any officer or employee in accordance with its established employment procedures);

          H. comply with all orders, agreements and memoranda of understanding made by or with the Federal Reserve Bank of San Francisco ("FRBSF"), the FDIC, the Comptroller or any other regulatory authority of competent jurisdiction, and promptly forward to Westamerica all communications received from any such authority that are not prohibited by such authority from being so disclosed and inform Westamerica of any material restrictions imposed by any governmental authority on the business of PV Financial or the Bank;

          I. file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

          J. conduct an environmental audit prior to foreclosure on any property concerning which PV Financial or the Bank has knowledge, or should have knowledge, that asbestos or asbestos-containing materials, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with Westamerica regarding the significance of the audit prior to the foreclosure on any such property;

          K. not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

          L. with respect to any extension of credit in excess of $10,000, not waive or release any right or collateral or cancel or compromise any debt or claim, except in the Ordinary Course of Business;

          M. not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course of Business consistent with its established loan procedures and in compliance with FRB Regulation O;

          N. not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity, except the new Ceres branch may be created; and

          O. not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $10,000 in which it is a party.

          (ii) Neither PV Financial or the Bank will, without first having obtained the written consent of Westamerica, cause the officers of PV Financial or the Bank to:

          A. commit to any loan with a principal amount in excess of $250,000 and/or aggregate debt over $1MM provided that Westamerica's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within two business days after receipt of written notice directed to authorized Westamerica personnel, together with sufficient supporting information to allow Westamerica to make an informed judgment, and Westamerica shall not unreasonably withhold its consent; provided, further, that any consent given by Westamerica shall be binding only if given by Westamerica personnel identified on a list signed by Westamerica's President;

          B. purchase any investment security with a maturity in excess of two years, or sell any investment security in which a gain is recognized.

          C. issue any certificate of deposit with a rate of interest in excess of 6%;

          D.  commit to new capital expenditures in excess of $25,000; or

          E. commit to any new contract or extend any existing contract that would obligate PV Financial or the Bank for an aggregate amount over time in excess of $25,000 except pursuant to Section 3.2(l). This includes data processing, servicing or any other agreement or contract.

          F.  accelerate the vesting of pension or other benefits.

          G. grant any new stock options or accelerate the vesting of any existing stock options.

          H. PV Financial shall promptly notify Westamerica in writing upon becoming aware of the occurrence of any of the following:

               (1) the classification of any loan as substandard, doubtful or loss;

               (2) the filing or commencement of any legal action or other proceeding or investigation against PV Financial or the Bank (or any director or executive officer); or

               (3) the monthly pretax earnings of PV Financial are less than $250,000.

     (i) Press Releases.  Neither PV Financial or the Bank shall issue any press
         --------------
release or written statement for general circulation relating to this Agreement or the Merger unless previously provided to Westamerica for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with Westamerica in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that PV Financial may, without the consent of Westamerica, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation. Except as required by applicable law, prior to July 25, 1994, PV Financial shall not disclose this Agreement or any terms of this Agreement, either orally or in writing, except in a written statement that has been reviewed and approved by Westamerica.

     (j)  No Merger or Solicitation.
          -------------------------

          (i) Subject to the continuing fiduciary duty of the Board of Directors of PV Financial to the shareholders of PV Financial, prior to the Effective Time, neither PV Financial or the Bank shall effect or agree to effect any Business Combination (as defined in Section 3.1(f)), acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

          (ii) Subject to the continuing fiduciary duty of the Board of Directors of PV Financial to the shareholders of PV Financial, prior to the Effective Date, neither PV Financial, the Bank nor any officer, director or affiliate of PV Financial or the Bank, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by PV Financial or the Bank shall (A) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination; or (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning the business and properties of PV Financial or the Bank or afford any such party access to the properties, books or records of PV Financial or the Bank or otherwise assist or encourage any such party in connection with the foregoing, or (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of PV Financial or the Bank to another person, having any actual or prospective role with respect to any such transaction.

          (iii) PV Financial shall notify Westamerica immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in PV Financial or the Bank or engage in any Business Combination with PV Financial or the Bank.

          (iv) In the event the Board of Directors of PV Financial receives a bona fide offer for a Business Combination with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors to the shareholders of PV Financial, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, provided, however, that any such failure to act or refrain from doing any act shall entitle Westamerica to terminate this Agreement pursuant to Section 12(b) and provided further, that the obligations and liabilities of PV Financial set forth in Section 12(e) hereof shall continue in full force and effect.

          (v) In the event PV Financial or the Bank enters into another agreement for a Business Combination which affects over 20% of PV Financial's or the Bank's common stock, assets or branches, then PV Financial shall, upon demand, and in no event more than two days after said demand, pay to Westamerica, by wire transfer of immediately available federal funds, the sum of $1,000,000 to reimburse it for its substantial expenses and costs and the considerable time committed by its personnel and representatives in connection with the transactions contemplated hereunder. Such payment shall not limit any other damages or relief which might be available to Westamerica at law or in equity.

     (k) PV Financial 401(k) Plan.  PV Financial agrees the PV Financial 401(k)
         ------------------------
Plan (the "Plan") may be terminated, frozen, modified or merged into the Westamerica 401(k) Plan immediately before, on or after the Effective Date, as determined by Westamerica in its sole discretion.

     (l) Outsourcing to Westamerica.  PV Financial shall endeavor to, and
         --------------------------
cooperate with Westamerica to, outsource various PV Financial banking functions to Westamerica. These functions include, but are not limited to, item processing, data processing, loan documentation, facilities management, investment portfolio management, loan review, internal audit and account servicing. Arms-length contracts between PV Financial and Westamerica to document these outsourcing arrangements shall include appropriate compensation for services provided, as well as provisions to terminate the contracts as appropriate, for example, if this Merger

Agreement is terminated. In the event of termination, Westamerica agrees to cooperate in an orderly transition back to a satisfactory operating condition of these functions by PV Financial.

     (m) Changes in Capital Stock.  At or after the date hereof and at or prior
         ------------------------
to the Effective Time, except with the prior written consent of Westamerica neither PV Financial or the Bank will amend its Articles of Incorporation or Articles of Association, as the case may be, or Bylaws; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of their shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of their capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of their respective companies, or agree to do any of the foregoing, except that nothing herein shall prohibit the execution of the Stock Option Agreement or issuance of shares pursuant to the Option Plans with respect to options outstanding at the date of this Agreement (except as limited in Section 2.6).

     (n) Dividends.  PV Financial shall not declare, set aside or pay any
         ---------
dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly dividends on its common stock in amounts of 6 cents per share.

     (o) Accounting Methods.  PV Financial shall not change its methods of
         ------------------
accounting in effect at December 31, 1993, except as required by changes in GAAP as concurred in by its independent auditors.

     (p) Affiliates.  At least 40 days prior to the Closing, PV Financial shall
         ----------
deliver to Westamerica a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of PV Financial, "affiliates" of PV Financial for purposes of Rule 145 under the 1933 Act. PV Financial shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Westamerica prior to the Closing a written "affiliates" agreement, in customary form, providing that such person shall dispose of the Westamerica Common Stock to be received by such person in the Merger only in accordance with applicable law and, in addition, in such agreement, such affiliate shall represent that they have no present plan or intention to dispose of any such shares of Westamerica Common Stock.

     (q) Additional Agreements.  In case at any time after the Effective Time
         ---------------------
any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of PV Financial, or the Bank the proper officers and directors of each party to this Agreement shall take all such necessary or appropriate action.

     (r) Access to Properties, Books and Records; Confidentiality.  Prior to the
         --------------------------------------------------------
Effective Time, PV Financial and the Bank shall give Westamerica and its counsel and accountants full access, during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondence and shall allow Westamerica to make copies of such materials (to the extent not legally prohibited) and shall furnish Westamerica with all such information concerning its affairs as Westamerica may reasonably request. PV Financial shall also use its best efforts to cause Grant Thornton to make available to Westamerica, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, Grant Thornton's work papers and documentation relating to its work papers and its audits of the books and records of PV Financial.

     (s) Employee Welfare Benefit Plans.  PV Financial agrees that PV
         ------------------------------
Financial's employee welfare benefit plans, as defined in Section 3(1) of Employee Retirement Income

Security Act of 1974, as amended ("ERISA"), may be terminated, modified or merged into Westamerica's welfare benefit plans before, on or after the Effective Date, as determined by Westamerica in its sole discretion.

     (t) Execution and Delivery of Stock Option Agreement.  The parties agree
         ------------------------------------------------
that the Stock Option Agreement shall be executed and delivered immediately following the execution and delivery of this Agreement.

     (u) Sale of Premises.  PV Financial agrees that prior to the Effective Date
         ----------------
it will use its best efforts to sell to a third party its interest in its headquarters building or vacate the premises and sublease the space at a rent at least equal to the amount currently paid by it as rent.

     3.3  Covenants of the Parties.  Each party shall use its best efforts to
          ------------------------
cause its officers, directors, employees, auditors, agents, and attorneys to cooperate with the other in the reasonable requests for information by the other parties hereto. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.


     4.   REPRESENTATIONS AND WARRANTIES OF PV FINANCIAL AND THE BANK.
          -----------------------------------------------------------

     PV Financial and the Bank (as to the Bank only) represent and warrant to Westamerica, except as disclosed to Westamerica in writing promptly after the date hereof (the "PV Financial Disclosure Statement"), that:

     (a)(1)  Corporate Status and Power to Enter Into Agreements.  PV Financial
             ---------------------------------------------------
(i) is a bank holding company duly incorporated, validly existing and in good standing under the laws of California, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of PV Financial and the FRB, it has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, and (iii) is in full compliance with any agreements, understandings or orders of the FRB or FRBSF, the FDIC, the Comptroller or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of PV Financial nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California.

     (a)(2)  Corporate Status and Power to Enter Into Agreements.  The Bank (i)
             ---------------------------------------------------
is a national banking association duly incorporated, validly existing and in good standing under the National Banking Act, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of PV Financial and the FRB, has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it (iii) holds a currently valid license issued by the Comptroller to engage in the commercial banking business in California at its banking offices, and (iv) is not subject to any directive, order (formal or informal) or agreement, of the FDIC, the Comptroller or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of its business of the Bank nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. The Bank's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

     (b) Articles, Bylaws, Books and Records.  The copies of the Articles of
         -----------------------------------
Incorporation or Association as the case may be and Bylaws of PV Financial and the Bank to be delivered to Westamerica promptly after the date hereof are complete and accurate copies thereof as in effect on the date hereof. The minute books of PV Financial and the Bank made available to Westamerica contain a complete and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of PV Financial and the Bank fairly reflect the material transactions to which PV Financial and the Bank are a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation or Association and Bylaws of PV Financial and the Bank and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulator to the extent required by law.

     (c) Compliance With Laws, Regulations and Decrees.  PV Financial and the
         ---------------------------------------------
Bank (i) each have the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) have each complied with, and are not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on PV Financial and the Bank taken as a whole (iii) each have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) each have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of PV Financial and the Bank as now being conducted, (v) PV Financial and the Bank have received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that PV Financial and the Bank are not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any licenses, franchise, permit or governmental authorization of PV Financial and the Bank.

     (d) Capitalization.  The authorized capital stock of PV Financial consists
         --------------
of 20,000,000 shares of PV Financial common stock, no par value, of which 2,176,593 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable securities laws. No other equity securities of PV Financial have been issued or are outstanding. There are currently outstanding options to purchase 395,641 shares of PV Financial common stock, at a weighted average exercise price of $5.99 per share, issued pursuant to the Option Plans. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate PV Financial to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any PV Financial common stock or any other equity security of PV Financial, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of PV Financial common stock or any other equity security of PV Financial. Attached to the PV Financial Disclosure Statement is a list of all option holders and the number of vested and unvested options as of June 15, 1994. The outstanding common stock of PV Financial has been duly and validly registered with the Commission pursuant to the 1934 Act, to the extent required thereunder.

     The authorized capital stock of the Bank consists of 800,000 shares of the Bank's common stock, $5.00 par value, of which 750,000 shares are duly authorized, validly issued, fully paid and, except as provided in the National Banking Act, nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable securities laws. PV Financial owns all of the issued and outstanding equity securities of the Bank. There are no outstanding (i) options, agreements, calls or commitments of any character which would obligate the Bank to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any of the Bank's common stock or any other equity security of the Bank, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of the Bank common stock or any other equity security of the Bank.

     (e) Equity Interests.  Except as listed below or as collateral for
         ----------------
outstanding loans held in its loan portfolios, neither PV Financial or the Bank own, directly or indirectly, any equity interest in any bank, corporation, or other entity.

     Subsidiaries/Investments        Ownership
     ------------------------        ---------

Pacific Valley National Bank         Wholly Owned

Fifteen - 24 McHenry Investors       27% interest held by PV Financial

     (f) Financial Statements, Regulatory Reports.  No financial statement or
         ----------------------------------------
other document provided or to be provided to Westamerica as required by Section 3.2(f) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. PV Financial and the Bank have filed all material documents and reports relating to PV Financial and the Bank required to be filed by it with the Comptroller, the Commission, the FRB or FRBSF, the FDIC, or any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to PV Financial and the Bank required by governmental authorities and regulatory agencies having jurisdiction over PV Financial have been taken. Neither PV Financial or the Bank has received notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that PV Financial or the Bank is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of PV Financial or the Bank. Neither PV Financial or the Bank is subject to any order, agreement or written directive with any regulatory authority with respect to its assets or business except for matters of general application. PV Financial and the Bank have paid all assessments made or imposed by any governmental agency. PV Financial shall deliver to Westamerica copies of all annual management letters and opinions, and shall make available to Westamerica for inspection all reviews, correspondence and other documents in the files of PV Financial prepared by Grant Thornton or any other certified public accountant engaged by PV Financial and delivered to PV Financial since January 1, 1988. The consolidated financial records of PV Financial have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by PV Financial in the operation of its business to generate and retrieve its financial records are adequate for the current needs of PV Financial.

     (g)  Tax Returns.
          -----------

          (i) PV Financial and the Bank have timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. PV Financial and the Bank have paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed in writing to Westamerica. Neither PV Financial or the Bank has been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. There are no claims pending against PV Financial or the Bank for any alleged deficiency in the payment of any taxes, and neither PV Financial or the Bank knows of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Articles XIII.A of the California Constitution, of any real property owned in whole or in part by PV Financial or the Bank or to the best of PV Financial's or the Bank's knowledge, of any real property leased by PV Financial.

          (ii) PV Financial shall deliver to Westamerica copies of all its and its subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1993, 1992, 1991 and 1990.

          (iii) No consent has been filed relating to PV Financial or the Bank pursuant to Section 341(f) of the IRC.

     (h) Material Adverse Change.  Except as heretofore disclosed in writing by
         -----------------------
PV Financial to Westamerica, since December 31, 1993, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of PV Financial or the Bank taken as a whole (whether or not in the ordinary course of business), (ii) no change in any of the assets, licenses, permits or franchises of PV Financial or the Bank or that has had or, to PV Financial's knowledge, can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of PV Financial or the Bank taken as a whole, except in the Ordinary Course of Business; (v) no disposition by PV Financial or the Bank of one or more assets that, individually or in the aggregate, are material to PV Financial or the Bank taken as a whole, except sales of assets in the Ordinary Course of Business.

     (i) No Undisclosed Liabilities.  Except for items for which reserves have
         --------------------------
been established in the unaudited consolidated balance sheets of PV Financial as of March 31, 1994, neither PV Financial or the Bank has incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by PV Financial or the Bank entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause PV Financial or the Bank to repurchase such loan or other asset or the buyer to pursue any other form of recourse against PV Financial or the Bank. Neither PV Financial or the Bank has knowingly made or shall make any representations or covenants in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Except for regular quarterly cash dividends of 6 cents per share, no cash, stock or other dividend or any other distribution with respect to the stock of PV Financial has been declared, set aside or paid, nor have any shares of the stock of PV Financial or the Bank been purchased, redeemed or otherwise acquired, directly or indirectly, by PV Financial or the Bank since March 31, 1994.

     (j)  Properties and Leases.
          ---------------------

          (i) PV Financial and the Bank have good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the PV Financial consolidated balance sheet as of March 31, 1994 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 1994 in the Ordinary Course of Business), except (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the PV Financial consolidated balance sheet as of March 31, 1994, or as currently shown on the books and records of PV Financial and which do not interfere with or impair the present and continued use, or (c) immaterial exceptions disclosed in title reports and preliminary title reports, copies of which shall be provided to Westamerica. All tangible properties of PV Financial and the Bank conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of PV Financial and the Bank are in a good state of maintenance and repair and are adequate for the current business of PV Financial and the Bank. No properties of PV Financial and the Bank, and, to the best of PV Financial's and the Bank's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To PV Financial's and the Bank's knowledge, neither PV Financial or the Bank owns, possesses or has a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by PV Financial or the Bank, neither PV Financial or the Bank has controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

          (ii) All properties held by PV Financial and the Bank under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of PV Financial and the Bank, and PV Financial or the Bank enjoys quiet and peaceful possession of such leased property. Neither PV Financial or the Bank is in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

          (iii) Except as disclosed to Westamerica in the PV Financial Disclosure Statement, all of PV Financial's and the Bank's rights and obligations under the leases referred to in Section 4(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement. Where required, PV Financial or the Bank shall obtain, prior to the Effective Date, the consent of all parties to any such transactions.

     (k) Material Contracts.  Except as disclosed to Westamerica in the PV
         ------------------
Financial Disclosure Statement and excluding loans, lines of credit, loan commitments or letters of credit to which the Bank is a party, neither PV Financial or the Bank is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to it of more than $50,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither of them is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Westamerica pursuant to this Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto. No power of attorney or similar authorization given directly or indirectly by PV Financial or the Bank is currently outstanding.

     (l) Classified Loans.  Except as disclosed to Westamerica in the PV
         ----------------
Financial Disclosure Statement, there are no loans presently owned by PV Financial or the Bank that have been classified by any bank examiner, outside loan reviewer, accountant or the management of PV Financial or the Bank as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories with similar import and all loans or portions thereof classified "Loss" have been charged off. Notwithstanding the above, PV Financial shall be under no obligation to disclose to Westamerica any such classification by any bank examiner where such disclosure would violate any obligation of confidentiality of PV Financial or the Bank imposed by the Comptroller, FDIC, Federal Reserve, or other regulator. PV Financial and the Bank regularly review and appropriately classify loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of PV Financial and the Bank are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Westamerica in the PV Financial Disclosure Statement or reserved for in the unaudited consolidated balance sheet of PV Financial as of March 31, 1994, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. PV Financial and the Bank do not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of PV Financial or the Bank.

     (m) Restrictions on Investments.  Except for pledges to secure public and
         ---------------------------
trust deposits and repurchase agreements in the Ordinary Course of Business, none of the investments reflected in the PV Financial consolidated balance sheet as of March 31, 1994, and none of the investments made by PV Financial or the Bank since March 31, 1994, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of PV Financial or the Bank freely to dispose of such investment at any time.

     (n) Employment Contracts and Benefits.
         ---------------------------------

          (i) PV Financial has delivered to Westamerica an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of PV Financial and the Bank (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to

     Westamerica any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts.

          (ii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in subSection (n) and which is subject to the reporting, disclosure and record retention requirements set forth in the IRC and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis.

          (iii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in subSection (n) and which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

          (1) Any act or omission constituting a material violation of Section 402 of ERISA;

          (2) Any act or omission constituting a violation of Section 403 of ERISA;

          (3) Any act or omission by PV Financial or any of its subsidiaries, or by any director, officer or employee thereof, constituting a violation of Sections 404 and 405 of ERISA;

          (4) To the knowledge of PV Financial or any of its subsidiaries, any act or omission by any other person constituting a violation of Sections 404 or 405 of ERISA;

          (5) Any act or omission which constitutes a violation of Sections 406 or 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the IRC and is not exempted by Section 4975(d) of the IRC; or

          (6) Any act or omission constituting a violation of Sections 503, 510 or 511 of ERISA.

          (iv) All contributions, premiums or other payments due from PV Financial and its subsidiaries to (or under) any plan listed in subsection
     (n) have been fully paid or adequately provided for on the Audited Financials for the year ended December 31, 1993 and period ended March 31, 1994. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis.

          (v) Each plan listed in subsection (n) complies with all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

          (vi) Each plan listed in subsection (n) complies with all applicable requirements of (A) the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder.

          (vii) PV Financial shall disclose in writing to Westamerica the names of each director, officer and employee of PV Financial and the Bank.

     (o) Compliance With ERISA.  PV Financial has not, since its inception,
         ---------------------
either maintained or contributed to an employee pension benefit plan, as defined in Section 3(2) of

ERISA, including multiemployer plans, other than the Plan and a true and accurate copy of which has been provided to Westamerica. With respect to the Plan and its related trust (the "Trust"), as of the Effective Time (i) the Plan will in all material respects be (and currently is) in compliance with all the applicable requirements of Section 401(a) of the IRC, and the Trust will be exempt from income tax under Section 501(a) of the IRC; (ii) an application for a determination letter as to the qualified status of the Plan, as adopted and effective under Section 401(a) of the IRC was filed with the Internal Revenue Service ("IRS"), (the "Determination Letter"), and PV Financial will adopt any amendments required by the IRS in order to obtain the favorable Determination Letter; (iii) PV Financial shall not have amended the Plan or administered the Plan in such a manner since filing for a Determination Letter that would preclude the issuance of a favorable Determination Letter to the Plan and Trust;
(iv) no contributions have exceeded the limitations set forth in Section 415 of the IRC; (v) all required and necessary filings with the IRS, Department of Labor and any other governmental agencies with respect to the Plan and the Trust for all periods ending at or prior to the Effective Time will have been made on a timely basis by PV Financial and the plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vii) there shall have been no action, claim or demand of any kind known to PV Financial brought or threatened by any potential claimant or representative of such claimant under the Plan or Trust where PV Financial may be either (A) liable directly on such action, claim or demand, or
(B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in PV Financial's March 31, 1994 financial statements or an insurer of PV Financial has agreed to defend against and pay the amount of any resulting liability without reservation.

     (p) Collective Bargaining and Employment Agreements.  Except as provided in
         -----------------------------------------------
this Agreement or as previously disclosed to Westamerica in writing, PV Financial and the Bank do not have any union or collective bargaining or written employment agreements (except an employment agreement with Robert Cardoza), contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by PV Financial without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between PV Financial or the Bank and any current or former employees, and to the best of their knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

     (q) Compensation of Officers and Employees.  Except as disclosed to
         --------------------------------------
Westamerica in writing, (i) no officer or employee of PV Financial or the Bank is receiving aggregate direct remuneration at a rate exceeding $40,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from PV Financial, the Bank or Westamerica to any employee of PV Financial or the Bank.

     (r) Legal Actions and Proceedings.  Except as previously disclosed to
         -----------------------------
Westamerica in writing, PV Financial and the Bank are not parties to, or so far as either of them is aware, threatened with any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and neither PV Financial or the Bank is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by PV Financial or the Bank of any amount in excess of $50,000, unless an insurer of PV Financial has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by PV Financial or the Bank of a monetary amount, which could materially adversely affect PV Financial or the Bank or its business or property or the transactions contemplated hereby.
PV Financial has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of PV Financial, threatened against PV Financial.

     (s) Execution and Delivery of the Agreement.
         ---------------------------------------

          (i) The execution and delivery of this Agreement has been duly authorized by the respective Boards of Directors of PV Financial and the Bank and, when this Agreement and the Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of PV Financial common stock at a meeting of shareholders duly called and held, this Agreement and the Merger will be duly and validly authorized by all necessary corporate action on the part of PV Financial and the Bank.

          (ii) This Agreement has been duly executed and delivered by PV Financial and the Bank and (assuming due execution and delivery by Westamerica) constitutes the legal and binding obligations of PV Financial and the Bank.

          (iii) The execution and delivery by PV Financial and the Bank of this Agreement and the consummation of the transactions herein (A) do not violate any provision of the Articles of Incorporation or Association or Bylaws of PV Financial and the Bank, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite PV Financial shareholder approval referred to in Section 4(s)(i) hereof, (3) due registration of the Westamerica Shares under the 1933 Act, (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (5) accuracy of the representations of Westamerica set forth herein), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which PV Financial or the Bank is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which PV Financial or the Bank is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or similar right of any third party upon any of the properties or assets of PV Financial or the Bank.

     (t) Retention of Broker or Consultant.  No broker, agent, finder,
         ---------------------------------
consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by PV Financial or is entitled to be paid based upon any agreements, arrangements or understandings made by PV Financial in connection with any of the transactions contemplated by this Agreement, except that PV Financial has engaged the firm of Hoefer & Arnett, Inc. to act as its financial advisor and to render an opinion regarding the fairness of the Merger. PV Financial shall provide Westamerica with a true and accurate copy of its agreement(s) with Hoefer & Arnett, Inc.

     (u) Insurance.  PV Financial is and continuously since its inception has
         ---------
been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by PV Financial are in full force and effect, PV Financial is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of PV Financial, such insurance coverage is adequate for PV Financial and the Bank. Since December 31, 1990, there has not been any damage to, destruction of, or loss of any assets of PV Financial not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of PV Financial and the Bank.

     (v) Loan Loss Reserves.  The reserve for loan losses in the PV Financial
         ------------------
consolidated balance sheets dated December 31, 1993, March 31, 1994, June 30, 1994, December 31, 1994, and as of the Effective Date are or will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, but in no event will be less than 100% of total

Nonperforming Loans outstanding. For purposes of this Agreement, Nonperforming Loans means the sum of all accruing loans over 90 days past due in the payment of principal or interest plus any loans no longer accruing interest. Nonperforming Loans does not include Other Real Estate Owned or Loan Collateral Substantively Repossessed. PV Financial has disclosed to Westamerica in writing prior to the date hereof, and will promptly inform Westamerica of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of PV Financial or the Bank, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import in the case of loans (or that would have been so classified, in the case of other assets, had they been loans). Notwithstanding the above, PV Financial shall be under no obligation to disclose to Westamerica any such classification by any bank regulatory agency where such disclosure would violate any obligation of confidentiality of PV Financial imposed by such bank regulatory agency. PV Financial has furnished and will continue to furnish to Westamerica true and accurate information concerning the loan portfolio of PV Financial, and no material information with respect to the loan portfolio has been or will be withheld from Westamerica.

     (w) Transactions With Affiliates.  Except as may arise in the Ordinary
         ----------------------------
Course of Business, PV Financial and the Bank have not extended credit, committed to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of PV Financial or the Bank, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. PV Financial and the Bank have not entered into any other transactions with the employees or directors of PV Financial or the Bank or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Westamerica. Any such transactions have been on terms no less favorable than those which would prevail in an arms-length transaction with an independent third party.

     (x) Information in Westamerica Registration Statement.  The information
         -------------------------------------------------
pertaining to PV Financial and the Bank which has been or will be furnished to Westamerica for or on behalf of PV Financial for inclusion in the Westamerica Registration Statement, the Prospectus or the Proxy Statement (each as hereinafter defined), or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of PV Financial included in the Prospectus and Proxy Statement will present fairly the financial condition and results of operations of PV Financial at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. PV Financial shall promptly advise Westamerica in writing if prior to the Effective Time PV Financial shall obtain knowledge of any facts that would make it necessary to amend the Westamerica Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

     (y) Accuracy of Representations and Warranties.  No representation or
         ------------------------------------------
warranty by PV Financial or the Bank, and no statement by PV Financial in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Westamerica; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

     (z) No Brokered Deposits.  The Bank does not now have and shall not accept
         --------------------
prior to or have on the Effective Date any "brokered deposits" as such deposits are defined by the FDIC.

     5.   REPRESENTATIONS AND WARRANTIES OF WESTAMERICA.
          ---------------------------------------------

     Westamerica represents and warrants to PV Financial that:

     (a) Corporate Status and Power to Enter Into Agreement.  Westamerica (i) is
         --------------------------------------------------
a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the BHC Act (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the FRB, has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) Westamerica Bank holds a currently valid license issued by the Superintendent to engage in the commercial banking business in California at the offices in which such business is conducted (iv) neither Westamerica nor any of its subsidiaries is subject to any order of the FRB or FRBSF, the Superintendent or any other regulatory authority having jurisdiction over its or their business or any of its or their assets or properties.

     (b) Corporate Status and Power of Westamerica.  Prior to and as of the
         -----------------------------------------
Effective Time, Westamerica will be a corporation duly incorporated, validly existing and in good standing under California law and will have the corporate power to enter into the Merger Agreement and to carry out all of the terms and provisions thereof to be carried out by it.

     (c) Certificate, Bylaws, Books and Records.  The copies of the Articles of
         --------------------------------------
Incorporation and Bylaws of Westamerica to be delivered to PV Financial are complete and accurate copies thereof as in effect on the date hereof. The minute books of Westamerica made available to PV Financial contain a complete and accurate record of all meetings of Westamerica's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Westamerica fairly reflect the material transactions to which Westamerica or any of its subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation and Bylaws of Westamerica and all amendments thereto have been duly approved by all requisite corporate action and said Certificate of Incorporation and all amendments thereto have been duly filed with the California Secretary of State.

     (d) Compliance With Laws, Regulations and Decrees.  Westamerica and each of
         ---------------------------------------------
its subsidiaries each (i) has the corporate power to own its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of its subsidiary commercial banks, other than where such non-compliance or default is not likely to result in a material limitation on the conduct of the business of Westamerica or its subsidiaries taken as a whole or is not likely to otherwise have a material adverse effect on Westamerica and its subsidiaries taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, and (iv) has all material approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary in all material respects to the respective businesses and operations of Westamerica and its subsidiaries as they are now being conducted.

     (e) Financial Statements.  No financial statement or other document
         --------------------
provided or to be provided to PV Financial as required by Section 3.2(f) hereof, as of the date of such document, contained, or as to documents delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Westamerica has filed all material documents and reports relating to Westamerica or its subsidiaries required to be filed by it with the FDIC, the FRB, the Comptroller or any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Westamerica or its subsidiaries required by governmental authorities and regulatory agencies having jurisdiction over Westamerica or its subsidiaries has been taken. Except as disclosed in writing to PV Financial, Westamerica and its subsidiaries have received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that Westamerica or its subsidiaries are not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of Westamerica or its subsidiaries. Except as disclosed in writing to PV Financial, neither Westamerica nor any of its subsidiaries is subject to any order, agreement, or written directive with any regulatory authority with respect to its assets or business except for matters of general application. Westamerica and its subsidiaries have paid all assessments made or imposed by any governmental agency. Westamerica shall deliver to PV Financial copies of all annual management letters and opinions, and shall make available to PV Financial for inspection all reviews, correspondence and other documents in the files of Westamerica prepared by KPMG, or any other certified public accountant engaged by Westamerica, and delivered to Westamerica since January 1, 1990. The financial records of Westamerica have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect.

     (f)  Tax Returns.
          -----------

          (i) Westamerica has timely filed all federal, state, county, local and foreign tax returns required to be filed by it or its subsidiaries, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, the withholding tax returns and Federal Unemployment Tax Act returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Westamerica and each of its subsidiaries have paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters shall be disclosed to PV Financial. Except as disclosed in writing to PV Financial, neither Westamerica nor any of its subsidiaries has been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by any of them for any period. Except as disclosed in writing to PV Financial, there are no material claims pending against Westamerica or any of its subsidiaries for any alleged deficiency in the payment of any taxes, and neither Westamerica nor any of its subsidiaries knows of any pending or threatened audits, investigations for claims for unpaid taxes or relating to any liability in respect of any taxes.

          (ii) Westamerica shall make available to PV Financial copies of all of its and its subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1991, 1992, and 1993.

          (iii) No consent has been filed relating to Westamerica or any of its subsidiaries pursuant to Section 341(f) of the IRC.

     (g) Material Adverse Change.  There has been no material adverse change in
         -----------------------
the financial condition, results of operation or assets of Westamerica from the financial condition, results of operation or assets indicated in the financial statements of Westamerica at March 31, 1994, which financial statements have been heretofore provided to PV Financial.

     (h) No Undisclosed Liabilities.  Except for items for which reserves have
         --------------------------
been established in the unaudited consolidated balance sheet of Westamerica as of March 31, 1994, neither Westamerica or any of its subsidiaries has incurred or discharged, and neither Westamerica or any of its subsidiaries is legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the ordinary course of business after such date. Westamerica is not obligated in any material respect for any of the liabilities or obligations of any of its subsidiaries and Westamerica is not aware of any reasonable basis for the assertion against Westamerica of any such indebtedness, liability or other obligation.

     (i)  Employee Benefits.
          -----------------

          (i) Westamerica shall deliver upon request to PV Financial an accurate list setting forth all profit sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Westamerica, if any, together with copies of plans that are documented.

          (ii) Each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in subsection (j)(i) is in material compliance with the requirements of ERISA.

     (j) Legal Actions and Proceedings.  Except as disclosed to PV Financial in
         -----------------------------
writing, neither Westamerica nor any of its subsidiaries is a party to, nor so far as any of them is aware, threatened with, and to Westamerica's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and neither Westamerica nor any of its subsidiaries is subject to any potential adverse claim, the outcome of which could involve the payment by Westamerica or its subsidiaries of any amount in excess of $500,000, unless an insurer of Westamerica has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Westamerica or any of its subsidiaries of a monetary amount, which could materially adversely affect Westamerica or its business or property or the transactions contemplated hereby. Neither Westamerica nor any of its subsidiaries has any knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals board, or any human relations commission. There is no labor dispute, strike, slowdown or stoppage pending or, to the best of the knowledge of Westamerica, threatened against Westamerica or any of its subsidiaries.

     (k) Insurance.  Westamerica and each of its subsidiaries are, and
         ---------
continuously since their respective inception have been, insured with reputable insurers against all risks normally insured against by bank holding companies, banks and leasing companies respectively, and all of the insurance policies and bonds maintained by Westamerica and each of its subsidiaries are in full force and effect, neither Westamerica nor any of its subsidiaries is in default thereunder, and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Westamerica such insurance coverage is adequate for Westamerica and each of its subsidiaries. Since December 31, 1990, there has not been any damage to, destruction of, or loss of any assets of Westamerica or any of its subsidiaries not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Westamerica and its subsidiaries taken as a whole.

     (l)  Execution and Delivery of the Agreement.
          ---------------------------------------

          (i) The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of Westamerica and this Agreement will be duly and validly authorized by all necessary corporate action on the part of Westamerica.

          (ii) This Agreement has been duly executed and delivered by Westamerica and (assuming due execution and delivery by PV Financial) constitutes a legal and binding obligation of Westamerica.

          (iii) The execution and delivery by Westamerica of this Agreement and the consummation of the transactions herein contemplated (A) do not and will not violate any provision of the Articles of Incorporation or Bylaws of Westamerica, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) due registration of the Westamerica Shares under the 1933 Act, (3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (4) accuracy of the representations of PV Financial set forth herein, and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Westamerica is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Westamerica is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Westamerica.

     (m) Information in Westamerica Registration Statement.  The information
         -------------------------------------------------
pertaining to Westamerica and each of its subsidiaries which will appear in the Westamerica Registration Statement, the Prospectus or the Proxy Statement, in the form filed with the Commission, in the Applications, will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the information as of a later date shall be deemed to modify information as of an earlier date. All financial statements of Westamerica included in the Prospectus or the Proxy Statement will present fairly the consolidated financial condition and results of operations of Westamerica and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. Westamerica shall promptly advise PV Financial in writing if prior to the Effective Time Westamerica shall obtain knowledge of any facts that would make it necessary to amend the Westamerica Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

     (n) Accuracy of Representations and Warranties.  No representation or
         ------------------------------------------
warranty by Westamerica and no statement by Westamerica in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to PV Financial; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

     (o) Capitalization.  As of June 30, 1994, the authorized capital stock of
         --------------
Westamerica consisted of 1,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, without par value, of which no Class B or preferred shares were issued or outstanding, and 20,000,000 shares of common stock, without par value, of which 8,079,233 shares were duly authorized, fully paid, validly issued, nonassessable and are currently outstanding. Attached to each outstanding share of Common Stock is a Common Stock Purchase Right which entitles the holder of each Westamerica Share to certain Rights as set forth in the Amended Rights Agreement between Westamerica and Chemical Trust Company of California, dated September 28, 1989 ("Amended Rights Agreement").

     (p) Retention of Broker or Consultant.  No broker, agent, finder,
         ---------------------------------
consultant or other party (other than legal and accounting advisors) has been retained by Westamerica or is entitled to be paid based upon any agreements, arrangements or understandings made by Westamerica in connection with any of the transactions contemplated by this Agreement.

     (q) Loan Loss Reserves.  The reserve for loan losses in the Westamerica
         ------------------
consolidated balance sheet dated March 31, 1994 and as of the Effective Date are or will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, outstanding as of such time. Westamerica will promptly inform PV Financial of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Westamerica which exceed $1,000,000, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency as "Substandard", "Doubtful", "Loss", or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, Westamerica shall be under no obligation to disclose to PV Financial any such classification by any bank regulatory agency where such disclosure would violate any obligation of confidentiality of Westamerica imposed by such bank regulatory agency. Westamerica will continue to furnish to PV Financial true and accurate information concerning the loan portfolio of Westamerica, and no material information with respect to the loan portfolio has been or will be withheld from PV Financial.

     (r) Classified Loans.  Except as disclosed to PV Financial in writing,
         ----------------
there are no loans presently owned by Westamerica or its subsidiaries in excess of $750,000 that have been classified by any bank examiner, accountant or the management of Westamerica as "Substandard", "Doubtful", or "Loss" or classified using categories with similar import and all loans or portions thereof classified "Loss" have been charged off or will be charged off within ninety
(90) days of classification as "Loss". Notwithstanding the above, Westamerica shall be under no obligation to disclose to PV Financial any such classification by any bank examiner where such disclosure would violate any obligation of confidentiality of Westamerica imposed by banking regulators. Westamerica regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices.


     6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.
          -------------------------------------------------------

     (a) Preparation and Filing of Registration Statement.  Westamerica shall
         ------------------------------------------------
promptly prepare and file with the Commission (i) a registration statement on the appropriate form (the "Westamerica Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the Westamerica Shares and, (ii) shall prepare and file, as soon as practicable, one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of shares of common stock of Westamerica to which the option holders of PV Financial may be entitled pursuant to Section 2.7 above at or after the Effective Date. Westamerica and PV Financial shall promptly prepare a proxy statement (the "Proxy Statement") for the purpose of submitting this Agreement and the Merger to the shareholders of PV Financial for approval. PV Financial shall cooperate in all reasonable respects with regard to the preparation of the Proxy Statement. The Proxy Statement in definitive form is expected to serve as the prospectus (the "Prospectus") to be included in the Westamerica Registration Statement. Westamerica and PV Financial shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Westamerica Registration Statement, the Prospectus or the Proxy Statement, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Westamerica Registration Statement, the Prospectus and the Proxy Statement.

     (b) Effectiveness of Registration Statement.  Westamerica and PV Financial
         ---------------------------------------
shall use their best efforts to have the Westamerica Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter PV Financial shall distribute the Proxy Statement to holders of its common stock in accordance with applicable laws and its Articles of Incorporation and Bylaws. PV Financial shall not mail or otherwise furnish the Proxy Statement to its shareholders unless and until Westamerica shall have received a letter from Grant Thornton dated the effective date of the Westamerica Registration Statement, as provided in Section 3.2(f)(iv) hereof.

     (c) Sales and Resales of Common Stock.  Westamerica shall not be required
         ---------------------------------
to maintain the effectiveness of the Westamerica Registration Statement for the purpose of sale or resale of the Westamerica Shares by any person.

     (d) Rule 145.  Securities representing Westamerica Shares issued to
         --------
affiliates of PV Financial (as determined by counsel to Westamerica) under Rule 145 of the Rules and Regulations under the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders and may bear a restrictive legend in substantially the following form:

     The security represented by this instrument has been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies. The security represented by this instrument may not be sold, hypothecated, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration under the 1933 Act, or (ii) in a transaction which, in the opinion of counsel satisfactory to the issuer is not required to be registered under the 1933 Act.

Should any opinion of counsel described in clause (ii) of the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Westamerica will upon request substitute unlegended securities and remove any stop transfer orders. Westamerica shall endeavor to timely file annual and quarterly reports pursuant to the 1934 Act.


     7.   CONDITIONS TO THE OBLIGATIONS OF WESTAMERICA.
          --------------------------------------------

     The obligations of Westamerica under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Westamerica at any time at or prior to the Effective Time:

     (a) Representations and Warranties.  The representations and warranties in
         ------------------------------
Section 4 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date and not contain any material inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on PV Financial or the Bank.

     (b) Compliance and Performance Under Agreement.  PV Financial and the Bank
         ------------------------------------------
shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by them at or prior to the Effective Date. Each of the directors of PV Financial also shall have performed and complied in all material respects with all of the terms and conditions of the undertaking referred to in Section 3.2(a) above. PV Financial acknowledges that its failure to obtain Westamerica's prior written approval for any material transaction pursuant to this Agreement and not in the Ordinary Course of Business shall be within the scope of this paragraph.

     (c) Material Adverse Change.  No materially adverse change shall have
         -----------------------
occurred since March 31, 1994, in the business, financial condition or results of operations of PV Financial or the Bank and neither PV Financial or the Bank shall be a party to or, so far as PV Financial is aware, threatened with, and to PV Financial's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Westamerica, such legal action or proceeding could materially adversely affect PV Financial or the Bank, or their business, financial condition, results of operations or prospects taken as a whole.

     (d) Approval of Agreement.  This Agreement and the Merger shall have been
         ---------------------
duly approved by (i) the affirmative vote of the holders of a majority of the outstanding shares of PV Financial common stock at the meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 6 hereof.

     (e) Officer's Certificate.  Westamerica shall have received a certificate,
         ---------------------
dated the Effective Date, signed on behalf of PV Financial by its President and Chief Executive Officer and Chief Financial Officer, to the effect that the conditions in Sections 7(a)-(d) have been satisfied.

     (f) Opinion of Counsel.  PV Financial shall have delivered to Westamerica
         ------------------
such documents as may reasonably be requested by Westamerica to evidence compliance by PV Financial with the provisions of this Agreement including an opinion of its counsel in substantially the form attached hereto as Exhibit D.

     (g) Absence of Legal Impediment.  No legal impediment to the Merger shall
         ---------------------------
have arisen in the reasonable opinion of Westamerica and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis in the reasonable opinion of Westamerica, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement.

     (h) Effectiveness of Registration Statement.  The Westamerica Registration
         ---------------------------------------
Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received and remain in effect.

     (i) Government Approvals.  All Government Approvals shall be in effect, and
         --------------------
all conditions or requirements prescribed by law or by any such Approval shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement Westamerica in its reasonable judgment shall deem to be materially burdensome (in which case Westamerica shall promptly notify PV Financial). For purposes of this agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not (A) require the taking of any action inconsistent with the manner in which Westamerica or PV Financial has conducted its business previously, (B) have a material adverse effect upon the business, financial condition or results of operations of Westamerica or PV Financial, or (C) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

     (j) Tax Opinion or Ruling.  Westamerica and PV Financial shall have
         ---------------------
received either a ruling from the IRS under federal income tax law and an equivalent ruling from the California Franchise Tax board, or, to the extent such rulings have not been received on or before the Effective Date, an opinion of Westamerica's counsel, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to Westamerica and its counsel, substantially to the effect that under federal income tax law and California income and franchise tax law:

          (i) The Merger will not result in any recognized gain or loss to Westamerica or PV Financial.

          (ii) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of PV Financial Shares who receive Westamerica Shares in exchange for the PV Financial Shares which they hold;

          (iii) The holding period of Westamerica Shares exchanged for PV Financial Shares will include the holding period of the PV Financial Shares for which it is exchanged, assuming the shares of PV Financial Shares are capital assets in the hands of the holder thereof at the Effective Date; and

          (iv) The basis of the Westamerica Shares received in the exchange will be the same as the basis of the PV Financial Shares for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

     (k) Management or Accountant's Letter.  Westamerica shall have received a
         ---------------------------------
letter addressed to Westamerica from Grant Thornton prepared pursuant to the provisions of Section 3.2(f)(iv).

     (l) Dissenting Shares.  The aggregate number of shares of PV Financial
         -----------------
common stock held by persons who have taken all of the steps required at or prior to the shareholders' meeting referenced in Section 3.2(a) to perfect their right (if any) to be paid the value of such shares under the GCL ("Dissenting Shares") shall not exceed 9% of the outstanding shares of PV Financial common stock.

     (m) Unaudited Financials.  Not later than three business days prior to the
         --------------------
Effective Date, PV Financial shall have furnished Westamerica a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income and statement of cash flows of PV Financial, each prepared in accordance with GAAP. At least five business days prior to the Effective Time, all attorneys, accountants, investment bankers and other advisors and agents for PV Financial and the Bank shall have submitted to PV Financial (with a copy to Westamerica) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, PV Financial shall have prepared and submitted to Westamerica a summary of such fees and expenses for the transaction which shall be reflected in the foregoing financial statement. At the Effective Time, (i) such advisors shall have submitted their final bills for such fees and expenses to PV Financial and the Bank for services rendered, with a copy to be delivered to Westamerica, and based on such summary, PV Financial shall have prepared and submitted to Westamerica a final calculation of such fees and expenses, (ii) PV Financial shall have accrued and paid, and have caused the Bank to have accrued and paid, the amount of such fees and expenses as calculated above after Westamerica has been given an opportunity to review all such bills and calculation of such fees and expenses, and (iii) such advisors shall have released Westamerica from liability for any fees and expenses.

     (n) Noncompetition Agreement.  The current directors of PV Financial and
         ------------------------
the Bank shall have entered into written noncompetition agreements in the form attached hereto as Exhibit B and Exhibit B-1, respectively. PV Financial shall use its best efforts to have the officers listed on Exhibit F execute noncompetition agreements substantially similar to Exhibit B-1, provided the length of time which each such officer shall not compete shall be no more than the length of time which the amount of any severance package represents as a percentage of said officers annual base salary.

     (o) Closing Documents.  Westamerica shall have received such certificates
         -----------------
and other closing documents as counsel for Westamerica shall reasonably request.

     (p) Consents.  PV Financial shall have received, or Westamerica shall have
         --------
satisfied itself that PV Financial will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to PV Financial, in each case in form and substance reasonably satisfactory to Westamerica, and no such consent or license or permit shall have been withdrawn or suspended.

     (q) Fairness Opinion.  The Board of Directors of PV Financial shall have
         ----------------
received an opinion of Hoefer & Arnett, Inc. dated the effective date of the Proxy Statement/Prospectus, to the effect that the terms of the Merger are fair, from a financial point of view, to PV Financial and its shareholders.

     (r) Losses in Investment and Loan Portfolios.  At and as of the Effective
         ----------------------------------------
Date, losses actually realized by PV Financial from the sale of securities held in PV Financial's investment portfolios after March 31, 1994 and prior to the Effective Date shall be reflected in the financial statements of PV Financial as of the last day of the calendar month preceding the calendar month in which the Effective Date occurs. Additionally, the aggregate amount of loans on the books of PV Financial which are classified by any bank examiner, PV Financial or Westamerica or any loan review consultant engaged by PV Financial or Westamerica for the purpose of examining loans (using standard banking practice) as "Loss" shall have been charged off. If any portion of any loan held by any PV Financial or Westamerica subsidiary is classified as "Substandard", "Doubtful", or "Loss", then any other portion of that loan held by any PV Financial subsidiary shall also be classified at the lowest level. PV Financial shall also have an allowance for loan losses that is at least equal to 100% of nonperforming loans, as reflected in the financial statements of PV Financial as of the last day of the calendar month and the last day of the calendar quarter preceding the calendar month in which the Effective Date occurs and PV Financial has recognized any credit losses that Westamerica reasonably determines are appropriate in the Bank's loan and asset portfolios, and to utilize Westamerica's standards, methodology and system in determining the adequacy of PV Financial's loan loss reserves for the period ending December 31, 1994, the quarter end preceding the Effective Date and the month end preceding the Effective Date.

     (s) Satisfaction of Spending or Other Commitments.  There shall have been
         ---------------------------------------------
no failure by PV Financial to perform the obligations or satisfy the conditions set forth in Sections 2.6, 3.2(d) and 3.2(h)(ii) of this Agreement and the undertakings required from each PV Financial director pursuant to section 3.2(a) shall have been delivered within 15 business days after the date hereof.

     (t) Pooling-of-Interests Accounting Treatment; Dissenters' Rights.
         -------------------------------------------------------------
Westamerica shall have received a letter from KPMG to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the Commission. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment and no more than nine (9%) percent of PV Financial's Shares shall have the right to dissent under the GCL.

     (u) Employment Agreements.  Robert J. Cardoza shall have entered into (i) a
         ---------------------
letter agreement as of the date hereof with the Bank substantially in the form attached as Exhibit G and (ii) a noncompetition agreement as of the Effective Date in the form of Exhibit B-2 hereto, which agreements shall become and remain in full force and effect at and as of the Effective Date.

     (v) Compliance Examinations.  During the twelve months prior to the
         -----------------------
Effective Date, the Bank shall have undergone a full compliance examination, including Community Reinvestment Act compliance, and shall have taken all corrective action recommended by or resulting from such examinations and any significant regulatory compliance violations shall have been corrected by PV Financial prior to the Effective Date.

     (w) Opinion of Loan Review Examiner.  PV Financial shall have delivered to
         -------------------------------
Westamerica an opinion of its loan review examiner, Paul Hogan, which opinion shall be acceptable to Westamerica and be to the effect that all loan losses in excess of $25,000 have been identified with respect to loans and related assets on the books of PV Financial and its subsidiaries as of a date no earlier than four months preceding the Effective Date.

     (x) Regulatory Examination.  During the fourteen months prior to the
         ----------------------
Effective Date, the Bank shall have undergone a full regulatory examination, and shall be in compliance with all requirements arising from the regulatory examination.

     (y) Stock Option Agreement.  Immediately following the execution and
         ----------------------
delivery of this Agreement, PV Financial and Westamerica shall have executed and delivered the Stock Option Agreement.


     8.   CONDITIONS TO THE OBLIGATIONS OF PV FINANCIAL.
          ---------------------------------------------

     The obligations of PV Financial under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of PV Financial at any time at or prior to the Effective Time:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
Westamerica in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which is specifically related to a specified date and does not contain any inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on Westamerica.

     (b) Compliance and Performance Under Agreement.  Westamerica shall have
         ------------------------------------------
performed and complied in all material respects with all of the terms of this Agreement required to be performed or complied with by them at or prior to the Effective Time.

     (c) Material Adverse Change.  No materially adverse change shall have
         -----------------------
occurred since March 31, 1994, in the business, financial condition, results of operations or properties of Westamerica and its subsidiaries taken as a whole, and Westamerica shall not be engaged in, or a party to or so far as Westamerica is aware, threatened with, and to Westamerica's knowledge no grounds shall exist for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of PV Financial, such legal action or proceeding could materially adversely affect Westamerica or its business, financial condition, results of operations or assets.

     (d) Approval of Agreement.  This Agreement and the Merger shall have been
         ---------------------
duly approved by the affirmative vote of a majority of the outstanding shares of PV Financial common stock at a meeting of shareholders duly called and held.

     (e) Officer's Certificate.  PV Financial shall have received a certificate,
         ---------------------
dated the Effective Date, signed on behalf of Westamerica by its President and Chief Executive Officer and Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8(a)-(d) hereof.

     (f) Opinion of Counsel.  Westamerica shall have delivered to PV Financial
         ------------------
such documents as may reasonably be requested by PV Financial to evidence compliance by Westamerica with the provisions of this Agreement including an opinion of its counsel in substantially the form attached hereto as Exhibit H.

     (g) Effectiveness of Registration Statement.  The Westamerica Registration
         ---------------------------------------
Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Westamerica Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

     (h) Government Approvals.  The Government Approvals shall have been
         --------------------
received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied.

     (i) Tax Opinion or Ruling.  Westamerica and PV Financial shall have
         ---------------------
received the opinions or tax rulings referred to in Section 7(j) hereof which opinions or rulings shall meet the requirements of such Section.

     (j) Closing Documents.  PV Financial shall have received such certificates
         -----------------
and other closing documents as counsel for PV Financial shall reasonably request.

     (k) Absence of Legal Impediment.  No legal impediment to the Merger shall
         ---------------------------
have arisen in the reasonable opinion of PV Financial and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis, in the reasonable opinion of PV Financial, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement.

     (l) Fairness Opinion.  The Board of Directors of PV Financial shall have
         ----------------
received an opinion of Hoefer & Arnett, Inc., dated the effective date of the Proxy Statement/Prospectus, to the effect that the terms of the Merger are financially fair, from a financial point of view, to PV Financial and its shareholders.

     (m) Pooling-of-Interests Accounting Treatment.  Westamerica shall have
         -----------------------------------------
received a letter from KPMG to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the Commission. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.


     9.   CLOSING.
          -------

     (a) Closing Date.  The closing (the "Closing") shall, unless another date,
         ------------
time or place is agreed to in writing by Westamerica and PV Financial, be held at the offices of Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California on the Effective Date.

     (b) Delivery of Documents.  At the Closing, the opinions, certificates and
         ---------------------
other documents required to be delivered by this Agreement shall be delivered.

     (c) Filings.  At the Closing, Westamerica and PV Financial shall instruct
         -------
their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Westamerica and PV Financial to give effect to the Merger.


     10.  POST-CLOSING MATTERS.
          --------------------

     Westamerica will prepare and file with the Commission on the appropriate form as soon as practicable the results of combined operations of Westamerica and PV Financial for the first full calendar month after the Effective Date as contemplated in Exhibit E.

     11.  EXPENSES.
          --------

     Westamerica and PV Financial hereto agree to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by each such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of this Agreement, the Westamerica Registration Statement, Prospectus and the Proxy Statement (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Notwithstanding the foregoing, Westamerica shall be solely responsible for all fees payable pursuant to state "blue-sky" securities laws, fees related to obtaining a revenue ruling or tax opinion and the fee required to be paid to the Commission to register the Westamerica Shares.

  PV Financial shall bear its own costs of printing and distributing (including postage) the Proxy Statement and other information relating to these transactions to its shareholders.


     12.  AMENDMENT; TERMINATION.
          ----------------------

     (a) Amendment.  This Agreement and the Merger Agreement may be amended by
         ---------
Westamerica and PV Financial at any time prior to the Effective Time without the approval of the shareholders of Westamerica and shareholders of PV Financial with respect to any of their terms except the terms relating to the form or amount of consideration to be delivered to the PV Financial shareholders in the Merger.

     (b) Termination.  This Agreement and the Merger Agreement may be terminated
         -----------
as follows:

          (i) By the mutual consent of the Boards of Directors of both Westamerica and PV Financial at any time prior to the consummation of the Merger.

          (ii) By the Board of Directors of Westamerica on or after March 31, 1995, if (A) any of the conditions in Section 7 to which the obligations of Westamerica are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived by Westamerica and PV Financial shall have failed to complete the Merger.

          (iii) By the Board of Directors of Westamerica if (A) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which materially adversely affect PV Financial and the Bank taken as a whole or their respective properties, operations or financial condition taken as a whole, (B) a materially adverse change shall have occurred since March 31, 1994, in the business, financial condition, results of operations or properties of PV Financial or the Bank taken as a whole, (C) there has been failure or prospective failure on the part of PV Financial or the Bank to comply with its obligations under this Agreement, or any failure or prospective failure to comply with any of the conditions set forth in Section 7 hereof, or (D) PV Financial fails to act or refrains from doing any act pursuant to Section 3.2(j)(iv).

          (iv) By Westamerica if, after the date hereof, any person (other than Westamerica or any subsidiary thereof) shall become the beneficial owner of 20% or more of the then outstanding shares of PV Financial Shares or any person (other than Westamerica or a subsidiary thereof) shall have commenced a bona fide tender offer or exchange offer to acquire at least 20% of the then outstanding shares of PV Financial.

          (v) By the Board of Directors of Westamerica if it determines that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement, by reason of any material legal impediment to the Merger having arisen, or any material pending or threatened litigation, investigation or proceeding, including, but not limited to any of the preceding that relate to the transactions contemplated by this Agreement which affords a material basis, in the reasonable opinion of such Board, for such determination.

          (vi) By the Board of Directors of PV Financial on or after March 31, 1995, if (A) any of the conditions contained in Section 8 to which the obligations of PV Financial are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but Westamerica shall have failed to complete the Merger; provided, however, that if Westamerica is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental approvals or if Westamerica shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give PV Financial the right to terminate this Agreement until the earlier of (A) fifteen (15) months after the date of this Agreement and (B) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto.

          (vii) By the Board of Directors of PV Financial if (A) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which can or do materially adversely affect Westamerica or its properties, operations or financial condition, (B) a materially adverse change shall have occurred since March 31, 1994 in the business, financial condition, results of operations or assets of Westamerica, (C) there has been failure or prospective failure on the part of Westamerica to comply with its obligations under this Agreement or any failure or prospective failure to comply with any condition set forth in Section 8, (D) the Average Price of Westamerica Common Stock pursuant to Section 2.1(b) is less than $28.43 and the parties have not in good faith satisfied the conditions in Section 2.1(b)(i), or (E) Westamerica fails to comply with the provisions of Section 3.1(f).

     (c) Notice.  The power of termination hereunder may be exercised by
         ------
Westamerica or PV Financial, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

     (d) Breach of Obligations.  If there has been a material breach by either
         ---------------------
party in the performance of any of the obligations herein which shall not have been cured within ten business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

     (e) Termination and Expenses.  Termination of this Agreement shall not
         ------------------------
terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the other party's information pursuant to Section 3.3, or the provisions of this Section 12(e) or of Sections 13(a), (d) or (e) or the second sentence of Section 13(b) below and shall not affect any agreement after such termination. If this Agreement shall be terminated by Westamerica pursuant to Section 12(b)(iii)(D) or Section 12(b)(iv), or if any of the events specified in Section 12(b)(iv) occurs within twelve (12) months following termination of this Agreement for any of the reasons stated in Section 12(b) (provided that such termination for a reason stated in Section 12(b) results from the interference of a third party or group who thereafter attempts to acquire PV Financial or the Bank), PV Financial shall pay to Westamerica, on demand, the sum of $1,000,000. If this Agreement shall be terminated by PV Financial pursuant to Section 12(b)(vii)(E) by reason of a Business Combination, Westamerica shall pay to PV Financial, on demand, the sum of $3,000,000. Any payment required pursuant to the preceding two sentences shall be paid no more than two days after demand by the party entitled to make such demand by wire transfer of immediately available federal funds. Except as provided in Section 3.1(f) or Section 3.2(j)(iv), PV Financial and Westamerica agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' failure in performance of any of its covenants or agreements hereunder.

     (f) Special Westamerica Rights of Termination.  PV Financial shall deliver
         -----------------------------------------
to Westamerica all remaining portions of the PV Financial Disclosure Schedule not heretofore delivered to Westamerica as promptly as practicable after the date hereof and in no event more than 10 days after the date hereof. Notwithstanding any investigation made by or information known to Westamerica prior to the date hereof and notwithstanding anything to the contrary herein, and in recognition of the fact that Westamerica, as of the date hereof, has not had an opportunity to complete its due diligence review of PV Financial and that PV Financial has not, as of the date hereof, delivered to Westamerica all portions of the PV Financial Disclosure Schedule, in addition to the termination rights set forth above, Westamerica shall have the following rights (the "Special Termination Rights"): at any time after the date of this Agreement through and including the date that is 30 days after the date PV Financial delivers to Westamerica all remaining portions of the PV Financial Disclosure
Schedule in form and detail of presentation reasonably satisfactory to Westamerica, to terminate this Agreement if Westamerica shall identify any circumstance which, in the reasonable business judgment of the Board of Directors (which includes a committee thereof) of Westamerica, acting in good faith and with due regard for principles of fair dealing, could (w) materially and adversely impact the reasonably expected financial or business benefits to Westamerica of the transactions contemplated by this Agreement, (x) be inconsistent in any material and adverse respect with any of the representations and warranties of PV Financial contained in this Agreement, (y) materially and adversely affect the business, operations, properties, financial condition, results of operations or prospects of PV Financial and its subsidiaries on a consolidated basis or (z) deviate materially and adversely from PV Financial's financial statements for the year or the quarter ended December 31, 1993. Westamerica may exercise the Special Termination Rights by written notice to PV Financial.


     13.  MISCELLANEOUS.
          -------------

     (a) Notices.  Any notice or other communication required or permitted under
         -------
this Agreement shall be effective only if it is in writing and delivered personally, or by overnight express or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

     To WESTAMERICA:                   To PV FINANCIAL:

     David L. Payne, President &       Robert J. Cardoza
      Chief Executive Officer          Chairman of the Board
     Westamerica Bancorporation        PV Financial
     1108 Fifth Avenue                 1425 McHenry
     San Rafael, CA 94901              Modesto, CA   95350


     With a copy to:                   With a copy to:

     Jonathan D. Joseph, Esq.          Victor J. Bacigalupi, Esq.
     Pillsbury Madison & Sutro         Bronson, Bronson & McKinnon
     P.O. Box 7880                     505 Montgomery Street
     San Francisco, CA 94120           San Francisco, CA 94111

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     (b) Binding Agreement.  This Agreement is binding upon and are for the
         -----------------
benefit of Westamerica and PV Financial and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto (except as provided in Section 3.1(g)), and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

     (c) No Survival of Representations and Warranties.  No investigation by
         ---------------------------------------------
Westamerica or PV Financial made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants and agreements to be performed in whole or in part subsequent to the Effective Date (as to which the related representations and warranties shall survive until their performance) which covenants and agreements shall survive the Closing, the representations, warranties, covenants and agreements of Westamerica and PV Financial contained in this Agreement shall not survive the Closing.

     (d) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

     (e) Attorneys' Fees.  In any action at law or suit in equity in relation to
         ---------------
this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     (f) Entire Agreement; Severability.  This Agreement and the documents,
         ------------------------------
certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling. KPMG shall be the sole arbiter of any disagreement about the application of GAAP pursuant to this Agreement.

     (g) Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) Specific Performance.  The parties hereby acknowledge and agree that
         --------------------
the failure of PV Financial or the Bank to fulfill any of its respective covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to Westamerica for which damages, even if available, will not be an adequate remedy. Accordingly, PV Financial and the Bank hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of PV Financial's obligations and to the granting by any such court of the remedy of the specific performance by PV Financial of their obligations hereunder.

     IN WITNESS WHEREOF, Westamerica, PV Financial and the Bank have each caused this Agreement and Plan of Reorganization to be signed by its Chairman of the Board or President and its corporate seal to be hereunto affixed and attested by the signature of its Secretary all as of the day and year first above written.

ATTEST:                           WESTAMERICA BANCORPORATION



          /s/ M. Kitty Jones                    /s/ David L. Payne
   -------------------------            --------------------------
   Secretary                            Chairman, President & CEO


   ATTEST:                              PV FINANCIAL



          /s/ Sylvia J. Rudy                    /s/ Robert J. Cardoza
   -------------------------            -----------------------------
   Secretary                            Chairman of the Board & CEO


   ATTEST:                              PACIFIC VALLEY NATIONAL BANK



          /s/ Sylvia J. Rudy                    /s/ Robert J. Cardoza
   -------------------------            -----------------------------
   Secretary                            Chairman of the Board

                                                                       Exhibit A

                          Form of Agreement of Merger


          THIS AGREEMENT OF MERGER, dated as of ___________, 1995 (this "Merger Agreement"), is made and entered into by and between PV FINANCIAL, a California
                                                     ------------
corporation ("PV Financial") and WESTAMERICA BANCORPORATION, a California
                                 --------------------------
corporation ("Westamerica").

                              W I T N E S S E T H:

          A. The Boards of Directors of Westamerica and PV Financial have approved, and deem it advisable and in the best interests of Westamerica, PV Financial and their respective shareholders, that Westamerica and PV Financial consummate the business transaction provided for herein in which PV Financial would merge with and into Westamerica (the "Merger").

          B. Westamerica and PV Financial have entered into an Agreement and Plan of Reorganization, dated as of July 25, 1994 (the "Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

          NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that PV Financial shall be merged with and into Westamerica in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:


     1.   The Merger.
          ----------

     1.1  Effective Time.  [On ______________, 1995 and] upon the filing with
          --------------
the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto ("Effective Date") the Merger shall become effective. The effective time of the Merger on the Effective Date shall be [5:00] p.m.
                         ----

     1.2  Effect of the Merger.  On the Effective Date, PV Financial shall be
          --------------------
merged with and into Westamerica and the separate corporate existence of PV Financial shall cease. Westamerica shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, PV Financial and the separate existence of Westamerica as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

     2.   Corporate Governance Matters.
          ----------------------------

     2.1 From and after the Effective Date and until thereafter amended as provided by law: (a) the Articles of Incorporation of Westamerica as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (b) the Bylaws of Westamerica as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

     2.2 On the Effective Date: (a) the directors of the Surviving Corporation shall be those persons who are the directors of Westamerica immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of Westamerica at the Effective Date. Additional members of the Board of Directors and officers of the Surviving Corporation may be elected or appointed subsequent to the Effective Date pursuant to the terms of the Agreement and in accordance with the Bylaws of the Surviving Corporation. Such directors and officers shall continue to hold office from and after the Effective Date until they shall have resigned or shall have been legally removed or until their respective successors shall have been elected and qualified. Removal and replacement of such directors and officers, subject to any contractual rights they may have, shall be governed by the Bylaws of the Surviving Corporation and the General Corporation Law of the State of California. If, at the Effective Date, a vacancy shall exist on the Board of Directors or in the officers of Westamerica, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

     3.   Manner of Common Stock of PV Financial.
          --------------------------------------

     3.1  Conversion of PV Financial Shares.  As of the Effective Date, by
          ---------------------------------
virtue of the Merger and without any action on the part of the holder of any common stock of PV Financial (a "PV Financial Share" or "PV Financial Common Stock"):

          (a) Each issued and outstanding PV Financial Share (other than fractional shares, or any shares as to which dissenters' rights have been perfected) shall be converted into [.5450] shares of the common stock, without par value, of Westamerica ("Westamerica Common Stock" or a "Westamerica Share").

          (b) From and after the Effective Date, the holders of certificates formerly representing PV Financial Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 13 of the California General Corporation Law.

     3.2  Fractional Shares.  Notwithstanding any other provision hereof, no
          -----------------
fractional shares of Westamerica Common Stock shall be issued to holders of PV Financial Shares. In lieu thereof, each such holder entitled to a fraction of a share of Westamerica Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's PV Financial Shares, an amount in cash equal to the market value per share of the Common Stock of Westamerica, calculated by taking the average of the closing price quoted on the Nasdaq, as reported in The Wall Street Journal, for each of the twenty consecutive trading days prior to two business days prior to the Effective Date, rounded to 4 decimal places, (whether or not there were any trades in Westamerica Common Stock on such days), multiplied by the fraction of a share of Westamerica Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

     3.3  Surrender of PV Financial Shares.
          --------------------------------

     (a) Prior to the Effective Date, Westamerica shall appoint Chemical Trust Company of California or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to PV Financial and Westamerica, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Westamerica Common Stock and at and after the Effective Date, Westamerica shall issue and deliver to the Exchange Agent certificates representing the Westamerica Common Stock, as shall be required to be delivered to holders of PV Financial Shares pursuant to Section
3.1 of this Merger Agreement. As soon as practicable after the Effective Date, each holder of PV Financial Shares converted pursuant to Section 3.1, upon surrender to the Exchange Agent of one or more certificates for such PV Financial Shares for cancellation, will be entitled to receive a certificate representing the number of shares of Westamerica Common Stock determined in accordance with Section 3.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 3.2. Each certificate representing Westamerica Common Stock will bear a notation incorporating the Amended Rights Agreement (as that term is defined in Section 5(o) of the Agreement) by reference and certificates representing the Westamerica Common Stock will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Amended Rights Agreement ("Rights"). Certificates issued for the Westamerica Common Stock shall be deemed to be certificates for said Rights.

     (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Westamerica Common Stock after the Effective Date will be paid to persons entitled to receive such certificates for Westamerica Common Stock until such persons surrender their certificates representing PV Financial Shares. Upon surrender of such certificates representing PV Financial Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Westamerica Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

     (c) If any certificate for a Westamerica Share is to be issued in a name other than that in which the certificate for a PV Financial Share surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Westamerica Share in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Westamerica and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     (d) All dividends or distributions, and any cash to be paid pursuant to
Section 3.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing PV Financial Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Westamerica, and after such time any holder of a certificate representing a PV Financial Share who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Westamerica for payment or delivery of such dividends or distributions or cash, as the case may be. Westamerica shall not be liable to any holder of a share of PV Financial Common Stock for such share (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.   Termination and Amendment.
          -------------------------

     4.1 The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Agreement. Notwithstanding the approval of this Merger Agreement by the shareholders of PV Financial, this Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

     4.2 This Merger Agreement may be amended by Westamerica and PV Financial at any time prior to the Effective Date without the approval the shareholders of PV Financial with respect to any of its terms except the terms relating to the form or amount of consideration to be delivered to the PV Financial shareholders in the Merger. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

     4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                              WESTAMERICA BANCORPORATION



                              By _____________________________
                                 DAVID L. PAYNE, President



                              By ____________________________
                                 M. KITTY JONES, Secretary

                              PV FINANCIAL



                              By ____________________________
                                 ROBERT J. CARDOZA, President



                              By ____________________________
                                 SYLVIA J. RUDY, Secretary

                             OFFICERS' CERTIFICATE


          Robert J. Cardoza and Sylvia J. Rudy hereby certify that:

          1. They are the President and Secretary, respectively, of PV FINANCIAL, a corporation organized under the laws of the State of California.

          2. The Merger Agreement in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

          3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

          4. There is only one class of shares and the number of shares outstanding is ________________.


                                ___________________________
                                ROBERT J. CARDOZA, President



                                ____________________________
                                SYLVIA J. RUDY, Secretary


          The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge. Executed at Modesto, Stanislaus County, California on ____________ __, 1995.


                                ____________________________
                                ROBERT J. CARDOZA



                                ____________________________
                                SYLVIA J. RUDY

                             OFFICERS' CERTIFICATE


          David L. Payne and M. Kitty Jones hereby certify that:

          1. They are the President and Secretary, respectively, of WESTAMERICA BANCORPORATION, a corporation organized under the laws of the State of California.

          2. The Merger Agreement in the form attached was duly approved by the Board of Directors of the corporation.

          3. The Merger Agreement was entitled to be and was approved by the Board of Directors alone under the provisions of Section 1201 of the California General Corporation Law.



                                ___________________________
                                DAVID L. PAYNE, President



                                ____________________________
                                M. KITTY JONES, Secretary


          The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge. Executed at San Rafael, Marin County, California on ____________ __, 1995.


                                ____________________________
                                DAVID L. PAYNE



                                ____________________________
                                M. KITTY JONES

                                                                         ANNEX B



October 4, 1994

Members of the Board of Directors
PV Financial
1425 McHenry
Modesto, CA 95350

Members of the Board:


You have requested written confirmation of our verbal opinion rendered on July 25, 1994 as investment bankers as to the fairness, from a financial point of view, to the shareholders of PV Financial of the Exchange Ratio, as defined in the Agreement and Plan of Reorganization, dated as of July 25, 1994 (the "Agreement"), in the proposed merger (the "Merger") of PV Financial with and into Westamerica Bancorporation, pursuant to the Agreement and subject to the terms and conditions therein, each holder of common stock of PV Financial will receive, in exchange for common stock of PV Financial, Westamerica common stock in the ratio of .5450 of a share of Westamerica common stock for each share of PV Financial common stock, subject to adjustment as more fully set forth in the Agreement, including adjustment for Significant Liabilities as defined in
Section 2.1(b)(iii) of the agreement.


You have also requested written confirmation of our verbal opinions rendered on September 8, 1994 and on October 4, 1994, with respect to the First Amendment to Agreement and Plan of Reorganization and the Second Amendment to Agreement and Plan of Reorganization, respectively, made effective as of July 25, 1994 (together, the "Amendments").


We have acted for PV Financial and for the Board of Directors as financial advisor in connection with this transaction and will receive a fee for our services. We have previously provided investment banking and financial advisory services to PV Financial in connection with general discussions on mergers and acquisitions and have been a market maker in PV Financial's Common Shares since 1989. Hoefer & Arnett is currently a market maker in Westamerica Bancorporation's Common Stock and has been since 1994.


In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement and the Amendments; (ii) Annual Reports to Shareholders of PV Financial and Westamerica Bancorporation and Annual Reports on Form 10-K of PV Financial and Westamerica Bancorporation for the three years ended December 31, 1993; (iii) Quarterly Reports on Form 10-Q of PV Financial and Westamerica Bancorporation for the quarters ended March 31, 1994 and June 30, 1994; (iv) certain other publicly available financial and other information concerning PV Financial and Westamerica Bancorporation and the trading markets for the publicly traded securities of PV Financial and Westamerica Bancorporation; (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (vi) evaluations and analyses prepared and presented to the Board of Directors of PV Financial or a committee thereof in connection with this business combination with Westamerica Bancorporation. We have held discussions with senior management of PV Financial and of Westamerica Bancorporation concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. We have also discussed with the independent auditors of each company their review of such company's financial and accounting affairs.

We have reviewed with senior management of PV Financial earnings projections for 1994 through 1998 for PV Financial as a stand-alone entity, assuming the Merger does not occur, prepared by PV Financial. We reviewed with the senior management of Westamerica Bancorporation earnings projections for 1994 through 1998 for Westamerica Bancorporation as a stand-alone entity,

PV Financial

October 4, 1994
Page 2

assuming the Merger does not occur, as well as projected operating cost savings expected to be achieved in each such year resulting from the Merger. Such projections were prepared by Westamerica Bancorporation senior management. Certain pro forma financial projections for the years 1994 through 1998 for the combined entity were derived by us based partially upon the projections discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included the projected operating cost savings derived by us partially based upon the projections discussed above to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted independently to verify the same. We have relied upon the managements of PV Financial and Westamerica Bancorporation as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for PV Financial and Westamerica Bancorporation are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of PV Financial or Westamerica Bancorporation, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling-of-interest) described in the Agreement and the Amendments and assumed the accuracy of the disclosures set forth in the Agreement and the Amendments. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Shares of PV Financial of the Exchange Ratio in the Merger and does not address PV Financial's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of PV Financial and Westamerica Bancorporation, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for PV Financial and for Westamerica Bancorporation; (ii) the assets and liabilities of PV Financial and Westamerica Bancorporation, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of PV Financial only and may not be relied upon by any other person or used for any other purpose without our prior written consent. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of PV Financial with respect to any approval of the Merger.

PV Financial

October 4, 1994
Page 3

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Shares of PV Financial.

Very truly yours,

/s/ Hoefer & Arnett, Incorporated

HOEFER & ARNETT, INC.

                                                                         ANNEX C


                        RESTATED STOCK OPTION AGREEMENT


          THIS RESTATED STOCK OPTION AGREEMENT, dated as of July 25, 1994, between WESTAMERICA BANCORPORATION, a California corporation ("Grantee"), and PV FINANCIAL, a California corporation ("Issuer"). This Agreement amends and restates that certain Stock Option Agreement between Grantee and Issuer, dated as of July 25, 1994.

                              W I T N E S S E T H:

          WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

          WHEREAS, as a condition to Grantee's entering into the Reorganization Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

          1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 433,142 fully paid and nonassessable shares of Issuer's Common Stock, no par value per share ("Common Stock"), at a price of $12.25 per share; provided, however, that
                                                        -----------------
in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Reorganization Agreement) at a price less than $12.25 per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the
                                 ----------------
number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (or any treasury shares held by Issuer have been or are sold after July 22, 1994) (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, its equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

          2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have
                                            --------
sent the written notice of such exercise (as provided in subsection (e) of this
Section 2) within 30 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Reorganization Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of 12 months after termination of the Reorganization Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues
                          --------
or occurs beyond such termination, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:


          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Reorganization Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition representing 15% or more of the consolidated assets of Issuer and its Subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of any class of securities of Issuer or any Significant Subsidiary of Issuer;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Reorganization Agreement;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Reorganization Agreement and such breach (x) would entitle Grantee to terminate the Reorganization Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the
                                                       --------
closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without
                                                 ----------------
limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. In the event (i) Grantee receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, or (ii) Holder (or Substitute Holder) shall have the right pursuant to the last sentence of Section 7 (or Section 9) to exercise the Option (or Substitute Option), Grantee shall nevertheless be entitled to exercise its right as set forth in Section 7 and Grantee or Holder (or Substitute Holder) shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

     (f) At the Closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that
                                                               --------
failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended ("BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

          (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered within 30 days after such Subsequent Triggering Event (or such trigger date as is provided in the last sentence of Section 2(e)) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after
                                                  -----------------
any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall
- ----------------
file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur (and such registration shall not be charged against the Holder). Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days after such occurrence (or such later period as provided in Section 10 or the last sentence of Section 2(e)), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and
(ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days after such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Reorganization Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation Systems, (or, if the shares of Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of assets representing 15% or more of the consolidated assets of Issuer and its Subsidiaries, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if
                                                     -----------------
Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection
(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30 day period.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the market/offer price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer
                                         --------
     of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons,
- --------
be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provision of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing

Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the
                                          -----------------
Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30 day period.

     10. The 30-day period for exercise of certain rights under Sections 2, 6, 7, 9 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this

Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Except as disclosed pursuant to the Reorganization Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or by-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets which violation would have a material adverse effect on Issuer.

     12. Grantee hereby represents and warrants that it is acquiring the Option for its own account and not with a view to or for sale in connection with any distribution.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 30 days
                         -----------------
following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     15. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any Related Person thereof is a person making without the prior written consent of Issuer an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Reorganization Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price. A Related Person of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or Owner and any person that is the beneficial owner of 20% or more of the voting power of the Holder or Owner, as the case may be.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder or Substitute Option Holder is not permitted to acquire, or Issuer or Substitute Option Issuer is not permitted to repurchase pursuant to
Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

     19. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Except as otherwise expressly provided herein or in the Reorganization Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     22. Except as otherwise expressly provided herein or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     23. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

     IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 WESTAMERICA BANCORPORATION

                                 By:  /s/ David L. Payne
                                      ------------------------------------------

                                 Name:  David L. Payne
                                        ----------------------------------------

Attest: /s/ M. Kitty Jones       Title: Chairman, President & CEO
        -------------------------       ----------------------------------------
Name:   M. Kitty Jones
        --------------------------

Title:  Secretary
        --------------------------


                                 PV FINANCIAL

                                 By:  /s/ Robert J. Cardoza
                                      ------------------------------------------

                                 Name:  Robert J. Cardoza
                                        ----------------------------------------

Attest: /s/ Sylvia J. Rudy       Title: Chairman/President/CEO
        -------------------------       ----------------------------------------
Name:   Sylvia J. Rudy
        -------------------------
Title:  Vice President-Secretary
        ------------------------

                                                                         ANNEX D


                       CALIFORNIA GENERAL CORPORATION LAW


(S) 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATION PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

          (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (d). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

          (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in * * * subparagraph
(A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in * * * subparagraph (A) or
(B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that * * * subparagraph (A) rather than * * * subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has determined that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS.

          (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections

1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

          (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

          (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificates securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

          (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

          (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

          (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

          (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

          (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

          (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

          (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

          (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considered equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

(S) 1306.  PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

          To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307.  DIVIDENDS ON DISSENTING SHARES

          Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

          Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309.  TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

          Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for enforcement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

          If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311.  EXEMPT SHARES

          This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

          (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

          (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

          (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Article VII of the Registrant's Restated Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article VII also authorizes the Registrant to provide insurance for Agents provided that, in cases where the Registrant owns all or a portion of the shares of the company issuing the insurance policy, such company and/or the policy must meet certain conditions set forth in Section 317. Article V of the Registrant's Bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law.

     The Registrant maintains a directors and officers liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.
In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things,
(i) to maintain directors' and officers' insurance in reasonable amounts in favor of such individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Note: Exhibits marked with a + are incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-52146). Each such Exhibit had the number in parentheses immediately following the description of the Exhibit herein. Exhibits marked with an * have been previously filed.

     (A)  Exhibits.

      Exhibit
      Number
      ------

       2.1 Agreement and Plan of Reorganization among the Registrant, PV Financial and Pacific Valley National Bank, dated as of July 25, 1994, as amended by First Amendment to Agreement and Plan of Reorganization, dated as of July 25, 1994, among the Registrant, PV Financial and Pacific Valley National Bank, and as amended by Second Amendment to Agreement and Plan of Reorganization, dated as of October 4, 1994, among the Registrant, PV Financial and Pacific Valley National Bank (included as Annex A to the Proxy Statement/Prospectus (without certain exhibits)).

       4.1+ Specimen of the Registrant's Common Stock certificate with Rights Legend. (4.1)

       4.2+ Amended and Restated Rights Agreement, dated as of September 28, 1989, between the Registrant and Bank of America, NT&SA, as amended by the Appointment and Acceptance Agreement, dated as of May 25, 1992, between the Registrant and Chemical Trust Company of California. (4.2)

       4.3 The Registrant and certain of its consolidated subsidiaries have outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the SEC upon request.

       5.1*         Opinion of Pillsbury Madison & Sutro.

       10.1* Restated Stock Option Agreement, dated as of July 25, 1994, between the Registrant and PV Financial (included as Annex C to the Proxy Statement/Prospectus).

       23.1         Consent of KPMG Peat Marwick LLP (see Page II-6).

       23.2*        Consent of Grant Thornton.

       23.3*        Consent of Pillsbury Madison & Sutro (included in Exhibit
                    5.1).

       23.4         Consent of Hoefer & Arnett Inc.

       24.1*        Power of Attorney.

       99.1 Form of proxy to be used in soliciting shareholders of PV Financial for its Special Meeting.

     (B)  Financial Statement Schedules:  Not applicable.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on the 5 day of October, 1994.

                                                   WESTAMERICA BANCORPORATION



                                                   By  /s/ David L. Payne
                                                     -------------------------
                                                          David L. Payne
                                                      Chairman, President and
                                                      Chief Executive Officer






     Pursuant to the requirement of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                       Title                      Date
     ---------                       -----                      ----


     /s/ Etta Allen*               Director                    October 5, 1994
- ---------------------------
        Etta Allen



   /s/ James M. Barnes*           Executive Vice President     October 5, 1994
- ---------------------------       and Chief Financial Officer
     James M. Barnes              (Principal Financial
                                  Officer)



  /s/ Louis E. Bartolini*         Director                     October 5, 1994
- ---------------------------
     Louis E. Bartolini


/s/ Charles I. Daniels, Jr.*      Director                     October 5, 1994
- ----------------------------
Charles I. Daniels, Jr.

     Signature                       Title                      Date
     ---------                       -----                      ----


                                  Director
- -----------------------------
        Don Emerson



    /s/ Dennis R. Hansen*          Senior Vice President and   October 5, 1994
 -----------------------------     Controller (Principal
      Dennis R. Hansen             Accounting Officer)



    /s/ Arthur C. Latno*           Director                    October 5, 1994
- ------------------------------
       Arthur C. Latno


                                   Director
- ------------------------------
       Patrick D. Lynch


                                   Director
- ------------------------------
  Catherine Cope MacMillan



   /s/ James A. Maggetti*          Director                    October 5, 1994
- -------------------------------
     James A. Maggetti



/s/ Dwight H. Murray, Jr., M.D.*   Director                    October 5, 1994
- -------------------------------
  Dwight H. Murray, Jr., M.D.


                                   Director
- -------------------------------
        Ronald A. Nelson


                                   Director
- -------------------------------
           Carl R. Otto




    /s/ David L. Payne              Chairman of the Board,     October 5, 1994
- -------------------------------     President and Chief
        David L. Payne              Executive Officer



                                    Director
- -------------------------------
       Edward B. Sylvester




By: /s/ David L. Payne
    ---------------------------
    Attorney-in-fact

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Westamerica Bancorporation:

We consent to incorporation by reference in Amendment No. 1 to the Registration Statement (No. 33-55417) on Form S-4 of Westamerica Bancorporation of our report dated January 25, 1994 relating to the consolidated balance sheets of Westamerica Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993, annual report on Form 10-K of Westamerica Bancorporation. In addition, we consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus which is included in the Registration Statement on Form S-4.

                                       /s/  KPMG Peat Marwick LLP

San Francisco, California
October 4, 1994

              Consent of Independent Certified Public Accountants


We have issued our report dated January 14, 1994, accompanying the consolidated financial statements of PV Financial and Subsidiary, contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                       /s/  Grant Thornton

Stockton, California
September 8, 1994

                                 EXHIBIT INDEX


Note: Exhibits marked with a + are incorporated by reference to the Registrant's
      Registration Statement on Form S-4 (No. 33-52146). Each such Exhibit had the number in parentheses immediately following the description of the Exhibit herein. Exhibits marked with an * have been previously filed.




Exhibit
Number           Document Description/*/                        Page
- -------          --------------------------------------         ----
  2.1            Agreement and Plan of Reorganization
                 among the Registrant, PV Financial and
                 Pacific Valley National Bank, dated as of
                 July 25, 1994, as amended by First
                 Amendment to Agreement and Plan of
                 Reorganization, dated as of July 25, 1994,
                 among the Registrant, PV Financial and
                 Pacific Valley National Bank, and as amended
                 by Second Amendment to Agreement and Plan of
                 Reorganization, dated as of October 4, 1994,
                 among the Registrant, PV Financial and
                 Pacific Valley National Bank (included
                 as Annex A to the Proxy Statement/Prospectus
                 (without certain exhibits)).

  4.1+           Specimen of the Registrant's Common
                 Stock certificate with Rights Legend.
                 (4.1)

  4.2+           Amended and Restated Rights Agreement,
                 dated as of September 28, 1989,
                 between the Registrant and Bank of
                 America, NT&SA, as amended by the
                 Appointment and Acceptance Agreement,
                 dated as of May 25, 1992, between the
                 Registrant and Chemical Trust Company
                 of California.  (4.2)

  4.3            The Registrant and certain of its
                 consolidated subsidiaries have outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration
                 Statement. The Registrant agrees to furnish copies of such instruments to the SEC upon request.

  5.1*           Opinion of Pillsbury Madison & Sutro.

 10.1* Restated Stock Option Agreement, dated as of July 25, 1994, between the Registrant and PV Financial (included as Annex C to the Proxy Statement/Prospectus).

 23.1            Consent of KPMG Peat Marwick LLP
                 (see Page II-6).

 23.2*           Consent of Grant Thornton.

 23.3*           Consent of Pillsbury Madison & Sutro
                 (included in Exhibit 5.1).

 23.4            Consent of Hoefer & Arnett Inc.

 24.1*           Power of Attorney.

 99.1            Form of proxy to be used in soliciting
                 shareholders of PV Financial for its
                 Special Meeting.